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                                                                    Exhibit 12.4

COMMERCIAL ACT

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                                     1962.1.20               Act No. 1000
         Amended By                  1962.12.12              Act No. 1212
         Amended By                  1984.4.10               Act No. 3724
         Amended By                  1991.5.31               Act No. 4372
         Amended By                  1991.12.31              Act No. 4470
         Amended By                  1994.12.22              Act No. 4796
         Amended By                  1995.12.29              Act No. 5053
         Amended By                  1998.12.28              Act No. 5591
         Amended By                  1999.2.5                Act No. 5809
         Amended By                  1999.12.31              Act No. 6086
         Amended By                  2001.7.24               Act No. 6488
         Amended By                  2001.12.29              Act No. 6545



                            PART I GENERAL PROVISIONS

                          CHAPTER I COMMON PROVISIONS

ARTICLE 1 (APPLICABLE RULES TO COMMERCIAL MATTERS)

         When there is no provision in this Act as to a commercial matter, the commercial customary law shall apply; and if there is no such law, the provisions of the Civil Act shall apply.


ARTICLE 2 (COMMERCIAL ACTIVITIES BY PUBLIC JURISTIC PERSONS)

         Except as otherwise provided by any Acts and subordinate statutes, this Act shall apply to commercial activities effected by a public juristic person.

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ARTICLE 3 (UNILATERAL COMMERCIAL ACTIVITIES)

         If an act of a party among the relevant parties is considered as a commercial activity, this Act shall apply to all the parties involved.


                              CHAPTER II MERCHANTS

ARTICLE 4 (MERCHANT-BY NATURE OF BUSINESS)

         A person who engages in commercial activities in his own name is called a merchant.


ARTICLE 5 (MERCHANT-BY LEGAL CONSTRUCTION)


         (1) A person who engages in a business in a merchant's way maintaining a shop or similar equipment shall be deemed to be a merchant, even if he does not engage in commercial activities.

         (2) The provisions of paragraph (1) shall also be applicable to a company even if it does not engage in commercial activities.


ARTICLE 6 (BUSINESS OF INCOMPETENT PERSON AND REGISTRATION THEREOF)

         When a minor or a quasi-incompetent person engages in any business upon the permission of his legal representative, registration thereof shall be effected.


ARTICLE 7 (INCOMPETENT PERSON AND MEMBER WITH UNLIMITED LIABILITY)


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         When a minor or quasi-incompetent person has become a member with unlimited liability of a company upon the permission of his legal representative, he shall be deemed to be a person with full capacity in respect of any act done in the capacity of such member.


ARTICLE 8 (REPRESENTATION OF BUSINESS BY LEGAL REPRESENTATIVE)


         (1) If a legal representative engages in any business on behalf of a minor, quasiincompetent or incompetent person, registration thereof shall be effected.

         (2) Any restriction upon the authority of legal representative shall not be effective against a third person acting in good faith.


ARTICLE 9 (PETTY MERCHANTS)

         The provisions relating to manager, trade names, trade books, and commercial registrations shall not apply to petty merchants.


            CHAPTER III TRADE EMPLOYEES

ARTICLE 10 (APPOINTMENT OF MANAGER)

         A merchant may appoint a manager and have him carry out business either at the principal office or at a branch office.


ARTICLE 11 (AGENCY AUTHORITY OF MANAGER)


         (1) A manager may perform all judicial and extra-judicial acts relating to his business on behalf of the proprietor of the business.


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         (2) A manager may appoint and dismiss shop clerk and other employees who are not managers.

         (3) Any restriction upon the authority of a manager shall not be effective against a third person acting in good faith.


ARTICLE 12 (CO-MANAGER)


         (1) A merchant may cause several managers to exercise the agency of authority on a joint basis.

         (2) In the case mentioned in the preceding paragraph, any declaration of intention made to any one of the managers shall be effective as to the proprietor of the business.


ARTICLE 13 (REGISTRATION OF MANAGER)

         The appointment of a manager and the extinguishment of his agency of authority shall be registered by the merchant at the place either of the principal office or of the branch office for which he has been appointed. The same shall apply to matters as provided for in paragraph
         (1) of the preceding Article, and to any alteration thereof.


ARTICLE 14 (APPARENT MANAGER)


         (1) An employee who has been given a title of a head of business of the principal office or of a branch office or such other person as has similar title shall be deemed to have the same authority as that of a manager of the principal office or of a branch office. This shall not, however, apply in respect of judicial acts.


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         (2) The provisions of the preceding paragraph shall not apply in cases where the other party has acted in bad faith.


ARTICLE 15 (EMPLOYEE INVESTED WITH PARTIAL COMPREHENSIVE AGENCY AUTHORITY)


         (1) An employee who has been entrusted with certain branches of business or specified matters relating to business may effect all acts other than judicial acts.

         (2) The provisions of Article 11 (3) shall apply mutatis mutandis to the case mentioned in the preceding paragraph.


ARTICLE 16 (EMPLOYEE OF SHOP WHICH SELLS GOODS)


         (1) An employee of a shop which sells goods shall be deemed to have all the power in regard to the sale of goods.

         (2) The provisions of Article 14 (2) shall apply mutatis mutandis to the case mentioned in the preceding paragraph.


ARTICLE 17 (DUTIES OF TRADE EMPLOYEE)


         (1) Without the allowance of the proprietor of the business, a trade employee shall neither effect any transaction falling within the class of the proprietor's business on his account or on that of a third person nor shall he become a member with unlimited liability, nor a director of a company, nor a employee of another merchant.

         (2) In the case that a trade employee has effected a transaction in contravention of the provisions of the preceding paragraph, and such transaction has been effected on his account, the proprietor of the business may regard such a


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         transaction as effected on his own account, and if it has been effected for the account of a third person, the proprietor may request the employee to transfer the profit accrued from such transaction to himself.

         (3) The provisions of the preceding paragraph shall not affect the termination of a contract by the proprietor against an employee or the proprietor's claims for damages against a trade employee.

         (4) The right mentioned in paragraph (2) shall become extinct after two weeks from the time when the proprietor has become aware of such transaction or after one year has elapsed from the time when the transaction has been effected.


                             CHAPTER IV TRADE NAMES

ARTICLE 18 (FREE CHOICE OF TRADE NAME)

         A merchant may use his full name or any other denomination as his trade name.


ARTICLE 19 (TRADE NAME OF COMPANY)

         The word "partnership company", "limited partnership company", "stock company" or "limited liability company" shall be contained in the trade name of a company according to its nature.


ARTICLE 20 (BAN ON ILLEGAL USE OF TRADE NAME OF COMPANY)

         No person other than a company may use, in the trade name, any word which is suggestive of a company. This shall apply even in cases where the business of a company has been acquired by transfer.


ARTICLE 21 (UNITARY TRADE NAME)

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         (1) A single trade name shall be used in the same business.

         (2) A trade name of a branch office shall expressly show its dependent relationship to the principal office.


ARTICLE 22 (EFFECT OF REGISTRATION OF TRADE NAME)

         No trade name which has been registered by another person shall be registered as a trade name of the same kind of business in the same Seoul Special Metropolitan City, Metropolitan City, and Shi/Kun. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 4796, Dec. 22, 1994;
         Act No. 5053, Dec. 29, 1995)


ARTICLE 22-2 (PROVISIONAL REGISTRATION OF TRADE NAME)


         (1) If any person intends to establish a stock or limited liability company, he may apply for a provisional registration of the trade name to the registry having the jurisdiction over the place of its principal office.

         (2) If a company intends to change either or both of its trade name or/and purpose, it may apply for a provisional registration of its trade name to the registry having the jurisdiction over the place of its principal office.

         (3) If a company intends to move its principal office, it may apply for a provisional registration of its trade name to the registry having the jurisdiction over the place to which it is to move.

         (4) In application of Article 22, the provisional registration of the trade name shall be deemed to be as registration of the trade name.

         (5) In making a provisional registration of the trade name, the period up to the time the real registration is made, deposit and recovery of the deposit money,


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         cancellation of the provisional registration, and other necessary procedures shall be determined by the Supreme Court Regulations. [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 23 (PROHIBITION OF USE OF TRADE NAME WHICH IS LIKELY TO MISCONCEIVE OWNERSHIP OF BUSINESS)


         (1) No person shall, for unfair purpose, use any trade name which is likely to induce others to believe that it represents the business of another person.

         (2) In a case where a person has used such a misrepresenting trade name in contravention of the provisions of paragraph (1), any person whose interest is likely to be thereby harmed or any person who has registered his trade name may demand cessation of its use.

         (3) The provisions of paragraph (2) shall not prejudice any claim for damages.

         (4) Any person who uses the registered trade name of another person in the same Seoul Special Metropolitan City, Metropolitan City, and Shi/Kun, in respect of the same kind of business shall be presumed to have done so for unfair purpose. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 4796, Dec. 22, 1994; Act No. 5053, Dec. 29, 1995)


ARTICLE 24 (LIABILITY OF PERSON WHO HAS LENT HIS NAME)

         A person, who has allowed another person to carry on business using his name or trade name, shall be liable jointly and severally with such other person to effect performance in respect of any obligation arising from a transaction in favor of a third person who has effected such transaction in the belief that such other person was the proprietor of the business.


ARTICLE 25 (TRANSFER OF TRADE NAME)

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         (1) A trade name may be transferred only in cases where business is discontinued or it is transferred together with the business.

         (2) Transfer of a trade name shall not be effective as to third persons unless it has been registered.


ARTICLE 26 (EFFECT OF FAILURE TO USE TRADE NAME)

         If a person who has registered his trade name has failed to use it for a period of two years without any justifiable reason, he shall be deemed to have abolished trade name.


ARTICLE 27 (APPLICATION FOR CANCELLATION OF REGISTRATION OF TRADE NAME)

         If a trade name has been altered or abolished, and the person who has registered such trade name has failed to register such alteration or abolition within two weeks, any person interested may apply to the court for the cancellation of such registration.


ARTICLE 28 (PENALTIES FOR ILLEGAL USE OF TRADE NAME)

         Any person who has violated Articles 20 and 23 (1) shall be punished for a fine for negligence not exceeding two million won. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)


                              CHAPTER V TRADE BOOKS

ARTICLE 29 (KINDS OF AND PRINCIPLES TO MAKE TRADE BOOKS)

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         (1) In order to make clear the situation of property, profit and loss in the business, the merchant shall prepare an account book and balance sheet.

         (2) Except as otherwise provided by this Act, the trade books shall be made in accordance with the generally fair and proper accounting practices.
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 30 (METHOD TO MAKE TRADE BOOKS)


         (1) In an account book, there shall be entered transactions and other particulars having effect on property in business.

         (2) A merchant shall, at the time of commencement of his business and thereafter at a fixed time, at least once a year, prepare a balance sheet based on the account books and those who prepared it should write his name and affix his seal or sign thereon, and a company shall prepare such a balance sheet in the same manner as a merchant at the time of its formation and at the end of each period for the settlement of accounts. (Amended by Act No. 5053, Dec. 29, 1995)
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 31 (PRINCIPLES FOR VALUATION OF ASSETS)

         Assets to be entered in an account book shall be valued as follows:

         1.The current assets shall be valued on the basis of the acquisition cost, manufacturing cost or current price: Provided, That if the current price is remarkably lower than the acquisition cost or manufacturing cost, the valuation shall be made according to the current price; and

         2.The fixed assets shall be valued on the basis of the acquisition cost or manufacturing cost, less a reasonable depreciation, but when any unexpected


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         diminution has occurred, a reasonable reduction shall be made.
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 32 (PRODUCTION OF TRADE BOOKS)

         The court may, on application or by its own initiative, order a party to an action to produce his trade books or any part thereof.


ARTICLE 33 (PRESERVATION OF TRADE BOOKS, ETC.)


         (1) Every merchant shall preserve his trade books, and all important documents relating to his business, for a period of ten years:
         Provided, That the slips or similar documents shall be kept for five years. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) The period mentioned in the preceding paragraph shall be computed in the case of trade books as from the time at which the book has been closed.

         (3) The books and documents as referred to in paragraph (1) may be preserved by means of the microfilms and other data processing systems. (Newly Inserted by Act No. 5053, Dec. 29, 1995)

         (4) In case where the books and documents are preserved under paragraph
         (3), the method of preservation and other necessary matters shall be determined by the Presidential Decree. (Newly Inserted by Act No. 5053, Dec. 29, 1995)


                       CHAPTER VI COMMERCIAL REGISTRATION

ARTICLE 34 (GENERAL RULES)

         Matters as required to be registered under this Act shall, on the application of

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         the party concerned, be entered in the commercial register maintained by the court having jurisdiction over the place of business office.


ARTICLE 34-2 (COMMERCIAL REGISTRATION BY DATA PROCESSING SYSTEM)


         (1) The affairs concerning the commercial registration may be carried out wholly or partially by the data processing system.

         (2) The procedures of the commercial registration affairs as referred to in paragraph (1) shall be determined by the Supreme Court Regulations.
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 35 (REGISTRATION AT PLACE OF BRANCH OFFICE)

         Matters as required to be registered at the place of the principal office shall, except as otherwise provided in this Act, be registered also at the place of each branch office.


ARTICLE 36
         Deleted. (by Act No. 5053, Dec. 29, 1995)


ARTICLE 37 (EFFECT OF REGISTRATION)


         (1) Matters as required to be registered shall not be effective as to any third person acting in good faith without registering them.

         (2) Even after the registration is made, if the third person fails to know it for any justifiable reason, the provisions of paragraph (1) shall be applicable.
         [This Article Wholly Amended by Act No. 5053, Dec. 29, 1995]

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ARTICLE 38 (EFFECT OF REGISTRATION AT LOCATION OF BRANCH OFFICE)

         In case where matters required to be registered at the place of a branch office have not been registered, the provisions of the preceding Article shall apply only to transactions at such branch office.


ARTICLE 39 (FALSE REGISTRATION)

         A person who has either intentionally or negligently registered any matters which are different from the truth shall assert the difference of such matters to a third person acting in good faith.


ARTICLE 40 (REGISTRATION OF CHANGES OR EXTINGUISHMENT)

         If any change has occurred to any of the matters registered, or if any of such matters have been extinguished, the party concerned shall effect registration of such change or extinguishment without delay.


                        CHAPTER VII TRANSFER OF BUSINESS

ARTICLE 41 (PROHIBITION OF COMPETITIVE BUSINESS OF TRANSFEROR)


         (1) When a person has transferred his business, he shall neither, for a period of ten years, carry on the same kind of business in the same Seoul Special Metropolitan City, Metropolitan City, or Shi/Kun, nor in any adjacent Seoul Special Metropolitan City, Metropolitan City, or Shi/Kun, unless the parties have made any specific agreement. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 4796, Dec. 22, 1994; Act No.
         5053, Dec. 29, 1995)

         (2) If the transferor has made an agreement not to carry on the same kind of


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         business, such agreement shall be valid, only in the same Seoul Special
         Metropolitan City, Metropolitan City, Shi/Kun and in any adjacent Seoul Special Metropolitan City, Metropolitan City, Shi/Kun, and only for a period not exceeding twenty years. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 4796, Dec. 22, 1994; Act No. 5053, Dec. 29, 1995)


ARTICLE 42 (LIABILITY OF BUSINESS TRANSFEREE WHO CONTINUES TO USE TRADE NAME)


         (1) If the transferee of a business continues to use the trade name of the transferor, he shall also be liable to effect performance in respect of any claim of a third person arising from the business of the transferor.

         (2) The provisions of the preceding paragraph shall not apply in cases where the transferee has, without delay after the transfer of the business, effected the registration to the effect that he shall not be liable for any obligation of the transferor. The same shall apply to a third person to whom both the transferor and the transferee have, without delay after the transfer of the business, dispatched notice to the above effect and who has received such notice.


ARTICLE 43 (PERFORMANCE OF OBLIGATIONS TO BUSINESS TRANSFEREE)

         In the case mentioned in paragraph (1) of the preceding Article, a performance made to the transferee in respect of any obligation that has arisen from the business of the transferor shall be valid, in cases where the obligor effecting the performance has acted in good faith and without gross negligence.


ARTICLE 44 (LIABILITY OF BUSINESS TRANSFEREE WHO HAS MADE ADVERTISEMENT OF OBLIGATION ACCEPTANCE)

         If, in cases where the transferee does not continue to use the transferor's trade name, he has made an advertisement to the effect that he will be liable for any obligation arising from the business of the transferor, the transferee shall also

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         be liable to effect performance of such obligation.


ARTICLE 45 (DURATION OF LIABILITY OF BUSINESS TRANSFEROR)

         If the transferee is liable for any obligation of the transferor in accordance with the provisions of Article 42 (1) or of the preceding Article, the obligation of the transferor in respect of a third person cease to exist after the lapse of two years subsequent to the transfer of the business or to an advertisement.


                          PART II COMMERCIAL ACTIVITIES

                           CHAPTER I COMMON PROVISIONS

ARTICLE 46 (BASIC COMMERCIAL ACTIVITIES)

         The following activities which are effected as business are called commercial activities: Provided, That this shall not apply to such activities as are effected by persons who manufacture Articles or render services solely for the purpose of earning wages: (Amended by Act No. 5053, Dec. 29, 1995)

         1.Sales of movables, immovables, valuable instruments and any other properties;

         2.Lease of movables, immovables, valuable instruments, and any other properties;

         3.Activities relating to the manufacturing, processing, or repairing;

         4.Activities relating to the supply of electricity, electric wave, gas, or water;

         5.Acceptance of contracts to complete works or to supply service;

         6.Activities relating to publishing, printing, or photographing;

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         7.Activities relating to advertisements, communications, or information;

         8.Receiving and giving the credit, exchange, and other financial transaction;

         9.Activities utilizing facilities to accomodate visitors;

         10.Acceptance of agency for commercial transactions;

         11.Activities relating to brokerage;

         12.Activities relating to commission agency and any other intermediation;

         13.Acceptance of carriages;

         14.Acceptance of bailments;

         15.Acceptance of trusts;

         16.Mutual savings accounts and other similar act;

         17.Insurance;

         18.Activities relating to picking of minerals or soil and stone;

         19.Act concerning financial lease of machines, equipment and other property;

         20.Act concerning business by a consent to the use of trade name, trademark, etc.; and

         21.Act concerning purchase, recovery, etc. of any business claims.


ARTICLE 47 (SUBSIDIARY COMMERCIAL ACTIVITIES)

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         (1) Activities effected by a merchant for the purpose of his business shall be deemed to be commercial activities.

         (2) The activities of a merchant shall be presumed to be effected for the purpose of his business.


ARTICLE 48 (METHODS OF AGENCY)

         An activity by an agent for effecting commercial activities shall be effective for his principal, even though the agent has not disclosed the fact that he is acting on behalf of the principal: Provided, That when the other party did not know that the transaction was effected on behalf of the principal, he may demand performance to the agent.


ARTICLE 49 (MANDATE)

         A person who has received a mandate for effecting commercial activities may effect activities for which he has not received any specific mandate in so far as such activities are not contrary to the essence of the mandate.


ARTICLE 50 (CONTINUATION OF AGENCY AUTHORITY)

         The agency authority arising from a mandate for effecting commercial activities shall not be extinguished for the reason of the death of the principal.


ARTICLE 51 (BINDING FORCE OF OFFER OF CONTRACT INTER PRESENTES)

         An offer to enter into a contract made inter presentes, shall lapse, if not immediately accepted by the offeree.


ARTICLE 52 (BINDING FORCE OF OFFER OF CONTRACT INTER ABSENTEES)

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         (1) An offer to enter into a contract in respect of which no period of acceptance has been fixed, when made inter absentees, shall lapse, if notice of its acceptance is not dispatched by the offeree within a reasonable period.

         (2) The provisions of Article 530 of the Civil Act shall apply mutatis mutandis to the case mentioned in the preceding paragraph.


ARTICLE 53 (DUTY TO DISPATCH NOTICE OF ACCEPTANCE OR REJECTION)

         When a merchant has received an offer to enter into a contract which falls within any of the branches of the business carried on by him from a person with whom he is in regular business relations, he shall dispatch notice of acceptance or rejection without delay. If he has neglected to dispatch such notice, he shall be deemed to have accepted the offer.


ARTICLE 54 (LEGAL RATE OF INTEREST IN COMMERCIAL ACTIVITIES)

         The legal rate of interest on obligations resulting from commercial activity shall be six percent per annum. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 55 (DEMAND FOR LEGAL INTEREST)


         (1) If a loan for consumption has been effected between merchants, the lender may demand the payment of legal interest thereon.

         (2) If a merchant has made substituted donation for another person, within the scope of his own business, he may demand legal interest thereon from the day on which the substituted donation was made.

ARTICLE 56 (PLACE OF PERFORMANCE OF OBLIGATION ARISING OUT OF TRANSACTION OF BRANCH OFFICE)

         If the place of performance of an obligation arising from a activity at a branch office has not been specified either by the nature of the activity or by any declaration of intention by the parties, the place of performance of any obligations other than the delivery of a specific thing shall be deemed to be the place of such branch office.


ARTICLE 57 (JOINT AND SEVERAL OBLIGATIONS OF OBLIGORS AND GUARANTORS)


         (1) If two or more persons have assumed an obligation through a transaction which is a commercial activity in respect of one or all of them, they shall be liable jointly and severally for the obligation.

         (2) In cases where there is a guarantor, if the guaranty itself is a commercial activity, or if the principal obligation has arisen out of a commercial activity, the principal obligor and the guarantor shall jointly and severally be liable for the obligation.


ARTICLE 58 (MERCANTILE LIEN)

         If a claim which has arisen from a commercial activity between merchants has become due, the obligee may, until he has obtained performance thereof, retain things or valuable instruments belonging to the obligor which have come into his possession through a commercial activity with the obligor. This shall not apply, however, in cases where there is any specific agreement between the parties.


ARTICLE 59 (ADMISSION OF FORFEITED PLEDGE)

         The provisions of Article 339 of the Civil Act shall not apply to a pledge to secure an obligation arising out of a commercial activity.

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ARTICLE 60 (DUTY TO HOLD GOODS IN CUSTODY)

         In case a merchant has received a sample or any other goods with an offer to enter into a contract which falls within any of the class of the business carried on by him, he shall, even though he has refused the offer, hold such goods in his custody at the expense of the offeror. This shall not apply, however, in cases where the value of the goods is insufficient to cover the expenses of custody, or where he might sustain damage through such custody.


ARTICLE 61 (MERCHANT RIGHT TO DEMAND REMUNERATION)

         A merchant who has performed, on behalf of another person, an act within the scope of his own business may demand a reasonable remuneration in respect of such an act.


ARTICLE 62 (LIABILITY OF MERCHANT WHO ACCEPTED DEPOSIT OF GOODS)

         A merchant who has accepted deposit of goods within the scope of his own business, even though he does not receive any remuneration thereof, shall exercise the care of a good manager.


ARTICLE 63 (BUSINESS HOURS AND PERFORMANCE OF OBLIGATION OR DEMAND THEREOF)

         Where business hours have been fixed by Acts and subordinate statutes, or customs, the performance of an obligation or a demand for such performance shall be made only during such hours.


ARTICLE 64 (EXTINCTIVE PRESCRIPTION FOR COMMERCIAL CLAIM)

         Except as otherwise provided in this Act, a claim which has arisen through a commercial activity shall be extinguished by prescription if it is not exercised within five years: Provided, That if a shorter period for prescription is provided by other Acts and subordinate statutes, such provision shall apply.


ARTICLE 65 (VALUABLE INSTRUMENTS AND MUTATIS MUTANDIS APPLICATION)

         The provisions of Articles 508 through 525 of the Civil Act shall apply to valuable instruments issued for the purpose of payment of money, things, or other valuable instruments, and further the provisions of
         Article 12 (1) and (2) of the Bills of Exchange and Promissory Notes Act shall apply mutatis mutandis to the aforesaid valuable instruments. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 66 (QUASI COMMERCIAL TRANSACTIONS)

         The provisions of this Chapter shall apply mutatis mutandis to the transactions effected by merchants under the provisions of Article 5.


                                 CHAPTER II SALE

ARTICLE 67 (RIGHTS OF SELLER FOR DEPOSIT AND AUCTION OF SUBJECT-MATTER)


         (1) If, in the case of a sale between merchants, the buyer refuses or is unable to take delivery of the subject-matter of such sale, the seller may deposit it or may sell it by auction after he has given peremptory notice to accept within a reasonable period fixed by him. In such case, he shall dispatch notice of that fact to the buyer without delay.

         (2) If, in the case mentioned in the preceding paragraph, the seller is unable to give peremptory notice to the buyer, or the subject-matter is likely to lost or injured, he may sell it by auction without giving peremptory notice.

         (3) In cases where the seller has sold the subject-matter of the sale by auction in accordance with the provisions of the preceding two paragraphs, he shall deposit the balance after deducting cost of the auction from them: Provided, That he may appropriate the whole or a part of such proceeds to the purchase price.


ARTICLE 68 (RESCISSION OF CONTRACT OF SALE AT FIXED TIME)

         In a sale between merchants, if, according to the nature of the sale or any declaration of intention of the parties, the purpose of the contract cannot be attained unless it is performed at a fixed time or within a fixed period, and one of the parties has allowed the time to elapse without performance on his part, the other party shall be deemed to have rescinded the contract unless he immediately demands performance.


ARTICLE 69 (BUYER'S DUTY TO EXAMINE SUBJECT-MATTER AND TO NOTIFY DEFECTS
           THEREIN)


         (1) In the case of a sale between merchants, the buyer shall, upon taking delivery of the subject-matter, examine it without delay, and if he discovers any defects therein or any deficiency in quantity, he shall immediately dispatch notice thereof to the seller, otherwise, he has no right to rescind the contract, to demand a reduction in the price or to claim damages thereby. The same shall apply in cases where, within six months, the buyer discovers in the subject-matter of the sale a defect which was not immediately discoverable.

         (2) The provisions of the preceding paragraph shall not apply to the seller acting in bad faith.


ARTICLE 70 (BUYER'S DUTY OF CUSTODY OR DEPOSIT OF SUBJECT-MATTER)


         (1) In the case mentioned in the preceding Article, the buyer shall, even though he has rescinded the contract, hold the subject-matter of the sale in his own custody or deposit it at the seller's expense: Provided, That if it is likely to be lost or injured, he shall, with the permission of the court, sell it by auction, and shall hold the proceeds thereof in his own custody or deposit them.

         (2) When the buyer has effected a sale by auction in accordance with the provisions of the preceding paragraph, he shall dispatch notice of the fact to the seller without delay.

         (3) If the delivery place of the goods concerned is in the same Seoul Special Metropolitan City, Metropolitan City or Shi/Kun as the business office or domicile of the seller, the provisions of paragraphs (1) and
         (2) shall not be applicable. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 71 (IDEM-CASE WHERE QUANTITY IS IN EXCESS)

         The provisions of the preceding Article shall apply mutatis mutandis to the difference or exceeded parts, if the goods delivered by the seller to the buyer are different from the subject-matter of the sale or the quantity of the goods delivered exceed that of the sale.


                           CHAPTER III MUTUAL ACCOUNT

ARTICLE 72 (DEFINITION)

         A mutual account is formed when, in cases where merchants or a merchant and a non-merchant regularly transact with each other, they agree to set off the total amounts of the claims and of the obligations arising from their transactions within a fixed period and to pay the balance thereof.


ARTICLE 73 (SPECIAL PROVISIONS CONCERNING CLAIMS AND OBLIGATIONS REPRESENTED BY COMMERCIAL PAPERS)

         In case where claims or obligations based upon a bill or any other commercial papers have been entered in the mutual account, and the obligor on such paper has failed to perform, the parties may remove the items relating to such obligations out of the mutual account.


ARTICLE 74 (PERIOD OF MUTUAL ACCOUNT)

         If the parties have not determined the period in respect of which the set-off is to be effected, such period shall be six months.


ARTICLE 75 (ACKNOWLEDGEMENT OF AND OBJECTIONS TO STATEMENT OF ACCOUNT)

         When the parties have acknowledged a statement of account containing the various items of claims and obligations, they may not thereafter raise objections regarding any such items: Provided, That this shall not apply where there is an error or omission therein.


ARTICLE 76 (LEGAL INTEREST IN REGARD TO RIGHT TO BALANCE)


         (1) In regard to the balance resulting from the set-off, the creditor may claim legal interest thereon from the day on which the account was closed.

         (2) Irrespective of the provisions of the preceding paragraph, the parties may agree to stipulate the interest on each item from the day on which it was entered in the mutual account.


ARTICLE 77 (TERMINATION)

         Each party may terminate the mutual account at any time. In such case, he may immediately close the mutual account and demand payment of the balance.

                       CHAPTER IV UNDISCLOSED ASSOCIATION

ARTICLE 78 (DEFINITION)

         An undisclosed association is formed when the parties agree that one of them shall make a contribution toward the business of the other and they shall divide any profits accruing from such business.


ARTICLE 79 (CONTRIBUTION BY UNDISCLOSED PARTNER)

         The contribution made in terms of money or property by the undisclosed partner shall be regarded as the property of the proprietor of the business.


ARTICLE 80 (RELATION BETWEEN UNDISCLOSED PARTNER AND THIRD PERSON)

         The undisclosed partner neither acquires rights nor incurs obligations with regard to the third persons through the acts of the proprietor.


ARTICLE 81 (LIABILITY FOR HAVING CONSENTED TO USE NAME OR TRADE NAME)

         If the undisclosed partner has consented to the use of his name in the trade name of the proprietor of the business, or to the use of his own trade name as that of such proprietor, he shall be jointly and severally liable with the proprietor for any obligations subsequent to such use.


ARTICLE 82 (DIVIDEND OF PROFITS AND BEARING PART OF LOSS)


         (1) If the contribution of the undisclosed partner has been diminished by losses, he may not demand any dividend of profits until such loss has been compensated.

         (2) Even if the loss has exceeded the amount of the contribution, the undisclosed partner shall not be bound to return the profits which he has taken or to increase the capital.

         (3) The provisions of the preceding two paragraphs shall not apply in cases where there is an agreement between the parties.


ARTICLE 83 (TERMINATION OF CONTRACT)


         (1) If the duration of an undisclosed association has not been fixed by the contract of association, or if it has been agreed thereby that such association shall continue to exist during the life of one of the parties, either party may terminate the contract at the end of any business year: Provided, That the termination shall be notified to the other party six months prior to the termination.

         (2) Where unavoidable reasons exist, either party may terminate the contract at any time, irrespective of whether the duration of the association has been fixed or not.


ARTICLE 84 (TERMINATION OF CONTRACT)

         A contract of undisclosed association shall be terminated by any of the following reasons:

         1.Cessation or transfer of the business;

         2.Death of, or adjudication of incompetency against, the proprietor of the business; and

         3.Bankruptcy of the proprietor of the business or of the undisclosed party.

ARTICLE 85 (EFFECT OF TERMINATION OF CONTRACT)

         Upon the termination of a contract of undisclosed association, the proprietor of the business shall return to the undisclosed partner the value of his contribution. In case, however, the contribution has been diminished by losses, only the balance need to be returned.


ARTICLE 86 (APPLICABLE PROVISIONS)

         The provisions of Articles 272, 277 and 278 shall apply mutatis mutandis to the undisclosed partner.


                           CHAPTER V COMMERCIAL AGENTS

ARTICLE 87 (DEFINITION)

         A person who makes it his business to act on behalf of a particular merchant not as an employee of any person but as agent or broker in transactions falling within the class of business carried on by principal, is called a commercial agent.


ARTICLE 88 (DUTY TO NOTIFY)

         When a commercial agent has acted as agent or broker in any transactions, he shall dispatch a notice thereof to the principal without delay.


ARTICLE 89 (PROHIBITION OF COMPETITIVE BUSINESS)


         (1) Without the permission of the principal, a commercial agent shall not effect, for his own account or for the account of a third person, any transaction which falls within the class of business performed by the principal, or become a member with unlimited liability or a director of a company whose purpose is to engage in the same kind of business of the principal.

         (2) The provisions of Article 17 (2) through (4) shall apply mutatis mutandis if a commercial agent has been in contravention of the provisions of the preceding paragraph.


ARTICLE 90 (POWER TO RECEIVE NOTICES)

         A commercial agent entrusted with the sale of goods or with the brokerage relating thereto shall be entitled to receive notice of defects in the subjectmatter of the sale or deficiencies in their quantity, and any other notice relating to the performance of the contract for sale.


ARTICLE 91 (LIEN OF COMMERCIAL AGENT)

         A commercial agent may retain things or valuable instrument which he holds in his possession on behalf of the principal, in respect of any claim which has arisen from his agency or brokerage in a transaction and which has become due, until he has obtained performance thereof:
         Provided, That this shall not apply if there is any different agreement between the parties.


ARTICLE 92 (TERMINATION OF CONTRACT)


         (1) If the parties have not fixed the duration of the contract, either of them may terminate the contract by giving notice two-month prior to it.

         (2) The provisions of Article 83 (2) shall apply mutatis mutandis to the commercial agents.

ARTICLE 92-2 (CLAIM FOR COMPENSATION BY COMMERCIAL AGENT)


         (1) If the principal obtains new customers or his business transaction has increased remarkably through his commercial agent's activities, and he gains thereby any profits even after the contract is terminated, the agent may claim a reasonable compensation to the principal, except when the contract is terminated by any reason attributable to him.

         (2) The amount of the compensation as referred to in paragraph (1) may not exceed the average yearly remuneration in respect of the period of the last five years before the contract is terminated. If the duration of the contract is less than five years, it shall be based on the average yearly remuneration for such period.

         (3) The claim for compensation as referred to in paragraph (1) shall be extinguished upon the expiration of the period of six months after the contract is terminated.
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 92-3 (DUTY OF COMMERCIAL AGENT TO KEEP TRADE SECRET)

         The commercial agent shall keep any trade secret of the principal which he has learned in connection with the contract, even after the contract is terminated. [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


                              CHAPTER VI BROKERAGE

ARTICLE 93 (DEFINITION)

         A person who makes it his business to act as intermediary in commercial activities between other persons is called a broker.

ARTICLE 94 (BROKER'S POWER TO ACCEPT PERFORMANCE ON BEHALF OF PARTIES)

         A broker may not accept, on behalf of the parties, either payment or any other performance in connection with the transaction in which he has acted as intermediary: Provided, That this shall not apply if there is any special agreement or custom.


ARTICLE 95 (DUTY TO KEEP SAMPLE)

         If a broker has received a sample in connection with an activity in which he has acted as intermediary, he shall keep it in his custody until the activity has been completed.


ARTICLE 96 (DUTY TO DELIVER CONTRACT DOCUMENTS)


         (1) When a transaction has been effected between the parties, the broker shall, without delay, prepare documents containing the name or trade name of each party, the date and a summary of such contract, and after writing his name and affixing his seal or signing thereon, shall deliver such documents to each party. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) Except in cases where performance is to be effected by the parties immediately, the broker shall, after having caused each party to write their names and affix their seals or sign on the documents mentioned in the preceding paragraph, deliver it to the other party. (Amended by Act No. 5053, Dec. 29, 1995)

         (3) If, in cases mentioned in paragraphs (1) and (2), one of the parties does not accept, write his name and affix his seal or sign on the document, the broker shall dispatch notice thereof to the other party without delay. (Amended by Act No. 5053, Dec. 29, 1995)

ARTICLE 97 (DUTY TO MAINTAIN BOOKS)


         (1) The broker shall enter in his books the particulars mentioned in the preceding Article.

         (2) Either party may at any time demand of the broker the delivery of a copy of his books in connection with the activity in which the broker has acted as intermediary for him.


ARTICLE 98 (DUTY NOT TO DISCLOSE NAME OR TRADE NAME)

         If either party has demanded the broker not to disclose his full name or his trade name to the other party, the broker shall not enter such full name or trade name in the document mentioned in Article 96 (1) and in the copy mentioned in paragraph (2) of the preceding Article which are to be delivered to the other party.


ARTICLE 99 (RESPONSIBILITY OF BROKER)

         If the broker has not disclosed voluntarily, or in accordance with the provisions of the preceding Article, the full name or trade name of one of the parties to the other party, the latter may demand the broker to perform the terms of contract.


ARTICLE 100 (RIGHT TO DEMAND REMUNERATION)


         (1) The broker shall not demand remuneration unless he has complied with the formalities prescribed in Article 96.

         (2) The broker's remuneration shall be borne by both parties in equal proportions.


                          CHAPTER VII COMMISSION AGENCY

ARTICLE 101 (DEFINITION)

         A person who makes it his business to effect sales and purchases of goods or of valuable instruments in his own name for the account of other person is called a commission agent.


ARTICLE 102 (STATUS OF COMMISSION AGENT)

         By a sale and purchase effected for his principal, the commission agent directly acquires rights and incurs obligations with regard to the other party to the transaction.


ARTICLE 103 (OWNERSHIP OF GOODS CONSIGNED)

         Goods or valuable instruments which have been received by the commission agent from his principal, or goods, valuable instruments or claims acquired through sales and purchases by the commission agent, are deemed to belong to the principal so far as the principal and the commission agent or the principal and the commission agent's creditor are concerned.


ARTICLE 104 (DUTY TO NOTIFY SALE OR PURCHASE AND TO SUBMIT STATEMENT OF ACCOUNT)

         If a commission agent has effected the sales or purchases consigned to him, he shall dispatch notice of a summary of the contract and of domicile and full name of the other partner, and he shall submit the statement of account thereof to his principal without delay.

ARTICLE 105 (LIABILITY OF COMMISSION AGENT TO SECURE PERFORMANCE)

         If the other party does not perform his obligation arising from sales or purchases which a commission agent has effected for his principal, the commission agent himself shall be liable for performance thereof:
         Provided, That this shall not apply where any special agreement or custom exists.


ARTICLE 106 (DUTY TO OBSERVE DESIGNATED PRICE)


         (1) If a commission agent has sold at a lower price or bought at a higher price than the price designated by his principal and the commission agent bears the difference, the sales or purchase shall be binding upon the principal.

         (2) When a commission agent has sold at a higher price or bought at a lower price than the price designated by his principal, the difference shall be deemed to be the profits of the principal unless otherwise agreed by the parties.


ARTICLE 107 (RIGHT TO INTERVENTION)


         (1) When a commission agent has received a commission to sell or purchase goods having the exchange quotation, he may directly become the buyer or seller. In such case, the price shall be determined by exchange quotation at the time when notice of sale or purchase was dispatched by the commission agent.

         (2) Even in the case mentioned in the preceding paragraph, the commission agent may demand remuneration from the principal.


ARTICLE 108 (EFFECT OF DAMAGE OR DEFECTS, ETC. IN CONSIGNED GOODS)

         (1) When the commission agent becomes aware of, after having taken over the subject-matter of sale through a commission agency, the fact that there is damage or defect in the goods, or there is a fear of decomposition or decay of the goods, or commercial circumstances which show decline of commodity prices, he shall without delay dispatch a notice thereof to his principal.

         (2) If, in the case of the preceding paragraph, the commission agent is unable to receive the instruction of his principal or such instruction is delayed, the commission agent may take an adequate measure for the benefit of his principal.


ARTICLE 109 (RIGHT TO PLACE GOODS IN PUBLIC DEPOSITORY OR ON AUCTION)

         The provisions of Article 67 shall apply mutatis mutandis, if, in cases where the commission agent has received a consignment to buy the goods, the principal refuses or is unable to accept delivery of goods so purchased.


ARTICLE 110 (IN CASE CONSIGNOR OF PURCHASE IS MERCHANT)

         If the principal who is a merchant consigned the purchase in connection with business, the provisions of Articles 68 through 71 shall apply mutatis mutandis to the relation between a principal and commission agent.


ARTICLE 111 (APPLICABLE PROVISIONS)

         The provisions of Article 91 shall apply mutatis mutandis to a commission agent.


ARTICLE 112 (APPLICATION OF PROVISIONS CONCERNING MANDATE)

         In addition to the provisions of this Chapter, the provisions relating to mandate shall apply to the relations between a principal and a commission agent.

ARTICLE 113 (QUASI-COMMISSION AGENT)

         The provisions of this Chapter shall apply mutatis mutandis to persons who make it their business to effect, in their own name, for the account of the other person, activities other than sales or purchases.


                         CHAPTER VIII FORWARDING AGENCY

ARTICLE 114 (DEFINITION)

         A person who makes it his business to act in his own name as intermediation for the carriage of goods is called a forwarding agent.


ARTICLE 115 (LIABILITY FOR DAMAGES)

         A forwarding agent shall not be relieved of liability for damages caused by any loss of, injury to, or delay in arrival of the goods unless he proves that neither he nor any of his employee has neglected care in connection with the receipt, delivery and custody of the goods, the selection of a carrier or a forwarding agent other than himself, and other matters relating to the carriage.


ARTICLE 116 (RIGHT TO INTERVENTION)


         (1) A forwarding agent may himself undertake the carriage, unless otherwise agreed by the parties. In such cases, the forwarding agent shall have the same rights and duties as a carrier.

         (2) When a forwarding agent has produced a land bill of lading upon demand of the principal, he shall be deemed to have undertaken the carriage of the goods for himself.

ARTICLE 117 (SUBROGATION OF SUCCESSIVE FORWARDING AGENTS)


         (1) In cases where two or more persons successively act as forwarding agents in the carriage of goods, each succeeding agent is liable to exercise the rights of his predecessors in lieu of them.

         (2) If, in the case mentioned in the preceding paragraph, a succeeding agent makes payment to his predecessor, he shall acquire the rights of such predecessor.


ARTICLE 118 (ACQUISITION OF CARRIER'S RIGHTS)

         In the case mentioned in the preceding Article, when a forwarding agent has made payment to a carrier, he shall acquire the rights of such carrier.


ARTICLE 119 (RIGHT TO DEMAND REMUNERATION)


         (1) A forwarding agent may demand remuneration immediately after he has delivered the goods to the carrier.

         (2) Where the amount of the freight has been fixed by the contract of a forwarding agency, a forwarding agent shall not demand any other remuneration unless otherwise agreed by the parties.


ARTICLE 120 (LIEN)

         A forwarding agent may retain the goods only in respect of the remuneration, freight and other substituted donations for another person or advances made for his principal in connection with such goods.

ARTICLE 121 (PRESCRIPTION FOR LIABILITY OF FORWARDING AGENT)


         (1) The liability of a forwarding agent shall be extinguished by prescription upon the lapse of one year from the day on which the consignee of the goods has received the goods.

         (2) In case the goods have been totally lost, the period mentioned in the preceding paragraph shall be computed from the date on which such goods should have been delivered. (Amended by Act No. 1212, Dec. 12,
         1962)

         (3) The provisions of the preceding two paragraphs shall not apply as to the cases where the forwarding agent or his employee has acted in bad faith.


ARTICLE 122 (PRESCRIPTION FOR CLAIM OF FORWARDING AGENT)

         The claim of a forwarding agent against the principal or consignee shall be extinguished by prescription if it is not exercised for one year.


ARTICLE 123 (APPLICABLE PROVISIONS)

         In addition to the provisions of this Chapter, the provisions relating to the commission agent shall apply mutatis mutandis to the forwarding agent.


ARTICLE 124 (IDEM)

         The provisions of Articles 136, 140 and 141 shall apply mutatis mutandis to the forwarding agency.


                               CHAPTER IX CARRIAGE

ARTICLE 125 (DEFINITION)

         For the purpose of this Act, "carrier" means a person who makes it his business to carry goods or passengers by land or on lakes and rivers, and in ports and bays.


                           SECTION 1 CARRIAGE OF GOODS

ARTICLE 126 (WAY-BILL)


         (1) The consignor shall, upon demand by the carrier, furnish him with a way-bill.

         (2) A way-bill shall contain the following particulars and the consignor shall write his name and affix his seal or sign thereon:
         (Amended by Act No. 5053, Dec. 29, 1995)

         1.The kind and weight or bulk of the goods, and the description, number and marks of the packages;

         2.The destination;

         3.The name or trade name, place of the business or domicile of the consignee and the carrier;

         4.The freight and the distinction between advance payment and payment after arrival; and

         5.The place where and the date on which the way-bill is made.


ARTICLE 127 (LIABILITY FOR FALSE ENTRY IN WAY-BILL)

         (1) In case the consignor has entered a false or inaccurate statement in a way-bill, he shall be liable for the damages arising therefrom to the carrier.

         (2) The provision of the preceding paragraph shall not apply in cases where the carrier has acted in bad faith.


ARTICLE 128 (ISSUANCE OF LAND BILL OF LADING)


         (1) The carrier shall, upon demand by the consignor, deliver to him a land bill of lading.

         (2) A land bill of lading shall contain the following particulars and the carrier shall write his name and affix his seal or sign on it:
         (Amended by Act No. 5053, Dec. 29, 1995)

         1.The particulars mentioned in subparagraphs 1 through 3 of Article 126
         (2);

         2.The name or trade name, place of business or domicile of the consignor;

         3.The freight and any other expenses relating to goods, and the distinction between advance payment or payment after arrival; and

         4.The place where and the date on which the land bill of lading is made


ARTICLE 129 (EXCHANGE ABILITY OF LAND BILL OF LADING)

         If a land bill of lading has been made, no demand for delivery of the goods shall be permitted unless the land bill of lading is exchanged with the goods.


ARTICLE 130 (LAND BILL OF LADING AS INSTRUMENT TO ORDER)

         Even in cases where a land bill of lading is an instrument to a specified person, it may be transferred by endorsement: Provided, That this shall not apply if the land bill of lading itself contains a stipulation forbidding endorsement.


ARTICLE 131 (LAND BILL OF LADING-EFFECT OF STIPULATIONS OF BILL)

         When a land bill of lading has been drawn, matters relating to the carriage shall, as between the carrier and the holder of the land bill of lading, be governed by the stipulations of the land bill of lading.


ARTICLE 132 (LAND BILL OF LADING-DISPOSITION OF GOODS)

         Where a land bill of lading has been made, disposition of the goods shall be effected only by means of using the land bill of lading.


ARTICLE 133 (LAND BILL OF LADING ACQUISITION OF RIGHTS)

         If a land bill of lading has been delivered to a person who is entitled thereby to receive the goods, such delivery shall have the same effect as delivery of the goods themselves in respect of the acquisition of rights over the goods.


ARTICLE 134 (LOSS OF GOODS AND FREIGHT)


         (1) If the whole or a part of the goods have been lost by reason for which the consignor is not liable, the carrier may not demand freight thereof. If the carrier has already received the whole or a part of such freight, he shall refund it.

         (2) If the whole or a part of the goods have been lost by reasons of their own nature or inherent defects or by the negligence of the consignor, the carrier may demand the full amount of the freight.

ARTICLE 135 (LIABILITY FOR DAMAGES)

         A carrier shall not be relieved of liability for damages which have resulted from any loss of, injury to or delay in arrival of the goods unless he proves that neither he, the forwarding agent, any of his employees nor any other person employed in respect of the carriage has neglected care in connection with the receipt, delivery, custody and carriage of the goods.


ARTICLE 136 (LIABILITY FOR VALUABLES)

         With respect to money, valuable instruments and other valuables, a carrier shall be liable for damages only if the consignor has expressly stated their description and value when entrusting him with the carriage.


ARTICLE 137 (AMOUNT OF DAMAGES)


         (1) If the goods have been lost totally or have been delayed in arrival, the amount of damages shall be determined by the price prevailing at the destination on the day on which they should have been delivered.

         (2) In case of a partial loss of or injury to the goods, the amount of damages shall be determined by the price prevailing at the destination on the day on which they have been delivered.

         (3) Where the loss of, injury to and delay in arrival of the goods have arisen from the willfulness of or gross negligence of the carrier, he shall be liable for all damages.

         (4) Any freight and other expenses, the payment of which has been obviated by any loss of or injury to the goods, shall be deducted from the amount of the damages mentioned in the preceding three paragraphs.

ARTICLE 138 (JOINT AND SEVERAL LIABILITY AND RIGHT OF INDEMNIFICATION OF SUCCESSIVE CARRIER)


         (1) If two or more persons successively participate in the carriage, they shall jointly and severally be liable for damages arising from any loss of, injury to, or delay in arrival of the goods.

         (2) Where the damages were paid by one of the carriers in accordance with the provisions of the preceding paragraph, such carrier shall have the right of indemnification against the carrier who has committed an act which was the cause of the damage.

         (3) If, in the case of the preceding paragraph, the carrier who has committed an act which was the cause of the damage cannot be ascertained, each carrier shall compensate for damages in proportion to the amount of the freight of goods: Provided, That he is not bound to bear share of the damages if he has proved that such damages have not occurred in his part of the carriage.


ARTICLE 139 (RIGHT TO DEMAND DISPOSITION OF GOODS)


         (1) The consignor, or the holder of the land bill of lading in case the land bill of lading is issued, may demand of the carrier the discontinuance of the carriage, the return of the goods or any other disposition thereof. In such case the carrier may demand payment of freight in proportion to the carriage already effected as well as of any substituted donation for another person and other expenses due to such disposition.

         (2) Deleted. (by Act No. 5053, Dec 29, 1995)


ARTICLE 140 (STATUS OF CONSIGNEE)

         (1) When the goods have arrived at the destination, the consignee shall acquire the same right as that of the consignor.

         (2) When the consignee requests the delivery of the goods after it arrives at the destination, the right of the consignee shall have the preference to that of the consignor. (Newly Inserted by Act No. 5053, Dec. 29, 1995)


ARTICLE 141 (DUTY OF CONSIGNEE)

         When the consignee has received the goods, he is obligated to pay the freight and any other expenses in respect of carriage, as well as any substituted donation for another person, to the carrier.


ARTICLE 142 (RIGHT TO DEPOSIT OR TO REFER TO AUCTION IN CASE CONSIGNEE IS
UNKNOWN)


         (1) If the consignee cannot be ascertained, the carrier may deposit the goods to the public depository.

         (2) In the case as referred to in paragraph (1), if the carrier give a peremptory notice to the consignor demanding instruction for the disposal of the goods, with a reasonable period fixed, but the consignor fails to give any instruction within such period, the carrier may sell the goods by auction. (Amended by Act No. 5053, Dec 29, 1995)

         (3) If the carrier deposits or sells by auction the goods under paragraph (1) and (2), he shall dispatch notice thereof without delay to the consignor (Amended by Act No. 5053, Dec 29, 1995)


ARTICLE 143 (IN CASE OF REFUSAL OF RECEIVING GOODS OR WHERE RECEIVING IS IMPOSSIBLE)

         (1) The provisions mentioned in the preceding Article shall apply mutatis mutandis in cases where the consignee refuses to receive the goods or he is unable to receive them.

         (2) For selling the goods by auction, the carrier shall give a peremptory notice to the consignee demanding him to receive the goods with a reasonable period fixed, before giving a peremptory notice to the consignor. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 144 (PUBLIC NOTIFICATION)


         (1) If the consignor, the holder of land bill of lading, or the consignee can not be ascertained, the carrier shall, for the benefit of the holder of the right over the goods, publicly notify, by fixing a period of six months or more, that holder of the right should assert his right within such period.

         (2) The public notification mentioned in the preceding paragraph shall be made twice or more through Gazette or daily newspaper. (Amended by Act No. 3724, Apr. 10, 1984)

         (3) If, even after the public notification under paragraphs (1) and (2) has been made by the carrier, no person asserts his right within the prescribed period, the carrier may sell the goods by auction.


ARTICLE 145 (APPLICABLE PROVISIONS)

         The provisions of Article 67 (2) and (3) shall apply mutatis mutandis to sales by auction mentioned in the preceding three Articles.


ARTICLE 146 (EXTINGUISHMENT OF CARRIER'S LIABILITY)

         (1) The liability of the carrier shall be extinguished when the consignee or the holder of a land bill of lading has received the goods without any reservation and has paid the freight and other expenses. This, however, shall not apply as to the case where there is injury to or partial loss of goods which are not immediately discoverable and the consignee dispatches notice thereof to the carrier within two weeks from the date of delivery.

         (2) The provisions mentioned in the preceding paragraph shall not apply if the carrier or his employee has acted in bad faith.

ARTICLE 147 (APPLICABLE PROVISIONS)

         The provisions of Articles 117, and 120 through 122 shall apply mutatis mutandis to the carrier.

              SECTION 2 CARRIAGE OF PASSENGERS

ARTICLE 148 (LIABILITY FOR DAMAGES SUSTAINED BY PASSENGER)

         (1) A carrier shall not be relieved of liability for damages from any injury sustained by a passenger arising from the carriage unless the carrier proves that neither he nor any of his employees has neglected care in connection with the carriage.

         (2) In determining the amount of damages, the court shall take into account the circumstances of the injured party and of his family.

ARTICLE 149 (LIABILITY FOR LUGGAGE DEPOSITED TO CARRIER)

         (1) A carrier of passengers shall, as regards any luggage deposited from a passenger, incur the same liability as that of a carrier of goods, even though he has not taken freight in respect thereto.

         (2) If the passenger does not demand delivery of his luggage within ten days from the date on which the luggage has arrived at the destination, the provisions of Article 67 shall apply mutatis mutandis: Provided, That neither a notice nor a peremptory notice need to be given to a passenger whose domicile or temporary domicile is not known.

ARTICLE 150 (LIABILITY FOR LUGGAGE NOT DEPOSITED TO CARRIER)

         A carrier shall not be liable for damages from any loss of or injury to such luggage which has not been deposited to him by a passenger if the negligence of a carrier, or of any of his employees does not exist.

            CHAPTER X PUBLIC ENTERTAINMENT BUSINESS

ARTICLE 151 (DEFINITION)

         Any person who makes it his business to make transactions by facilities to which guests come together such as a theater, hotel, restaurants, or others is called a public entertainment businessman.

ARTICLE 152 (LIABILITY OF PUBLIC ENTERTAINMENT BUSINESSMAN)

         (1) A public entertainment businessman shall not be relieved of liability for damages which have resulted from the loss of or injury to the Articles kept in his custody through bailment by the guest unless he proves that such loss or injury was caused by force majeure.

         (2) A public entertainment businessman shall be liable, even if any thing has not been bailed to him by a guest, for damages of the personal effects of a guest in the facility, if such personal effects were lost or injured due to negligence of the public entertainment businessman or any of his employees.

         (3) The public entertainment businessman shall not be relieved of the liability mentioned in the preceding two paragraphs, even if a notice is posted to the effect that the public entertainment businessman is not liable for loss of or injury to the guest's personal effects.

ARTICLE 153 (LIABILITY FOR VALUABLES)

         With respect to money, valuable instruments and other valuables, a public entertainment businessman shall not be liable for damages from any loss or injury if a guest does not expressly state the description and value of his personal effects when he bails them into such businessman.

ARTICLE 154 (PRESCRIPTION OF LIABILITY OF PUBLIC ENTERTAINMENT BUSINESSMAN)

         (1) The liabilities mentioned in the preceding two Articles shall be extinguished by prescription if six months have elapsed after the public entertainment businessman has returned the bailed articles to the guest, or personal effects has been taken back by the guests.

         (2) The period mentioned in the preceding paragraph shall be computed from the date on which the guest has left the facility, if an entire Article was lost.

         (3) The provisions of the preceding two paragraphs shall not apply as to the case a public entertainment businessman or his employee has acted in bad faith.

            CHAPTER XI WAREHOUSING

ARTICLE 155 (DEFINITION)

         A person who makes it his business to keep goods in custody in a warehouse for another person is called a warehouseman.


ARTICLE 156 (ISSUANCE OF WAREHOUSE RECEIPT)


         (1) A warehouseman shall, upon demand by the bailor, deliver a warehouse receipt to him.

         (2) A warehouse receipt shall contain the followings and a warehouseman shall write his name and affix his seal or sign thereon: (Amended by Act No. 5053, Dec. 29, 1995)

         1.The description, quality, quantity of the goods bailed, and the description, number and marks of the packages;

         2.The name or trade name, place of the business or domicile of the bailor;

         3.The place of storage;

         4.The charges for storage;

         5.The period for storage, if such has been fixed;

         6.The insured amount, the duration of insurance, the name or trade name, and place of business or domicile of the insurer, in case the goods bailed have been insured; and

         7.The place where and the date on which a warehouse receipt has been made.

ARTICLE 157 (APPLICABLE PROVISIONS)

         The provisions of Articles 129 through 133 shall apply mutatis mutandis to warehouse receipts.


ARTICLE 158 (DEMAND OF WAREHOUSE RECEIPT CONCERNING PORTION OF GOODS DIVIDED)


         (1) The holder of a warehouse receipt may return such instrument and may demand of the warehouseman to divide the goods bailed and deliver him with a warehouse receipts in respect of each portion of the goods thus divided.

         (2) The expenses relating to the division of the goods bailed and the delivery of the instruments, in accordance with the provisions of the preceding paragraph, shall be borne by the holder of the instruments.


ARTICLE 159 (PLEDGE BY WAREHOUSE RECEIPT AND TAKING PART OF GOODS OUT OF WAREHOUSE)

         If, in case the goods bailed have been pledged with a warehouse receipt, the pledgee has given his consent, the bailor may demand the return of a part of the goods bailed even prior to the time for performance of obligation. In such cases the warehouseman shall enter the description, quality and quantity of the goods thus returned in the warehouse receipt.


ARTICLE 160 (LIABILITY FOR DAMAGES)

         A warehouseman shall not be relieved of liability for damages from any loss of or injury to the goods bailed unless he proves that neither he nor any of his employees has neglected care in connection with the custody thereof.


ARTICLE 161 (RIGHT OF EXAMINATION OF GOODS BAILED, TAKING AWAY SAMPLES AND

DISPOSITION FOR PRESERVATION)

         A bailor or the holder of a warehouse receipt may, at any time during business hours, demand of the warehouseman that he be allowed to examine the goods bailed, to take away samples thereof, or to take any measures necessary for the preservation thereof.


ARTICLE 162 (RIGHT TO DEMAND STORAGE CHARGES FOR STORAGE)


         (1) A warehouseman shall not demand payment of charges for storage, or any other expenses and substituted donation for another person except at the time when the goods bailed are taken out of the warehouse:
         Provided, That he may demand such payment, even prior to the taking out of the warehouse, with the lapse of the period for storage.

         (2) In case a part of the goods is taken out, he may demand payment of charges for storage, other expenses and substituted donation for another person in proportion thereto.


ARTICLE 163 (PERIOD OF BAILMENT)


         (1) If the period of bailment has not been fixed by the parties, the warehouseman may return the goods bailed any time after six months has elapsed from the date on which he received them.

         (2) In the case mentioned in the preceding paragraph, in order to return the goods bailed, an advance notice shall be given two weeks prior to their return.


ARTICLE 164 (PERIOD OF BAILMENT-UNAVOIDABLE CIRCUMSTANCES)

         If unavoidable reasons exist, the warehouseman may return the goods bailed at any time irrespective of the provisions of the preceding Article.


ARTICLE 165 (APPLICABLE PROVISIONS)

         The provisions of Article 67 (1) and (2), shall apply mutatis mutandis in cases where the bailor or the holder of a warehouse receipt refuses the receipt of the goods bailed, or is unable to receive them.


ARTICLE 166 (PRESCRIPTION FOR LIABILITY OF WAREHOUSEMAN)


         (1) The liability of a warehouseman, which has arisen from any loss of or injury to the goods bailed, shall be extinguished by prescription after one year has elapsed from the date on which the goods have been taken out of the warehouse.

         (2) The period mentioned in the preceding paragraphs shall, in case of a total loss of the goods bailed, be computed from the date on which the warehouseman dispatches notice of such loss to the bailor and the holder of a warehouse receipt who is known to him.

         (3) The provisions mentioned in the preceding two paragraphs shall not apply in cases where a warehouseman or any of his employees has acted in bad faith.


ARTICLE 167 (PRESCRIPTION FOR CLAIM OF WAREHOUSEMAN)

         The claim of a warehouseman against the bailor or the holder of a warehouse receipt shall be extinguished by prescription unless it is exercised for one year from the date on which the goods have been taken out of the warehouse.


ARTICLE 168 (APPLICABLE PROVISIONS)

         The provisions of Articles 108 and 146 shall apply mutatis mutandis to a warehouseman. (Amended by Act No. 1212, Dec. 12, 1962)


         PART III COMPANIES

         CHAPTER I COMMON PROVISIONS

ARTICLE 169 (DEFINITION)

         The term "company" as used in this Act means an association incorporated for the purpose of engaging in commercial activities and/or any other profitmaking activities.


ARTICLE 170 (KINDS OF COMPANIES)

         Companies are categorized into four kinds, namely, partnership companies, limited partnership companies, stock companies and limited liability companies.


ARTICLE 171 (COMPANY AS JURISTIC PERSON AND DOMICILE OF COMPANY)


         (1) A company shall be a juristic person.

         (2) The domicile of a company shall be at the place of its principal office.


ARTICLE 172 (INCORPORATION OF COMPANY)

         A company shall come into existence upon the registration of its incorporation at the place of its principal office.

ARTICLE 173 (RESTRICTION ON LEGAL CAPACITY)

         A company shall not become a member with unlimited liability of another company.


ARTICLE 174 (MERGER OF COMPANIES)


         (1) A merger of companies shall be permissible.

         (2) In case where one side of the constituent companies of a merger is a stock company or a limited liability company or both sides of them are stock companies or limited liability companies, the surviving company or the newly incorporated company in consequence of the merger shall be a stock company or a limited liability company.

         (3) A company after its dissolution may be involved only in a merger whereby it is merged into an existing company and the latter company survives after merger.


ARTICLE 175 (IDEM-INCORPORATORS)


         (1) In case where a new company is to be incorporated in consequence of a merger, the execution of its articles of incorporation and the performance of any other activities relating to its incorporation shall be effected jointly by incorporators appointed by each of constituent companies.

         (2) Articles 230, 434 and 585 shall apply mutatis mutandis to the appointment under paragraph (1).


ARTICLE 176 (DISSOLUTION ORDER AGAINST COMPANY)

         (1) The court may, upon the application by an interested person or by the public prosecutor or ex officio, order that a company be dissolved, in any of the following cases:

         1.Where the company was incorporated for an illegal purpose;

         2.Where a company, without justifiable reasons, failed to commence its business within one year after its establishment or discontinued its business for a period of at least one year; or

         3.Where a director or a member managing the affairs of the company violated Acts or subordinate statutes or the articles of incorporation of the company, as a result of which it is deemed impermissible for the company to continue its existence.

         (2) In case where an application mentioned in paragraph (1) has been filed, the court may, at the request of an interested party or of the public prosecutor or ex officio, appoint an administrator or take any other necessary measures for the preservation of the company's properties, even before issuing the dissolution order.

         (3) In case where an application mentioned in paragraph (1) has been filed by an interested person, the court may, upon the request of the company, order the applicant to furnish adequate security.

         (4) In order to make the request mentioned in paragraph (3), the company shall meet the minimal showing with respect to the fact that the application was filed in bad faith.


ARTICLE 177 (STARTING POINT OF RECKONING OF REGISTRATION PERIOD)

         If any matter to be registered in accordance with this Part requires permission or authorization of government authorities, the period within which the registration should be made shall commence to run from the date of the arrival of the document of such permission or authorization.


         CHAPTER II PARTNERSHIP COMPANY

         SECTION 1 INCORPORATION

ARTICLE 178 (EXECUTION OF ARTICLES OF INCORPORATION)

         In order to incorporate a partnership company, articles of incorporation shall be executed jointly by at least two members of the company.


ARTICLE 179 (ABSOLUTE PARTICULARS TO BE ENTERED IN ARTICLES OF INCORPORATION)

         The articles of incorporation of a partnership company shall contain the following items and all members shall write their names and affix their seals or shall sign thereon: (Amended by Act No. 5053, Dec. 29,
         1995)

         1.Purposes;

         2.Trade name;

         3.Name, resident registration number and domicile of each member;

         4.Subject-matter, value, or the basis for valuation of the contribution to be made by each member;

         5.Place of the principal office; and

         6.Date of execution of the articles of incorporation.


ARTICLE 180 (REGISTRATION OF INCORPORATION)

         The registration of incorporation of a partnership company shall contain the following particulars: (Amended by Act No. 5053, Dec. 29,
         1995)

         1.Matters set forth in subparagraphs 1 through 3 and 5 of Article 179 and the place of a branch office, if any: Provided, That if a member representing the company was designated, the domicile of other members shall be excluded;

         2.Subject-matter of the contribution of each member and, in case of a contribution in kind, its value and the part already effected;

         3.Period of duration or the reasons for dissolution, if such period or such reasons were determined;

         4.Name of the member representing the company, if such member was designated; and

         5.A provision, if any, to the effect that the company are represented jointly by two or more members.


ARTICLE 181 (REGISTRATION OF ESTABLISHMENT OF BRANCH OFFICE)


         (1) If a branch office is established simultaneously with the incorporation of the company, matters set forth in Article 180 (excluding the places of other branch offices) shall be registered at the place of such branch office within two weeks after the registration of incorporation was effected. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) If a branch office is established after the incorporation of the company, the place and establishment date of such branch office shall be registered within two weeks at the place of the principal office, and the matters set forth in Article 180 (excluding the places of other branch offices) shall be registered within three weeks at the place of such branch office. (Amended by Act No. 5053, Dec. 29, 1995)

         (3) Deleted. (by Act No. 5053, Dec. 29, 1995)


ARTICLE 182 (REGISTRATION OF TRANSFER OF PRINCIPAL OFFICE AND BRANCH OFFICE)


         (1) If a company transfers its principal office, the new place and the transfer date shall be registered within two weeks at the previous place and the matters set forth in Article 180 (excluding the places of other branch offices) shall be registered within two weeks at the new place. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) If a company transfers its branch office, the new place and the transfer date shall be registered within two weeks at the place of the principal office and at the previous place of such branch office and the matters set fort in Article 180 (excluding the places of other branch offices) shall be registered within two weeks at the new place. (Amended by Act No.
         5053, Dec. 29, 1995)

         (3) Deleted. (by Act No. 5053, Dec. 29, 1995)


ARTICLE 183 (REGISTRATION OF ALTERATIONS)

         If a change occurred in any of the matters mentioned in Article 180, such alteration shall be registered within two weeks at the place of the principal office and within three weeks at the place of each branch office, respectively.


ARTICLE 183-2 (REGISTRATION OF TEMPORARY DISPOSITION, ETC. FOR BUSINESS MANAGEMENT)

         Where the employees' business management is suspended, a temporary disposition for appointing the agent for business management is made, or such temporary disposition is altered or canceled, the registration thereof shall be made at the registry in the place where the head and branch offices are located.

         [This Article Newly Inserted by Act No. 6545, Dec. 29, 2001]

ARTICLE 184 (ACTION FOR NULLIFICATION OR REVOCATION OF INCORPORATION)


         (1) The nullity of the incorporation of a company may be asserted only by a member of the company and the revocation of the incorporation of a company may be asserted only by a person who has the right to revoke the incorporation, in both cases only by means of an action to be filed within two years after the date of the incorporation.

         (2) Article 140 of the Civil Act shall apply mutatis mutandis to the revocation of the incorporation mentioned in paragraph (1).


ARTICLE 185 (ACTION FOR REVOCATION OF INCORPORATION BY CREDITORS)

         If a member has incorporated a company with the knowledge that he would thereby prejudice his creditors, the creditors may demand the revocation of the incorporation of the company by means of an action filed against the member and the company.


ARTICLE 186 (EXCLUSIVE JURISDICTION)

         The actions mentioned in Articles 184 and 185 shall be subject to the exclusive jurisdiction of the district court governing the place of the principal office of the company.


ARTICLE 187 (PUBLIC NOTICE OF FILING OF ACTION)

         If an action was filed for nullification or revocation of the incorporation of a company, the company concerned shall give public notice thereof without delay.

ARTICLE 188 (COMBINED HEARING OF ACTIONS)

         If two or more actions were filed for nullification or revocation of the incorporation of a company, the court shall hear the actions jointly.


ARTICLE 189 (CORRECTION OF DEFECTS AND DISMISSAL OF ACTION)

         The court may dismiss an action for nullification or revocation of the incorporation of a company, if the defects which were the cause for such action have been remedied in the course of the hearing and the court considers it improper to nullify or revoke the incorporation of the company in light of the present condition of the company and all other circumstances.


ARTICLE 190 (EFFECT OF JUDGMENT)

         A judgment affirming the nullification or revocation of the incorporation of a company shall be effective against any third person:
         Provided, That it shall not affect the rights and duties which have arisen between the company and its members as well as third persons before the judgment becomes final and conclusive.


ARTICLE 191 (LIABILITY OF PLAINTIFF WHO LOST)

         If the plaintiffs in an action for nullification or revocation of the incorporation of a company have lost in such action and it is found that they wilfully or by gross negligence filed such action, they shall be jointly and severally liable for damages against the company.


ARTICLE 192 (REGISTRATION OF NULLIFICATION OR REVOCATION OF INCORPORATION)

         Where a judgment affirming the nullification or revocation of the incorporation of a company has become final and conclusive, such fact shall be registered at the place of the principal office and branch offices of the company.


ARTICLE 193 (EFFECT OF JUDGMENT AFFIRMING NULLIFICATION OR REVOCATION OF INCORPORATION)


         (1) Where a judgment affirming the nullification or revocation of the incorporation of a company has become final and conclusive, the company shall be liquidated as if the company had been dissolved.

         (2) In case of paragraph (1), the court may appoint a liquidator upon the application by any member of the company and by any other interested person.


ARTICLE 194 (NULLIFICATION OR REVOCATION OF INCORPORATION AND CONTINUANCE OF COMPANY)


         (1) If a judgment affirming the nullification or revocation of the incorporation of a company has become final and conclusive and the cause of such nullification or revocation exists only with a particular member, the company may continue to exist with the unanimous consent of all the other members.

         (2) In case of paragraph (1), the member in respect of whom the cause of the nullification or revocation exists shall be deemed to have retired from the company.

         (3) The provisions of Article 229 (2) and (3) shall apply mutatis mutandis to the cases under paragraphs (1) and (2) above.


         SECTION 2 INTERNAL RELATIONSHIP OF A COMPANY

ARTICLE 195 (APPLICABLE PROVISIONS)

         Unless otherwise provided by the articles of incorporation or by this Act, the provisions concerning partnerships of the Civil Act shall apply mutatis mutandis to the internal relationship of a partnership company.


ARTICLE 196 (CONTRIBUTION OF CLAIM RIGHTS)

         A member who has transferred a claim right to the company as his contribution shall be responsible for payment of the amount of such claim, if the obligor fails to pay for such claim by the time for performance. In this case, the member shall not only pay for the interests but also shall be liable for any damages sustained thereby.


ARTICLE 197 (TRANSFER OF SHARE)

         No member shall, without the consent of all the other members, transfer all or a part of his share in the company to other persons.


ARTICLE 198 (PROHIBITION OF COMPETITIVE BUSINESS BY MEMBERS)


         (1) No member shall, without the consent of all the other members, effect for his own account or for the account of a third person any transaction which falls within the class of business carried on by the company or become a member with unlimited liability or a director of another company whose business purpose is the same kind of business as the company.

         (2) In case where any member has effected a transaction violating paragraph (1), the company may regard such transaction as effected for the account of the company if such transaction was effected for that member's own account, and the company may demand that member to transfer any profit accrued therefrom if such transaction was effected for the account of a third person. (Amended by Act No. 1212, Dec. 12,
         1962)

         (3) Paragraph (2) shall not affect any claim for damages by the company against the member concerned.

         (4) The claim rights mentioned in paragraphs (2) and (3) shall be exercised by a resolution adopted by affirmative votes of a majority of other members of the company and shall lapse by the passage of two weeks from the day on which any one of other members has become aware of such transaction or by the passage of one year from the day on which such transaction was effected.


ARTICLE 199 (SELF-TRANSACTIONS OF MEMBERS)

         A member may effect a transaction with the company for his own account or for the account of a third person only if a resolution approving such has been adopted by affirmative votes of a majority of other members of the company. In this case, Article 124 of the Civil Act shall not apply.


ARTICLE 200 (RIGHT AND DUTY OF MANAGEMENT OF AFFAIRS)


         (1) Unless otherwise provided by the articles of incorporation, each member has the right and duty to manage the affairs of the company.

         (2) If other members raise an objection in respect to a management of affairs by respective member, that member shall immediately cease such act and follow a decision of a majority of all the members.


ARTICLE 200-2 (AUTHORITY OF AGENT FOR BUSINESS MANAGEMENT)


         (1) An agent for business management under Article 183-2 shall, unless otherwise stipulated in the temporary disposition order, not perform any act which does not fall under regular businesses of a corporation:
         Provided, That
         the same shall not apply to the case where a permit has been obtained from the court.

         (2) Where an agent for business management has committed an act in contravention of the provisions of paragraph (1), the company shall be responsible for bona fide third person.
         [This Article Newly Inserted by Act No. 6545, Dec. 29, 2001]


ARTICLE 201 (MANAGING MEMBERS)


         (1) If one or more members are designated by the articles of incorporation as managing members, those members shall have the right and duty to manage the affairs of a company.

         (2) If other managing members raise an objection in respect to an act of management by an managing member, that member shall immediately cease such act and follow a decision of a majority of all the managing members.


ARTICLE 202 (JOINT MANAGING MEMBERS)

         Where several members are designated by the articles of incorporation to jointly manage the affairs of the company, any act of management shall not be taken without the consent of all such joint managing members: Provided, That this shall not apply if there is a fear of delay.


ARTICLE 203 (APPOINTMENT AND REMOVAL OF MANAGER)

         Unless otherwise provided by the articles of incorporation, the appointment and dismissal of a manager shall be decided by a majority of all the members, even where managing members were designated.

ARTICLE 204 (AMENDMENT OF ARTICLES OF INCORPORATION)

         The consent of all the members shall be required in order to amend the articles of incorporation.


ARTICLE 205 (ADJUDICATION OF FORFEITURE OF POWER AGAINST MANAGING MEMBER)


         (1) If a managing member is clearly unfit for management of the company or he has breached his material duties, the court may, upon the application of a member, adjudicate the forfeiture of the power against such managing member.

         (2) When a judgment mentioned in paragraph (1) has become final and conclusive, such fact shall be registered at the place of the principal office and branch offices of the company.


ARTICLE 206 (APPLICABLE PROVISIONS)

         Article 186 shall apply mutatis mutandis to an action mentioned in
         Article 205.


         SECTION 3 EXTERNAL RELATIONSHIP OF A COMPANY

ARTICLE 207 (REPRESENTATION OF COMPANY)

         If a company has not designated managing members in charge of the management of affairs by the articles of incorporation, each of the members shall represent the company. If several executive members were designated to take charge of the management, each of them shall represent the company: Provided, That the company may specifically designate a person who shall represent the company from among such managing members, by the articles of incorporation or with the unanimous consent of all the members.


ARTICLE 208 (JOINT REPRESENTATION)


         (1) A company may, either by the articles of incorporation or with the unanimous consent of all the members, provide that two or more members shall jointly represent the company.

         (2) Even in case of paragraph (1), any declaration of intention made by a third person to the company shall be effective by giving such declaration of the intention to any one of the joint representative members.


ARTICLE 209 (AUTHORITIES OF REPRESENTATIVE MEMBER)


         (1) The representative member shall be authorized to do all judicial or extra-judicial acts relating to the business of the company.

         (2) Any restriction placed on the authorities mentioned in paragraph
         (1) may not be asserted against a third person acting in good faith.


ARTICLE 210 (LIABILITY FOR DAMAGES)

         In case where the representative member has caused damages to another person by his act of the business administration of the company, the company and such representative member shall be jointly and severally liable for such damages.


ARTICLE 211 (REPRESENTATION IN LEGAL ACTIONS BETWEEN COMPANY AND MEMBERS)

         If no representative member exists in case of an action filed by a company against its member or an action filed by a member of a company against the company, a member who shall represent the company on such action shall be selected by a resolution of a majority of all the other members.


ARTICLE 212 (LIABILITY OF MEMBERS)


         (1) If the assets of a company are insufficient to fully satisfy all its obligations, all the members shall be jointly and severally liable for the performance of the obligations.

         (2) Paragraph (1) shall also apply if a compulsory execution on the company's assets has proved ineffective.

         (3) Paragraph (2) shall not apply if any member proves that the company is capable of performing its obligations and that the execution can easily be effected.


ARTICLE 213 (LIABILITY OF INCOMING MEMBER)

         A member admitted to a company after its establishment shall assume the same liability as other members with respect to the obligations of the company incurred prior to his admission.


ARTICLE 214 (DEFENSES OF MEMBERS)


         (1) In case where a claim is raised against members with respect to the company's obligations, they may oppose to the claimant by any defense which the company might have asserted.

         (2) If the company has a right of set-off, cancellation or rescission against the claimant, members may refuse performance in respect of a claim under paragraph (1).


ARTICLE 215 (LIABILITY OF MEMBER BY ESTOPPEL)

         Where a person who is not a member of a company has acted in a manner to induce others to misconceive him of a true member, he shall assume the same liability as true members against any person who has effected a transaction with the company on the basis of such misconception.


ARTICLE 216 (APPLICABLE PROVISIONS)

         Articles 205 and 206 shall apply mutatis mutandis to the representative members of a company.


         SECTION 4 RETIREMENT OF MEMBERS

ARTICLE 217 (MEMBER'S RIGHT TO RETIRE FROM COMPANY)


         (1) Where the articles of incorporation of a company do not fix the duration of the company or they provide that the company shall continue to exist during the life of a particular member, any member may retire at the end of any business year: Provided, That he shall give an advance notice six months prior to the retirement.

         (2) Where unavoidable reasons exist, any member may retire at any time.


ARTICLE 218 (REASONS FOR RETIREMENT OF MEMBERS)

         In addition to Article 217, a member shall retire from the company for any of the following reasons:

         1.Occurrence of any event specified in the articles of incorporation;

         2.Consent of all the members;

         3.Death;

         4.Incompetency;

         5.Bankruptcy; or

         6.Expulsion.


ARTICLE 219 (NOTICE OF SUCCESSION OF RIGHTS AT DEATH OF MEMBER)


         (1) Where the articles of incorporation provide that if a member dies, his successors may succeed to the deceased member's rights and duties against the company to become a member, the successors shall dispatch a notice of either succession or renunciation to the company within three months from the day on which he has become aware of the commencement of succession.

         (2) If three months have elapsed without the successors's notice mentioned in paragraph (1), the successors shall be deemed to have renounced the right to become a member.


ARTICLE 220 (ADJUDICATION OF EXPULSION)


         (1) Where any of the following reasons exists in respect of a member, the company may, by a resolution of a majority of all the other members, demand that the court adjudicate the expulsion of such member:

         1.Where such member failed to perform a duty to contribute;

         2.Where such member acted in violation of Article 198 (1);

         3.Where such member committed a dishonest act with respect to the management of the affairs or the representation of the company, or where such member managed the affairs of the company or represented the company without authority; or

         4.Where there is any other important reason.

         (2) Articles 205 (2) and 206 shall apply mutatis mutandis to the cases under paragraph (1).


ARTICLE 221 (SETTLEMENT OF ACCOUNTS BETWEEN EXPELLED MEMBER AND COMPANY)

         The settlement of accounts between the expelled member and the company shall be effected according to the status of the company's property when an action for expulsion was filed, and legal interest shall accrue therefrom.


ARTICLE 222 (REFUNDMENT OF SHARE)

         A retired member shall be entitled to refundment of his share even where his contribution was in the form of personal services or credit:
         Provided, That it shall not be the case if it is provided otherwise by the articles of incorporation.


ARTICLE 223 (SEIZURE ON SHARE)

         A seizure upon a member's share on the company shall be effective with regard to his right to demand a dividend and a refundment on the share for the future.


ARTICLE 224 (DEMAND OF RETIREMENT OF MEMBER BY CREDITOR WHO SEIZED MEMBER'S
SHARE)

         (1) A creditor who seized a member's share in the company may cause the member to retire at the end of a business year: Provided, That he shall give an advance notice to the company and the member concerned six months prior to the retirement.

         (2) The advance notice mentioned in the proviso of paragraph (1) shall lose its effect when the member concerned performs his obligations or furnishes an adequate security.


ARTICLE 225 (LIABILITY OF RETIRED MEMBER)


         (1) A retired member shall be liable, as if he continued to be a member, for the obligations of the company incurred before the registration of his retirement has been effected at the place of the principal office, for the period of two years subsequent to the above registration.

         (2) The provision of paragraph (1) shall apply mutatis mutandis to a member who has transferred his share in the company to other persons.


ARTICLE 226 (RETIRED MEMBER'S RIGHT TO DEMAND CHANGE IN CORPORATE NAME)

         In case where the name of a retired member has been used in the company's trade name, such member may demand of the company the cessation of such name.


         SECTION 5 DISSOLUTION OF COMPANY

ARTICLE 227 (REASONS FOR DISSOLUTION)

         A company shall be dissolved for any of the following reasons:

         1.Expiration of the duration of the company or occurrence of any events specified in the articles of incorporation;

         2.Consent of all the members;

         3.Where there is only one member left;

         4.Merger;

         5.Bankruptcy; or

         6.Order or judgment of the court.


ARTICLE 228 (REGISTRATION OF DISSOLUTION)

         In case of the dissolution of a company for reasons other than merger or bankruptcy, such fact shall be registered within two weeks at the place of the principal office and within three weeks at the place of each branch office, both period starting from the day on which the reason for dissolution comes into existence.


ARTICLE 229 (CONTINUANCE OF COMPANY)


         (1) In cases of subparagraphs 1 and 2 of Article 227, the company may continue to exist with the consent of all or some of the members:
         Provided, That the dissenting members shall be deemed to have retired.

         (2) In case of subparagraph 3 of Article 227, the company may continue to exist by admitting a new member.

         (3) In case of paragraphs (1) and (2), if the registration of dissolution was already effected, the continuance of existence of a company shall be registered within two weeks at the place of the principal office and within three weeks at the place of each branch office.

         (4) Article 213 shall apply mutatis mutandis to the liabilities of a incoming member pursuant to paragraph (2).


ARTICLE 230 (RESOLUTION OF MERGER)

         The consent of all the members shall be required for a merger of a company.


ARTICLE 231

         Deleted. (by Act No. 3724, Apr. 10, 1984)


ARTICLE 232 (OBJECTIONS BY CREDITORS)


         (1) Within two weeks from the date of the resolution on a merger, the company shall give to its creditors a public notice demanding the submission of an objection, if any, against the merger within a specified period of time and shall give a peremptory notice to the respective creditors known to the company. In this case, the said period shall be no less than one month. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5591, Dec. 28, 1998)

         (2) A creditor who fails to raise an objection within the period set forth in paragraph (1) shall be deemed to have approved the merger.

         (3) If a creditor has raised an objection, the company shall perform his obligations to the creditor or furnish adequate security, or entrust a property of reasonable value to a trust company to the same purpose.


ARTICLE 233 (REGISTRATION OF MERGER)

         In case of a merger, the registration of alteration by the surviving company, the registration of dissolution by the merged company and the registration of newly incorporated company in consequence of a merger shall be effected within two weeks at the place of the principal office and within three weeks at the place of each branch office.


ARTICLE 234 (TAKING EFFECT OF MERGER)

         A merger of companies shall take effect when the surviving company or the newly company incorporated in consequence of a merger has effected registration set forth in Article 233 at the place of its principal office.


ARTICLE 235 (EFFECT OF MERGER)

         The surviving company or the newly incorporated company in consequence of a merger shall succeed to the rights and duties of the merged company.


ARTICLE 236 (FILING OF ACTION FOR NULLIFICATION OF MERGER)


         (1) The nullification of a merger of companies shall be asserted only by an action, the plaintiff of which is limited to the members, liquidators, trustee in bankruptcy of respective company or by those creditors who do not approve such merger.

         (2) The action under paragraph (1) shall be filed within six months from the date of the registration under Article 233.


ARTICLE 237 (APPLICABLE PROVISIONS)

         Article 176 (3) and (4) shall apply mutatis mutandis where the creditors of a company have filed an action under Article 236.

ARTICLE 238 (REGISTRATION OF NULLIFICATION OF MERGER)

         When a judgment affirming the nullification of merger has become final and conclusive, the registration of alteration by the surviving company, the registration of restitution by the merged company and the registration of dissolution by the newly incorporated company in consequence of the merger shall be effected at the place of the principal office and each branch office.


ARTICLE 239 (FINAL JUDGMENT OF NULLIFICATION AND REVERSION OF RIGHTS AND DUTIES OF COMPANIES)


         (1) When a judgment affirming the nullification of merger has become final and conclusive, the companies which have effected a merger shall be jointly and severally liable to discharge any obligation that the surviving company or the newly incorporated company in consequence of the merger has incurred after the merger.

         (2) Any property which has been acquired after the merger by the surviving company or the newly incorporated company in consequence of the merger shall be co-owned in common by the companies which have effected the merger.

         (3) If, in case of paragraphs (2) and (3), the companies have failed to determine the proportions of assuming the liabilities or the proportions of the common ownership, the court shall, upon the application of such companies, determine those proportions, by taking into account the status of the property of each company as of the time of the merger and all other circumstances.


ARTICLE 240 (APPLICABLE PROVISIONS)

         Articles 186 through 191 shall apply mutatis mutandis to the action for nullification of merger.

ARTICLE 241 (DEMAND FOR DISSOLUTION BY MEMBERS)


         (1) Where unavoidable reasons exist, any member may apply to the court for dissolution of the company.

         (2) Articles 186 and 191 shall apply mutatis mutandis to the case under paragraph (1).


ARTICLE 242 (CHANGE OF ORGANIZATION)


         (1) With the consent of all the members a partnership company may be transformed into a limited partnership company either by making a particular member become a member with limited liability or by admitting a new member with limited liability.

         (2) paragraph (1) shall apply mutatis mutandis to the continuance of existence of a company pursuant to Article 229 (2).


ARTICLE 243 (REGISTRATION OF CHANGE OF ORGANIZATION)

         When a partnership company has been transformed into a limited partnership company, the registration of dissolution by the partnership company and the registration of incorporation by the limited partnership company shall be effected within two weeks at the place of the principal office and within three weeks at the place of each branch office.


ARTICLE 244 (LIABILITY OF PERSON WHO HAS BECOME MEMBER WITH LIMITED LIABILITY IN CONSEQUENCE OF CHANGE OF ORGANIZATION)

         A person who has been a member of a partnership company but now becomes a member with limited liability in accordance with Article 242, paragraph (1) shall not be relieved of the unlimited liability with respect to the obligations of the company which had been incurred before the registration under Article 243 was effected at the place of the principal office, for the period of two years subsequent to the said registration.


         SECTION 6 LIQUIDATION

ARTICLE 245 (COMPANY IN PROCESS OF LIQUIDATION)

         To the extent of the objectives of the liquidation, a company shall be deemed to continue to exist even after its dissolution.


ARTICLE 246 (WHERE SEVERAL SUCCESSORS OF SHARE EXIST)

         Where there are two or more successors upon the death of a member after dissolution of a company, they shall designate one person from among themselves to exercise the rights of a member in connection with the liquidation. If there is no such designation, the company's notice or peremptory notice made upon any one of the successors shall be effective upon all the successors.


ARTICLE 247 (VOLUNTARY LIQUIDATION)


         (1) The method of disposal of the properties of a dissolved company may be determined by the articles of incorporation or with the consent of all the members. In this case, an inventory and a balance sheet shall be prepared within two weeks from the day on which the reason for dissolution occurred.

         (2) Paragraph (1) shall not apply in case of the dissolution of a company pursuant to subparagraph 3 or 6 of Article 227.

         (3) Article 232 shall apply mutatis mutandis to the case under paragraph (1).

         (4) If, in case of paragraph (1), there is any person who has seized a member's share in the company, the consent of such person shall be obtained.

         (5) The company under paragraph (1) shall register the completion of liquidation within two weeks at the place of its principal office and within three weeks at the place of its branch office after the disposal of properties is completed.
         (Newly Inserted by Act No. 5053, Dec. 29, 1995)


ARTICLE 248 (VOLUNTARY LIQUIDATION AND PROTECTION OF CREDITORS)


         (1) If a company has harmed its creditors by disposing of its properties in violation of Article 247 (3), the creditors may apply to the court for the revocation of such disposal

         (2) Article 186 of this Act and the proviso of Article 406 (1), (2) and 407 of the Civil Act shall apply mutatis mutandis to the application for the revocation mentioned in paragraph (1).


ARTICLE 249 (PROTECTION OF CREDITORS WHO HAVE SEIZED SHARE)

         If a company has disposed of its properties in violation of Article 247
         (4), the creditor who has seized a member's share in the company may demand that the company pay an amount equivalent to the value of such share. In this case, Article 248 shall apply mutatis mutandis.


ARTICLE 250 (LEGAL LIQUIDATION)

         If the method of disposal of the properties of a dissolved company has not been determined pursuant to Article 247 (1), liquidation shall be carried out in accordance with Articles 251 through 265 except for the cases of a merger and a bankruptcy.


ARTICLE 251 (LIQUIDATOR)


         (1) In case of the dissolution of a company, a liquidator shall be appointed by a majority vote of all the members.

         (2) When a liquidator has not been appointed, the managing member shall become a liquidator.


ARTICLE 252 (LIQUIDATOR APPOINTED BY COURT)

         In case of the dissolution of a company pursuant to subparagraph 3 or 6 of Article 227, the court shall appoint a liquidator on the application of members, any interested person or the public prosecutor or ex officio.


ARTICLE 253 (REGISTRATION OF LIQUIDATORS)


         (1) The following particulars shall be registered within two weeks at the place of the principal office and within three weeks at the place of each branch office, which periods shall commence to run from the day of appointment of a liquidator if a liquidator has been appointed or from the day of the dissolution if the managing member has become a liquidator: (Amended by Act, No. 5053, Dec. 29, 1995)

         1.Name, resident registration number and address of the liquidator:
         Provided, That if a representative liquidator has been appointed from among several liquidators, addresses of liquidators other than the representative liquidators shall be excluded;

         2.Name of the representative liquidator if such has been appointed; and

         3.Provisions to the effect that two or more liquidators shall jointly represent the company, if so determined.

         (2) Article 183 shall apply mutatis mutandis to the registration under paragraph (1). (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 254 (DUTIES AND POWERS OF LIQUIDATORS)


         (1) A liquidator shall have the following duties:

         1.To wind up pending affairs;

         2.To collect claims and to perform obligations;

         3.To dispose of assets for realization; and

         4.To distribute surplus assets.

         (2) Where there are two or more liquidators, acts of conduct in connection with the duties of liquidation shall be determined by a resolution of a majority vote of them.

         (3) The representative liquidator is authorized to do all judicial or extrajudicial acts in connection with the duties mentioned in paragraph
         (1).

         (4) Article 93 of the Civil Act shall apply mutatis mutandis to a partnership company.


ARTICLE 255 (REPRESENTATION OF COMPANY BY LIQUIDATOR)

         (1) In case where the managing member has become a liquidator, he shall represent the company as heretofore provided.

         (2) In case the court appoints two or more liquidators, the court may designate one who is to represent the company or may decide joint representation by several of them.


ARTICLE 256 (DUTIES OF LIQUIDATOR)


         (1) A liquidator shall, without delay after his inauguration, investigate the status of the company's properties, prepare an inventory list and a balance sheet and deliver copies thereof to respective members.

         (2) A liquidator shall report on the progress of the liquidation at any time that any member requests him to do so.


ARTICLE 257 (TRANSFER OF BUSINESS)

         In case where a liquidator intends to transfer whole or part of the business of the company, a resolution of a majority vote of all the members shall be required.


ARTICLE 258 (IMPOSSIBILITY OF FULL SATISFACTION OF OBLIGATIONS AND DEMAND FOR CONTRIBUTION)


         (1) If the existing properties of a company are insufficient to fully satisfy its obligations, a liquidator may demand the members to make their contributions irrespective of the time for performance.

         (2) The amount of contribution in paragraph (1) shall be determined in proportion to the ratio of contribution by respective members.

ARTICLE 259 (PERFORMANCE OF OBLIGATIONS)


         (1) A liquidator may perform the obligations of the company which have not yet come due.

         (2) In case of paragraph (1), an obligation in respect of which no interest was stipulated, the amount of the obligation deducted by the legal interest up to the time for performance shall be paid.

         (3) Paragraph (2) shall apply mutatis mutandis to an obligation in respect of which the stipulated interest is less than the legal interest rate.

         (4) In case of paragraph (1), conditional obligations, obligations with uncertain duration and any other claims against the company whose value is uncertain shall be discharged according to the valuation of an expert appointed by the court.


ARTICLE 260 (DISTRIBUTION OF SURPLUS ASSETS)

         A liquidator shall not distribute the properties of the company to its members until all the obligations of the company have been discharged completely: Provided, That he may distribute the surplus assets after reserving the properties necessary for the discharge of such obligation in dispute.


ARTICLE 261 (REMOVAL OF LIQUIDATOR)

         A liquidator appointed by the members may be dismissed by a resolution of a majority vote of all the members.


ARTICLE 262 (IDEM)

         If a liquidator is clearly unfit for performing his duties or he has breached his material duties, the court may, upon the application of a member or any interested person, dismiss such liquidator.


ARTICLE 263 (TERMINATION OF DUTIES OF LIQUIDATOR)


         (1) When the duties of a liquidator have completed, he shall without delay prepare a statement of account and deliver a copy thereof to each member for approval.

         (2) If a member who received the statement of account in paragraph (1) has failed to raise an objection thereto within one month, he shall be deemed to have approved it: Provided, That it shall not be the case where a liquidator has committed some dishonest act.


ARTICLE 264 (REGISTRATION OF COMPLETION OF LIQUIDATION)

         Upon the completion of liquidation, a liquidator shall register such fact within two weeks at the place of the principal office and within three weeks at the place of each branch office from the day by the approval of all the members in accordance with Article 263.


ARTICLE 265 (MUTATIS MUTANDIS APPLICABLE PROVISIONS)

         Articles 183-2, 199, 200-2, 207, 208, 209 (2), 210, 382 (2), 399 and
         401 shall apply mutatis mutandis to liquidators. [This Article Wholly Amended by Act No. 6545, Dec. 29, 2001]


ARTICLE 266 (PRESERVATION OF BOOKS AND DOCUMENTS)

         (1) The books and records as well as important documents relating to the business and liquidation of a company shall be preserved for ten years after the completion of liquidation is registered at the place of the principal office: Provided, That the slips or similar documents shall be preserved for five years. (Amended by Act No. 5053, Dec. 29,
         1995)

         (2) In case of paragraph (1), the custodian and the method of preservation shall be determined by a resolution of a majority vote of all the members. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 267 (EXTINCTIVE PRESCRIPTION FOR MEMBER'S LIABILITY)


         (1) A member's liability under Article 212 shall extinguish when five years have elapsed from the day of the registration of dissolution at the place of the principal office.

         (2) Even after the lapse of the period mentioned in paragraph (1) if there remains surplus assets which have not been distributed, creditors of a company may demand the performance of obligations in respect of such surplus assets.


         CHAPTER III LIMITED PARTNERSHIP COMPANY

ARTICLE 268 (ORGANIZATION OF COMPANY)

         A limited partnership company shall be composed of members with unlimited liability and members with limited liability.


ARTICLE 269 (APPLICABLE PROVISIONS)

         Unless otherwise provided in this Chapter, the provisions governing partnership companies shall apply mutatis mutandis to limited partnership companies.


ARTICLE 270 (ABSOLUTE PARTICULARS TO BE ENTERED IN ARTICLES OF INCORPORATION)

         The articles of incorporation of a limited partnership company shall state all the particulars mentioned in Article 179 and shall additionally specify whether the liability of each member is limited or unlimited.


ARTICLE 271 (MATTERS TO BE REGISTERED)

         With respect to the registration of incorporation of a limited partnership company, it shall be registered whether each partner's responsibility is limited or not, in addition to the matters as set forth in Article 180.

         [This Article Wholly Amended by Act No. 5053, Dec. 29, 1995]


ARTICLE 272 (CONTRIBUTION BY MEMBER WITH LIMITED LIABILITY)

         Members with limited liability shall not contribute personal services or credits.


ARTICLE 273 (RIGHT AND DUTY OF MANAGEMENT OF AFFAIRS)

         Unless otherwise provided in the articles of incorporation, every member with unlimited liability shall have the right and duty to manage the affairs of the company.


ARTICLE 274 (APPOINTMENT AND DISMISSAL OF MANAGER)

         The appointment and removal of a manager shall be decided by a resolution of a majority vote of members with unlimited liability even where managing members were designated.


ARTICLE 275 (FREEDOM OF ENGAGING IN COMPETITIVE BUSINESS BY MEMBER WITH LIMITED LIABILITY)

         A member with limited liability may, without the consent of the other members, effect for his own account or for the account of a third person any transaction which falls within the class of business carried on by the company or become a member with unlimited liability or a director of another company whose business purpose is the same kind of business as the company.


ARTICLE 276 (TRANSFER OF SHARE OF MEMBER WITH LIMITED LIABILITY)

         With the consent of all the members with unlimited liability, a member with limited liability may transfer to another person the whole or a part of his share in the company. The same shall apply even where such transfer is to be accompanied by an amendment of the articles of incorporation.


ARTICLE 277 (RIGHT OF MONITORING OF MEMBER WITH LIMITED LIABILITY)


         (1) A member with limited liability may, at the end of each business year but only during business hours, inspect the account books, a balance sheet and other documents of the company and may investigate its business and the state of its property. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) Where any material reason exists, a member with limited liability may, with the permission of the court, conduct the inspection and investigation mentioned in paragraph (1) at any time.


ARTICLE 278 (PROHIBITION ON MANAGEMENT AND REPRESENTATION BY MEMBER WITH LIMITED LIABILITY)

         A member with limited liability shall neither manage the affairs of the company nor represent the company.


ARTICLE 279 (LIABILITY OF MEMBER WITH LIMITED LIABILITY)


         (1) A member with limited liability shall be liable to perform the obligations of the company to the extent of the amount of his contribution deducting the amount which has been paid already.

         (2) If any dividends were distributed notwithstanding that no profit has accrued to the company, such amount shall be added in determining the liability for performance.


ARTICLE 280 (LIABILITY IN CASE OF DECREASE IN CONTRIBUTION)

         In case where a member with limited liability reduces his contributions, he shall not be relieved of the liabilities under Articles 278 and 279 with regard to any obligation of the company which has been incurred prior to the registration of such reduction at the place of the principal office, for the period of two years after such registration has been effected.


ARTICLE 281 (LIABILITY OF MEMBER WITH UNLIMITED LIABILITY BY ESTOPPEL)


         (1) Where a member with limited liability has acted in a manner to induce others to misconceive him of a member with unlimited liability, he shall assume the same liability as a member with unlimited liability against any person who has effected a transaction with the company due to such misconception.

         (2) Paragraph (1) shall apply mutatis mutandis where a member with limited liability has acted in a manner to mislead others as to the extent of his liability.

ARTICLE 282 (LIABILITY OF MEMBER WHOSE LIABILITY HAS BEEN CHANGED)

         Article 213 shall apply mutatis mutandis where a member with limited liability has become a member with unlimited liability and Article 225 shall apply mutatis mutandis where a member with unlimited liability has become a member with limited liability.


ARTICLE 283 (DEATH OF MEMBER WITH LIMITED LIABILITY)


         (1) Upon the death of a member with limited liability, his successor shall succeed to the share of the deceased in the company and shall become a member.

         (2) Where, in case of paragraph (1), there are two or more successors, they shall appoint from among themselves one person who shall exercise the right of the member. If there is no such appointment, the company's notice or peremptory notice made upon any one of the successors shall be effective upon all the successors.


ARTICLE 284 (INCOMPETENCY OF MEMBER WITH LIMITED LIABILITY)

         A member with limited liability shall not be subject to retirement, even if he is adjudged incompetent.


ARTICLE 285 (DISSOLUTION AND CONTINUANCE OF COMPANY)


         (1) A limited partnership company shall be dissolved if either all the members with unlimited liability or all the members with limited liability have retired from the company.

         (2) The members, either with unlimited liability or with limited liability, remaining in case of paragraph (1), may, with the unanimous consent among themselves, continue the company by admitting a member with limited liability or a member with unlimited liability.

         (3) Articles 213 and 229 (3) shall apply mutatis mutandis to the cases under paragraph (2).


ARTICLE 286 (CHANGE OF ORGANIZATION)


         (1) With the consent of all the members, a limited partnership company may transform its organization to a partnership company and continue to exist.

         (2) In case where all the members with limited liability have retired from the company, the members with unlimited liability may, with the unanimous consent among themselves, transform its organization to a partnership company and continue to exist.

         (3) In cases of paragraphs (2) and (3), the registration of dissolution shall be effected by the limited partnership company, and the registration of incorporation shall be effected by the partnership company, within two weeks at the place of the principal office and within three weeks at the place of each branch office.


ARTICLE 287 (LIQUIDATOR)

         A liquidator of a limited partnership company shall be appointed by a majority vote of the members with unlimited liability. If there is no such appointment, the managing member who has been in charge of the management shall become a liquidator.

         CHAPTER IV STOCK COMPANY

         SECTION 1 INCORPORATION

ARTICLE 288 (PROMOTERS)

         In order to incorporate a stock company, the promoters shall prepare the articles of incorporation. [This Article Wholly Amended by Act No. 6488, Jul. 24, 2001]


ARTICLE 289 (PREPARATION OF ARTICLES OF INCORPORATION, ABSOLUTE PARTICULARS TO BE ENTERED THEREIN)


         (1) The promoters shall prepare the articles of incorporation and enter the following particulars therein, and each of them shall write his name and affix his seal or sign on it: (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 6488, Jul. 24, 2001)

         1.Purpose;

         2.Trade name;

         3.Total number of shares authorized to be issued;

         4.Par value per share;

         5.Number of shares to be issued at the time of incorporation;

         6.Place of principal office;

         7.Method of public notice;

         8.Name, residence registration number and address of each promoter; and

         9.Deleted. (by Act No. 3724, Apr. 10, 1984)

         (2) The number of shares to be issued at the time of incorporation shall be no less than a fourth of the total number of shares authorized to be issued by the company. (Amended by Act No. 3724, Apr. 10, 1984)

         (3) Public notices by a company shall be given by inserting them in the Gazette or in a daily newspaper in which matters relating to current events are published.


ARTICLE 290 (PARTICULARS OF ABNORMAL INCORPORATION)

         The following matters shall be effective by being stated in the articles of incorporation:

         1.Any special benefits to be received by promoters and names of such promoters;

         2.Name of the person who is to make a contribution in kind, the type quantity and value of the subject-matter of such contribution in kind and the class and number of shares to be given in consideration thereof;

         3.The class, number and value of the property which was agreed to be transferred to the company after its incorporation and the name of the transferor; and

         4.The expenses for incorporation which are to be borne by the company and the amount of promoter's compensation.


ARTICLE 291 (DETERMINATION OF MATTERS CONCERNING ISSUANCE OF SHARES AT TIME OF INCORPORATION)

         In connection with the shares to be issued at the time of incorporation, unless otherwise provided in the articles of incorporation, the following matters shall be determined with the unanimous agreement among the promoters:

         1.Class and number of shares; and

         2.If the company is to issue shares at the price higher than the par value, the number of such shares and the price.


ARTICLE 292 (AUTHENTICATION OF ARTICLES OF INCORPORATION)

         The articles of incorporation shall take effect upon the authentication by a notary public.


ARTICLE 293 (SUBSCRIPTION OF SHARES BY PROMOTERS)

         Each promoter shall subscribe for shares in writing.


ARTICLE 294

         Deleted. (by Act No. 5053, Dec. 29, 1995)


ARTICLE 295 (PAYMENT OF SUBSCRIPTION PRICE AND PERFORMANCE OF CONTRIBUTION IN KIND IN PROMOTION OF INCORPORATION)


         (1) In case where the promoters have subscribed for all of the shares to be issued at the time of incorporation, they shall without delay make full payment of the subscription price. In this case, they shall designate the bank or other financial institution at which the subscription price is to be paid and the place of payment. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) A promoter who is to make a contribution in kind shall deliver the pertinent property, without delay, on the date fixed for the payment of the subscription price, and if registration, recording or the creation or transfer of a right is required, he shall prepare completely the documents thereon and deliver them to the company.


ARTICLE 296 (APPOINTMENT OF OFFICERS IN PROMOTION OF INCORPORATION)


         (1) When the payment of subscription price and the performance of contribution in kind are completed in accordance with Article 295, the promoters shall without delay appoint the directors and auditors by a majority vote.

         (2) The promoters shall have one vote for each share which they have subscribed for.


ARTICLE 297 (PREPARATION OF MINUTES BY PROMOTERS)

         The promoters shall prepare and write their names and affix their seals or sign on the minutes of their meeting, in which the proceedings of deliberation and the results thereof shall be entered. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 298 (INVESTIGATION AND REPORTING BY DIRECTORS AND AUDITORS, AND REQUEST FOR APPOINTMENT OF INSPECTOR)


         (1) The directors and auditors shall, without delay after their appointment, investigate whether or not all matters concerning the incorporation of the company have complied with the Acts, subordinate statutes and the articles of incorporation, and report the results thereof to the promoters.

         (2) Any director and auditor who was a promoter, contributor in kind or party to a contract whereby the company is to take over a property after its incorporation shall not participate in the investigation and reporting mentioned in paragraph (1).

         (3) If all of the directors and auditors are subject to paragraph (2), the directors shall have a notary public make the investigation and reporting mentioned in paragraph (1).

         (4) In case where the articles of incorporation provide for any matter set forth in Article 290, the directors shall request the court to appoint an inspector for the purpose of conducting the investigation on such matter: Provided, That this shall not apply to the case of Article 299-2.
         [This Article Wholly Amended by Act No. 5053, Dec. 29, 1995]


ARTICLE 299 (INVESTIGATION AND REPORTING BY INSPECTOR)


         (1) The inspector shall investigate any matter set forth in Article 290 and whether or not the contribution in kind pursuant to Article 295 has been fulfilled and shall report the results thereof to the court. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) The inspector shall, without delay after he has prepared a report of investigation under paragraph (1), deliver a copy of it to each promoter.

         (3) Where any statement in the report of investigation is contrary to the true fact, the promoters may produce an explanatory note thereon to the court.


ARTICLE 299-2 (CERTIFICATION OF CONTRIBUTION IN KIND, ETC.)

         With respect to the matters set forth in subparagraphs 1 and 4 of
         Article 290 the investigation and reporting by a notary public may substitute for the investigation of the inspector mentioned in Article 299 (1) and with respect to the matters set forth in subparagraphs 2 and 3 of Article 290 and the fulfillment of contribution in kind pursuant to Article 295, the appraisal by a certified appraiser may substitute for the investigation of the inspector mentioned in Article 299 (1). In this case, the notary public or appraiser shall report on the results of the investigation or appraisal to a court. (Amended by Act No. 5591, Dec. 28, 1998)
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 300 (DISPOSITION OF ALTERATION BY COURT)


         (1) If the court has found any of the matters falling with Article 290 to be improper after examining the reports on investigation by an inspector or notary public or the results of appraisal by an appraiser and an explanatory note of the promoters, it may alter the same and notify each promoter thereof. (Amended by Act No. 5591, Dec. 28, 1998)

         (2) A promoter who disagrees to an alteration under paragraph (1) may revoke the subscription of his shares. In this case, the procedures for the incorporation may be continued through amending the articles of incorporation. (Amended by Act No. 5591, Dec. 28, 1998)

         (3) If no promoter revokes the subscription of his shares within two weeks after receiving the notification from the court, the articles of incorporation shall be deemed to have been amended in accordance with the notification. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 301 (OFFERING OF SHARES IN CASE OF SUBSCRIPTIVE INCORPORATION)

         Where the promoters do not subscribe for all the shares issued at the time of incorporation, they shall offer shares for subscription.


ARTICLE 302 (OFFER OF SHARE SUBSCRIPTION AND PARTICULARS TO BE ENTERED IN SUBSCRIPTION FORM)


         (1) A person who intends to subscribe for shares shall complete two copies of subscription form, in which the class and number of shares for which he is to subscribe and his address are stated, and shall write his name and affix his seal or shall sign thereon. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) The promoters shall prepare the subscription form, in which the following particulars shall be stated: (Amended by Act No. 1212, Dec. 12, 1962; Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)

         1.Date on which the articles of incorporation were authenticated, and the name of the notary public;

         2.Matters set forth in Articles 289 (1) and 290;

         3.Duration or reasons for dissolution of the company, if determined;

         4.Class and number of shares subscribed by promoters;

         5.Matters mentioned in Article 291;

         5-2.A provision that transfer of shares shall be subject to the approval of the board of directors, if so determined;

         6.Distribution of interest prior to the commencement of business, if so determined;

         7.Redemption of shares out of profits to be distributed to shareholders, if so determined;

         8.A statement to the effect that the subscription of shares may be cancelled if the inaugural general meeting is not closed by a fixed date;

         9.Bank and any other financial institution in charge of the payment of the subscription price and the place of payment; and

         10.Name, address and business office of a transfer agent, if any.

         (3) The proviso of Article 107 (1) of the Civil Act shall not apply to the offer of share subscription. (Amended by Act No. 1212, Dec. 12,
         1962)


ARTICLE 303 (DUTIES OF SUBSCRIBERS)

         A person who has subscribed for shares shall be responsible for the payment of the subscription price in accordance with the number of shares allotted to him by the promoters.


ARTICLE 304 (NOTICE OR PEREMPTORY NOTICE TO SUBSCRIBERS, ETC.)


         (1) Any notice or peremptory notice against a person who has subscribed for shares or who has applied for subscription for shares may be delivered to his address stated in the certificate of the share subscription or the subscription form for shares or to the address notified to the company by such person.

         (2) The notice or peremptory notice under paragraph (1) shall be deemed to have delivered at the time when it would normally have arrived.


ARTICLE 305 (PAYMENT OF SUBSCRIPTION PRICE FOR SHARES)


         (1) When all the shares to be issued at the time of incorporation have been subscribed for, the promoters shall without delay have the subscription price be paid fully by the subscribers.

         (2) The payment under paragraph (1) shall be made at the place as prescribed in the subscription form for shares.

         (3) Article 295 (2) shall apply mutatis mutandis to the cases under paragraph (1).

ARTICLE 306 (CHANGE OF DEPOSITORY, ETC. OF PAYMENT)

         The change of the depository at which the subscription price shall be paid in and of the place of payment shall be subject to approval of the court.


ARTICLE 307 (PROCEDURES FOR FORFEITURE OF SUBSCRIBER'S RIGHTS)


         (1) In case where a person who has subscribed for shares fails to make the payment in accordance with Article 305, the promoters shall fix a certain date and shall, before two weeks prior to such date, give such person a notice to the effect that such person's right shall be forfeited if he fails to make the payment by such date.

         (2) If the person who received the notice under paragraph (1) fails to perform the payment by such date, his rights shall be forfeited. In this case, the promoters may again offer such shares for subscription.

         (3) Paragraphs (2) and (3) shall not affect any claim for damages against the person concerned who has subscribed for shares.


ARTICLE 308 (INAUGURAL GENERAL MEETING)


         (1) Where the payment pursuant to Article 305 and the performance of the contribution in kind have been completed, the promoters shall without delay convene an inaugural general meeting.

         (2) Articles 363 (1) and (2), 364, 368 (3) and (4), 368-2, 369 (1), 371
         (2), 372, 373, 376 through 381 and 435 shall apply mutatis mutandis to the inaugural general meeting. (Amended by Act No. 3724, Apr. 10, 1984)


ARTICLE 309 (RESOLUTIONS AT INAUGURAL GENERAL MEETING)

         At the inaugural general meeting, resolutions shall be adopted by affirmative votes of at least two-thirds of the total votes of attending subscribers and also by affirmative votes representing a majority of the total number of shares which have been subscribed.


ARTICLE 310 (INVESTIGATION IN CASE OF ABNORMAL INCORPORATION)


         (1) If any matter set forth in Article 290 has been determined by the articles of incorporation, the promoters shall request the court for the appointment of an inspector to investigate such matters.

         (2) A written report of the inspector mentioned in paragraph (1) shall be submitted to the inaugural general meeting.

         (3) The proviso of Article 298 (4) and Article 299-2 shall apply mutatis mutandis to the investigation under paragraph (1). (Newly Inserted by Act No. 5053, Dec. 29, 1995)


ARTICLE 311 (REPORTING BY PROMOTERS)


         (1) The promoters shall report in writing on the matters relating to the incorporation of the company, at the inaugural general meeting.

         (2) The written report under paragraph (1) shall specify the following:

         1.General circumstances concerning subscription of shares and payment of subscription price; and

         2.Actual conditions regarding matters mentioned in Article 290.

ARTICLE 312 (ELECTION OF OFFICERS)

         At the inaugural general meeting, directors and auditors shall be elected.


ARTICLE 313 (INVESTIGATION AND REPORTING BY DIRECTORS AND AUDITORS)


         (1) The directors and auditors shall, without delay after their inauguration, investigate whether all matters concerning the incorporation of the company have complied with Acts, subordinate statutes and the article of incorporation and shall report the results thereof to the inaugural general meeting. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) Article 298 (2) and (3) shall apply mutatis mutandis to the investigation and reporting under paragraph (1). (Amended by Act No. 5053, Dec. 29, 1995)

         (3) Deleted. (by Act No. 5053, Dec. 29, 1995)


ARTICLE 314 (ALTERATION OF MATTERS CONCERNING ABNORMAL INCORPORATION)


         (1) If the inaugural general meeting finds any of the matters falling under Article 290 to be improper, it may alter them.

         (2) Article 300 (2) and (3) shall apply mutatis mutandis to the cases under paragraph (1).


ARTICLE 315 (CLAIM FOR DAMAGES AGAINST PROMOTERS)

         Article 314 shall not affect any claim for damages against the promoters.


ARTICLE 316 (RESOLUTIONS OF AMENDING ARTICLES OF INCORPORATION AND ABANDONING

INCORPORATION)


         (1) At the inaugural general meeting, a resolution calling for amending the Articles of incorporation or abandoning the incorporation of the company may be adopted.

         (2) A resolution under paragraph (1) may be adopted even where such matter has not been stated in the convocation notice for the meeting.


ARTICLE 317 (REGISTRATION OF INCORPORATION)


         (1) The registration of incorporation of a stock company shall be effected within two weeks from the day on which the procedures in accordance with Articles 299 and 300 have been completed in cases where the promoters subscribed for all the shares issued at the time of incorporation, and within two weeks from the day on which the inaugural general meeting has been closed or from the day on which the procedures in accordance with Article 314 has been completed in cases where the promoters have offered shares for subscription.

         (2) For the registration under paragraph (1), the following matters shall be registered: (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 6086, Dec. 31, 1999)

         1.Matters set forth in Article 289 (1) 1 through 4, 6 and 7;

         2.Total amount of the capital;

         3.Total number and class of the issued and outstanding shares and contents and number of each class of shares;

         3-2.Provision that the transfer of shares shall be subject to the approval of the board of director, if so determined;

         3-3.Provision under which stock option is granted, if so decided;

         3-4.Places of branch offices;

         4.Duration or reasons for dissolution of the company, if determined;

         5.Dividend of interest prior to the commencement of business, if so determined;

         6.Redemption of shares out of profits to be distributed to shareholders, if so determined;

         7.Matters set forth in Article 347, if convertible shares are issued;

         8.Name and residence registration number of each director and auditor;

         9.Name, residence registration number and address of the representative director;

         10.Provision that two or more representing directors shall jointly represent the company, if so determined;

         11.Trade name and the principal office of a transfer agent, if any; and

         12.Name and resident registration number of each auditor of the audit committee, if such committee has been set up.

         (3) Matters set forth in paragraph (2) 1, 4, 9 and 10 shall be registered for the registration to be made in case of establishing a new branch or transferring a branch, at the place of such newly established branch or the changed place of such transferred branch, as the case may be. (Newly Inserted by Act No. 5053, Dec. 29, 1995)

         (4) Articles 181 through 183 shall apply mutatis mutandis to the registration of a stock company.

ARTICLE 318 (CERTIFICATION AND LIABILITY BY DEPOSITORY FOR SUBSCRIPTION PRICE
            PAID IN)


         (1) A bank and other financial institution which have had the custody of the subscription price paid shall deliver the certification as to the amount of money which are in its custody on demand by a promoter or a director.

         (2) The bank and other financial institution under paragraph (1) may not assert, in respect of the amount of money duly certified to be in its custody, non-performance, in whole or in part, of such payment or any restriction upon the return of such amount against the company.


ARTICLE 319 (TRANSFER OF RIGHTS DERIVING FROM SHARE SUBSCRIPTION)

         The transfer of any right deriving from the subscription of shares shall not be effective against the company.


ARTICLE 320 (RESTRICTIONS ON ASSERTING NULLITY OR REVOCATION OF SHARE
            SUBSCRIPTION)


         (1) Once the company comes into existence, no subscriber may assert the nullity of his subscription by reason of defects in any requirement as to the subscription form for shares, nor may revoke his subscription on the ground of fraud, duress or mistake.

         (2) The same shall apply even before the company comes into existence, if the subscriber has attended, and has exercised his rights at, the inaugural general meeting.


ARTICLE 321 (PROMOTER'S WARRANTY LIABILITY FOR SUBSCRIPTION AND PAYMENT)


         (1) In case where, after the company comes into existence, any shares issued at the time of incorporation of the company are found to have not been subscribed or the subscription for certain shares has been revoked, the promoters shall be deemed to have subscribed for such shares jointly.

         (2) In case where, after the company comes into existence, shares upon which payment of the subscription price in accordance with Article 295
         (1) or 305 (1) has not been completed, the promoters shall make such payment jointly and severally.

         (3) Article 315 shall apply mutatis mutandis to the cases under paragraphs (2) and (3).


ARTICLE 322 (PROMOTER'S LIABILITY FOR DAMAGES)


         (1) If promoters have neglected to perform their duties in connection with the incorporation of the company, they shall be jointly and severally liable for damages to the company.

         (2) If promoters have failed to perform their duties wilfully or by gross negligence, they shall be jointly and severally liable for damages to third persons.


ARTICLE 323 (JOINT AND SEVERAL LIABILITY OF PROMOTERS AND OFFICERS)

         If the directors or auditors have neglected to perform their duties under Article 313 (1) and are thereby liable for damages to the company or to third persons and if the promoters are also liable therefor, the directors, auditors and promoters shall be liable for such damages jointly and severally.


ARTICLE 324 (RELEASE OF PROMOTER'S LIABILITY AND DERIVATIVE SUITS BY
            SHAREHOLDERS)

         Articles 400, and 403 through 406 shall apply mutatis mutandis to the promoters.

ARTICLE 325 (INSPECTOR'S LIABILITY FOR DAMAGE)

         If an inspector appointed by the court has failed to perform his duties wilfully or by gross negligence, he shall be liable for damages to the company or to third persons.


ARTICLE 326 (PROMOTER'S LIABILITY WHERE COMPANY FAILS TO COME INTO EXISTENCE)


         (1) If the company fails to come into existence, the promoters shall be jointly and severally liable for all acts conducted in connection with the incorporation of the company.

         (2) In case of paragraph (1), the promoters shall assume any expenditures incurred in connection with the incorporation of the company.


ARTICLE 327 (LIABILITY OF SELF-STYLED PROMOTER)

         A person who has consented to have his name and any statement indicating his participation in the incorporation of the company entered in the application form for subscription and/or in any other documents which has been issued in connection with the offering of shares for subscription shall assume the same liability as that of a promoter.


ARTICLE 328 (ACTION FOR NULLITY OF INCORPORATION)


         (1) The nullity of the incorporation of a company may be contended only by the shareholders, directors or auditors and only by means of an action which shall be filed within two years from the day on which the company comes into existence. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) Articles 186 through 193 shall apply mutatis mutandis to the action mentioned in paragraph (1).


         SECTION 2 SHARES

         SUB-SECTION 1 SHARES AND SHARE CERTIFICATES

ARTICLE 329 (FORMATION OF CAPITAL AND PAR VALUE PER SHARE)


         (1) The capital of a stock company shall be no less than fifty million won. (Newly Inserted by Act No. 3724, Apr. 10, 1984)

         (2) The capital of a stock company shall be divided into shares.

         (3) The par value per share shall be equal.

         (4) The par value per share shall be at least one hundred won. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 329-2 (SHARE SPLIT)


         (1) A company may split shares by a resolution by a general meeting of shareholders under Article 434.

         (2) In case of paragraph (1), the par value per share after the split shall not be less than the amount under Article 329 (4).

         (3) The provisions of Articles 440 through 444 shall apply mutatis mutandis to a share split under paragraph (1).
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 330 (RESTRICTIONS ON ISSUANCE OF SHARE BELOW PAR)

         Shares may not be issued at a price less than the par value: Provided, That this shall not apply to the case of Article 417. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 331 (LIABILITY OF SHAREHOLDER)

         The liability of a shareholder shall be limited to the subscription price which he has paid for his shares.


ARTICLE 332 (LIABILITY OF PERSON WHO SUBSCRIBED FOR SHARES IN FICTITIOUS NAME OR
            IN OTHER PERSON'S NAME)


         (1) A person who has subscribed for shares either in the name of a fictitious person or in the name of other person without such other person's consent shall assume the same liability as the subscriber.

         (2) A person who has subscribed for shares in the name of other person with such other person's consent shall take a joint and several liability with such other person for the payment of subscription price for shares.


ARTICLE 333 (CO-OWNERSHIP OF SHARES)


         (1) Persons who have subscribed for shares jointly shall be jointly and severally liable for the payment of the subscription price.

         (2) Where a share belongs to a co-ownership of two or more persons, they shall designate one from among themselves who is to exercise the rights of a shareholder.

         (3) Where no one is designated to exercise the rights of a shareholder, a notice or peremptory notice required to be given to the co-owners may be given to any one of them.


ARTICLE 334 (PROHIBITION OF SET-OFF BY SHAREHOLDER AGAINST COMPANY)

         A shareholder may not assert a set-off against the company as regards to payment of the subscription price for shares.


ARTICLE 335 (TRANSFERABILITY OF SHARES)


         (1) Shares shall be transferable to other persons: Provided, That the articles of incorporation may subject the transfer of shares to the requirement of an approval of the board of directors. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) The transfer of shares which is not approved by the board of directors in contravention of the proviso of paragraph (1) shall have no effect against the company. (Newly Inserted by Act No. 5053, Dec. 29, 1995)

         (3) The transfer of shares made before the issuance of share certificates shall have no effect against the company: Provided, That it shall not be the case if six months have passed since the date of the formation of the company or the date of the payment of the subscription price for new shares. (Amended by Act No. 3724, Apr. 10,
         1984)


ARTICLE 335-2 (REQUEST FOR APPROVAL OF TRANSFER)

         (1) In case where the transfer of shares requires the approval of the board of directors, the shareholder intending to transfer his shares may request in writing the company to approve the transfer, by specifying the contemplated transferee and the class and number of the shares to be transferred.

         (2) The company shall notify in writing the shareholder of whether or not it approves the transfer, within one month after the request under paragraph (1) is made.

         (3) If the company fails to notify the shareholder of its refusal within the period set forth in paragraph (2), the board of directors shall be deemed to have approved the transfer of shares.

         (4) The shareholder who received the notification of the refusal to approve the transfer as referred to in paragraph (2) may request the company to designate the alternative transferee or to purchase the shares, within twenty days after receiving the notification.
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 335-3 (REQUEST FOR DESIGNATION OF ALTERNATIVE TRANSFEREE)


         (1) If a shareholder requests the company to designate an alternative transferee, the board of directors shall designate one and notify in writing the shareholder and the designated person thereof, within two weeks after the request is made.

         (2) If the board of directors fails to notify the shareholder of the designation of the alternative transferee within the period set forth in paragraph (1), the board of directors shall be deemed to have approved the transfer of shares.
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 335-4 (CLAIM FOR SALE BY DESIGNATED TRANSFEREE)

         (1) Any person designated as the alternative transferee in accordance with Article 335-3 (1) may request in writing the shareholder who made the request for such designation to sell the shares to him within ten days after he receives the notification of such designation.

         (2) Article 335-3 (2) shall apply mutatis mutandis to the cases where the person designated as the alternative transferee fails to make the request for sale within the period set forth in paragraph (1).
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 335-5 (DETERMINATION OF SALE PRICE)


         (1) In case of Article 335-4, the sale price of the shares concerned shall be determined through a negotiation between the shareholder and the person requesting for sale. (Amended by Act No. 6488, Jul. 24,
         2001)

         (2) In case where a negotiation under paragraph (1) is not effected within 30 days from the date of receiving the request under Article 335-4 (1), the provisions of Article 374-2 (4) and (5) shall apply mutatis mutandis. (Amended by Act No. 6488, Jul. 24, 2001)
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 335-6 (APPRAISAL RIGHTS OF SHAREHOLDERS)

         Article 374-2 (2) through (5) shall apply mutatis mutandis where the shareholder requests the company to purchase the shares in accordance with Article 335-2 (4). (Amended by Act No. 6488, Jul. 24, 2001) [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 335-7 (REQUEST FOR APPROVAL BY TRANSFEREE OF SHARES)

         (1) In case where the transfer of shares is subject to the approval of the board of directors, any person who has acquired the shares may request in writing the company to approve such acquisition, by specifying the class and number of the acquired shares.

         (2) Articles 335-2 (2) through (4), and 335-3 through 335-6 shall apply mutatis mutandis to the cases under paragraph (1).
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 336 (METHOD OF TRANSFER OF SHARES)


         (1) Share certificates shall be delivered for the transfer of shares.

         (2) A possessor of a share certificate shall be presumed as a due holder thereof.
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 337 (REQUIREMENTS FOR SETTING UP OF TRANSFER OF REGISTERED SHARES
            AGAINST COMPANY)


         (1) The transfer of a registered share shall not be asserted against the company, unless the name and address of the transferee have been entered in the register of shareholders.

         (2) A company may designate a transfer agent in accordance with the articles of incorporation. In this case, if the transfer agent has entered the name and address of the transferee in the part of a set of the register of shareholders, the entry of a change of holders under paragraph (1) shall be deemed to have been duly effected. (Newly Inserted by Act No. 3724, Apr. 10, 1984)


ARTICLE 338 (PLEDGING OF REGISTERED SHARES)

         (1) In order to have a registered share pledged, the share certificate shall be delivered to the pledgee.

         (2) Without being in possession of the share certificate, a pledgee shall not assert his pledge right against third persons.


ARTICLE 339 (SUBROGATION OF PLEDGE)

         In case of redemption, consolidation, split or conversion of shares, a pledge over the original shares may be extended to the money or shares which the original shareholder is to receive in consequence thereof. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 340 (REGISTERED PLEDGE ON REGISTERED SHARES)


         (1) If, in case of a pledge created over a registered share, the company has, at the request of the pledgee, enter the name and address of the pledgee in the register of shareholders and enter his name in the share certificate, the pledgee may receive from the company the dividends of profits or interest, the distribution of surplus assets or money mentioned in Article 339, and may apply them to the discharge of claims due to him in preference to other creditors.

         (2) Article 353 (3) of the Civil Act shall apply mutatis mutandis to the cases under paragraph (1) above.

         (3) A pledgee under paragraph (1) may demand that the company deliver the share certificate of the share mentioned in Article 340.


ARTICLE 340-2 (STOCK OPTION)

         (1) The company may, under the conditions as prescribed by the articles of incorporation, grant by the resolution of the general shareholders' meeting as provided in Article 434 the option of purchasing new shares or shares it owns (hereafter referred to as "stock option") at a fixed price established in advance (hereafter referred to as "exercising price for stock option") to its directors, auditors or other employees who will, or will be able to contribute to the promotion of its incorporation and management, technological innovation, etc.: Provided, That, in case the exercising price for stock option is lower than substantial price of the stock concerned, the company may compensate for the relevant difference by cash or transfer its own shares equivalent to the relevant difference. In this case, the substantial stock price shall be appraised as of the date of exercising the stock option.

         (2) The stock option as referred to in paragraph (1) shall not be granted to the persons who fall under any of the following subparagraphs:

         1.A stockholder who holds 10/100 or more of the total outstanding shares of the company excluding the nonvoting shares;

         2.A person who actually exercises an influence over such major management matters of the company as the appointment or dismissal of directors and auditors, etc.; and

         3.Spouse and lineal ascendents or descendents of the person falling under subparagraphs 1 and 2.

         (3) The number of new shares to be issued or the company's own shares to be transferred under paragraph (1) shall not exceed 10/100 of the total outstanding shares of the company.

         (4) The exercising price for stock option as referred to in paragraph
         (1) shall be in excess of the prices falling under any of the following subparagraphs:

         1.In the case of issuing new shares, the higher amount between their substantial price as of the date of granting the stock option and their face value; and

         2.In the case of transferring the company's own shares, their substantial price as of the date of granting the stock option. [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]


ARTICLE 340-3 (GRANTING STOCK OPTION)


         (1) The following particulars shall be entered in the provisions of the articles of incorporation concerning the stock option as referred to in
         Article 340-2 (1):

         1.An intention that a stock option may be granted in specified cases;

         2.Categories and the number of shares to be issued or transferred in the case of exercising the stock option;

         3.Qualifications of a person to whom a stock option is to be granted;

         4.Exercising period of the stock option; and

         5.An intention that the granting of the stock option may be revoked by a resolution of the board of directors in specified cases.

         (2) In adopting at the general shareholders' meeting a resolution concerning the granting of stock option as referred to in Article 340-2
         (1), the following matters shall be determined:

         1.Names of the persons who are to be granted the stock option;

         2.Method of granting the stock option;

         3.Matters concerning the exercising price for stock option and an assessment thereof;

         4.Exercising period of the stock option; and

         5.Categories and the number of shares to be issued or transferred, in the case of exercising the stock option, to each of the persons to be granted the stock option.

         (3) The company shall enter into contract with the optionee who has been granted the stock option under a resolution by the general shareholders' meeting as referred to in paragraph (2), and prepare a written contract thereon within a reasonable period of time.

         (4) The company shall keep the written contract under paragraph (3) in its principal office until the expiration of exercising period of the stock option so as to ensure that the shareholders are able to peruse it during the office hours.
         [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]


ARTICLE 340-4 (EXERCISE OF STOCK OPTION)


         (1) The stock option under Article 340-2 (1) may be exercised only when the stock optionee holds office or post in the company for more than two years since the date when the matters as referred to in subparagraphs of Article 340-3 (2) are determined by a resolution of the general shareholders' meeting.

         (2) The stock option as referred to in Article 340-2 (1) shall not be transferable: Provided, That, in the case of the death of optionee entitled to exercise the stock option, his heir thereto may exercise it.

         [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]


ARTICLE 340-5 (APPLICABLE PROVISIONS)

         Article 350 (2), the latter part of Article 350 (3), Articles 351 and 516-8 (1), (3) and (4), and the former part of Article 516-9 shall apply mutatis mutandis to the case of issuing new shares upon exercising the stock option.
         [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]

ARTICLE 341 (ACQUISITION OF COMPANY'S OWN SHARES)

         A company may not acquire its own shares on its own account, except in the following cases: (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)

         1.In case of the retirement of shares;

         2.In case of the merger of companies or of the acquisition of the entire business of another company;

         3.Where it is necessary to do so for achieving the objective in the course of exercising the rights of the company;

         4.Where it is necessary to deal with the fractional shares; and

         5.In case of the exercise of appraisal rights by the shareholder.


ARTICLE 341-2 (ACQUISITION OF COMPANY'S OWN SHARES FOR GRANTING STOCK OPTION)


         (1) In the case of acquiring its own shares for the purpose of transferring them under Article 340-2 (1) or of acquiring them by transfer from outgoing directors, auditors or other employees, the company may, on its own account, acquire its own shares within the limit not exceeding 10/100 of the total outstanding shares: Provided, That the total amount for these acquisitions shall be within the limit whereby the dividends under Article 462 (1) may be paid.

         (2) In case where the company acquires its own shares as referred to in paragraph (1) for value from a shareholder who holds shares exceeding 10/100 of the total outstanding shares, a resolution under Article 434 shall be adopted by the general shareholders' meeting with respect to matters falling under any of the following subparagraphs. In this case, the company shall acquire the relevant shares within six months after the resolution by the general shareholders' meeting:

         1.Name of the shareholder intending to transfer his shares;

         2.Categories and numbers of the shares to be acquired; and

         3.Values of the shares to be acquired.

         (3) In case of acquiring its own shares pursuant to paragraph (1), the company shall dispose of the shares in a reasonable period of time.

         (4) The provision of Article 433 (2) shall apply mutatis mutandis to the general shareholders' meeting under paragraph (2).
         [This Article Newly Inserted by Act No. 6068, Dec. 31, 1999]


ARTICLE 341-3 (CREATION OF PLEDGE ON COMPANY'S OWN SHARES)

         A company may not create a pledge on its own shares in excess of a twentieth of the total number of issued and outstanding shares:
         Provided, That such ceiling shall not apply in case of subparagraphs 2 and 3 of Article 341.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 342 (DISPOSITION OF COMPANY'S OWN SHARES)

         In case of subparagraph 1 of Article 341, the company shall, without delay, proceed to the cancellation of the shares, and in the cases of subparagraphs 2 through 5 of Article 341, and the proviso of Article 341-3, it shall dispose of the shares or the pledge within a reasonable period of time. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 6068, Dec. 31, 1999)


ARTICLE 342-2 (ACQUISITION OF PARENT COMPANY'S SHARES BY SUBSIDIARY COMPANY)

         (1) In case where a company (hereafter referred to as the "parent company") holds more than 50/100 of the total issued and outstanding shares in another company (hereafter referred to as the "subsidiary company"), the subsidiary company may not acquire shares in the parent company, except in the following cases: (Amended by Act No. 6488, Jul. 24, 2001)

         1.In case of the all-inclusive exchange and all-inclusive transfer of stocks, the merger of companies or the acquisition of the entire business of another company; and

         2.Where it is necessary to do so for achieving the objective in the course of exercising the rights of the company.

         (2) In case of paragraph (1), the subsidiary company shall dispose of the shares of the parent company within six months after it has acquired them.

         (3) If a parent company and its subsidiary company in aggregate hold, or a subsidiary company by itself holds, more than 50/100 of the total issued and outstanding shares in another company, such another company shall be deemed as a subsidiary company of the parent company for the purpose of the application of this Act. (Amended by Act No. 6488, Jul. 24, 2001)
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 342-3 (ACQUISITION OF ANOTHER COMPANY'S SHARES)

         If a company acquires more than 10/100 of the total issued and outstanding shares in another company, it shall without delay notify such another company thereof.
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 343 (RETIREMENT OF SHARES)

         (1) Shares may be retired only in accordance with the provisions relating to the reduction of capital: Provided, That this shall not apply to the case of the retirement of shares effected out of profits to be distributed to shareholders in accordance with the articles of incorporation.

         (2) Articles 440 and 441 shall apply mutatis mutandis in case of the retirement of shares.


ARTICLE 343-2 (RETIREMENT OF SHARES BY RESOLUTION OF GENERAL MEETING)


         (1) A company may retire the shares after purchasing them under a resolution of the regular general meeting pursuant to Article 434, in addition to a case under Article 343.

         (2) The kind and total number of shares to be purchased, the total sum of acquired values and the available period for share purchases shall be determined by a resolution at the general meeting under paragraph
         (1).

         (3) In case of paragraph (2), the total sum of acquired values of shares to be purchased shall not exceed the amount obtained by subtracting the amount under each subparagraph of Article 462 (1) from the net assets value on the balance sheet.

         (4) In case of paragraph (2), the available period for share purchase shall not pass the closing date of the general meeting in a settlement term, which comes first after the resolution under paragraph (1).

         (5) A company shall not make the share purchase under paragraph (1) in case where it is feared that the net assets value on the balance sheet for the settlement term of relevant business year falls short of the total sum of each subparagraph of Article 462 (1).

         (6) Notwithstanding the net assets value on the balance sheet for the settlement term of relevant business year falls short of the total sum of each subparagraph of Article 462 (1), if a company retires the shares after purchasing them under paragraph (1), the directors are jointly and severally liable to indemnify the company against the relevant insufficient amount. In such case, the provisions of Article 462-3 (4) (proviso) shall apply mutatis mutandis.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 344 (DIFFERENT CLASSES OF SHARES)


         (1) A company may issue two or more classes of shares which are different in respect of their particulars as to the dividends of profits or interest or the distribution of the surplus assets.

         (2) In case of paragraph (1), the articles of incorporation shall provide for the contents and number of each class of shares and shall also provide the minimum dividend rate with respect to a class of shares having any preferential right as to the dividend of profits. (Amended by Act No. 5053, Dec. 29, 1995)

         (3) If the company issues different classes of shares, special provisions may be made from class to class with respect to the subscription for new shares, the consolidation, split, or retirement of shares or the allotment of shares in consequence of a merger or split of companies, even where no such matters have been provided in the articles of incorporation. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 345 (REDEEMABLE SHARES)


         (1) In case of Article 344, the company may provide that a class of shares, having preferential right as to a dividend may be retired out of profits.

         (2) In case of paragraph (1), the price, time and method of the redemption of shares and the number of redeemable shares shall be stated in the articles of incorporation.

ARTICLE 346 (ISSUANCE OF CONVERTIBLE SHARES)


         (1) If a company issues different classes of shares, the articles of incorporation may provide that a shareholder may demand the shares subscribed by the shareholder to be converted into shares of another class. In this case, the conditions of conversion, the period within which the conversion may be demanded, and the number and particulars as to shares to be issued in consequence of the conversion shall be prescribed.

         (2) The number of shares to be issued in consequence of the conversion shall be reserved in each class of shares under Article 344 (2) within the period mentioned in paragraph (1).


ARTICLE 347 (PROCEDURES OF ISSUANCE OF CONVERTIBLE SHARES)

         In case of Article 346 (1), the following particulars shall be stated in the subscription form for shares or the certificate of preemptive rights to new shares: (Amended by Act No. 3724, Apr. 10, 1984)

         1.A statement to the effect that the shares concerned may be converted into shares of another class;

         2.Conditions of conversion;

         3.Contents of the shares to be issued in consequence of the conversion; and

         4.Period within which the conversion may be demanded.


ARTICLE 348 (ISSUE PRICE OF SHARES TO BE ISSUED IN CONSEQUENCE OF CONVERSION)

         If shares are to be issued in consequence of the conversion, the issue price of such new shares shall be that of the shares which existed before the conversion.


ARTICLE 349 (DEMAND OF CONVERSION)


         (1) A person demanding the conversion shall submit to the company two copies of written demand form together with the share certificates.

         (2) The written demand form mentioned in paragraph (1) shall contain the class and number of shares to be converted and the date of the demand and the shareholder demanding conversion shall write his name and affix his seal or sign on it. (Amended by Act No. 5053, Dec. 29,
         1995)

         (3) Deleted. (by Act No. 5053, Dec. 29, 1995)


ARTICLE 350 (TAKING EFFECT OF CONVERSION)


         (1) Conversion of shares shall take effect at the time when it is demanded.

         (2) Any shareholder of the shares converted during the period mentioned in Article 354 (1) may not exercise the voting right to such shares at the general shareholders' meeting held during such period.

         (3) With regard to a dividend of profit or interest to the shares converted pursuant to paragraph (1), the conversion shall be deemed to have been effected at the end of the business year in which the convertsion is demanded. In this case, the articles of incorporation may provide that with respect to a dividend of profit or interest to the new shares, the conversion shall be deemed to have been effected at the end of the business year immediately before the business year in which the conversion is demanded.

         [This Article Wholly Amended by Act No. 5053, Dec. 29, 1995]

ARTICLE 351 (REGISTRATION OF CONVERSION)

         The registration for changes caused by the conversion of shares shall be made at the place of the principal office, within two weeks from the last day of the month in which the conversion is demanded.
         [This Article Wholly Amended by Act No. 5053, Dec. 29, 1995]


ARTICLE 352 (PARTICULARS TO BE ENTERED IN REGISTER OF SHAREHOLDERS)


         (1) In case where registered shares are issued, the following particulars shall be entered in the register of shareholders: (Amended by Act No. 3724, Apr. 10, 1984)

         1.Name and address of each shareholder;

         2.Class and number of shares held by each shareholders;

         2-2.The serial number of such share certificates when the share certificates have been issued for shares held by each shareholder; and

         3.Date of acquisition of each share.

         (2) If bearer share certificates are issued, the register of shareholders shall state the class, number, serial number and issuance date of such certificate.

         (3) If, in case of paragraphs (1) and (2), convertible shares are issued, the register of shareholder shall also contain the particulars set forth in Article 347.


ARTICLE 353 (EFFECT OF REGISTER OF SHAREHOLDERS)


         (1) Any notice or peremptory notice to a shareholder or a pledgee may be effective if sent to the address entered in the register of shareholders or other address notified to the company by such person.

         (2) Article 304 (2) shall apply mutatis mutandis to the notice or peremptory notice under paragraph (1).


ARTICLE 354 (CLOSURE OF REGISTER OF SHAREHOLDERS AND RECORD DATE)


         (1) In order to fix the person who shall exercise the voting right, receive dividends or exercise other rights as a shareholder or a pledgee, the company may suspend the alteration of entry in the register of shareholders for a specified period or it may deem any shareholder or pledgee whose name appears in the register of shareholders on a specified date to be the shareholder or pledgee who shall be entitled to exercise such rights. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) The period mentioned in paragraph (1) shall not exceed three months. (Amended by Act No. 3724, Apr. 10, 1984)

         (3) The date mentioned in paragraph (1) shall be determined to be a day within three months before the date on which the person may exercise the rights as a shareholder or pledgee. (Amended by Act No. 3724, Apr. 10, 1984)

         (4) If a company has determined the period or the date mentioned in paragraph (1), it shall give public notice thereof two weeks in advance: Provided, That it shall not be the case where such period or date has been designated by the articles of incorporation.


ARTICLE 355 (TIME TO ISSUE SHARE CERTIFICATES)


         (1) A company shall without delay issue share certificates after its incorporation or after the date of payment on new shares.

         (2) No share certificate may be issued before the incorporation or the date of payment on new shares.

         (3) Share certificates issued in contravention of paragraph (2) shall be null and void: Provided, That this shall not affect any claim for damages against those who have issued them.


ARTICLE 356 (PARTICULARS TO BE ENTERED IN SHARE CERTIFICATES)

         Each share certificate shall contain the following particulars and a serial number and the representative director shall write his name and affix his seal or shall sign thereon: (Amended by Act No. 5053, Dec. 29, 1995)

         1.Trade name of the company;

         2.Date of incorporation;

         3.Total number of shares authorized to be issued by the company;

         4.Par value per share;

         5.Date of issuance of such certificates, if the shares are issued after the incorporation of the company;

         6.Particulars and class of shares, if there are different classes of shares;

         6-2.Provision that the transfer of shares shall be subject to the approval of the board of directors, if so determined;

         7.Particulars set forth in Article 345 (2), if there are redeemable share; and

         8.Particulars set forth in Article 347, if there are convertible shares.


ARTICLE 357 (ISSUANCE OF BEARER SHARE CERTIFICATES)

         (1) A bearer share certificate may be issued only if it is so provided in the articles of incorporation.

         (2) A shareholder may at any time demand of the company that a bearer share certificate be converted into a registered share certificate.


ARTICLE 358 (EXERCISE OF RIGHTS BY SHAREHOLDERS HOLDING BEARER SHARE
CERTIFICATES)

         The owner of a bearer share certificate may not exercise his rights as a shareholder unless he deposits his share certificate with the company.


ARTICLE 358-2 (NON-BEARING OF SHARE CERTIFICATES)


         (1) Unless otherwise provided in the articles of incorporation, any shareholder may declare to the company that he will not bear share certificates as to his registered shares.

         (2) Upon receiving the declaration mentioned in paragraph (1), the company shall without delay enter in the register of shareholders and part of a set thereof its intention that it will not issue the share certificates and notify the shareholder thereof. In this case, the company may not issue the share certificates concerned.

         (3) In case of paragraph (1), any share certificates issued previously shall be submitted to the company and the company shall invalidate them or deposit them with a transfer agent.

         (4) Notwithstanding paragraphs (1) through (3), a shareholder may demand at any time that the company issue or return the share certificates.

         [This Article Wholly Amended by Act No. 5053, Dec. 29, 1995]

ARTICLE 359 (BONA FIDE ACQUISITION OF SHARE CERTIFICATES)

         Article 21 of the Check Act shall apply mutatis mutandis to share certificates. [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 360 (JUDGMENT OF NULLIFICATION AND RE-ISSUANCE OF SHARE CERTIFICATES)


         (1) A share certificate may be invalidated by undergoing the procedures of public summons.

         (2) A person who has lost his share certificates shall not request the company to re-issue them, unless he has obtained a judgment of nullification with respect thereto.


         SUB-SECTION 2 ALL-INCLUSIVE SHARE SWAP

ARTICLE 360-2 (INCORPORATION OF COMPLETE PARENT COMPANY BY ALL-INCLUSIVE TRANSFER OF SHARES)


         (1) A company may become the company possessing the total number of issued shares of another company (hereinafter referred to as the "complete parent company") by an all-inclusive share swap under the provisions of this Sub-Section. In such case, the said another company shall be called the "complete subsidiary".

         (2) The shares owned by the shareholders of the company becoming the complete subsidiary by an all-inclusive share swap (hereafter in this Sub-Section, referred to as the "share swap") shall be transferred to the company becoming the complete parent company by the share swap on the day of share swap; and the shareholders of the company becoming the said complete subsidiary shall become the shareholders of the company becoming the said complete parent company by receiving the allocation of new shares to be issued by the company becoming the said complete parent company for the share swap.
         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]

ARTICLE 360-3 (PREPARATION OF CONTRACT FOR SHARE SWAP AND APPROVAL OF
              SHAREHOLDERS' GENERAL MEETING)


         (1) A company which intends to make a share swap shall prepare a contract for share swap and obtain an approval of the shareholders' general meeting.

         (2) The resolution for an approval under paragraph (1) shall be governed by the provisions of Article 434.

         (3) Matters falling under any of the following subparagraphs shall be entered on the share swap contract:

         1.Where the company becoming a complete parent company alters the articles of incorporation due to the share swap, the relevant provisions;

         2.Matters on the total number and kinds of new shares to be issued by the company becoming a complete parent company, and the number of such shares by kind, and on the allocation of new shares to the shareholders of the company becoming a complete subsidiary;

         3.Matters on the amount of capital to be increased for the company becoming a complete parent company, and on the capital reserves;

         4.Where the amount to be paid to the shareholders of the company becoming a complete subsidiary is determined, the relevant provisions;

         5.Date of the shareholders' general meeting of each company to make a resolution under paragraph (1);

         6.Date to make a share swap;

         7.Where each company pays a dividend not later than the date of share swap or makes a payment of dividend in cash under Article 462-3, the relevant limit amount;

         8.Where a company transfers its own stocks under Article 360-6, the total number and kinds of stocks to be transferred, and the number of such stocks by kind; and

         9.Where the directors, auditors or members of audit committee who are to be appointed by the company becoming a complete parent company are determined, their names and resident registration numbers.

         (4) A company shall enter the matters falling under any of the following subparagraphs on the notification and public notice under
         Article 363:

         1.Major details of a share swap contract;

         2.Details and exercising methods of the appraisal right under Article 360-5 (1); and

         3.Where one company has a regulation in its articles of incorporation to the effect that a share transfer requires an approval of the board of directors, and the articles of incorporation of other company does not carry such regulations, the purport thereof.
         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-4 (PUBLIC NOTIFICATION OF SHARE SWAP CONTRACT)


         (1) The directors shall keep the documents falling under any of the following subparagraphs at the head office from two weeks prior to the meeting day of the shareholders' general meeting under Article 360-3
         (1) to the date on which six months elapse since the date of share swap:

         1.Contract for share swap;

         2.Documents carrying the reasons for an allocation of stocks to the shareholders of the company becoming a complete subsidiary; and

         3.Final balance sheets and profit and loss statements of each company making a share swap prepared on a certain date within six months prior to the meeting day of the shareholders' general meeting under Article 360-3 (1) (in a case of simplified share swap under Article 360-9, the date on which the public notice or notification is made under paragraph
         (2) of the same Article).

         (2) The provisions of Article 391-3 (3) shall apply mutatis mutandis to the documents under paragraph (1).
         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-5 (APPRAISAL RIGHT OF OPPOSING SHAREHOLDERS)


         (1) The shareholders opposed to a resolution of the board of directors on the matter to be approved under Article 360-3 (1) may, if they informed in writing the company of their intents to oppose to the said resolution prior to the shareholders' general meeting, claim to the company for the purchase of shares owned by them in writing, indicating the kind and number of such shares, within 20 days since the date of resolution of such general meeting.

         (2) The shareholders informed the company in writing of their intents to be opposed to the share swap within two weeks since the date of public notice or notification under Article 360-9 (2) may claim to the company for the purchase of shares owned by them in writing, indicating the kind and number of such shares, within 20 days since the expiration of such period.

         (3) The provisions of Article 374-2 (2) through (5) shall apply mutatis mutandis to the claims for purchase under paragraphs (1) and (2).

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]

ARTICLE 360-6 (TRANSFER OF TREASURY SHARES SUBSTITUTING ISSUE OF NEW SHARES)

         The company becoming a complete parent company may transfer the treasury shares owned by it substituting an issue of new shares in making a share swap, which are to be disposed of in a considerable period under Article 342, to the shareholders of the company becoming a complete subsidiary.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-7 (MAXIMUM LIMIT OF CAPITAL INCREASE OF COMPLETE PARENT COMPANY)


         (1) The capital of the company becoming a complete parent company shall not be increased in excess of the amount obtained by subtracting the amount falling under any of the following subparagraphs from the current net assets amount of the company becoming a complete subsidiary on the date of share swap:

         1.Amount to be paid to the shareholders of the company becoming a complete subsidiary; and

         2.Total sum of book values of the shares to be transferred to the shareholders of the company becoming a complete subsidiary under
         Article 360-6.

         (2) In case where the company becoming a complete parent company already owns the shares of the company becoming a complete subsidiary prior to share swap, the capital of the company becoming the complete parent company shall not be increased in excess of the limit of amount obtained by subtracting the amount falling under each subparagraph of paragraph (1) from the amount derived from multiplying the current net assets value of the company becoming the complete subsidiary on the date of share swap by the rate of the number of shares to be transferred to the company becoming the complete parent company due to a share swap with the total number of shares issued by the relevant company.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]

ARTICLE 360-8 (PROCEDURES FOR INVALIDATION OF SHARE CERTIFICATES)


         (1) The company becoming a complete subsidiary due to a share swap shall, where its shareholders' general meeting has made an approval under Article 360-3 (1), make a public notice on the matters falling under any of the following subparagraphs one month before the date of share swap, and notify the shareholders listed in the share register and the pledgees respectively:

         1.Purport of an approval under Article 360-3 (1);

         2.Purport that the share certificates shall be submitted to the company not later than the day preceding the date of share swap; and

         3.Purport that the share certificates shall become invalid on the date of share swap.

         (2) The provisions of Articles 442 and 444 shall apply mutatis mutandis to the case where an approval is made under Article 360-3 (1),

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-9 (SIMPLIFIED SHARE SWAP)


         (1) In case where there exists a consent by all shareholders of the company becoming a complete subsidiary or where the company becoming a complete parent company owns 90/100 or more of the total number of shares issued by the company becoming the complete subsidiary, an approval of the shareholder's general meeting of the company becoming the complete subsidiary may substitute for an approval of the board of directors.

         (2) The company becoming a complete subsidiary shall, in the case of paragraph (1), make a public notice to the effect that a share swap is to be made without obtaining an approval of the shareholders' general meeting within two weeks since the preparation of a share swap contract, or notify the shareholders thereof: Provided, That this shall not apply to the case where there exists a consent of all shareholders.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-10 (SMALL-SCALE SHARE SWAP)


         (1) In case where total number of new shares issued for a share swap by the company becoming a complete parent company is not in excess of 5/100 of total number of shares issued by the relevant company, an approval of the shareholders' general meeting under Article 360-3 (1) of the relevant company may substitute for an approval of the board of directors: Provided, That this shall not apply to the case where the amount to be paid to the shareholders of the company becoming a complete subsidiary, if so determined, is in excess of 2/100 of the current net assets value of the company becoming the complete parent company on its final balance sheet as provided in Article 360-4 (1) 3.

         (2) The shares to be transferred to the shareholders of the company becoming a complete subsidiary under Article 360-6 shall be deemed the new shares to be issued for a share swap, in applying the provisions of paragraph (1).

         (3) In a case of the text of paragraph (1), the share swap contract shall include the purport that the company becoming a complete parent company may make a share swap without obtaining an approval of the shareholders' general meeting under Article 360-3 (1), and shall not include the matters listed in paragraph (3) 1 of the said Article.

         (4) The company becoming a complete parent company shall make a public notice on the business title and head office of the company becoming a complete subsidiary, the date of share swap and the purport that a share swap is to be made without obtaining an approval under Article 360-3 (1), or notify the shareholders thereof, within two weeks since the preparation of a share swap contract.

         (5) In case where the shareholder possessing the shares equivalent to 20/100 or more of the total number of shares issued by the company becoming a complete parent company notifies of his intent to be opposed to the share swap under the text of paragraph (1), the share swap under this Article shall not be made.

         (6) In a case of the text of paragraph (1), where the provisions of
         Article 360-4 (1) is applicable to the company becoming a complete parent company, the term "two weeks prior to the meeting days of shareholders' general meeting under Article 360-3 (1)" in other portions than each subparagraph of the same paragraph of the same Article, and "the meeting days of shareholders' general meeting under
         Article 360-3 (1)" in subparagraph 3 of the same paragraph of the same Article shall be "the date of a public notice or notification under paragraph (4) of this Article", respectively.

         (7) In a case of the text of paragraph (1), the provisions of Article 360-5 shall not be applicable.
         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-11 (MUTATIS MUTANDIS APPLICATION OF REGULATIONS FOR FRACTIONAL
               SHARES)


         (1) The provisions of Article 443 shall apply mutatis mutandis to the case of share swap of a company.

         (2) The provisions of Articles 339 and 340 (3) shall apply mutatis mutandis to the pledge for the shares of the company becoming a complete subsidiary in a case of share swap.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-12 (POST PUBLIC NOTICE OF DOCUMENTS CARRYING MATTERS ON SHARE SWAP)


         (1) The directors shall keep the documents carrying the matters falling under any of the following subparagraphs at the head office for six weeks from the date of share swap:

         1.Date of share swap;

         2.Current net assets value of the company becoming a complete subsidiary on the date of share swap;

         3.Number of shares of a complete subsidiary transferred to a complete parent company due to a share swap; and

         4.Other matters on the share swap.

         (2) The provisions of Article 391-3 (3) shall apply mutatis mutandis to the documents under paragraph (1).

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-13 (TENURE OF DIRECTOR AND AUDITOR OF COMPLETE PARENT COMPANY)

         The directors and auditors of the company becoming a complete parent company due to a share swap who have taken office before the share swap shall retire from office on the closing date of the general meeting in a settlement term, which comes first after the date of the share swap.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-14 (LITIGATION OVER INVALIDITY OF SHARE SWAP)


         (1) Any shareholder, director, auditor, member of audit committee or liquidator of each company may claim the invalidity of share swap by only a litigation within six months since the date of such share swap.

         (2) The litigation under paragraph (1) shall be under an exclusive jurisdiction of the district court having jurisdiction over the location of head office of the company becoming a complete parent company.

         (3) When the judgment invalidating a share swap becomes final, the company becoming a complete parent company shall transfer the shares of the company becoming a complete subsidiary, which have been owned by it, to the shareholders of new shares issued for a share swap or those transferred under Article 360-6.

         (4) The provisions of Articles 187 through 189, 190 (text), 191, 192, 377 and 431 shall apply mutatis mutandis to the litigation under paragraph (1), and those of Articles 339 and 340 (3) to the case of paragraph (3), respectively.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


         SUB-SECTION 3 ALL-INCLUSIVE TRANSFER OF SHARES

ARTICLE 360-15 (ESTABLISHMENT OF COMPLETE PARENT COMPANY DUE TO ALL-INCLUSIVE SHARE TRANSFER)


         (1) A company may establish a complete parent company due to an all-inclusive share transfer under this Sub-Section (hereafter in this Sub-Section, referred to as the "share transfer"), and become a complete sub-sidiary.

         (2) The shares of a company becoming a complete subsidiary due to the share transfer, which are owned by its shareholders, shall be transferred to a complete parent company established due to the share transfer, and the shareholders of the relevant complete subsidiary shall become the shareholders of the relevant complete parent company by receiving an allocation of shares issued by the relevant complete parent company for the share transfer.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]

ARTICLE 360-16 (APPROVAL OF SHARE TRANSFER BY SHAREHOLDERS' GENERAL MEETING)


         (1) A company intending to transfer the shares shall prepare a plan for share transfer stating matters falling under any of the following subparagraphs, and obtain an approval of the shareholders' general meeting:

         1.Provisions of the articles of incorporation of a complete parent company to be established;

         2.Kind and number of the shares issued for a share transfer by a complete parent company to be established, and matters on the share allocation to the shareholders of a company becoming a complete subsidiary;

         3.Matters on the equity capital value and capital reserves of a complete parent company to be established;

         4.Where the amount to be paid to the shareholders of a company becoming a complete subsidiary is determined, the provisions therefor;

         5.Time of the share transfer;

         6.Where a company becoming a complete subsidiary distributes profits not later than the date of share transfer, or makes the profit distribution by cash under Article 462-3, the relevant limit;

         7.Names and resident registration numbers of the directors, auditors or the members of the audit committee of a complete parent company to be established; and

         8.Where a company jointly establish a complete parent company due to the share transfer, the purport thereof.

         (2) The resolution for an approval under paragraph (1) shall be governed by Article 434.

         (3) The provisions of Article 360-3 (4) shall apply mutatis mutandis to the approval of shareholders' general meeting in the case of paragraph
         (1).

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-17 (PUBLIC NOTICE OF DOCUMENTS SUCH AS PLANS FOR SHARE TRANSFER,
               ETC.)


         (1) The directors shall keep the documents falling under any of the following subparagraphs at the main office from two weeks prior to the meeting days of shareholders' general meeting under Article 360-16 (1) to the date on which six months elapse since the date of share transfer:

         1.Plans for share transfer under Article 360-16 (1);

         2.Documents stating the reasons for share allocation to the shareholders of a company becoming a complete subsidiary; and

         3.Final balance sheet and profit and loss statement of a company becoming a complete subsidiary which are prepared on a certain date within six months prior to the meeting days of shareholders' general meeting under Article 360-16 (1).

         (2) The provisions of Article 391-3 (3) shall apply mutatis mutandis to the documents under paragraph (1).

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-18 (LIMIT OF EQUITY CAPITAL OF COMPLETE PARENT COMPANY)

         The equity capital of a complete parent company to be established shall not exceed the amount obtained by subtracting the amount to be paid to the shareholders of a company becoming a complete subsidiary on the date of share transfer from the current net assets value of the said company.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]

ARTICLE 360-19 (PROCEDURES FOR INVALIDATION OF SHARE CERTIFICATES)


         (1) The company becoming a complete subsidiary due to share transfer shall, where it has made a resolution under Article 360-16 (1), publicly notify the matters falling under any of the following subparagraphs, and notify the shareholders and pledgees listed in the share registry, respectively:

         1.Purport that a resolution has been made under Article 360-16 (1);

         2.Purport that the share certificates shall be submitted to a company within the period specified for over one month; and

         3.Purport that the shares shall become invalid on the date of share transfer.

         (2) The provisions of Articles 442 and 444 shall apply mutatis mutandis to the case where a resolution under Article 360-16 (1) has been made.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-20 (REGISTRATION DUE TO SHARE TRANSFER)

         Where a share transfer is made, the matters provided in Article 317 (2) shall be registered within two weeks at the location of main office of the established complete parent company, and within three weeks at the location of its branch offices.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]

ARTICLE 360-21 (EFFECTIVE PERIOD OF SHARE TRANSFER)

         Any transfer of shares shall become effective by a registration under
         Article 360-20 by the complete parent company established due to such transfer at the location of its main office.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]

ARTICLE 360-22 (MUTATIS MUTANDIS APPLICATION OF SHARE TRANSFER PROVISIONS)

         The provisions of Articles 360-5, 360-11 and 360-12 shall apply mutatis mutandis to the case of share transfer.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 360-23 (LITIGATION OVER INVALIDITY OF SHARE TRANSFER)


         (1) Any shareholder, director, auditor, member of audit committee or liquidator of each company may claim the invalidity of share transfer by only a litigation within six months since the date of share transfer.

         (2) The litigation under paragraph (1) shall be under an exclusive jurisdiction of the district court having jurisdiction over the location of head office of the company becoming a complete parent company.

         (3) When the judgment invalidating a share transfer becomes final, the company becoming a complete parent company shall transfer the shares of the company becoming a complete subsidiary, which have been owned by it, to the shareholders of new shares issued for a share transfer.

         (4) The provisions of Articles 187 through 193 and 377 shall apply mutatis mutandis to the litigation under paragraph (1), and those of Articles 339 and 340 (3) to the case of paragraph (3), respectively.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


         SECTION 3 ORGANS OF COMPANY

         SUB-SECTION 1 GENERAL SHAREHOLDERS'

         MEETING

ARTICLE 361 (POWER OF GENERAL SHAREHOLDERS' MEETING)

         At general shareholders' meetings, resolutions may be adopted as to matters provided by this Act or the articles of incorporation.


ARTICLE 362 (DECISION OF CONVOCATION)

         The convocation of a general meeting shall be determined by the board of directors unless otherwise provided by this Act.


ARTICLE 363 (NOTICE AND PUBLIC NOTICE OF CONVOCATION)


         (1) The notice for convocation of a general meeting shall be dispatched in writing or by an electronic data to each shareholder at least two weeks prior to the day set for such meeting: Provided, That if such notice has not arrived at the address of a shareholder entered on the register of shareholders for three consecutive years, the company shall not be required to give such notice to that shareholder. (Amended by Act No. 5053, Dec. 29, 1995; Act No. 6488, Jul. 24, 2001)

         (2) The written notice under paragraph (1) shall state the subject-matters of the meeting.

         (3) If the company has issued bearer share certificate, it shall give public notice stating its intention that the general meeting is to be held and the subject-matters of the meeting, at least three weeks prior to the day set for such meeting.

         (4) Paragraphs (1) through (3) shall not apply with respect to the shareholders who are not entitled to vote.

ARTICLE 363-2 (SHAREHOLDERS' RIGHT TO MAKE PROPOSAL)


         (1) Shareholders who hold no less than 3/100 of the total issued shares other than nonvoting shares may make a proposal to make a matter an object of a general shareholders meeting (hereafter referred to as a "shareholders' proposal") to directors in writing at least six weeks prior to the day set for such meeting.

         (2) Shareholders under paragraph (1) may request that directors record the summary of the proposal submitted by the shareholders in addition to the subject-matters of the meeting in a notice and public notice under Article 363 in writing at least six weeks prior to the day set for such meeting.

         (3) Where there is a shareholders' proposal under paragraph (1), directors shall report to the board of directors, which shall accept the proposal as the subject-matters of the general meeting of shareholders, unless its contents are in breach of Acts, subordinate statutes, or the articles of incorporation. In this case, the shareholders who made the proposal shall, on their request, be given an opportunity to explain the proposal at the general meeting.

         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 364 (PLACE OF CONVOCATION)

         Unless otherwise provided in the articles of incorporation, a general meeting shall be convened at the place of the principal office or at some place adjacent thereto.


ARTICLE 365 (CONVOCATION OF GENERAL MEETING)


         (1) An ordinary general meeting shall be convened at least once a year at a fixed time.

         (2) In case where a company has determined the settlement of accounts to take place more than two times in a year, a general meeting shall be convened with respect to each of such period for the settlement of accounts.

         (3) An extraordinary general meeting shall be convened from time to time whenever necessary.


ARTICLE 366 (DEMAND FOR CONVOCATION BY MINORITY SHAREHOLDERS)


         (1) Shareholders who hold no less than 3/100 of the total issued and outstanding shares may demand the convocation of an extraordinary general meeting, by filing with the board of directors a written statement of the proposed subject-matters of the meeting together with the reasons for the proposed convocation. (Amended by Act No. 5591, Dec. 28, 1998)

         (2) If the steps for the convocation of a general meeting are not taken promptly after the demand mentioned in paragraph (1), the shareholder who made such demand may convene such meeting with the permission of the court. (Amended by Act No.
         5591, Dec. 28, 1998)

         (3) At a general meeting held in accordance with paragraphs (1) and
         (2), an inspector may be appointed to investigate the affairs of the company and the status of its property. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 366-2 (MAINTENANCE OF ORDER AT GENERAL MEETING)


         (1) The president of the general meeting shall be elected at the general meeting unless otherwise provided by the articles of incorporation.

         (2) The president of the general meeting shall have control over the maintenance of order and the proceedings at the general meeting.

         (3) The president of the general meeting may order anyone, who notably disturbs the order by intentionally speaking or acting for a filibuster, to stop speaking or to retire from the meeting room.

         [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]


ARTICLE 367 (APPOINTMENT OF INSPECTOR)

         At a general meeting, an inspector may be appointed to examine the documents submitted by the directors and the report of the auditors.


ARTICLE 368 (METHOD OF ADOPTING RESOLUTIONS AND EXERCISE OF VOTING RIGHTS)


         (1) Unless otherwise provided by this Act or articles of incorporation, resolutions shall be adopted at the general meetings by affirmative votes of a majority of the voting rights of shareholders present thereat and representing at least 1/4 of the total issued and outstanding shares. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) Persons holding bearer share certificates shall deposit them with the company one week prior to the date set for the meeting.

         (3) A shareholder may have a proxy exercise the voting rights on his behalf. In this case, the proxy shall submit a document proving his power of representation at the general meeting.

         (4) A person who has special interest in the resolution of a general meeting may not exercise his voting rights thereupon.


ARTICLE 368-2 (EXERCISE OF VOTE IN DISUNITY)

         (1) If a shareholder has two or more votes, he may exercise them in disunity. In this case, he shall notify the company in writing of his intention of so doing and the reasons therefor three days before the meeting is to be held.

         (2) The company may reject such exercise of vote in disunity by a shareholder, unless he has accepted a trust of shares or he holds the shares in behalf of another person.

         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 368-3 (EXERCISE OF VOTING RIGHT IN WRITING)


         (1) Shareholders may exercise their voting rights in writing, without attending the general meeting, pursuant to the provisions of the articles of incorporation.

         (2) Notice of the convocation of the general meeting shall be accompanied by the reference data and the documents necessary for shareholders to exercise their voting rights under paragraph (1).

         [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]


ARTICLE 369 (VOTES)


         (1) A shareholder shall have one vote for each share.

         (2) The company shall not be entitled to vote in respect of its own shares.

         (3) In case a company, its parent company and its subsidiary company together or its subsidiary company alone holds more than 1/10 of the total issued and outstanding shares in another company, the shares of the company or of the parent company held by such another company shall not be entitled to vote. (Newly Inserted by Act No. 3724, Apr. 10,
         1984)

ARTICLE 370 (NON-VOTING SHARES)


         (1) In case where a company issues different classes of shares, the articles of incorporation may a shareholder of a certain class of shares having preferential rights as to the dividend of profits shall not be entitled to vote: Provided, That such shareholder shall be entitled to vote from the general meeting subsequent to the general meeting where a resolution of disallowing the preferred dividend as provided in the articles of incorporation is adopted until the time of closing of the general meeting where a resolution of allowing such dividend is adopted.

         (2) The total number of the shares having no voting rights as mentioned in paragraph (1) shall not exceed 1/4 of the total issued and outstanding shares.


ARTICLE 371 (COMPUTATION OF QUORUM AND NUMBER OF VOTES)


         (1) In the computation with respect to resolutions of a general meeting, the number of non-voting shares shall be excluded from the total number of the issued and outstanding shares.

         (2) In the computation with respect to resolutions of a general meeting, the number of votes which cannot be exercised in accordance with Article 368 (4) shall be excluded from the number of votes of the shareholders present at the meeting.


ARTICLE 372 (RESOLUTION TO POSTPONE OR CONTINUE GENERAL MEETING)


         (1) A general meeting may adopt a resolution for postponement or continuation of the meeting.

         (2) In case of Article 363 (1), the provisions of paragraph above shall not apply.

ARTICLE 373 (MINUTES OF GENERAL MEETING)


         (1) Minutes shall be prepared for the proceedings of a general meeting.

         (2) The minutes shall record the summary of proceedings of the meeting and the results thereof and the chairman as well as the directors who were present at the meeting shall write their names and affix their seals or shall sign thereon. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 374 (RESOLUTION FOR TRANSFER, TAKEOVER OR LEASE OF BUSINESS)


         (1) A resolution as provided for in Article 434 shall be required for a company to effect the following Acts: (Amended by Act No. 6488, Jul. 24, 2001)

         1.Transfer of the whole or an important part of the business of the company;

         2.Conclusion, alteration or rescission of a contract for leasing the whole business for giving a mandate to manage such business or for sharing with another person the entire profits and losses from the business or of a similar contract;

         3.Takeover of the whole business of another company; and

         4.Takeover of parts of business of another company which significantly affect the company's business.

         (2) In a notice or public notice of the convocation of the general shareholders' meeting for any act under paragraph (1), the contents and exercising method of appraisal rights as set forth in Article 374-2 (1) and (2) shall be specified. (Newly Inserted Act No. 5053, Dec. 29,
         1995)

ARTICLE 374-2 (APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS)


         (1) If a shareholder who dissent from the subject-matters of resolution set forth in Article 374 has notified in writing the company of his intention of such dissenting before the general shareholders' meeting is held, he may request in writing the company to purchase the shares owned by him, which request shall be made within twenty days after the resolution is adopted at the general meeting and shall specify the class and number of such shares.

         (2) The company shall purchase the shares within two months after receiving the request under paragraph (1).

         (3) The purchase price of the shares pursuant to paragraph (2) shall be determined through a negotiation between the shareholder and the company. (Amended by Act No. 6488, Jul. 24, 2001)

         (4) Where the negotiation under paragraph (3) has not been attained within 30 days since the receipt of a request under paragraph (1), the company or the shareholder requesting for the purchase of shares may request the court to determine the purchase price. (Amended by Act No. 6488, Jul. 24, 2001)

         (5) Where a court makes a decision on the purchase price of shares under paragraph (4), the said court shall compute it by a fair value in view of the assets status of the company and other situations. (Newly Inserted by Act No. 6488, Jul. 24, 2001) [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 375 (EX POST FACTO INCORPORATION)

         Article 374 shall apply mutatis mutandis to a contract whereby a company acquires, within two years from its existence, a certain property which existed prior to its incorporation and are to be continuously used for purposes of its business, for value of no less than 5/100 of the capital. (Amended by Act No.

         5591, Dec. 28, 1998)


ARTICLE 376 (ACTION FOR REVOCATION OF RESOLUTION)


         (1) If the procedures for the convocation of a general meeting or the manner of a resolution are in violation of any Acts, subordinate statutes or the articles of incorporation or are remarkably unfair or the substantive contents of a resolution are contrary to the articles of incorporation, the shareholders, directors or auditors may file an action for revocation of the resolution, within two months from the date of such resolution. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)

         (2) Articles 186 through 188, the main text of Article 190 and Article 191 shall apply mutatis mutandis to the actions under paragraph (1). (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 377 (DUTY TO FURNISH SECURITY OF SHAREHOLDER FILING ACTION)


         (1) In case of a shareholder filing an action for revocation of a resolution, the court may, upon request of the company, order him to furnish an appropriate security, unless he is a director or auditor of the company. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) Article 176 (4) shall apply mutatis mutandis to the request mentioned in paragraph (1).


ARTICLE 378 (REGISTRATION OF REVOCATION OF RESOLUTION)

         If the matters with respect to which a resolution was adopted have been registered and a judgment revoking such resolution has become final and conclusive, registration thereof shall be effected at the place of the principal office and each branch office.


ARTICLE 379 (DISMISSAL OF ACTION BY COURT AT DISCRETION)

         The court may dismiss an action for revocation of a resolution if it considers the revocation would be improper by taking into consideration the contents of the resolution, the current status of the company and all other circumstances.


ARTICLE 380 (ACTION FOR AFFIRMING NULLITY AND NON-EXISTENCE OF RESOLUTION)

         Articles 186 through 188, 190 (the main sentence), 191, 377, and 378 shall apply mutatis mutandis to an action for affirming the nullity of a resolution on the grounds that the contents of the resolution adopted at a general meeting are contrary to Acts and subordinate statutes and to an action for affirming the non-existence of a resolution on the grounds that such material defects exist in the procedures for the convocation of a general meeting or in the method of resolution that no resolution of the general meeting is deemed to have been existed. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)


ARTICLE 381 (ACTION FOR REVOCATION OR ALTERATION OF IMPROPER RESOLUTION)


         (1) In case where a remarkably improper resolution is adopted at a general meeting where a certain shareholder is unable to vote in accordance with Article 368 (4) and the adoption of such resolution could have been avoided if he had exercised the voting right, that shareholder may file an action for the revocation or alteration of such resolution within two months from the date of such resolution.

         (2) Articles 186 through 188, 190 (the main sentence), 191, 377 and 378 shall apply mutatis mutandis to the action under paragraph (1). (Amended by Act No. 5591, Dec. 28, 1998)

         SUB-SECTION 2 DIRECTORS AND BOARD OF DIRECTORS

ARTICLE 382 (ELECTION, RELATIONSHIP WITH COMPANY)


         (1) Directors shall be elected at a general shareholders' meeting.

         (2) Provisions relating to mandates shall apply mutatis mutandis to the relationship between the company and the directors.


ARTICLE 382-2 (CONCENTRATED VOTE)


         (1) Where a general meeting of a company is convened to elect two directors or more, shareholders who hold no less than 3/100 of the total issued shares other than nonvoting shares may request that the company elect directors by means of a concentrated vote, except as otherwise prescribed by the articles of incorporation.

         (2) A request under paragraph (1) shall be made in a written statement at least seven days prior to the day set for the meeting.

         (3) Where there is a request under paragraph (1), each shareholder shall have voting rights per share of the same number as number of directors to be elected, with respect to a resolution of election of directors, and the voting rights may be exercised by means of a concentrated vote for one or several candidates for directors.

         (4) Where directors are to be elected by a vote under paragraph (3), the directors shall be elected among and in order of candidates who obtain the most votes.

         (5) Where there is a request under paragraph (1), the chairman of the meeting shall inform the members.

         (6) A written statement under paragraph (2) shall be kept at the principal office until the general meeting is completed and offered for the inspection of the shareholders during the business hours.

         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 382-3 (DUTIES OF DIRECTORS TO BE FAITHFUL)

         Directors shall perform their duties faithfully for the good of the company in accordance with Acts, subordinate statutes, and the articles of incorporation.

         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 382-4 (DUTIES OF DIRECTORS TO KEEP SECRET)

         Directors shall not divulge the business secret of the company, which has come to his knowledge during his duties, not only while in the office but also after the retirement.

         [This Article Newly Inserted by Act No. 6488, Jul. 24, 2001]


ARTICLE 383 (NUMBER, TERM OF OFFICE)


         (1) Directors shall be at least three in number: Provided, That in case of a company of which the total of capital is less than five hundred million won, the number of the directors may be one or two. (Amended by Act No. 5591, Dec. 28, 1998)

         (2) The terms of office of directors may not exceed three years. (Amended by Act No. 3724, Apr. 10, 1984)

         (3) The terms of office under paragraph (2) may be extended by the articles of incorporation up to the closing of the ordinary general shareholders' meeting convened in respect of the last period for the settlement of accounts within their terms of office. (Amended by Act No. 3724, Apr. 10, 1984)

         (4) Where the number of a director is turned into one under the proviso of paragraph (1), the term "board of directors" shall be read as "general meeting of shareholders" from among the provisions of Articles 302 (2) 5-2, 317 (2) 3-2, 335 (1) (proviso) and (2), 335-2 (1) and (3),
         335-3 (1) and (2), and 335-7 (1), Article 340-3 (1) 5, subparagraph 6-2 of Article 356, and Articles 397 (1) and (2), 398, 416 (text), 461 (1)
         (text) and (3), 462-3 (1), 464-2 (1), 469, 513 (2) (text), and 516-2
         (2) (text) (including where this provision shall apply mutatis mutandis), respectively, and the term "where the board of directors has made a resolution" from the provisions of Article 522-3 (1) shall be read as "where the notice for convocation of a general meeting has been made under Article 363 (1)". (Newly Inserted by Act No. 5591, Dec. 28, 1998; Act No. 6086, Dec. 31, 1999)

         (5) Where the number of a director is turned into one under the proviso of paragraph (1), the provisions of Articles 390 through 392, 393 (2), 399 (2), 526 (3), 527 (4), 527-2, 527-3 (1), and 527-5 (2) shall not apply. (Newly Inserted by Act No.
         5591, Dec. 28, 1998)

         (6) Where the number of a director is turned into one under the proviso of paragraph (1), the director shall represent the company and perform the functions of the board of directors under Articles 362, 363-2 (3), 366 (1), 393 (1), and 412-3 (1).
         (Newly Inserted by Act No. 5591, Dec. 28, 1998)


ARTICLE 384

         Deleted. (by Act No. 5053, Dec. 29, 1995)


ARTICLE 385 (REMOVAL)

         (1) A director may be removed from office at any time by a resolution adopted at a general shareholders' meeting under Article 434: Provided, That in case where the term of office of a director was fixed and he is removed without cause before the expiration of such term, he may claim for damages caused thereby.

         (2) If the removal of a director is rejected at a general shareholders' meeting notwithstanding the existence of dishonest acts or any grave fact in violation of Acts, subordinate statutes or the articles of incorporation in connection with his duties, any shareholder who hold no less than 3/100 of the total issued and outstanding shares may demand the court to remove the director, within one month from the date on which the above resolution of the general meeting was made. (Amended by Act No. 5591, Dec. 28, 1998)

         (3) Article 186 shall apply mutatis mutandis in case of paragraph (1).


ARTICLE 386 (VACANCY)


         (1) A director retiring from office due to the expiration of his term of office or because of resignation shall continue to have the rights and duties of a director until newly elected director inaugurates office, if the directors remaining in office would otherwise become fewer than the minimum number prescribed by Acts or by the articles of incorporation,

         (2) The court may, if it deems it necessary in case of paragraph (1), appoint a person who is to temporarily perform the duties of a director, upon application by a director, auditor or any other interested person. In this case, registration thereof shall be effected at the place of the principal office. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 387 (QUALIFICATION SHARES)

         If the articles of incorporation provide that any director shall have a certain number of shares, the directors shall deposit such number of share certificates with the auditors, unless otherwise provided by the articles of incorporation.


ARTICLE 388 (REMUNERATION FOR DIRECTOR)

         If the amount of remuneration to be received by directors has not been fixed by the articles of incorporation, it shall be determined by the resolution at a general shareholders' meeting.


ARTICLE 389 (REPRESENTATIVE DIRECTOR)


         (1) A company shall appoint, by the resolution of the board of directors, a director who shall represent the company: Provided, That the articles of incorporation may provide that such representative director shall be elected at a general shareholders' meeting.

         (2) In the event of paragraph (1), it may be provided that two or more representative directors shall jointly represent the company.

         (3) Articles 208 (2), 209, 210 and 386 shall apply mutatis mutandis to the representative directors. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 390 (CONVOCATION OF BOARD MEETING)


         (1) A meeting of the board of directors shall be convened by each director: Provided, That it shall not be the case where the board of directors has designated the director who is to convene such meeting.

         (2) Any directors who have not been designated as eligible to convene the board under the proviso of paragraph (1) may request the director so designated to convene it. Where the director so designated refuses the convocation of board meeting without any justifiable reasons, other directors may convene it. (Newly Inserted by Act No. 6488, Jul. 24, 2001)

         (3) In convening a meeting of the board of directors, the date of such meeting shall be fixed and a notice of convocation shall be dispatched to each director and auditor at least one week prior to such date:
         Provided, That the above period may be shortened by the articles of incorporation. (Amended by Act No. 3724, Apr. 10, 1984)

         (4) When all the directors and auditors agree, a meeting of the board of directors may be held at any time without undergoing the procedures set forth in paragraph (3). (Amended by Act No. 3724, Apr. 10, 1984; Act No. 6488, Jul. 24, 2001)


ARTICLE 391 (METHOD OF RESOLUTION BY BOARD OF DIRECTORS)


         (1) A resolution of the board of directors shall be adopted by the presence of a majority of directors in office and the affirmative votes of a majority of directors present at the meeting: Provided, That the voting requirement may be increased by the articles of incorporation.

         (2) The board of directors may, unless otherwise provided by the articles of incorporation, allow all directors to take part in the adoption of a resolution by means of a communication system of transmitting and receiving visual images and sounds simultaneously, without the personal attendance of all or part of them at the meeting. In this case, the relevant directors shall be deemed to have attended the meeting. (Newly Inserted by Act No. 6086, Dec. 31, 1999)

         (3) Articles 368 (4) and 371 (2) shall apply mutatis mutandis to the cases under paragraph (1) above. [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]

ARTICLE 391-2 (AUDITOR'S POWER TO ATTEND BOARD OF DIRECTORS AND STATE OPINION)


         (1) Auditors may attend meetings of the board of directors and state his opinion thereat.

         (2) When any auditor deems that a director acts or is likely to act in contravention of Acts, subordinate statutes or the articles of incorporation, the auditor shall report such to the board of directors. [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 391-3 (MINUTES OF BOARD OF DIRECTORS)


         (1) Minutes shall be prepared with regard to the proceedings of a meeting of the board of directors.

         (2) The agenda, gist of the progress, results thereof, dissenters and reasons for their dissention shall be entered in the minutes, and the directors and auditors present at the meeting shall write their names and affix seals, or sign thereon.
         (Amended by Act No. 5053, Dec. 29, 1995; Act No. 6086, Dec. 31, 1999)

         (3) Shareholders may, during office hours, make a request either for their perusal of the minutes of the board of directors, or for the copy thereof. (Newly Inserted by Act No. 6086, Dec. 31, 1999)

         (4) The company may reject the request under paragraph (3) with an explanation of reasons therefor. In this case, shareholders may peruse or copy the minutes of the board of directors, by obtaining a permit from the court. (Newly Inserted by Act No. 6086, Dec. 31, 1999) [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 392 (POSTPONEMENT AND CONTINUATION OF BOARD OF DIRECTORS)

         Article 373 shall apply mutatis mutandis to meetings of the board of directors. [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 393 (AUTHORITIES OF BOARD OF DIRECTORS)


         (1) Disposal and transfer of important properties, borrowings of large-scale assets, appointment or dismissal of managers, and management of affairs such as establishment, transfer or abolition, etc. of branch offices shall be made by the resolution of the board of directors. (Amended by Act No. 6488, Jul. 24, 2001)

         (2) The board of directors shall supervise the performance of duties by the directors.

         (3) Directors may request that the representative director file a report on the affairs of other directors or employees with the board of directors. (Newly Inserted by Act No. 6488, Jul. 24, 2001)

         (4) Directors shall file a report on the progress of his duties with the board of directors more than once in every three months. (Newly Inserted by Act No. 6488, Jul. 24, 2001) [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 393-2 (COMMITTEES OF BOARD OF DIRECTORS)


         (1) The board of directors may, under the conditions as prescribed in the articles of incorporation, establish committees within the board.

         (2) The board of directors may delegate to the committees its power other than the matters set forth in the following subparagraphs:

         1.Proposal of matters subject to an approval of the general shareholders' meeting;

         2.Appointment or dismissal of the representative director;

         3.Establishment of committees and appointment or dismissal of their members; and

         4.Any other matters as prescribed by the articles of incorporation.

         (3) The committee shall be composed of not less than two directors.

         (4) The committee shall notify each of directors of the resolutions it has adopted. In this case, any of the directors may, upon receipt of the notification, request the convocation of a meeting of the board of directors, and the resolutions of the committee may, again, be subject to the decision of the board of directors.

         (5) The provisions of Articles 386 (1), 390, 391, 391-3, and 392 shall apply mutatis mutandis with respect to the committees.
         [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]


ARTICLE 394 (REPRESENTATION IN ACTION BETWEEN COMPANY AND DIRECTORS)


         (1) When a company files an action against a director and vice versa, the auditors shall represent the company in connection with such action. The same shall apply where a company is in receipt of a demand under Article 403 (1).

         (2) In case where a member of the audit committee under Article 415-2 is a party to an action, the audit committee or a director shall request the court to elect a person to represent the company. (Newly Inserted by Act No. 6086, Dec. 31, 1999) [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 395 (ACTS OF APPARENT REPRESENTATIVE DIRECTOR AND LIABILITY OF COMPANY)

         A company shall be liable to a third person acting in good faith for any act done by a director who has used any title such as president, vicepresident, executive director, managing director, etc. from which it may be assumed that he has an authority to represent the company even where such person has no such authority.


ARTICLE 396 (OBLIGATION TO KEEP ARTICLES OF INCORPORATION, ETC. AND OPEN TO PUBLIC ACCESS)


         (1) Directors shall keep the articles of incorporation and the minutes of the general shareholders' meetings at the principal office and each branch office, and shall keep the register of shareholders and the register of bonds at the principal office. In this case, if there is a transfer agent, the register of shareholders or the register of bonds or the duplicates thereof may be kept in the business office of the transfer agent. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 6086, Dec. 31, 1999)

         (2) Any shareholder or any creditor of the company may demand, at any time during business hours, the inspection or the copying of the documents set forth in paragraph (1).


ARTICLE 397 (PROHIBITION OF COMPETITIVE BUSINESS)


         (1) No director shall, without the approval of the board of directors, effectuate for his own account or for the account of a third person any transaction which falls within the class of businesses of the company or become a member with unlimited liability or a director of any other company whose business purposes are the same as those of the company. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) If any director has effectuated a transaction for his own account in contravention of paragraph (1), the company may, by the resolution of the board of directors, deem such transaction as effectuated for account of the company and if he has effectuated a transaction for account of a third person, the company may demand the pertinent director to transfer any interest accrued therefrom. (Amended by Act No. 1212, Dec. 12, 1962; Act No. 5053, Dec. 29, 1995)

         (3) The rights under paragraph (2) shall be extinct with the lapse of one year after the day on which such transaction has been effectuated. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 398 (TRANSACTION BETWEEN DIRECTOR AND COMPANY)

         A director may effectuate a transaction with the company for his own account or for account of a third person only if he has obtained the approval of the board of directors. In this case, Article 124 of the Civil Act shall not apply.


ARTICLE 399 (LIABILITY TO COMPANY)


         (1) If directors have acted in violation of any Acts and subordinate statutes or of the articles of incorporation or has neglected to perform their duties, they shall be jointly and severally liable for damages to the company.

         (2) If any act mentioned in paragraph (1) has been done in accordance with the resolution of the board of directors, the directors who have assented to such resolution shall take the same liability.

         (3) The directors who have participated in the resolution mentioned in paragraph (2) and whose dissenting opinion has not been entered in the minutes shall be presumed to have assented to such resolution.


ARTICLE 400 (RELEASE OF LIABILITY TO COMPANY)

         The liability of directors under Article 399 may be released by the consent of all shareholders.


ARTICLE 401 (LIABILITY TO THIRD PERSONS)


         (1) If directors have neglected to perform their duties wilfully or by gross negligence, they shall be jointly and severally liable for damages to third person.

         (2) Article 399 (2) and (3) shall apply mutatis mutandis in case of paragraph (1).


ARTICLE 401-2 (LIABILITY OF PERSON WHO INSTRUCTS ANOTHER PERSON TO CONDUCT BUSINESS)


         (1) A person who falls under any of the following subparagraphs shall be deemed to be a director in the application of Articles 399, 401, and 403 to the duties which he instructs or conducts:

         1.A person who instructs a director to conduct business by using his influence over the company;

         2.A person who conducts business in person under the name of a director; and

         3.A person other than a director who conducts the business of the company by using a title which may be recognized as authorized to conduct the business of the company, such as honorary chairman, chairman, president, vice-president, executive director, managing director, director, or others.

         (2) In case of paragraph (1), a director who is liable for damages to a company or third party shall be jointly and severally liable therefor with a person under paragraph (1).
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]

ARTICLE 402 (RIGHT TO INJUNCTION)

         If a director commits an act in contravention of Acts and subordinate statutes or the articles of incorporation and such an act is likely to cause irreparable damage to the company, the auditor or a shareholder who holds no less than 1/100 of the total issued and outstanding shares may demand on behalf of the company that the relevant director stop such an act.
         (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5591, Dec. 28, 1998)


ARTICLE 403 (DERIVATIVE SUIT BY SHAREHOLDERS)


         (1) Any shareholder who holds no less than 1/100 of the total issued and outstanding shares may demand that the company file an action against directors to enforce their liability. (Amended by Act No. 5591, Dec. 28, 1998)

         (2) The demand under paragraph (1) shall be made in writing, stating the reasons thereof. (Amended by Act No. 5591, Dec. 28, 1998)

         (3) If the company has failed to file such action within 30 days from the date on which the demand under paragraph (2) was received, the shareholder mentioned in paragraph (1) may immediately file such action on behalf of the company.

         (4) If irreparable damage may be caused to the company with the lapse of the period set forth in paragraph (3), the shareholder mentioned in paragraph (1) may immediately file such action, notwithstanding paragraph (3). (Amended by Act No.
         5591, Dec. 28, 1998)

         (5) The effect of institution of an action shall not be prejudiced even where the number of shares held by a shareholder who files an action under paragraphs (3) and (4) comes to be under 1/100 of the total issued shares after the institution of the action (excluding where he no longer holds the issued shares). (Amended by Act No. 5591, Dec. 28,
         1998)

         (6) Where an action is filed under paragraphs (3) and (4), the parties concerned shall not render the nonsuit, renunciation or admission of the claim, or compromise, without permission from a court. (Amended by Act No. 5591, Dec. 28, 1998)

         (7) The provisions of Articles 176 (3) and (4), and 186 shall apply mutatis mutandis to the action under this Article.


ARTICLE 404 (DERIVATIVE SUIT AND INTERVENTION, NOTICE OF ACTION)


         (1) The company may intervene in the actions under Article 403 (3) and (4).

         (2) The shareholder who has filed an action under Article 403 (3) and

         (4) shall immediately effect a notice of an action to the company.


ARTICLE 405 (RIGHTS AND DUTIES OF SHAREHOLDER FILING ACTION)


         (1) If the shareholder who has filed an action pursuant to Article 403
         (3) and (4) wins the case, he may demand the reimbursement by the company for the action cost and a reasonable amount of other expenses disbursed for the action. In such case, the company which has paid the expenses for action shall have a right to indemnity against the directors or auditors.
         (Amended by Act No. 1212, Dec. 12, 1962; Act No. 6488, Jul. 24, 2001)

         (2) If the shareholder who has filed an action pursuant to Article 403
         (3) and (4) loses the case, he shall not be liable for damages to the company, except for the malicious intent.


ARTICLE 406 (DERIVATIVE SUIT AND ACTION FOR RETRIAL)

         (1) In case where the plaintiff and defendant in an action under
         Article 403 have caused a judgment to be rendered by their collusion for the purpose of fraudulently injuring the rights of the company, which is the subject-matter of the case, the company or shareholders may institute an action for retrial against the final and conclusive judgment.

         (2) The provision of Article 405 shall apply mutatis mutandis to the action under paragraph (1).


ARTICLE 407 (SUSPENSION OF EXERCISE OF DUTIES AND APPOINTMENT OF ACTING
DIRECTORS)


         (1) In case where an action for nullifying or revoking a resolution of electing a director or for removing a director is filed, the court may, upon the application of the parties concerned, render a provisional disposition suspending the exercise of duties of such director or appointing an acting director. Such disposition may be taken even before the institution of merits, if urgent circumstances exist.

         (2) The court may, upon the application by the parties concerned, alter or revoke the provisional disposition mentioned in paragraph (1).

         (3) If any disposition set forth in paragraphs (2) and (3) has been made, registration thereof shall be effected at the place of the principal office and each branch office.


ARTICLE 408 (POWERS OF ACTING DIRECTOR)


         (1) Acting directors under Article 407 may not perform any act falling outside the ordinary course of business of the company, unless otherwise provided in the order of provisional disposition: Provided, That it shall not be the case where permission has been obtained from the court.

         (2) The company shall be liable to a third person acting in good faith, even if acting directors have violated paragraph (1).


         SUB-SECTION 3 AUDITORS AND AUDIT COMMITTEE

ARTICLE 409 (ELECTION)


         (1) Auditors shall be elected at a general shareholders' meeting.

         (2) Any shareholder who holds more than 3/100 of the total issued and outstanding shares, exclusive of non-voting shares, may not exercise his vote in respect of such excess shares beyond the above limit, in the election of auditors under paragraph (1). (Amended by Act No. 3724, Apr. 10, 1984)

         (3) The articles of incorporation may provide for a lower ratio than that referred to in paragraph (2). (Newly Inserted by Act No. 3724, Apr. 10, 1984)


ARTICLE 409-2 (RIGHT TO STATE OPINION IN REMOVAL OF AUDITOR)

         The auditor may state his opinion on the removal of the auditor at a general shareholders' meeting. [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 410 (TERM OF OFFICE)

         The term of office of an auditor shall expire upon the closing of the ordinary general shareholders' meeting convened in respect of the last period for the settlement of accounts within three years after his inauguration. (Amended by Act No.
         5053, Dec. 29, 1995)

         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 411 (PROHIBITION OF CONCURRENTLY ASSUMING OFFICES)

         An auditor may not concurrently assume the office of a director, a manager or an employee of the company and its subsidiary company. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 412 (DUTY AND AUTHORITY TO DEMAND REPORTING AND TO INVESTIGATE)


         (1) Auditors shall audit directors' performance of duties.

         (2) Auditors may at any time demand the directors to report on the business and may investigate the affairs and the financial conditions of the company.

         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 412-2 (DIRECTOR'S DUTY OF REPORTING)

         If a director finds any fact that is likely to inflict a substantial loss on the company, he shall immediately report such to auditors. [This Article Newly Inserted Act No. 5053, Dec. 29, 1995]


ARTICLE 412-3 (REQUEST FOR CONVOCATION OF GENERAL MEETING)


         (1) An auditor may request the board of directors to convene an extraordinary general shareholders' meeting by presenting a written statement specifying the proposed subject-matters of the meeting and the reason of the convocation.

         (2) Article 336 (2) shall apply mutatis mutandis where an auditor convenes a general shareholders' meeting.

         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 412-4 (AUTHORITY TO INVESTIGATE SUBSIDIARY COMPANY)


         (1) An auditor of the parent company may demand the subsidiary company to report on its business, if it is necessary for carrying out his duties.

         (2) If, in case of paragraph (1), the subsidiary company fails to make a demanded reporting without delay or it is required to verify the contents of such reporting, an auditor of the parent company may investigate the affairs of the subsidiary company and the status of its property.

         (3) The subsidiary company may not refuse the reporting set forth in paragraph (1) or the investigation pursuant to paragraph (2), unless there is any justifiable reason.
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 413 (DUTY TO EXAMINE AND REPORT)

         Auditors shall examine the agenda and documents to be submitted by directors to a general shareholders' meeting and shall at the general shareholders' meeting state his opinion as to whether such agenda or documents include any matter contrary to Acts, subordinate statutes or the articles of incorporation or any remarkably unfair matter.
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 413-2 (PREPARATION OF AUDIT RECORD)


         (1) Auditors shall prepare a record pertaining to the audit.

         (2) The summary of audit process and the results thereof shall be recorded in the audit record and the auditors who have carried out such audit shall write their names and affix their seals or shall sign thereon. (Amended by Act No. 5053, Dec. 29, 1995)

         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 414 (LIABILITY OF AUDITOR)


         (1) If auditors have neglected any of their duties, they shall be jointly and severally liable for damages to the company.

         (2) If auditors have neglected their duties wilfully or by gross negligence, they shall be jointly and severally liable for damages to third persons.

         (3) In case where auditors are liable for damages either to the company or to a third person, if directors are likewise liable therefor, the auditors and the directors shall be jointly and severally liable for the damages.


ARTICLE 415 (PROVISIONS APPLICABLE MUTATIS MUTANDIS)

         The provisions of Articles 382 (2), 382 (4), 385, 386, 388, 400, 401,
         and 403 through 407 shall apply mutatis mutandis to auditors. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 6488, Jul. 24, 2001)


ARTICLE 415-2 (AUDIT COMMITTEE)


         (1) The company may, under the conditions as prescribed by the articles of incorporation, establish an audit committee constituted by the committee under Article 393-2, in lieu of auditors. In the case of the establishment of an audit committee, there shall not coexist any auditors.

         (2) Notwithstanding Article 393-2 (3), the audit committee shall consist of not less than three directors: Provided, That persons falling under any of the following subparagraphs shall not exceed 1/3 of the total members of the committee:

         1.Any director or employee in the active service of the company, or any person who was director or employee thereof within two years from the date of appointment as a member of the committee;

         2.In case where the largest shareholder of the company is an individual, the individual himself, his spouse and lineal ascendants or descendants;

         3.In case where the largest shareholder is a corporation, any director, auditor and employee of the corporation;

         4.Spouse and lineal ascendants or descendants of any director of the company;

         5.Any director, auditor and employee in the service of the parent or a subsidiary company with which the company is affiliated;

         6.Any director, auditor and employee of a corporation which has an important interest in the company, such as the mutual relations of business dealings; and

         7.Any director, auditor and employee of other company wherein a director or an employee of the company serves concurrently as a director thereof.

         (3) A resolution of the board of directors on the dismissal of a member of the audit committee shall require the concurrent vote of two thirds or more of the total number of directors.

         (4) The audit committee shall, from among its members, elect a member to represent the committee. In this case, a plural number of members may be elected to jointly represent the committee.

         (5) The committee may take professional assistance at the expense of the company.

         (6) The provisions of Articles 296, 312, 367, 387, 391-2 (2), 394 (1),
         400, 402 through 407, 412 through 414, 447-3, 447-4, 450, 527-4, 530-5
         (1) 9, 530-6 (1) 10, and 534 shall be applicable mutatis mutandis with respect to the audit committee. In this case, the term "auditor" as prescribed in Articles 530-5 (1) 9 and 530-6 (1) 10 shall be read as "member of audit committee".
         [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]


         SECTION 4 ISSUANCE OF NEW SHARES

ARTICLE 416 (DETERMINATION OF PARTICULARS FOR ISSUANCE)

         In case where a company issues shares after its incorporation, the following matters, which are not provided in the articles of incorporation, shall be determined by the board of directors: Provided, That this shall not apply if it is otherwise provided by this Act, or the articles of incorporation provide that they shall be determined at a general shareholders's meeting: (Amended by Act No. 3724, Apr. 10,
         1984)

         1.Class and number of new shares;

         2.Issue-price of new shares and the date set for the payment thereon;

         3.Method of subscribing for new shares;

         4.Name of the persons who are to make a contribution in kind and the class, quantity, value of such property and the class and number of shares to be given therefor;

         5.Matters related to transferability of the shareholder's preemptive right to new shares; and

         6.An intent that a certificate for preemptive right to new shares is to be issued only upon request of the shareholder and the period wherein such request may be made.

ARTICLE 417 (ISSUANCE OF SHARES AT PRICE BELOW PAR)


         (1) In case where a company issues shares after two years have elapsed since its incorporation, the company may issue shares at a price less than the par value with a resolution of the general shareholders' meeting under Article 434 and with the authorization of the court.

         (2) The minimum issue-price of shares shall be determined by the resolution of the general shareholders' meeting mentioned in paragraph
         (1).

         (3) The court may render the authorization after altering the minimum issue-price by taking into account the present conditions of the company and all the circumstances. In this connection, the court may appoint an inspector to investigate the status of the company's property and any other necessary matters.

         (4) The shares mentioned in paragraph (1) shall be issued within one month from the day on which the authorization of the court has been obtained. The court may extend the above period in its authorization.


ARTICLE 418 (CONTENTS OF PREEMPTIVE RIGHTS, DESIGNATION AND PUBLIC NOTICE OF RECORD DATE FOR ALLOTMENT)


         (1) Each shareholder shall be entitled to the allotment of new shares in proportion to the number of shares which he holds. (Amended by Act No. 6488, Jul. 24, 2001)

         (2) The company may make an allotment of new shares to other persons than the shareholders under the provisions of articles of incorporation, notwithstanding the provisons of paragraph (1):
         Provided, That in such case, it shall be limited to the case necessary for the achievement of the company's operational objectives, such as an introduction of new technology, improvement of financial structures, etc. (Newly Inserted by Act No. 6488, Jul. 24, 2001)

         (3) The company shall fix a certain record date and shall, at least two weeks before such record date, give public notice to the effect that shareholders entered on the register of shareholders as of such record date shall be entitled to the rights under paragraph (1) and to the effect that such preemptive rights are transferable, if applicable:
         Provided, That if the above record date is within the period set forth in Article 354 (1), the public notice shall be given at least two weeks before the first day of such period. (Newly Inserted by Act No. 3724, Apr. 10, 1984)


ARTICLE 419 (PEREMPTORY NOTICE TO HOLDERS OF PREEMPTIVE RIGHTS)


         (1) The company shall notify the holders of preemptive rights of the class and number of shares subject to such preemptive rights and that their rights shall be forfeited if they fail to apply for the subscription for new shares on or before a fixed date. In this case, if the matters as set forth in subparagraphs 5 and 6 of Article 416 have been determined, the contents thereof shall also be notified.

         (2) If the company has issued bearer share certificates, a public notice on matters set forth in paragraph (1) shall be given.

         (3) The notification under paragraph (1) and the public notice under paragraph (2) shall be given at least two weeks before the date set forth in paragraph (1).

         (4) In case where a holder of preemptive rights fails to apply for the subscription for new shares on or before the specified date notwithstanding the notification under paragraph (1) or the public notice under paragraph (2), his rights shall be forfeited.
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 420 (SUBSCRIPTION FORM FOR SHARES)

         Directors shall prepare a subscription form for shares, in which the following matters shall be contained: (Amended by Act No. 3724, Apr. 10, 1984)

         1.Particulars set forth in Article 289 (1) 2 through 4;

         2.Matters set forth in Article 302 (2) 7, 9 and 10;

         3.Matters set forth in subparagraphs 1 through 4 of Article 416;

         4.If the company issues shares in accordance with Article 417, the conditions of such issuance and the amount yet to be amortized pursuant to Article 455;

         5.Restrictions on the preemptive rights of shareholders or a provision that the preemptive rights are to be given to a particular third person, if applicable; and

         6.Date of the resolution on the issuance of shares.


ARTICLE 420-2 (ISSUANCE OF CERTIFICATES OF PREEMPTIVE RIGHTS)


         (1) In case where a company has provided for the matters set forth in subparagraph 5 of Article 416, the company shall issue certificates of preemptive rights in accordance with subparagraph 6 of Article 416, if applicable or issue them at least two weeks before the date under
         Article 419 (1), as the case may be.

         (2) Certificates of preemptive rights shall contain the serial number in addition to the following and the directors shall write their names and affix their seals or shall sign thereon: (Amended by Act No. 5053, Dec. 29, 1995)

         1.Manifestation of certificates of preemptive rights;

         2.Matters set forth in Article 420;

         3.Class and number of shares subject to the preemptive rights; and

         4.A statement to the effect that the rights shall be forfeited if the subscription for shares is not applied for on or before the specified date.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 420-3 (TRANSFER OF PREEMPTIVE RIGHTS)


         (1) Preemptive rights shall be transferred only by the delivery of certificates thereof.

         (2) Article 336 (2) of this Act and Article 21 of the Check Act shall apply mutatis mutandis to certificates of preemptive rights.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 420-4 (APPLICATION FOR SUBSCRIPTION BY CERTIFICATES OF PREEMPTIVE
              RIGHTS)


         (1) If certificates of preemptive rights have been issued, the subscription for shares shall be applied for by the certificates. In this case, Article 302 (1) shall be apply mutatis mutandis.

         (2) A person who has lost certificates of preemptive rights may apply for the subscription for shares by the subscription form for shares:
         Provided, That such offer shall become ineffective if the application for subscription for shares is made by certificates of preemptive rights.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 421 (PAYMENT FOR NEW SHARES)

         Directors shall procure the person who has subscribed for new shares to pay the full subscription price with respect to each share allotted to him on or before the date set for such payment.


ARTICLE 422 (INVESTIGATION ON CONTRIBUTION IN KIND)


         (1) In case of a contribution in kind, directors shall request the court for the appointment of an inspector who is to investigate the particulars set forth in subparagraph 4 of Article 416. In this case, an appraisal by a certified appraiser may substitute for the investigation by an inspector. (Amended by Act No. 5591, Dec. 28, 1998)

         (2) If the court considers the particulars set forth in paragraph (1) to be improper after examining the report on investigation prepared by the inspector or the results of appraisal conducted by an appraiser, it may give necessary alteration and inform directors and the person who has made the contribution in kind of such alteration. (Amended by Act No. 5591, Dec. 28, 1998)

         (3) If the person who has made the contribution in kind has an objection to the alteration mentioned in paragraph (2), he may cancel his subscription for shares.

         (4) If the person who has made the contribution in kind does not cancel his subscription for shares within two weeks after the court informed him of alteration, the particulars set forth in paragraph (1) shall be deemed to have been altered accordingly. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 423 (TIME TO BECOME SHAREHOLDER, EFFECT OF FAILURE OF PAYMENT)


         (1) If a person who has subscribed for new shares pays for the subscription price or performs the contribution in kind, he shall have the rights and duties of a shareholder from the next day after the date set for the payment. In this case, the second sentence of Article 350
         (3) shall apply mutatis mutandis. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)

         (2) If a person who has subscribed for new shares fails to pay for the subscription price or to perform the contribution in kind on or before the date set for the payment, his right shall be forfeited.

         (3) Paragraph (2) shall not affect any claim for damages against the person who has subscribed for new shares.


ARTICLE 424 (RIGHT TO INJUNCTION)

         If a company is to issue shares in violation of Acts, subordinate statutes or the articles of incorporation or in a remarkably unfair manner and shareholders are likely to suffer disadvantages thereby, such shareholders may demand that the company stop such issuance.


ARTICLE 424-2 (LIABILITY OF SUBSCRIBER OF SHARES AT UNFAIR PRICE)


         (1) A person who has subscribed for shares at a remarkably unfair issue price in collusion with the directors shall be liable to pay to the company the amount equivalent to the difference between such issue price and the fair price.

         (2) Article 403 through 406 shall apply mutatis mutandis to an action for payment pursuant to paragraph (1).

         (3) Paragraphs (1) and (2) shall not affect the directors' liability to compensate for damage to the company or shareholders.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 425 (APPLICABLE PROVISIONS)


         (1) Article 302 (1) and (3), 303, 305 (2) and (3), 306, 318, and 319
         shall apply mutatis mutandis to the issuance of new shares.

         (2) Article 305 (2) shall apply mutatis mutandis where certificates of preemptive rights are issued. (Newly Inserted by Act No. 3724, Apr. 10,
         1984)


ARTICLE 426 (REGISTRATION OF AMOUNT YET TO BE AMORTIZED)

         If shares were issued in accordance with Article 417, the registration of alteration thereby shall contain the amount yet to be amortized pursuant to Article 455.


ARTICLE 427 (RESTRICTIONS ON ASSERTION OF NULLIFICATION OR REVOCATION OF SUBSCRIPTION)

         After one year has elapsed from the date of the registration of alteration due to the issuance of new shares, no person who subscribed for new shares may assert the nullity of his subscription by reason of defects in the requirements as to the subscription form for shares or certificates of preemptive rights or revoke his subscription on the ground of fraud, duress or mistake. The same shall apply where he has exercised his rights in respect to such shares. (Amended by Act No. 1212, Dec. 12, 1962; Act No. 3724, Apr. 10, 1984)


ARTICLE 428 (DIRECTOR'S WARRANTY LIABILITY FOR SUBSCRIPTION)


         (1) In case that shares have not yet been subscribed or the subscription of shares has been revoked after the registration of alteration due to the issuance of new shares was effected, directors shall be deemed to have jointly subscribed for such shares.

         (2) Paragraph (1) shall not affect any claim for damages against directors.


ARTICLE 429 (ACTION FOR NULLIFICATION OF ISSUANCE OF NEW SHARE)

         The nullity of the issuance of new shares may be asserted only by means of an action which shall be brought only by shareholders, directors or auditors within six months from the date of the issuance of such new shares. (Amended by Act No. 3724, Apr. 10, 1984)


ARTICLE 430 (APPLICABLE PROVISIONS)

         Articles 186 through 189, the main text of Article 190, Articles 191, 192 and 377 shall apply mutatis mutandis to the action under Article 429.
         [This Article Wholly Amended by Act No. 5053, Dec, 29, 1995]


ARTICLE 431 (EFFECT OF JUDGMENT NULLIFYING ISSUANCE OF NEW SHARES)


         (1) When a judgment nullifying the issuance of new shares becomes final and conclusive, such new shares shall be invalidated for the future.

         (2) In case of paragraph (1), the company shall without delay give public notice to that effect that the new share certificates shall be surrendered to the company within a fixed period and shall separately notify each shareholder and pledgee entered in the register of shareholders of the same: Provided, That such period shall be at least three months.


ARTICLE 432 (JUDGMENT OF NULLIFICATION AND REFUND TO SHAREHOLDERS)


         (1) When a judgment nullifying the issuance of new shares becomes final and conclusive, the company shall refund to each shareholder the amount paid by him for new shares.

         (2) If the amount mentioned in paragraph (1) is remarkably unreasonable in view of the status of the company's property as of the time when the judgment mentioned in Article 431 (1) becomes final and conclusive, the court may order either the increase or decrease in such amount, upon the application of the company or of such shareholder mentioned in paragraph (1).

         (3) Articles 339 and 340 (1) and (2) shall apply mutatis mutandis in case of paragraph (1).


         SECTION 5 AMENDMENT OF THE ARTICLES OF INCORPORATION

ARTICLE 433 (METHOD OF AMENDMENT OF ARTICLES OF INCORPORATION)


         (1) The articles of incorporation shall be amended by a resolution of the general shareholders' meeting.

         (2) The summary of agenda relating to the amendment of the articles of incorporation shall be stated in the notice and public notice under
         Article 363.


ARTICLE 434 (SPECIAL RESOLUTION FOR AMENDMENT OF ARTICLES OF INCORPORATION)

         The resolution set forth in Article 433 (1) shall be adopted by the affirmative votes of no less than 2/3 of the voting rights of the shareholders present at the general meeting and of at least 1/3 of the total issued and outstanding shares.
         [This Article Wholly Amended by Act No. 5053, Dec. 29, 1995]


ARTICLE 435 (GENERAL MEETING OF SHAREHOLDERS OF CERTAIN CLASS OF SHARES)


         (1) If a company has issued two or more classes of shares and a certain class of shareholders is to be prejudiced by the amendment of the articles of incorporation, the resolution of a general meeting of such specific class of shareholders shall be required for effecting such amendment in addition to that of a general shareholders meeting.

         (2) The resolution under paragraph (1) shall be adopted by the affirmative votes of no less than 2/3 of the voting rights of the shareholders present at the general meeting and of at least 1/3 of the total issued and outstanding shares of such class. (Amended by Act No. 5053, Dec. 29, 1995)

         (3) The provisions relating to a general shareholders' meeting shall apply mutatis mutandis to the general meeting mentioned in paragraph
         (1), except for those provisions relating to non-voting shares.


ARTICLE 436 (IDEM-GENERAL MEETING OF SHAREHOLDERS OF CERTAIN CLASS OF SHARES)

         Article 435 shall apply mutatis mutandis where special provisions are to be made with regard to each class of shares in accordance with
         Article 344 (3) and where the shareholders of certain classes are to be prejudiced by the swap or transfer of shares or the merger of the company. (Amended by Act No. 6488, Jul. 24, 2001)


ARTICLE 437

         Deleted. (by Act No. 5053, Dec. 29, 1995)


         SECTION 6 REDUCTION OF CAPITAL

ARTICLE 438 (RESOLUTION FOR REDUCTION OF CAPITAL)


         (1) In order to reduce capital, the resolution in accordance with
         Article 434 shall be required.

         (2) The summary of agenda relating to the reduction of capital shall be stated in notices and public notices under Article 363.


ARTICLE 439 (METHOD OF REDUCTION OF CAPITAL, ITS PROCEDURES)


         (1) In the resolution for reduction of capital, the method of effecting such reduction shall be determined.

         (2) Article 232 shall apply mutatis mutandis to the reduction of capital. (Amended by Act No. 3724, Apr. 10, 1984)

         (3) Any objection by bondholders may be raised according to the resolution of a meeting of bondholders. In this case, the court may, upon the application of any interested person, extend in favor of the bondholders the period within which such objection shall be raised.


ARTICLE 440 (PROCEDURES OF CONSOLIDATION OF SHARES)

         If shares are to be consolidated, the company shall determine a period of not less than one month and shall give public notice to the effect that shares shall be consolidated and that share certificates must be submitted to the company within such period and shall separately give notice to such effect to each of the shareholders and the pledgees who are entered in the register of shareholders. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 441 (IDEM-PROCEDURES OF CONSOLIDATION OF SHARES)

         The consolidation of shares shall take effect upon the expiration of the period mentioned in Article 440: Provided, That if the procedures set forth in Article 232 have not been completed, it shall take effect upon the completion of such procedures.

ARTICLE 442 (DELIVERY OF NEW SHARE CERTIFICATES)


         (1) If, in case of the consolidation of share, there is any person who cannot submit his old share certificates, the company may, upon the application of such person, determine the period of not less than three months and give public notice to the effect that any interested person shall raise his objection, if any, on such certificates within such period, after the lapse of which the company may deliver new share certificates to such person.

         (2) Expenses of the public notice mentioned in paragraph (1) shall be borne by the applicant.


ARTICLE 443 (DISPOSITION OF FRACTIONAL SHARES)


         (1) If there are shares the number of which is unfit for the consolidation, the new share issued for that portion unfit for the consolidation shall be sold by means of auction and the proceeds from which shall be delivered to the former shareholders in proportion to the number of their shares: Provided, That the shares which are transacted on an exchange at the price quoted thereat may be sold through such exchange and shares without an exchange quotation may be sold in a manner other than auction with the permission of the court. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) Article 442 shall apply mutatis mutandis to the case of paragraph
         (1).


ARTICLE 444 (IDEM-DISPOSITION OF FRACTIONAL SHARES)

         Article 443 shall apply mutatis mutandis to bearer share certificates which have not been submitted in accordance with Article 440.


ARTICLE 445 (ACTION FOR NULLIFYING REDUCTION OF CAPITAL)

         The nullity of reduction of capital may be asserted only by means of an action which shall be brought only by a shareholder, director, auditor, liquidator, bankruptcy trustee or creditor disapproving such reduction of capital, within six months from the day on which the registration of alteration due to such reduction of capital has been effected. (Amended by Act No. Apr. 10, 1984)


ARTICLE 446 (APPLICABLE PROVISIONS)

         Articles 186 through 189, the main text of Article 190, Articles 191, 192 and 377 shall apply mutatis mutandis to the action under Article 445.
         [This Article Wholly Amended by Act No. 5053, Dec. 29, 1995]


         SECTION 7 ACCOUNTING OF COMPANY

ARTICLE 447 (PREPARATION OF FINANCIAL STATEMENTS)

         Directors shall prepare, at each period for the settlement of accounts, the following documents and supplementary schedules and obtain the approval of the board of directors:

         1.Balance sheet;

         2.Income statement; and

         3.Statements of appropriation of retained earnings or statements of disposition of deficit.

         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 447-2 (PREPARATION OF BUSINESS REPORT)

         (1) Directors shall prepare, at each period for the settlement of accounts, a business report and shall obtain the approval of the board of directors.

         (2) The business report shall include important matters concerning the business as set forth in the Presidential Decree.

         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 447-3 (SUBMISSION OF FINANCIAL STATEMENT)

         Directors shall submits to auditors the documents set forth in Articles 447 and 447-2 six weeks before the day of the ordinary general meeting. [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 447-4 (AUDIT REPORT)

         (1) Auditors shall submit to directors an audit report within four weeks from the date on which he receives the documents under Article 447-3.

         (2) The audit report under paragraph (1) shall include the followings:

         1.Outline of audit method;

         2.If the matters required to be entered in the account books are not recorded or are recorded falsely or the entry of the balance sheet or income statement does not coincide with that of the account books, a statement to such effect;

         3.If the balance sheet and the income statement show exactly the situation of the company's financial conditions and the company's profits and losses according to the Acts, subordinate statutes and the articles of incorporation, a statement to such effect;

         4.If the balance sheet or the income statement fails to show exactly the situation of the company's property holding and the company's profits and losses, in contravention of according to the Acts, subordinate statutes and the articles of incorporation, a statement to such effect and the reasons thereof;

         5. Whether it is proper or not to change the accounting method relating to the preparation of the balance sheet or the income statement and, if so, the reasons thereof;

         6. Whether or not the business report shows exactly the situation of the company in accordance with the Acts, subordinate statutes or the articles of incorporation;

         7. Whether or not the statements of appropriation of retained earnings or the statements of disposition of deficit are prepared in conformity with the Acts, subordinate statutes and the articles of incorporation;

         8. If the statements of appropriation of retained earnings or the statements of disposition of deficit are obviously improper in the light of the company's financial conditions are and other circumstances, a statement to such effect;

         9. If the supplementary schedules mentioned in Article 447 does not include the matters required to be prescribed or includes incorrect record therein or includes what does not conform with the account books, the balance sheet, the income statement or the business report, a statement to such effect;

         10. If a dishonest act or an act of conduct which is in material contravention of Acts, subordinate statutes or the articles of incorporation is found with regard to the performance of a director's duties, a statement to such effect; and

         11. If an investigation necessary for the audit could not be carried out, a statement to such effect and the reasons thereof.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 448 (KEEPING AND PUBLIC INSPECTION OF FINANCIAL STATEMENTS, ETC.)

         (1) Directors shall keep the documents set forth in Articles 447 and 447-2 as well as the audit report at the principal office of the company for five years from one week prior to the day of the ordinary general meeting and shall keep copies thereof at the branch offices for three years. (Amended by Act No. 1212, Dec. 12, 1962; Act No. 3724, Apr. 10, 1984)

         (2) Any shareholder or creditor of the company may, at any time during business hours, inspect the documents set forth in paragraph (1) and may demand the copying of such documents or an abstract thereof, by paying such fees as fixed by the company.


ARTICLE 449 (APPROVAL AND PUBLIC NOTICE OF FINANCIAL STATEMENTS, ETC.)


         (1) Directors shall submit to the ordinary general meeting the documents under subparagraphs 1 through 3 of Article 447 and shall obtain the approval thereof. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) Directors shall submit to the ordinary general meeting the documents set forth in Article 447-2 and shall report on the contents thereof. (Newly Inserted by Act No. 3724, Apr. 10, 1984)

         (3) If directors have obtained the approval of the general meeting in respect of documents set forth in paragraph (1), they shall give, without delay, public notice of the balance sheet.


ARTICLE 450 (RELEASE OF LIABILITY OF DIRECTORS AND AUDITORS)

         If a contrary resolution has not been adopted within two years after the ordinary general meeting at which the approval mentioned in Article 449 (1) was given, the company shall be deemed to have released the directors and auditors from their liability: Provided, That it shall not be the case where any of the directors or auditors has committed some dishonest act.

ARTICLE 451 (CAPITAL)

         Unless otherwise provided in this Act, the capital of a company shall be equal to the total sum of the par value of all the issued and outstanding shares.


ARTICLE 452 (METHOD FOR VALUATION OF ASSETS)

         Assets to be entered in the account books of a company shall be valued in the following manner, in addition to the application of subparagraph 2 of Article 31: (Amended by Act No. 3724, Apr. 10, 1984)

         1.Current assets shall be valued by aquisition cost or on their manufacturing cost: Provided, That they shall be valued by the current price if the current price is remarkably lower than the acquisition price or the manufacturing cost;

         2.Deleted; (by Act No. 3724, Apr. 10, 1984)

         3.Pecuniary credits shall be valued by the amount of claim. If, however, the credits have been acquired by the price lower than the amount of claims or in any other similar case, a reasonable reduction may be effected. In case of credits the collection of which might be impossible, the estimated amount of uncollectable credits shall be reduced;

         4.Bonds having exchange quotations shall be valued by the average price during one month prior to the period for the settlement of accounts and bonds having no exchange quotations shall be valued by acquisition cost: Provided, That if the acquisition cost is different from the face amount of bonds, the reasonable increase or decrease may be effected. The latter part of subparagraph 3 shall apply mutatis mutandis to the bonds the collection of which might be impossible. This shall apply to any other things similar to bonds;

         5.Shares having exchange quotations shall be valued by the acquisition cost: Provided, That they shall be valued by the current price if the average price during one month prior to the period for the settlement of accounts is lower than the acquisition cost. Shares which were acquired for the long-term holding because of transactional or other necessity shall be valued by acquisition cost, irrespective of whether or not they have exchange quotations: Provided, That the status of property of the issuing company has been remarkably deteriorated, the reasonable deduction of the amount shall be effected. The same shall apply to the valuation of contributions made into a limited liability company or any other entity; and

         6.In case of goodwill of business, the acquisition cost may be entered, only if it was acquired by succession for value. In this case, at least equal portion out of the above-mentioned cost shall be amortized at each period for the settlement of accounts within five years after the goodwill of business was acquired.


ARTICLE 453 (ACCOUNT OF ORGANIZATION COST)


         (1) The costs defrayed in accordance with subparagraphs 4 of Article 290 and any amount of tax paid for the registration of incorporation may be accounted on the assets side of the balance sheet.

         (2) If it has been determined that interest shall be distributed after the incorporation of the company or before the commencement of the operation of a business, at least equally divided portion out of such accounted amount under paragraph (1) shall be amortized at each period for the settlement of accounts within five years after the company has completed the distributing of such interest.


ARTICLE 453-2 (ACCOUNT OF PRE-OPERATING COST)


         (1) Any cost disbursed for commencement of the operation of a business may be accounted on the assets side of the balance sheet.

         (2) At least equally divided portion out of such accounted amount under paragraph (1) shall be amortized at each period for the settlement of accounts within three years after the commencement of the operation of business.

         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 454 (ACCOUNT OF NEW SHARE ISSUE COST)


         (1) If new shares are issued, the cost necessary for such issuance may be accounted on the assets side of the balance sheet.

         (2) At least equally divided portion out of such accounted amount under paragraph (1) shall be amortized at each period for the settlement of accounts within three years after the company has issued the new shares.


ARTICLE 455 (ACCOUNT OF DISCOUNT ON SHARE ISSUANCE)


         (1) If shares are issued in accordance with Article 417, the discount from the par value may be accounted on the assets side of the balance sheet.

         (2) At least equally divided portion out of such accounted amount under paragraph (1) shall be amortized at each period for the settlement of accounts within three years after the company has issued the shares.


ARTICLE 456 (ACCOUNT OF DISCOUNT ON BONDS)


         (1) If, in case of the offering of bonds, the total amount which is to be paid on redemption exceeds the actual amount received from such offering, the balance may be accounted on the assets side of the balance sheet.

         (2) At least equally divided portion out of such accounted amount under paragraph (1) shall be amortized at each period for the settlement of accounts within the period set for the redemption of the bonds.

         (3) Article 454 shall apply mutatis mutandis to the case of new bonds issue cost.


ARTICLE 457 (ACCOUNT OF ACCRUED INTEREST DIVIDEND DURING CONSTRUCTION IN
PROGRESS)


         (1) Any amount distributed in accordance with Article 463 may be accounted on the assets side of the balance sheet.

         (2) If the dividend is made after the commencement of the operation of business at the rate higher than six percent per annum, at least a sum equivalent to the amount in excess of six percent shall be amortized out of such accounted amount under paragraph (1).


ARTICLE 457-2 (ACCOUNT OF RESEARCH AND DEVELOPMENT COST)


         (1) The cost incurred specially in connection with the research on or development of any new products or new technology may be accounted on the assets side of the balance sheet.

         (2) At least equally divided portion out of such accounted amount under paragraph (1) shall be amortized at each period for the settlement of accounts within five years after disbursement thereof.
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 458 (EARNED SURPLUS RESERVE)

         A company shall accumulate, as the earned surplus reserve, the amount of at least 1/10 of the cash dividend at each period for the settlement of accounts until reserve reaches half of the company's capital. (Amended by Act No. 3724, Apr. 10, 1984)

ARTICLE 459 (CAPITAL SURPLUS RESERVE)


         (1) The company shall accumulate the following, as the capital surplus reserve: (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5591, Dec. 28, 1998; Act No. 6488, Jul. 24, 2001)

         1.If shares are issued at the price higher than the par value, such amount in excess;

         1-2.If, in case of an all-inclusive share swap, the limit of capital increase under Article 360-7 exceeds the increased equity capital of a complete parent company, such amount in excess;

         1-3.If, in case of an all-inclusive transfer of shares, the limit of capital under Article 360-18 exceeds the increased equity capital of the established complete parent company, such amount in excess;

         2.If, in case of reduction of capital, the reduced amount exceeds the amount used for the retirement of shares, for the refund of share prices and/or for recovery of deficit, such amount in excess;

         3.If, in case of a merger of companies, the value of property succeeded to from the company which ceased to exist exceeds the amount of the obligation succeeded to from such company, the amount refunded to the shareholders of such company and the amount of the increase in the capital of the surviving company or the amount of the capital of the newly incorporated company in consequence of the merger, as the case may be, such amount in excess;

         3-2.If the value of property which is invested in a company newly incorporated due to division or merger through division under Article 530-2 or the surviving company thereof exceeds the amount of the obligation inherited from the investment company, the amount refunded to the shareholders of such company, and the amount of the capital of the newly incorporated company or the amount of the increase in the capital of the surviving company, such amount in excess; and

         4.Any other surplus in the transaction of capital.

         (2) Out of the surplus under paragraph (1) 3 and 3-2, the earned surplus reserve and other legal reserves of the company which ceased to exist or was divided may be succeeded to the surviving company or the newly incorporated company formed due to a merger, division, or merger after division. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 460 (USE OF LEGAL RESERVE)


         (1) The legal reserve set forth in Articles 458 and 459 shall not be disposed of, except for recovery of deficit of the capital.

         (2) The capital surplus reserve shall not be used for recovery of deficit of the capital, unless the earned surplus reserve are fully used for recovery of deficit.


ARTICLE 461 (CAPITALIZATION OF RESERVES)


         (1) A company may capitalize the whole or a part of the reserve by a resolution of the board of directors: Provided, That it shall not be the case where the articles of incorporation provide that such shall be determined at a general shareholders' meeting.

         (2) In case of paragraph (1), the company shall issue the shares to the shareholders in proportion to the number of shares which they hold. In this case, Article 443 (1) shall apply mutatis mutandis to fractional shares.

         (3) When a resolution is made by the board of directors in accordance with paragraph (1), the company shall fix a date and give public notice two weeks before such date to the effect that new shares under paragraph (2) shall be alloted to the shareholders entered on the register of shareholders on that date: Provided, That if the above date falls within the period under Article 354 (1), the public notice shall be given two weeks before the first day of such period.

         (4) In case of the proviso of paragraph (1), the shareholders shall become those of new shares under paragraph (2) on the date of the resolution of the general shareholders' meeting.

         (5) When the shareholders become those of new shares pursuant to paragraph (3) or (4), directors shall immediately notify the shareholders to whom such new shares are alloted and the pledgees entered on the register of shareholders of the class and number of such shares. If bearer share certificates have been issued, a public notice of the contents of resolution under paragraph (1) shall be given.

         (6) The latter part of Article 350 (3) shall apply mutatis mutandis to the case of paragraph (1). (Newly Inserted by Act No. 5053, Dec. 29,
         1995)

         (7) Article 339 shall apply mutatis mutandis to the issuance of shares pursuant to paragraph (2).

         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 462 (DIVIDENDS)


         (1) A company may pay dividends within the limit of the amount of net properties stated on the balance sheet after deducting the followings:
         (Amended by Act No. 6488, Jul. 24, 2001)

         1.Amount of the capital;

         2.Total amount of the capital surplus reserve and the earned surplus reserve which are accumulated till the pertinent period for the settlement of accounts of the company; and

         3.Amount to be accumulated for the pertinent period for the settlement of accounts of the company.

         (2) If dividends have been paid in violation of paragraph (1), any creditors of the company may demand that such dividends be returned to the company.

         (3) Article 186 shall apply mutatis mutandis to an action relating to the demand under paragraph (2).


ARTICLE 462-2 (STOCK DIVIDENDS)


         (1) A company may pay dividends by means of issuing new shares, by a resolution of the general shareholders' meeting: Provided, That such stock dividends may not exceed the amount equivalent to a half of the total amount of dividends.

         (2) The dividends under paragraph (1) shall be made based on the par value of the shares and if the company have issued different classes of shares, it may be paid in the same classes of shares, respectively. (Amended by Act No. 5053, Dec. 29, 1995)

         (3) Article 443 (1) shall apply mutatis mutandis to the case where, out of profits to be distributed as stock dividends, there remains a fraction which is less than the par value of a share. (Amended by Act No. 5053, Dec. 29, 1995)

         (4) A shareholder who has received stock dividend shall become a shareholder of the new shares from the time of the closing of the general shareholders' meeting at which the resolution mentioned in paragraph (1) is made. In this case, the latter part of Article 350 (3) shall apply mutatis mutandis. (Amended by Act No. 5053, Dec. 29, 1995)

         (5) When the resolution under paragraph (1) has been made, directors shall notify, without delay, the shareholders entitled to receive the stock dividends and the pledgees entered on the register of shareholders of the class and number of shares to be distributed to them. If bearer share certificates have been issued, a public notice of the contents of the resolution under paragraph (1) shall be given.

         (6) The right of a pledgee under Article 340 (1) shall extend to the shares to be distributed to a shareholder pursuant to paragraph (1). In this case, Article 340 (3) shall apply mutatis mutandis.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 462-3 (INTERIM DIVIDEND)


         (1) A company which has a settling term one time per year may determine in the articles of incorporation that the company may pay a dividend (hereinafter in this Article referred to as the "interim dividend") by means of money to the day's shareholder on a specified day set by a resolution of the board of directors only one time during the business year.

         (2) The interim dividend shall be made within the limit of the amount calculated by deducting the following amounts from the amount of net properties on the balance sheet in the immediately previous settling term: (Amended by Act No. 6488, Jul. 24, 2001)

         1.The amount of capital in the immediately previous settling term;

         2.The total amount of the capital surplus reserve and earned surplus reserve accumulated until the immediately previous settling term;

         3.The amount which is to be distributed as a profit or paid at the regular general meeting in the immediately previous settling term; and

         4.The earned surplus reserve which is to be accumulated in the relevant settling term for the interim dividend.

         (3) If it is deemed that the amount of net properties on the balance sheet in the relevant settling term is unlikely to amount to the total sum of the amounts under subparagraphs of Article 462 (1), the company concerned shall not provide the interim dividend. (Amended by Act No. 6488, Jul. 24, 2001)

         (4) Where, while the amount of net properties on the balance sheet in the relevant settling term fails to amount to the total sum of the amounts under subparagraphs of Article 462 (1), the interim dividend is provided, the directors shall be jointly and severally liable to compensate for the balance (where the dividend is less than the balance, the dividend) to the company: Provided, That the same shall not apply where it is proved that the directors did not neglect their care in rendering judgment under paragraph (3). (Amended by Act No. 6488, Jul. 24, 2001)

         (5) With respect to the application of Articles 340 (1), 344 (1), 350
         (3) (including where this shall apply mutatis mutandis under Articles 423 (1), 516 (2), and 516-9; hereinafter in this paragraph the same shall apply), 354 (1), 370 (1), 457 (2), 458, and 464 and subparagraph
         3 of Article 625, the interim dividend shall be deemed to be the dividend under Article 462 (1), and with respect to the application of
         Article 350 (3), a specified day under paragraph (1) shall be deemed to be the end of the business year.

         (6) The provisions of Articles 399 (2) and (3) and 400 shall apply mutatis mutandis with respect to the liability of directors under paragraph (4), and the provisions of Article 462 (2) and (3), with respect to the interim dividend made in breach of paragraph (3). [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 463 (ACCRUED INTEREST DIVIDEND DURING CONSTRUCTION IN PROGRESS)


         (1) If it is deemed impossible, in view of the nature of the undertaking which forms the company's purpose, to commence the whole of the business for more than two years after its incorporation, the company may provide in the articles of incorporation that a specified interest shall be distributed to the shareholders of certain shares during a specified period prior to the commencement of the whole of business: Provided, That the rate of such interest shall not exceed five percent per annum.

         (2) The provisions of the articles of incorporation mentioned in paragraph (1) or amendment thereof shall require the authorization of the court.


ARTICLE 464 (STANDARD FOR DISTRIBUTION OF PROFITS, ETC.)

         The distribution of profits or interest shall be made in proportion to the number of shares owned by each shareholder: Provided, That this shall not apply to the case of Article 344, paragraph (1).


ARTICLE 464-2 (TIME FOR PAYMENT OF DIVIDENDS)


         (1) A company shall pay dividends under Article 464 no later than one month after the day of approval under Article 449 (1) or a resolution under Article 462-3 (1): Provided, That this shall not apply where the time for payment of dividend is fixed differently at the general meeting under Article 449 (1) or the board of directors under Article 462-3 (1). (Amended by Act No. 5053, Dec. 29, 1995; Act No. 5591, Dec.
         28, 1998)

         (2) The claim for payment of dividends under paragraph (1) shall be extinguished by prescription, if it is not exercised for five years. [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 465

         Deleted. (by Act No. 3724, Apr. 10, 1984)


ARTICLE 466 (SHAREHOLDER'S RIGHT TO INSPECT ACCOUNT BOOKS)

         (1) Any shareholder who hold shares representing no less than 3/100 of the total issued and outstanding shares may demand, in writing with the reasons thereof specified, the inspection or copying of the account books and related documents.
         (Amended by Act No. 5591, Dec. 28, 1998)

         (2) A company shall not refuse the shareholder's demand mentioned in paragraph (1) unless it proves that such demand is improper. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 467 (INSPECTION ON AFFAIRS AND STATUS OF COMPANY'S PROPERTY)


         (1) If there is any reason to suspect of dishonest act or of material fact in contravention of any Acts, subordinate statutes or the articles of incorporation in connection with the management of affairs, any shareholder who holds shares representing no less than 3/100 of the total issued and outstanding shares may apply to the court for the appointment of an inspector to investigate the affairs of the company and the status of its property. (Amended by Act No. 5591, Dec. 28,
         1998)

         (2) The inspector shall report on the results of the investigation to the court.

         (3) If the court deems it necessary according to the report mentioned in paragraph (2), it may order the representative director to convene a general shareholders' meeting. In this case, Article 310 (2) shall apply mutatis mutandis. (Amended by Act No. 1212, Dec. 12, 1962; Act No. 5053, Dec. 29, 1995)

         (4) Directors and auditors shall examine without delay whether or not the report of the inspector mentioned in paragraph (3) is accurate and shall report on the results thereof to the general shareholders' meeting. (Newly Inserted by Act No. 5053, Dec. 29, 1995)


ARTICLE 467-2 (PROHIBITION AGAINST GRANTING PECUNIARY BENEFIT)

         (1) A company may not grant to any person a pecuniary benefit in connection with the exercise of rights as a shareholder.

         (2) If a company has given gratuitously any pecuniary benefit to a specified shareholder, such pecuniary benefit shall be presumed to have given in connection with the exercise of a shareholder's rights. If a company has given for value any pecuniary benefit to a specified shareholder but if the benefits obtained by the company is remarkably less than the pecuniary benefit granted to the shareholder, the same shall be applicable.

         (3) If a company has granted any pecuniary benefit in contravention of paragraph (1), the person who has received such benefit shall return it to the company. In this case, if the person paid to the company anything in compensation for such benefit, the company may return it to him.

         (4) Articles 403 through 406 shall apply mutatis mutandis to an action for the return of benefit under paragraph (3).

         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 468 (RIGHT TO PREFERENTIAL PAYMENT OF EMPLOYEE)

         A person who has a claim to the return of money as a guarantee for fidelity of an employee or any other claim arising out of the relations of employment between a company and its employees shall be entitled to preferential payment from the company' whole property: Provided, That such right shall not satisfied prior to the pledge or mortgage.


         SECTION 8 BONDS

         SUB-SECTION 1 COMMON PROVISIONS

ARTICLE 469 (OFFERING OF BONDS)

         A company may offer bonds for subscription by a resolution of the board of directors.


ARTICLE 470 (LIMITATION ON TOTAL AMOUNT)


         (1) The total amount of bonds shall not exceed four times the amount of net assets of the company as shown by the latest balance sheet. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) Deleted. (by Act No. 5053, Dec. 29, 1995)

         (3) If the offering of bonds are made for the purpose of redeeming old bonds, the amount of the old bonds shall not be computed in the total amount of the bonds. In this case, the old bonds shall be redeemed within six months from the payment date of new bonds or from the first payment date if such payment is to be made in installments.


ARTICLE 471 (RESTRICTIONS ON OFFERING OF NEW BONDS)

         A company shall not offer new bonds for subscription until to be the amount of bonds previously subscribed has been fully paid.


ARTICLE 472 (FACE AMOUNT OF BOND)


         (1) The face amount of each bond shall not be less than ten thousand won. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) The face amount of each bond shall, in respect of the same class of bonds, either be equal or be such as is an integral multiple of the minimum amount of the bond of the same class.

ARTICLE 473 (RESTRICTIONS ON REDEMPTION IN EXCESS OF PAR VALUE)

         If a decision is made to repay to bondholders an amount in excess of the par value of the bond, such amount in excess shall be paid at an equal rate for each bond.


ARTICLE 474 (PUBLIC OFFERING, SUBSCRIPTION FORM FOR BONDS)


         (1) A person who intends to subscribe for bonds shall prepare two copies of subscription forms, stating the number of bonds for which he intends to subscribe and his address, and shall write his name and affix his seal or sign thereon. (Amended by Act No. 5053, Dec. 29,
         1995)

         (2) The subscription form for bonds shall be prepared by the directors and contain the following: (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)

         1.Trade name of the company;

         2.Total amount of the capital and the reserve;

         3.Amount of the net assets of the company as shown by the latest balance sheet;

         4.Total amount of the bonds;

         5.Face amount of each bond;

         6.Issue-price or minimum issue-price of each bond;

         7.Rate of interest payable on each bond;

         8.Method and time of redemption of the bonds and of the payment of interest;

         9.Amount and time of each payment for the subscription price of bonds, if payments are to be made in installments;

         10.If a determination is made to restrict the bonds certificates either in bearer form or in registered form, such provisions;

         11.If bonds have been previously issued, the amount yet to be redeemed;

         12.If an offering of bonds for the purpose of redeeming old bonds are made in excess of the limits prescribed in Article 470 (1), a statement to that effect;

         13.If there is a company which has been commissioned to offer bonds for subscription, the trade name and address of such company;

         14.If the company mentioned in subparagraph 13 has undertaken to subscribe for any portion of the total amount of the bonds which has not been subscribed for through the public offering, a statement to that effect; and

         15.If a transfer agent is designated, his full name, address and business office.

         (3) In case where the minimum issue-price has been determined, the subscriber for bonds shall state in the subscription form the amount at which he intends to subscribe for.


ARTICLE 475 (SUBSCRIPTION FOR ALL BONDS)

         Article 474 shall not apply where all the bonds is subscribed for under a contract. The same shall apply to such part of the bonds as may be subscribed for by a company which has been commissioned to offer bonds for subscription.

ARTICLE 476 (PAYMENT)


         (1) When the subscription for all the bonds has been completed, the directors shall, without delay, cause any person who has subscribed for bonds to make the full payment or the first instalment payment on each bond.

         (2) A company commissioned to offer bonds for subscription may in its own name perform the acts set forth in Article 474 (2) and 475 on behalf of the company.


ARTICLE 477

         Deleted. (by Act No. 3724, Apr. 10, 1984)


ARTICLE 478 (ISSUANCE OF BOND CERTIFICATES)


         (1) No certificate may be issued for a bond until its full amount has been paid up.

         (2) Each bond certificate shall contain the following particulars and the representative director shall write his name and affix his seal or shall sign thereon: (Amended by Act No. 1212, Dec. 12, 1962; Act No. 5053, Dec. 29, 1995)

         1.Serial number of each bond; and

         2.Particulars set forth in Article 474 (2) 1, 4, 5, 7, 8, 10 and 13.


ARTICLE 479 (TRANSFER OF REGISTERED BONDS)


         (1) Transfer of registered bonds shall not be asserted against the company or a third person unless the name and address of the transferee have been entered in the register of bonds and his full name is entered in the bond certificates.

         (2) Article 337 (2) shall apply mutatis mutandis to the transfer of registered bonds. (Newly Inserted by Act No. 3724, Apr. 10, 1984)


ARTICLE 480 (EXCHANGE BETWEEN REGISTERED CERTIFICATE AND BEARER CERTIFICATE)

         A bondholder may at any time request the company to change a registered bond certificate into a bearer certificate: Provided, That this shall not apply where the form of the bond certificate is restricted to either in registered or bearer form.


ARTICLE 481 (RESIGNATION OF COMMISSIONED COMPANY)

         A company which has been commissioned to offer bonds for subscription may resign with the consent of the issuing company and of a meeting of bondholders. It may do so with the permission of the court where there are unavoidable reasons therefor.


ARTICLE 482 (REMOVAL OF COMMISSIONED COMPANY)

         If a company which has been commissioned to offer bonds for subscription is unfit for dealing with the business or if there exists any other justifiable cause, the court may remove such company from office at the request of the issuing company or of a meeting of bondholders. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 483 (SUCCESSOR TO BUSINESS OF COMMISSIONED COMPANY)


         (1) If, in case of Articles 481 and 482, the company which has been commissioned to offer bonds for subscription does not exist, a successor to its business may be appointed by agreement between the issuing company and a meeting of bondholders.

         (2) If unavoidable reasons exist, any interested person may demand the court to appoint such successor to the business.


ARTICLE 484 (AUTHORITY OF COMMISSIONED COMPANY)


         (1) A company which has been commissioned to offer bonds for subscription shall have authority to do on behalf of the bondholders all judicial or extra-judicial acts which are necessary for the redemption of bonds.

         (2) When the company under paragraph (1) is requested to redeem the bonds, it shall without delay give public notice thereof and give a separate notice to notify each bondholder known to that company.

         (3) In case of paragraph (2), bondholders may demand payment of the redemption price in exchange for their bond certificates.


ARTICLE 485 (AUTHORITY AND DUTY IN CASE OF TWO OR MORE COMMISSIONED COMPANY)


         (1) If two or more companies have been commissioned to offer bonds for subscription, all acts within the scope of their authority shall be jointly performed.

         (2) In case of paragraph (1), each company shall be jointly and severally liable to the bondholders to pay redemption price.


ARTICLE 486 (LOST COUPON)


         (1) If, in case of redemption of bearer bonds to which coupons are attached, any coupon is missing, a sum equal to the amount of the coupon shall be deducted from the redemption.

         (2) Any holder of the coupon mentioned in paragraph (1) may at any time demand payment of the amount deducted in exchange for such coupon.


ARTICLE 487 (EXTINCTIVE PRESCRIPTION FOR RIGHT TO DEMAND REDEMPTION)


         (1) The right to demand redemption of the bonds shall lapse by prescription if it is not exercised for ten years.

         (2) The same shall apply to the right set forth in Article 484 (3).

         (3) The right to demand payment of interest of the bonds and the rights mentioned in Article 486 (2) shall lapse by prescription, if it is not exercised for five years.


ARTICLE 488 (REGISTER OF BONDS)

         The register of bonds shall be prepared by the company and the following particulars shall be entered in such register:

         1.Name and address of each bondholder;

         2.Serial number of each bond certificate;

         3.Particulars set forth in Article 474 (2) 4, 5, 7 through 9 and 13;

         4.Amount paid in for each bond and date of each payment;

         5.Date of issuance of the bond certificates;

         6.Date of acquisition of each bond; and

         7.In case of issuance of bearer bonds, the class, number, serial number and date of issuance


ARTICLE 489 (APPLICABLE PROVISIONS)


         (1) Article 353 shall apply mutatis mutandis to notices and peremptory notices to subscribers for bonds and to bondholders.

         (2) Article 333 shall apply mutatis mutandis where bonds belong to coownership of two or more persons.


         SUB-SECTION 2 MEETINGS OF BONDHOLDERS

ARTICLE 490 (MATTERS SUBJECT TO RESOLUTION)

         Unless otherwise provided in this Act, a meeting of bondholders may adopt resolutions, with the permission of the court, in respect of any matter which seriously affects the interests of bondholders.


ARTICLE 491 (PERSON AUTHORIZED TO CONVENE)


         (1) A meeting of bondholders shall be convened by the company which issued the bonds or by a company which has been commissioned to offer bonds for subscription.

         (2) Bondholders representing at least 1/10 of the total amount of the bonds may demand the convocation of a meeting of bondholders by submitting to either of the companies mentioned in paragraph (1) a written application containing the proposed subject-matters of the meeting and the reasons for convening such meeting.

         (3) Article 366 (2) shall apply mutatis mutandis in case of paragraph
         (1).

         (4) The holder of bearer bond certificates may not exercise the right mentioned in paragraphs (1) and (2) unless he has deposited his bond certificates.


ARTICLE 492 (VOTES)


         (1) Each bondholder shall have one vote for each minimum face amount of the bonds.

         (2) The holder of bearer bond certificates may not exercise his voting rights unless he has deposited his bond certificates at least one week prior to the date set for the meeting.


ARTICLE 493 (ATTENDANCE OF REPRESENTATIVE OF ISSUING OR COMMISSIONED COMPANY)


         (1) The issuing company or the company which has been commissioned to offer bonds for subscription may have its representative attend a meeting of bondholders or may produce its opinion in writing.

         (2) The convocation of a meeting of bondholders shall be notified to the companies mentioned in paragraph (1).

         (3) Article 363 (1) and (2) shall apply mutatis mutandis to the notification under paragraph (2).


ARTICLE 494 (RIGHT TO DEMAND ISSUING COMPANY TO MAKE ITS REPRESENTATIVE ATTEND)

         A meeting of bondholders or the person who has convened such meeting may, if deemed necessary, demand the issuing company to make its representative attend the meeting.


ARTICLE 495 (METHOD OF RESOLUTION)


         (1) Article 434 shall apply mutatis mutandis to the resolutions of a meeting of bondholders.

         (2) The consent or demand mentioned in Articles 481 through 483 and 494 may, notwithstanding paragraph (1) above, be decided by a majority of the votes of the bondholders present.


ARTICLE 496 (APPLICATION FOR AUTHORIZATION OF RESOLUTION)

         Persons who have convened a meeting of bondholders shall apply to the court for the authorization of the resolutions within one week from the day on which such resolutions have been adopted.


ARTICLE 497 (REASONS FOR NON-AUTHORIZATION OF RESOLUTION)


         (1) The court shall not authorize the resolution of a meeting of bondholders in the following cases:

         1.If the procedures for convening the meeting of bondholders or the manner of adopting the resolution was in contravention of any Acts and subordinate statutes or of any statement contained in the prospectus for offering of bonds;

         2.If the resolution was adopted in an improper manner;

         3.If the resolution was remarkably unfair; and

         4.If the resolution was contrary to the interests of the bondholders in general.

         (2) In case of paragraph (1) 1 and 2,the court may authorize such a resolution by taking into account the details of the resolution and all other circumstances.


ARTICLE 498 (EFFECT OF RESOLUTION)


         (1) A resolution of a meeting of bondholders shall take effect by obtaining the authorization of the court.

         (2) A resolution of a meeting of bondholders shall be effective against all the bondholders.


ARTICLE 499 (PUBLIC NOTICE OF AUTHORIZATION OR NON-AUTHORIZATION OF RESOLUTION)

         When a decision has been made either to authorize or not to authorize a resolution of a meeting of bondholders, the company which issued the bonds shall without delay give public notice thereof.


ARTICLE 500 (REPRESENTATIVES OF MEETING OF BONDHOLDERS)


         (1) A meeting of bondholders may elect one or more representatives from among the holders of bonds representing no less than 1/500 of the total amount of the bonds and may delegate him or them to decide matters which are to be dealt with by its resolution.

         (2) If there are two or more representatives, the decision under paragraph (1) shall be made by a majority of their votes.


ARTICLE 501 (EXECUTION OF RESOLUTION)

         A resolution of a meeting of bondholders shall be executed either by a company commissioned to offer bonds for subscription or, in the absence of any such company, by the representatives mentioned in Article 500:
         Provided, That it shall not be the case where a person has been appointed to execute the resolution by the resolution of a meeting of bondholders.


ARTICLE 502 (TWO OR MORE REPRESENTATIVES OF MEETING OR EXECUTORS OF RESOLUTION)

         Article 485 (1) shall apply mutatis mutandis where there are two or more representatives of meeting or executors resolution.


ARTICLE 503 (EXECUTION OF RESOLUTION RELATING TO REDEMPTION)

         Articles 484, 485 (2) and 487 (2) shall apply mutatis mutandis where either the representatives of meeting or the executors of the resolution execute a resolution relating to the redemption of the bonds.


ARTICLE 504 (REMOVAL OF REPRESENTATIVE OF MEETING OR EXECUTOR OF RESOLUTION,
ETC.)

         The meeting of bondholders may adopt a resolution at any time to remove from office any representative of the meeting or executor of the resolution and may alter details of any matter delegated to such person.


ARTICLE 505 (ACCELERATION)


         (1) If a company has neglected to pay interest on the bonds or has neglected to redeem them where a part of the bonds are to be redeemed at fixed periods, the bondholders may by a resolution of a meeting of bondholders give notice to the company to the effect that payment thereof must be made within a fixed period of time and that if the company fails to make payment within such period, it shall accelerate payment of the whole amount of the bonds: Provided, That such period shall not be shorter than two months.

         (2) The notice mentioned in paragraph (1) shall be given in writing.

         (3) If a company fails to pay within the period mentioned in paragraph
         (1), it shall accelerate the payment of the whole amount of the bonds.


ARTICLE 506 (PUBLIC NOTICE AND NOTICE OF ACCELERATION)

         When a company is subject to acceleration in accordance with Article, 505, the person who executes of a resolution under Article 505 (1) shall without delay give public notice to that effect and give a separate notice to each bondholders known to the company thereof.


ARTICLE 507 (REMUNERATION AND EXPENSES FOR COMMISSIONED COMPANY)


         (1) Unless otherwise provided in the contract made with the issuing company, any remuneration payable to a company commissioned to offer bonds for subscription, representatives of a meeting or executors of a resolution or any expenses necessary for the execution of their duties may be borne by the company, with the permission of the court. (Amended by Act No. 1212, Dec. 12, 1962)

         (2) Any company commissioned to offer bonds for subscription and any representative of a meeting or executor of a resolution may receive remuneration and expenses mentioned in paragraph (1) out of the redemption amount, in preference to bondholders.


ARTICLE 508 (EXPENSES RELATING TO MEETINGS OF BONDHOLDERS)

         (1) Any expenses relating to meetings of bondholders shall be borne by the issuing company.

         (2) Any expenses relating to the demand under Article 496 shall be borne by the company. The court may, however, upon the application of any interested person or ex officio, specially determine a person who shall bear such expenses in whole or in part.


ARTICLE 509 (MEETINGS OF CERTAIN CLASSES OF BONDHOLDERS)

         If two or more classes of bonds have been issued, a meeting of bondholders shall be convened for each class of bonds respectively.


ARTICLE 510 (APPLICABLE PROVISIONS)


         (1) Articles 363, 368 (3) and (4), 369 (2), and 371 through 373 shall apply mutatis mutandis to a meeting of bondholders.

         (2) The minutes of meetings of bondholders shall be kept by the issuing company at its principal office.

         (3) A company commissioned to offer bonds for subscription and any bondholder may, at any time during business hours, demand inspection of the minutes mentioned in paragraph (2).


ARTICLE 511 (ACTION FOR REVOCATION BY COMMISSIONED COMPANY)


         (1) If payment, settlement or any other act effected by a company to a certain bondholder is remarkably unfair, a company commissioned to offer bonds for subscription may demand the revocation thereof, only by means of action to court.

         (2) The action mentioned in paragraph (1) shall be brought within six months from the day on which the company becomes aware of the forming the ground for revocation and within one year from the day when such act becomes effective.

         (3) Article 186 of this Act and the proviso of Article 406 (1) and
         Article 407 of the Civil Act shall apply mutatis mutandis to the action mentioned in paragraph (1).


ARTICLE 512 (ACTION FOR REVOCATION BY REPRESENTATIVE, ETC.)

         When a resolution has been adopted by a meeting of bondholders, any representative of a meeting or executor of a resolution may also bring the action mentioned in Article 511 (1): Provided, That such action shall be brought within one year from the day when such act becomes effective.


         SUB-SECTION 3 CONVERTIBLE BONDS

ARTICLE 513 (ISSUANCE OF CONVERTIBLE BONDS)


         (1) A company may issue convertible bonds.

         (2) In case of paragraph (1), any of the following matters not provided for in the articles of incorporation shall be determined by the board of directors, unless the articles of incorporation provides that it shall be determined by a general meeting of shareholders' meeting:

         1.Total amount of convertible bonds;

         2.Conditions of conversion;

         3.Details on shares to be issued upon conversion;

         4.Period during which a claim for conversion may be demanded;

         5.Details on the preemptive rights of shareholders to subscribe for convertible bonds, and the amount of convertible bonds subject to such rights; and

         6.Details on issuance of convertible bonds to the persons other than shareholders, and the amount of such convertible bonds to be issued.

         (3) If, in case where convertible bonds are issued to those who are not shareholders of the company, the articles of incorporation do not include the amount of convertible bonds to be issued, conditions of conversion, contents of the shares to be issued upon conversion and the period during which the conversion may be demanded, such matters shall be determined by resolution under Article 434. In such case, the proviso of Article 418 (3) shall apply mutatis mutandis. (Amended by Act No. 6488, Jul. 24, 2001)

         (4) In case of resolution under paragraph (3), the summary of agenda relating to the issuance of convertible bonds shall be stated in the notice and public notice under Article 363.
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 513-2 (RIGHTS OF SHAREHOLDERS ENTITLED TO SUBSCRIBE FOR CONVERTIBLE
BONDS)


         (1) Any shareholder who has a right to subscribe for convertible bonds shall be entitled to be alloted bonds in proportion to the number of shares which he holds: Provided, That this shall not apply to an fractional bond the amount of which is less than the minimum face amount of each convertible bond.

         (2) Article 418 (2) shall apply mutatis mutandis where a shareholder has the right to subscribe for the convertible bonds.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]

ARTICLE 513-3 (PEREMPTORY NOTICE TO SHAREHOLDERS HAVING RIGHT TO SUBSCRIBE FOR CONVERTIBLE BONDS)


         (1) If shareholders have the preemptive right to subscribe for convertible bonds, the company shall notify each shareholder of the amount of convertible bonds which he is entitled to subscribe for, issue price, conditions of conversion, the details of the shares to be issued upon conversion, the period within which he may demand conversion and a statement to the effect that if he fails to subscribe for the convertible bonds on or before the specified date, he shall lose his right.

         (2) Article 419 (2) through (4) shall apply mutatis mutandis in case of paragraph (1).
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 514 (PROCEDURES FOR ISSUANCE OF CONVERTIBLE BONDS)


         (1) With regard to convertible bonds, the following particulars shall be stated in the subscription form for bonds, the bond certificates and the register of bonds: (Amended by Act No. 5053, Dec. 29, 1995)

         1.A statement to the effect that the bonds may be converted into shares;

         2.Conditions of conversion;

         3.Particulars as to shares to be issued upon conversion;

         4.Period during which conversion may be demanded; and

         5.Provision that the transfer of shares should be subject to the approval of the board of directors, if so determined.

         (2) Deleted. (by Act No. 3724, Apr. 10, 1984)


ARTICLE 514-2 (REGISTRATION OF CONVERTIBLE BONDS)


         (1) When a company has issued convertible bonds, the company shall register them at the place of its principal office within two weeks from the date payment under Article 476 is completed. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) The particulars to be registered under paragraph (1) shall be as follows:

         1.Total amount of convertible bonds;

         2.Face amount of each convertible bond;

         3.Amount paid for each convertible bond; and

         4.Matters set forth in subparagraphs 1 through 4 of Article 514.

         (3) Article 183 shall apply mutatis mutandis to the registration under paragraph (2).

         (4) If, in case where convertible bonds have been issued overseas, the matters to be registered take place in a foreign country, the period within which registration shall be made shall start to run from the date of arrival of notification thereof.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 515 (DEMAND FOR CONVERSION)


         (1) Any person who demands conversion shall submit to the company two copies of a written application form together with the bond certificates.

         (2) The written application form mentioned in paragraph (1) shall state the bonds to be converted and the date of application and contain a name and a seal or signature by the person demanding conversion. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 516 (APPLICABLE PROVISIONS)


         (1) Articles 346 (2), 424 and 424-2 shall apply mutatis mutandis to the issuance of convertible bonds.

         (2) Articles 339, 348, 350 and 351 shall apply mutatis mutandis to the conversion of bonds. (Amended by Act No. 5053, Dec. 29, 1995)

         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


         SUB-SECTION 4 BONDS WITH WARRANTS

ARTICLE 516-2 (ISSUANCE OF BONDS WITH WARRANTS)


         (1) A company may issue bonds with warrants to subscribe for new shares.

         (2) In case of paragraph (1), any of the following matters which are not provided for in the articles of incorporation shall be determined by the board of directors, unless the articles of incorporation provide that it shall be determined by a general of shareholders' meeting:

         1.Total amount of bonds with warrants;

         2.Details of the warrants vested to such bonds;

         3.Period within which the warrants are to be exercised;

         4.A statement on the transferability of only the warrants;

         5.A statement to the effect that upon request of the person who intends to exercise his warrant rights, the issue price of the bonds with warrants shall be deemed as payment under Article 516-8 (1), instead of the redemption of such bonds;

         6.Deleted; (by Act No. 5053, Dec. 29, 1995)

         7.Details on the preemptive rights to subscribe for bonds with warrants and the amount of bonds subject to such rights; and

         8.Details on issuance of bonds with warrants to persons other than shareholders and the amount of such bonds with warrants to be issued.

         (3) The total amount of issue price of the shares to be issued upon the exercise of warrant rights vested to each bonds shall not exceed the total amount of such bonds with warrant.

         (4) If, in case where the bonds with warrants are issued to those who are not shareholders, the articles of incorporation do not include the amount of such bonds, contents of the warrant rights and the period within which the warrant rights are to be exercised, these matters shall be determined by a resolution under Article 434. In such case, the proviso of Article 418 (3) shall apply mutatis mutandis. (Amended by Act No. 6488, Jul. 24, 2001)

         (5) Article 513 (4) shall apply mutatis mutandis to the case of paragraph (4).

         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 516-3 (PEREMPTORY NOTICE TO SHAREHOLDERS HAVING RIGHT TO SUBSCRIBE FOR BONDS WITH WARRANTS)


         (1) If shareholders have the preemptive rights to subscribe for bonds with warrants, the company shall notify each shareholder of the amount of bonds with warrants which he is entitled to subscribe for, the issue price, the particulars of warrant rights, the period within which he may exercise his warrant rights and a statement to the effect that if he fails to subscribe for the bonds with warrants on or before the specified date, he will lose his right. In this case, if the matters set forth in
         Article 516-2 (2) 4 or 5 have been determined, the details of such matters shall also be notified.

         (2) Article 419 (2) through (4) shall apply mutatis mutandis to the case of paragraph (1).

         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 516-4 (PARTICULARS TO BE ENTERED IN SUBSCRIPTION FORM FOR BONDS, BOND CERTIFICATES AND REGISTER OF BONDS)

         The following matters shall be entered in the subscription form for bonds, the bond certificates and the register of bonds in case of bonds with warrants: Provided, That when the company issues the certificates of warrants set forth in Article 516-5 (1), it shall not be required to enter them in the bond certificates: (Amended by Act No. 5053, Dec. 29,
         1995)

         1.A statement to the effect that a bond with warrant;

         2.Particulars set forth in Article 516-2 (2) 2 through 5;

         3.The banks and other financial institutions that will be responsible to receive the payment under Article 516-8 and the places where such payments are to be made; and

         4.Provision that the transfer of shares should be subject to the approval of the board of directors, if so determined. [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 516-5 (ISSUANCE OF CERTIFICATES OF WARRANTS)

         (1) If a company has determined the particulars set forth in Article 516-2 (2) 4, it shall issue the certificates of warrants in addition to the bond certificates.

         (2) Certificates of warrants shall contain the following particulars in addition to the serial number and directors shall write their names and affix their seals or shall sign thereon : (Amended by Act No. 5053, Dec. 29, 1995)

         1.A statement to the effect that it is a certificate of warrant;

         2.Trade name of company;

         3.Matters set forth in Article 516-2 (2) 2, 3 and 5;

         4.Matters set forth in subparagraph 3 of Article 516-4; and

         5.Provision that the transfer of shares should be subject to the approval of the board of directors, if so determined.
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 516-6 (TRANSFER OF WARRANT RIGHTS)


         (1) If certificates of warrants have been issued, transfer of the warrant rights shall be made only by the delivery of such certificates of warrants.

         (2) Articles 336 (2) and 360 of this Act and Article 21 of the Check Act shall apply mutatis mutandis to the certificates of warrants. [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 516-7 (REGISTRATION OF BONDS WITH WARRANTS)


         (1) When a company has issued bonds with warrants, it shall register the following:

         1.A statement to the effect that they are bonds with warrants;

         2.Total amount of issue price of the shares to be issued upon the exercise of warrant rights;

         3.Faceamount of each bond with warrants;

         4.Amount paid in for such bonds with warrants; and

         5.Matters set forth in Article 516-2 (2) 1 through 3.

         (2) Article 514-2 (1), (3) and (4) shall apply mutatis mutandis to the registration under paragraph (1).
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 516-8 (EXERCISE OF WARRANT RIGHTS)


         (1) Any person who intends to exercise his warrant right shall submit to the company two copies of a written application form therefor and shall pay the total amount of issue price of the new shares.

         (2) When written application forms are submitted pursuant to paragraph
         (1), the certificates of warrants, if they have been issued, shall be submitted together with the application form, but if such certificates have not been issued, the bond certificates shall instead be presented.

         (3) The payment under paragraph (1) shall be made to the banks or other financial institutions named in the bond certificates or in the certificates of warrants.

         (4) Article 302 (1) shall apply mutatis mutandis to the written application forms under paragraph (1) and Articles 306 and 318 shall apply mutatis mutandis to the banks and other financial institutions responsible for receipt of payment under paragraph (3).1
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 516-9 (TIME OF BECOMING SHAREHOLDER)

         A person who has exercised his warrant rights pursuant to Article 516-8
         (1) shall become a shareholder at the time when he makes payment under that Article. In this case, Article 350 (2) and (3) shall apply mutatis mutandis. (Amended by Act No. 5053, Dec. 29, 1995)
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 516-10 (APPLICABLE PROVISIONS)

         Article 351 shall apply mutatis mutandis to the exercise of warrant rights and Articles 513-2 and 516 (1) shall apply mutatis mutandis to bonds with warrants. (Amended by Act No. 5053, Dec. 29, 1995)
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


         SECTION 9 DISSOLUTION

ARTICLE 517 (REASONS FOR DISSOLUTION)

         A stock company shall be dissolved for any of the following reasons:
         (Amended by Act No. 5591, Dec. 28, 1998)

         1.Reasons set forth in subparagraphs 1, 4 through 6 of Article 227;

         1-2.Division or merger through division of a company under Article 530-2; and

         2.A resolution of a general shareholders' meeting.

ARTICLE 518 (RESOLUTION FOR DISSOLUTION)

         The resolution for dissolution shall be adopted in accordance with
         Article 434.


ARTICLE 519 (CONTINUANCE OF COMPANY)

         Where a company has been dissolved by reason of the expiration of the duration or of the occurrence of any other events specified in the Article of incorporation as reason for dissolution or by the resolution of a general shareholders' meeting, the company may continue to exist by such resolution as provided for in Article 434.


ARTICLE 520 (JUDGMENT FOR DISSOLUTION)


         (1) If, in the cases mentioned below, there exist unavoidable reasons, any shareholder who holds shares representing no less than 10/100 of the total issued and outstanding shares may apply to the court for the dissolution of the company:

         1.When the company's business operation continues to be remarkably in deadlock and as a result irreparable injury to the company is suffered or threatened; and

         2.When the managing or disposing of the company's property is remarkably improper and the existence of the company is thereby in danger.

         (2) Articles 186 and 191 shall apply mutatis mutandis to the application under paragraph (1).


ARTICLE 520-2 (DISSOLUTION OF DORMANT COMPANY)

         (1) If, in case where the administrator of the Office of Court Administration has given a public notice in the Gazette that any company whose last registration was made five years ago shall make a report to the effect that it has not yet closed its business to the court that has the jurisdiction over the place of its principal office, a company for which five years has already lapsed since its last registration as of the day of public notice fails to report within two months from the day of public notice in accordance with the Presidential Decree, the company shall be deemed to have been dissolved at the expiration of the period set for such a report: Provided, That it shall not be the case if the company has effected a registration during the period.

         (2)In case of a public notice under paragraph (1), the court shall also send to the company concerned a separate notice informing that such public notice has been given.

         (3) A company which is deemed to have been dissolved pursuant to paragraph (1) may continue to exist by a resolution under Article 434 within three years thereafter.

         (4) If a company which is deemed to have been dissolved pursuant to paragraph (1) fails to continue to exist as a company in accordance with paragraph (3), it shall be deemed to have been liquidated when the period of the above three years has lapsed. [This Article Newly Inserted Act No. 3724, Apr. 10, 1984]


ARTICLE 521 (NOTICE AND PUBLIC NOTICE OF DISSOLUTION)

         Upon the dissolution of a company, except in the case of bankruptcy, the directors shall without delay dispatch notice thereof to the shareholders and, in cases where bearer share certificates have been issued, shall give public notice thereof.


ARTICLE 521-2 (PROVISIONS TO BE APPLIED MUTATIS MUTANDIS)

         The provisions of Articles 228 and 229 (3) shall apply mutatis mutandis to the dissolution of a stock company.
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


         SECTION 10 MERGER

ARTICLE 522 (WRITTEN AGREEMENT OF MERGER AND RESOLUTION OF APPROVAL)


         (1) In order to effect a merger of companies, a written agreement for merger shall be prepared and be approved by a general shareholders' meeting. (Amended by Act No. 5053, Dec. 29, 1995; Act No. 5591, Dec. 28, 1998)

         (2) The summary of the written agreement of a merger shall be stated in notices and public notices under Article 363.

         (3) The resolution of approval mentioned in paragraph (1) shall be adopted in accordance with Article 434. (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 522-2 (PUBLIC NOTICE OF WRITTEN AGREEMENT OF MERGER)


         (1) Directors of a company shall keep the following documents in its principal office from two weeks before the day on which the general shareholders' meeting is held under Article 522 (1) until six months after the merger is effected: (Amended by Act No. 5591, Dec. 28, 1998)

         1.A written agreement of such merger;

         2.A document specifying the reasons for the allotment of shares which are issued to the shareholders of a company which ceases to exist in consequence of a merger; and

         3.The final balance sheet and statement of profit and loss of each company.

         (2) Any shareholder or creditor of the company may, at any time during business hours, request the inspection of a document under any subparagraph of paragraph (1) or request the delivery of the copies or abstracts of them with payment of the cost as determined by the company. (Amended by Act No. 5591, Dec. 28, 1998)
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 522-3 (APPRAISAL RIGHTS OF SHAREHOLDERS DISSENTING MERGER)


         (1) If, in case where the board of directors has made a resolution on the matters set forth in Article 522 (1), a shareholder dissenting from such resolution has notified in writing the company of his intention of dissenting before the general meeting is held, he may demand in writing that the company purchase his shares, with the class and number of such shares specified, within twenty days after the general meeting makes the resolution.

         (2) A shareholder who made a written notification of the intention of dissenting from a merger to the company within two weeks from the day on which a public notice or notification under Article 527-2 (2) was made may request that the company purchase his own shares in a written statement specifying the class and number of shares within 20 days after the period passed. (Newly Inserted by Act No. 5591, Dec. 28,
         1998)
         [This Article Newly Inserted by Act No. 5053, Dec. 29, 1995]


ARTICLE 523 (WRITTEN AGREEMENT OF MERGER)

         If one of the constituent companies of a merger survives after the merger, the written agreement of such merger shall contain the following particulars: (Amended by Act No. 5591, Dec. 28, 1998; Act No. 6488, Jul. 24, 2001)

         1.If the surviving company which is to continue to exist increases, due to the merger, the total number of shares authorized to be issued, the total number of shares authorized to be increased, the class and the number;

         2.Total amount of the capital and the reserve of the surviving company to be increased;

         3.Total number, class, number per class of shares to be issued at the time of the merger by the surviving company as well as any other particulars relating to the allotment of new shares to the shareholders of the company which is to cease to exist;

         4.The amount which is to be paid by the surviving company to the shareholders of the merged company, if so determined;

         5.Date set for the general members' meeting or general shareholders' meeting at which the resolution of the approval for the merger shall be adopted;

         6.Date on which the merger is to be effected;

         7.Matters on the change of the articles of incorporation which is to be effected by the surviving company in consequence of the merger, if so determined;

         8.The limit where each company makes a profit distribution due to the merger or the profit distribution in cash under Article 462-3 (1); and

         9.Where the directors, auditors or members of the audit committee who are to take offices in the company surviving after the merger are determined, their names and resident registration numbers.


ARTICLE 524 (WRITTEN AGREEMENT OF CONSOLIDATION)

         If a new company is to be formed by a merger, the written agreement of such merger shall contain the following particulars: (Amended by Act No. 6488, Jul. 24, 2001)

         1.With regard to the company to be formed, the matters set forth in
         Article 289 (1), 1 through 4, the class and the number if different classes of shares are to be issued and the place of the principal office;

         2.Total number, class, number per class of shares which are to be issued by the company to be incorporated as well as any other particulars relating to the allotment of shares to the shareholders of each constituent company;

         3.Total amount of the capital and the reserve of the company to be formed;

         4.The amount payable to the shareholders of each constituent company, if so determined;

         5.Particulars set forth in subparagraphs 5 and 6 of Article 523; and

         6.Where the directors, auditors or members of the audit committee who are to take offices in the company formed by a merger are determined, their names and resident registration numbers.


ARTICLE 525 (WRITTEN AGREEMENT OF MERGER OF PARTNERSHIP COMPANY OR LIMITED PARTNERSHIP COMPANY)


         (1) If, in case where one of the constituent companies, which survives after the merger, is a stock company or the company which is to be newly incorporated by the merger is a stock company, either or both of the constituent companies are a partnership company or limited partnership company, the written agreement of such merger shall be made with the consent of all the members.

         (2) Articles 523 and 524 shall apply mutatis mutandis to the written agreement of a merger under paragraph (1).


ARTICLE 526 (GENERAL MEETING FOR REPORTING IN CASE OF MERGER)

         (1) If one of the constituent companies survives after the merger, its directors shall without delay convene a general shareholders' meeting at which they shall make a report on matters relating to the merger, after the procedures set forth in Article 527-5 has been completed, or after the consolidation of shares has taken effect if shares have been consolidated in consequence of the merger, or after disposal set forth in Article 443 has been effected by the surviving company if there are shares which are not fit for consolidation, or, in case of a small-scale merger, after the procedures under Article 527-3 (3) and
         (4) has been completed. (Amended by Act No. 5591, Dec. 28, 1998)

         (2) A person who has subscribed for the new shares issued at the time of merger shall have the same rights as the shareholder at the general shareholders' meeting under paragraph (1). (Amended by Act No. 5591, Dec. 28, 1998)

         (3) In case of paragraph (1), the board of directors may make a public notice in lieu of a report to the general shareholders' meeting. (Newly Inserted by Act No. 5053, Dec. 29, 1995)


ARTICLE 527 (INAUGURAL GENERAL MEETING IN CASE OF CONSOLIDATION)


         (1) If a new company is to be incorporated by a merger, members of the organizing committees shall without delay convene an inaugural general meeting after the procedures set forth in Article 527-5 have been completed, or after the consolidation of shares has taken effect if shares have been consolidated in consequence of the merger, or after the disposal mentioned in Article 443 has been effected if there are shares which are not fit for consolidation. (Amended by Act No. 5591, Dec. 28, 1998)

         (2) At the inaugural general meeting, a resolution for the amendment of the articles of incorporation may be adopted: Provided, That the resolution may not contradict the tenor of the agreement of such merger.

         (3) Articles 308 (2), 309, 311, 312 and 316 (2) shall apply mutatis mutandis to the inaugural general meeting mentioned in paragraph (1).

         (4) In case of paragraph (1), the board of directors may make a public notice in lieu of a report to the general shareholders' meeting. (Newly Inserted by Act No. 5591, Dec. 28, 1998)


ARTICLE 527-2 (SIMPLIFIED MERGER)


         (1) Where one of the constituent companies of a merger survives, if there is the agreement of the total shareholders of a company to be extinguished due to the merger or 90/100 or more of the total issued and outstanding shares in such company are held by the surviving company, the approval of the general shareholders' meeting of the company to be extinguished may be replaced by the approval of the board of directors of such company.

         (2) In case of paragraph (1), a company to be extinguished due to a merger shall give public notice or make notification to the shareholders that the company shall be merged without approval by the general meeting of shareholders within two weeks after the written agreement of such merger was prepared: Provided, That the same shall not apply where the agreement of the total shareholders is obtained. [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 527-3 (SMALL-SCALE MERGER)


         (1) Where the total number of new shares issued by the surviving company of a merger does not exceed 5/100 of the total issued shares of the company, the approval of the general shareholders' meeting of the company may be replaced by the approval of the board of directors of such company: Provided, That where there is a fixed amount to be paid to shareholders of a company to be extinguished in consequence of the merger, if the amount exceeds 2/100 of the amount of net assets existing on the final balance sheet of the surviving company, this shall not apply.

         (2) In case of paragraph (1), the written agreement of the merger of the surviving company shall include that the merger shall be effected without approval by the general meeting of shareholders.

         (3) In case of paragraph (1), the surviving company shall make a public notice or notification to the shareholders of the trade name and seat of the principal office of the company to be extinguished, the date of the merger, and that the merger shall be effected without approval by the general meeting of shareholders within two weeks after the written agreement of the merger was prepared.

         (4) Where shareholders who own no less than 20/100 of the total issued shares of a company which continues to exist after a merger notify the company of their intention of dissenting from the merger in writing under paragraph (1) within two weeks after they received a public notice or notification under paragraph (3), the merger shall not be effected under the main sentence of paragraph (1).

         (5) The provisions of Article 522-3 shall not apply to a case under the main sentence of paragraph (1).
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 527-4 (TERMS OF OFFICE OF DIRECTOR AND AUDITOR)


         (1) Where one of the constituent companies of a merger survives, a director or auditor of the surviving company who took office before the merger shall be retired when the regular general meeting, held in a settling term which comes first after the merger, is completed, except as otherwise prescribed by the written agreement of the merger.

         (2) Deleted. (by Act No. 6488, Jul. 24, 2001)
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]

ARTICLE 527-5 (PROCEDURES FOR PROTECTION OF CREDITORS)


         (1) Within two weeks after a resolution of approval by the general meeting of shareholders is rendered under Article 522, a company shall give its creditors a public notice that an objection, if any, against the merger should be raised within a period of not less than one month and shall give a peremptory notice to the respective creditors known to the company.

         (2) In the application of the provisions of paragraph (1), a resolution of approval by the board of directors shall, in case of Articles 527-2 and 527-3, be deemed to be that by the general meeting of shareholders.

         (3) The provisions of Article 232 (2) and (3) shall apply mutatis mutandis to a case under paragraphs (1) and (2).
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 527-6 (EX POST FACTO NOTICE OF DOCUMENTS ON MERGER)


         (1) A director shall keep in the principal office written documents specifying the progress of procedures under Article 527-5, the date of merger, the value of property and amount of debts succeeded to from a company which is extinguished due to the merger, and other matters concerning the merger, for six months from the date of the merger.

         (2) The provisions of Article 522-2 (2) shall apply mutatis mutandis to documents under paragraph (1).
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 528 (REGISTRATION OF MERGER)

         (1) In case of a merger, the registration of alteration by the surviving company, the registration of the dissolution by the company which ceases to exist in consequence of the merger and the registration set forth in Article 317 by the company which is newly incorporated by consolidation shall be effected within two weeks at the place of the principal office and within three weeks at the place of each branch office from the date of the closing of the general shareholders' meeting or the date of a public notice in lieu of a report under
         Article 526, or from the date of the closing of the inaugural general meeting or the date of a public notice in lieu of a report under
         Article 527, as the case may be. (Amended by Act No. 5591, Dec. 28,
         1998)

         (2) If a surviving company or a company which is newly incorporated in consequence of a merger succeeds to convertible bonds or bonds with warrants, the registration of bonds shall be effected simultaneously with the registration under paragraph (1). (Amended by Act No. 3724, Apr. 10, 1984)


ARTICLE 529 (ACTION FOR NULLIFICATION OF MERGER)


         (1) The nullity of a merger may be asserted only through an action which shall be filed by each company's shareholder, director, auditor, liquidator or bankruptcy trustee or creditor who has opposed the merger. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) The action under paragraph (1) shall be brought within six months from the day on which the registration under Article 528 has been effected.


ARTICLE 530 (APPLICABLE PROVISIONS)


         (1) Deleted. (by Act No. 5591, Dec. 28, 1998)

         (2) Articles 234, 235, 237 through 240, 329-2, 374 (2), 374-2 (2)
         through (5)
         and 439 (3) shall apply mutatis mutandis to the merger of a stock company. (Amended by Act No. 5053, Dec. 29, 1995; Act No. 5591, Dec. 28, 1998; Act No. 6488, Jul. 24, 2001)

         (3) Articles 440 through 444 shall apply mutatis mutandis to the consolidation or split of shares by reason of a merger of companies. (Amended by Act No. 5591, Dec. 28, 1998)

         (4) If shares are not consolidated, Articles 339 and 340 (3) shall apply mutatis mutandis to the pledges created over the shares of the company which ceases to exist in consequence of a merger.


         SECTION 11 DIVISION OF COMPANY

ARTICLE 530-2 (DIVISION AND MERGER THROUGH DIVISION OF COMPANY)


         (1) A company may be divided to form one or several new companies.

         (2) A company may merge with one or several existing companies through its division (hereinafter referred to as the "merger through division").

         (3) A company may be divided to form one or several new companies, which, in succession, may merge with other existing companies.

         (4) A company after dissolution may be divided or merged through division only when an existing company becomes the surviving company or a new company is to be incorporated by such division or merger through division.
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-3 (APPROVAL FOR DIVISION PLAN AND WRITTEN AGREEMENT OF MERGER THROUGH DIVISION)

         (1) A company which is to be divided or merged through division shall prepare a division plan or a written agreement of a merger through division, which shall be approved by the general meeting of shareholders.

         (2) A resolution of approval under paragraph (1) shall be made in accordance with Article 434.

         (3) With respect to a resolution under paragraph (2), a shareholder under Article 370 (1) shall also have a voting right.

         (4) A summary of a division plan or a written agreement of a merger through division shall be entered in a notice and public notice under
         Article 363.

         (5) Where a company which issued several classes of shares comes to inflict a loss to a class of shareholders due to division or a merger through division, the division or merger through division shall be subject to a resolution by the general meeting of such shareholders under Article 435.

         (6) Where the liability of shareholders of each constituent company of division or a merger through division is to be increased due to such division or merger through division, such division or merger through division shall be subject to an agreement from all of such shareholders in addition to a resolution under paragraphs (2) and (5).
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-4 (INCORPORATION OF COMPANY BY DIVISION)


         (1) The provisions of Section 1 of this Chapter concerning the incorporation of a company shall apply mutatis mutandis to the incorporation of a company under Article 530-2.

         (2) Notwithstanding paragraph (1), a company to be incorporated through division may be so incorporated even through investments made only by the company to be divided. In this case, the provisions of Article 299 shall not apply where the shares of the company to be incorporated are issued to the shareholders of the company to be divided in proportion to their shares.
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-5 (ENTRIES IN DIVISION PLAN)


         (1) Where a company is to be incorporated through division, the following matters shall be entered in the division plan:

         1.Trade name, objective, and seat of the principal office of the company to be incorporated, and the method of public notice;

         2.Total number of shares which are to be issued by the company to be incorporated, and the par value per share;

         3.Total number, classes, and number per class of shares which are to be issued by the company to be incorporated at the time of such division;

         4.Matters concerning the allotment of shares by the company to be incorporated to the shareholders of a company to be divided, and the merger or split of shares pursuant to such allotment, if so determined;

         5.Amount to be paid to the shareholders of a company to be divided, if so determined;

         6.Matters concerning the capital and reserve of the company to be incorporated;

         7.Property to be transferred to the company to be incorporated and the value thereof;

         8.Matters determined pursuant to Article 530-9 (2), if any;

         9.Name and resident registration number of the director and auditor of the company to be incorporated, if so determined; and

         10.Other matters to be entered in the articles of incorporation of the company to be incorporated.

         (2) Where a company continues to exist after its division, the following matters shall be entered in the division plan with respect to the surviving company:

         1.Amount of the capital and reserve to be decreased;

         2.Method of the decrease of capital;

         3.Property to be transferred due to the division and the value thereof;

         4.Total number of shares issued after the division;

         5.If the total number of shares to be issued by the company is decreased, the total number, classes, and number per class of shares to be decreased; and

         6.Other matters which cause any changes in the articles of incorporation.
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-6 (ENTRIES IN WRITTEN AGREEMENT OF MERGER THROUGH DIVISION)


         (1) Where part of a company to be divided merges with another company and the other company (hereinafter referred to as the "other party to merger through division") survives, the following matters shall be entered in the written agreement of the merger through division:

         1.If the other party to merger through division increases the total number of shares to be issued due to the merger through division, the total number, classes, and number per class of such shares;

         2.The total number, classes, and number per class of new shares to be issued by the other party to merger through division at the time of such merger;

         3.Matters concerning the allotment of shares by the other party to merger through division to the shareholders of the company to be divided, and the merger or split of shares pursuant to such allotment, if so determined;

         4.The amount to be paid by the other party to merger through division to the shareholders of the company to be divided, if so determined;

         5.Matters concerning the total amount of the capital and the reserve of the other party to merger through division to be increased;

         6.Property and the value thereof to be transferred by the company to be divided to the other party to merger through division;

         7.The matters determined pursuant to Article 530-9 (3), if so determined;

         8.The date of the general meeting of shareholders on which the companies concerned are to make a resolution under Article 530-3 (2);

         9.The date on which a merger through division is to be effected;

         10.Name and resident registration number of the director and auditor of the other party to merger through division, if so determined; and

         11.Other matters which cause the change of the articles of incorporation of the other party to merger through division.

         (2) Where part of a company to be divided merges with another company or its part through division to incorporate a company, the following matters shall be entered in the written agreement of the merger through division:

         1.Matters provided for in Article 530-5 (1) 1, 2, and 6 through 10;

         2.The total number, classes, and number per class of shares to be issued by the company to be incorporated at the time of the merger through division;

         3.Matters concerning the allotment of shares by the companies concerned to their shareholders, and provisions concerning the merger or split of shares pursuant to such allotment, if so determined;

         4.Property and the value thereof to be transferred by the respective companies concerned to the company to be incorporated;

         5.The amount to be paid by the respective companies concerned to their shareholders, if so determined;

         6.The date of the general meeting of shareholders on which the respective companies concerned are to make a resolution under Article 530-3 (2); and

         7.The date on which the merger through division is to be effected.

         (3) The provisions of Article 530-5 shall apply mutatis mutandis to an entry concerning any part for which the respective companies concerned fail to effect the merger through division in case of paragraphs (1) and (2).
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-7 (PUBLIC NOTICE OF DIVISION BALANCE SHEET)


         (1) The director of a company to be divided shall keep the following documents in the principal office from two weeks before the general meeting of shareholders is held under Article 530-3 (1), until six months after the registration of division or the merger through division is effected:

         1.A division plan or written agreement of a merger through division;

         2.A balance sheet concerning the part to be divided;

         3.In case of a merger through division, the balance sheet of the other party to merger through division; and

         4.A document specifying reasons for the allotment of shares to be issued to the shareholders of a company to be divided.

         (2) The director of the other party to merger through division under
         Article 530-6 (1) shall keep the following documents in the principal office from two weeks before the opening day of the general meeting of shareholders which is to approval the merger through division, until six months after the registration of the merger through division is effected:

         1.A written agreement of the merger through division;

         2.A balance sheet concerning the divided part of a company to be divided; and

         3.A document specifying reasons for the allotment of shares to be issued to the shareholders of a company to be divided.

         (3) The provisions of Article 522-2 (2) shall apply mutatis mutandis to a document under paragraphs (1) and (2).

         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-8 (ACCOUNT CONCERNING DIVISION AND MERGER THROUGH DIVISION)

         Where a company which is incorporated due to a division or a merger through division or the other party to such merger through division acquires a right of business, the acquisition value may be counted in the assets side of the balance sheet. In this case, at least an equally divided portion out of such amount shall be amortized in each settling term within five years after the registration of incorporation or merger through division is effected.
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-9 (LIABILITY OF COMPANY AFTER DIVISION AND MERGER THROUGH DIVISION)

         (1) Companies which are incorporated or continue to exist due to a division or a merger through division shall be jointly and severally liable to satisfy the debts of the company before the division or merger through division.

         (2) Notwithstanding paragraph (1), where a company to be divided incorporates another company by means of division upon a resolution under Article 530-3 (2), it may be determined that the incorporated company bears only the debts related to property invested thereby from among the debts of the company to be divided. In this case, if the company to be divided continues to exist after the division, the company shall bear only the debts which the company incorporated due to the division fails to repay.

         (3) In case of a merger through division, a company to be divided may, upon a resolution under Article 530-3 (2), determine that it bears only the debts, from among those of the company to be divided, related to property which an existing company financed due to the merger through division invests. In this case, the provisions of the latter part of paragraph (2) shall apply mutatis mutandis.

         (4) The provisions of Articles 439 (3) and 527-5 shall apply mutatis mutandis to a case under paragraph (2).

         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-10 (EFFECT OF DIVISION OR MERGER THROUGH DIVISION)

         A company which is incorporated or continues to exist due to a division or a merger through division shall succeed to the rights and duties of the company to be divided under the conditions prescribed by a division plan or written agreement of the merger through division.

         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-11 (PROVISIONS TO BE APPLIED MUTATIS MUTANDIS)


         (1) The provisions of Articles 234, 237 through 240, 329-2, 440 through 444,

         526, 527, 528, and 529 shall apply mutatis mutandis to division or a merger through division: Provided, That a member of the organizing committee under Article 527 shall be the representative director.

         (2) The provisions of Articles 374 (2), 439 (3), 522-3, 527-2, 527-3 and 527-5 shall apply mutatis mutandis to a merger through division. (Amended by Act No. 6086, Dec. 31, 1999)
         [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


ARTICLE 530-12 (REAL DIVISION)

         The provisions of this Section shall apply mutatis mutandis where a company to be divided acquires the total number of shares of a company to be incorporated due to a division or a merger through division. [This Article Newly Inserted by Act No. 5591, Dec. 28, 1998]


         SECTION 12 LIQUIDATION

ARTICLE 531 (APPOINTMENT OF LIQUIDATORS)


         (1) Upon the dissolution of a company, except in the case of dissolution by a merger, division, merger through division, or bankruptcy, directors shall become the liquidators: Provided, That it shall not be the case if otherwise provided in the articles of incorporation or if other persons have been appointed at a general shareholders' meeting. (Amended by Act No. 5591, Dec. 28, 1998)

         (2) If there is no liquidator pursuant to paragraph (1), the court shall appoint a liquidator upon the application of any interested person.


ARTICLE 532 (LIQUIDATOR'S REPORT)

         The liquidator shall make a report on the following matters to the court within two weeks from the date on which he has assumed office:
         (Amended by Act No. 5053, Dec. 29, 1995)

         1.Reasonand date of dissolution; and

         2.Name, residence registration number and address of the liquidator.


ARTICLE 533 (LIQUIDATOR'S DUTY TO INVESTIGATE COMPANY'S PROPERTY AND TO REPORT)


         (1) After the liquidator has assumed office, he shall without delay investigate the status of the company's property and shall prepare an inventory list and a balance sheet and submit them to a general shareholders' meeting for approval.

         (2) The liquidator shall without delay submit the inventory and balance sheet to the court after he has obtained the approval set forth in paragraph (1).


ARTICLE 534 (SUBMISSION, AUDIT, DISCLOSURE AND APPROVAL OF BALANCE SHEET, BUSINESS REPORT AND SUPPLEMENTARY SCHEDULES)


         (1) The liquidator shall prepare a balance sheet, supplementary schedules and a business report four weeks before the day of the ordinary shareholders' general meeting and submit them to the auditor.

         (2) The auditor shall submit to the liquidator the audit report on the documents set forth in paragraph (1) one week before the day of the ordinary general shareholders' meeting.

         (3) The liquidator shall keep the documents set forth in paragraph (1) and the audit report set forth in paragraph (2) at the principal office of the company from a week before the day of the ordinary general shareholders' meeting.

         (4) Article 448 (2) shall apply mutatis mutandis to the documents set forth in paragraph (3).

         (5) The liquidator shall submit the balance sheet and business report to the ordinary general shareholders' meeting for approval.
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 535 (PEREMPTORY NOTICE TO CREDITORS)


         (1) The liquidator shall give peremptory notice to creditors of the company, by means of a public notice, at least two times within two months after he has assumed office, to the effect that the creditors present their claims within a fixed period and that any creditor failing to do so will be excluded from the liquidation: Provided, That such period shall be no less than two months.

         (2) The liquidator shall give a peremptory notice demanding the presenting of claims individually to each creditor known to the company, and such creditor shall not be excluded from the liquidation, even if he has failed to present his claim.


ARTICLE 536 (DISCHARGE WITHIN PERIOD FOR PRESENTING CLAIMS)


         (1) The liquidator may not effect performance in favor of creditors during the period set for presenting their claims pursuant to Article 535 (1): Provided, That the company shall not be relieved of any such liability for damages as may be caused by the delay of performance.

         (2) Notwithstanding paragraph (1), the liquidator may, with the permission of the court, effect performance in respect of small claims, secured claims or any claims the discharge of which is not likely to prejudice any other creditors.

ARTICLE 537 (DISCHARGE TO EXCLUDED CREDITORS)


         (1) Creditors who have been excluded from the liquidation may demand performance only out of the surplus assets which have not yet been distributed.

         (2) If distribution has been made to a part of shareholders, property which is necessary for distribution to other shareholders in equal proportion thereto shall be deducted from the surplus assets mentioned in paragraph (1).


ARTICLE 538 (DISTRIBUTION OF SURPLUS ASSETS)

         The surplus assets shall be distributed among the shareholders in proportion to the number of shares held by each shareholder: Provided, That this shall not apply in case of Article 344 (1).


ARTICLE 539 (REMOVAL OF LIQUIDATOR)


         (1) A liquidator, except as appointed by the court, may be removed from office at any time by a resolution of a general shareholders' meeting.

         (2) If a liquidator is remarkably unfit for administrating the affairs of liquidation or has acted in contravention of his material duties, any shareholder who holds shares representing no less than 3/100 of the total issued and outstanding shares may apply to the court for removal of such liquidator from office. (Amended by Act No. 5591, Dec. 28,
         1998)

         (3) Article 186 shall apply mutatis mutandis to the action relating to the application under paragraph (2). (Amended by Act No. 5591, Dec. 28,
         1998)


ARTICLE 540 (COMPLETION OF LIQUIDATION)

         (1) When the affairs of liquidation have been completed, the liquidator shall without delay prepare a statement of the settlement of accounts and submit it to a general shareholders' meeting for approval.

         (2) When the approval under paragraph (1) has been given, the company shall be deemed to have relieved the liquidator of his responsibility:
         Provided, That it shall not be the case where the liquidator have committed any dishonest act.


ARTICLE 541 (PRESERVATION OF DOCUMENTS)


         (1) The books of a company and all important documents relating to its business and liquidation shall be preserved for a period of ten years from the time when the registration of the completion of liquidation is effected at the place of the principal office: Provided, That the slips and similar documents shall be kept for five years. (Amended by Act No. 5053, Dec. 29, 1995)

         (2) With regard to the preservation set forth in paragraph (1), the court shall appoint the custodian and shall determine the method of preservation, upon the application of the liquidator or any other interested person.


ARTICLE 542 (APPLICABLE PROVISIONS)


         (1) Articles 245, 252 through 255, 259, 260 and 264 shall apply mutatis mutandis to a stock company.

         (2) Articles 362, 363-2, 366, 367, 373, 376 and 377, 382 (2), 386, 388
         through 394, 396, 398 through 408, 411 through 413, 414 (3), 449 (3),
         450 and 466 shall apply mutatis mutandis to the liquidator. (Amended by Act No. 1212, Dec. 12, 1962; Act No. 3724, Apr. 10, 1984; Act No. 5591,
         Dec. 28, 1998)

         CHAPTER V LIMITED LIABILITY COMPANY

         SECTION 1 INCORPORATION

ARTICLE 543 (PREPARATION OF ARTICLES OF INCORPORATION AND ABSOLUTE PARTICULARS TO BE ENTERED THEREIN)


         (1) Members shall prepare the articles of incorporation for the incorporation of a limited liability company. (Amended by Act No. 6488, Jul. 24, 2001)

         (2) The articles of incorporation shall contain the following particulars and each member shall write his name and affix his seal or shall sign thereon: (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 6488, Jul. 24, 2001)

         1.Matters set forth in subparagraphs 1 through 3 of Article 179;

         2.Total amount of capital;

         3.Amount of each contribution unit;

         4.Number of contribution units by each member; and

         5.Place of the principal office.

         (3) Article 292 shall apply mutatis mutandis to a limited liability company.


ARTICLE 544 (PARTICULARS CONCERNING ABNORMAL INCORPORATION)

         The following particulars shall be effective upon being stated in the articles of incorporation:

         1.Name of the persons who is to make a contribution in kind and the type, quantity and value of the subject-matter of the contribution and the number of contribution units to be given in consideration thereof;

         2.Type, quantity and value of the property which was agreed to be transferred to the company after its incorporation and name of the transferor; and

         3.Expenses of incorporation which are to be borne by the company.


ARTICLE 545 (LIMIT ACTION ON TOTAL NUMBER OF MEMBERS)


         (1) The total number of members of a company shall not exceed fifty:
         Provided, That it shall not be the case if the authorization of the court has been obtained where any special circumstances exist.

         (2) Paragraph (1) shall not apply where the number of members is altered by succession or testamentary gift.


ARTICLE 546 (LIMIT ACTION ON TOTAL AMOUNT OF CAPITAL AND AMOUNT OF EACH CONTRIBUTION UNIT)


         (1) The total amount of capital of a company shall be at least ten million won. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) The amount of each contribution unit shall be no less than five thousand won and shall be equal. (Amended by Act No. 3724, Apr. 10,
         1984)


ARTICLE 547 (APPOINTMENT OF FIRST DIRECTORS)


         (1) Where the directors have not been designated by the articles of incorporation, a general members' meeting shall be convened before the incorporation of the company and such directors shall be elected at such meeting.

         (2) Each member may convene a general meeting mentioned in paragraph
         (1).


ARTICLE 548 (PAYMENT FOR CONTRIBUTION)


         (1) Directors shall have the members pay the full amount of contributions or furnish the whole of the property which is the subject-matter of the contributions in kind.

         (2) Article 295 (2) shall apply mutatis mutandis to the contributions in kind made by members.


ARTICLE 549 (REGISTRATION OF INCORPORATION)


         (1) The registration of incorporation of a limited liability company shall be effected within two weeks from the day on which payment for contribution or performance of the contribution in kind set forth in the Article 548 has been performed.
         (Amended by Act No. 5053, Dec. 29, 1995)

         (2) In connection with the registration under paragraph (1), the following particulars shall be registered: (Amended by Act No. 5053, Dec. 29, 1995)

         1.Particulars set forth in subparagraphs 1, 2 and 5 of Article 179 and the place of branch office, if any;

         2.Particulars set forth in Article 543 (2) 2 and 3;

         3.Name, residence registration number and address of each director:
         Provided, That if the director representing the company is appointed, addresses of other directors shall be excluded;

         4.Name of the representative director, if any;

         5.Provisions pertaining to the joint representation of the company by two or more directors, if applicable;

         6.Duration or any other reason of dissolution of the company if any;
         and

         7.Name and residence registration number of auditors, if any.

         (3) In connection with the registration to be made at the place of the branch office or new branch office in the event that a limited liability company establishes or transfers a branch office, the matters as prescribed in paragraph (2) 1 and 3 through 6 shall be registered. (Newly Inserted by Act No. 5053, Dec. 29, 1995)

         (4) Articles 181 through 183 shall apply mutatis mutandis to the registration of a limited liability company. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 550 (LIABILITY OF MEMBERS AS OF INCORPORATION CONCERNING CONTRIBUTION IN
KIND)


         (1) If the actual value of the property mentioned in subparagraphs 1 and 2 of Article 544 as at the time of the incorporation of a company is substantially short of the value stated by the articles of incorporation, members as of incorporation shall be jointly and severally liable to pay such shortage to the company.

         (2) The liability of members set forth in paragraph (1) may not be exempted. (Newly Inserted by Act No. 1212, Dec. 12, 1962)


ARTICLE 551 (LIABILITY OF MEMBERS AS OF INCORPORATION CONCERNING UNPAID AMOUNT OF CONTRIBUTION)

         (1) If it is found after the formation of the company that the payment of the amount of contributions and the performance of contributions in kind has not been completed, the members, directors and auditors as of incorporation shall be jointly and severally liable to pay the amount unpaid or the value of property which has not been contributed to the company. (Amended by Act No. 1212, Dec. 12, 1962)

         (2) The liability of members set forth in paragraph (1) may not be exempted. (Newly Inserted by Act No. 1212, Dec. 12, 1962)

         (3) The liability of directors and auditors set forth in paragraph (1) may not be exempted without the consent of all members. (Newly Inserted by Act No. 1212, Dec. 12, 1962)


ARTICLE 552 (ACTION FOR NULLIFICATION OR REVOCATION OF INCORPORATION)


         (1) The nullity of incorporation of a company may be asserted only by means of an action which shall be brought only by the members, directors or auditors and the revocation of incorporation of a company may be asserted only by means of an action which may be brought only by the persons having the right of revocation, within two years from the date on which the company has come into existence.

         (2) Articles 184 (2) and 185 through 193 shall apply mutatis mutandis to the action under paragraph (1).

         [This Article Wholly Amended by Act No. 1212, Dec. 12, 1962]


         SECTION 2 RIGHTS AND DUTIES OF MEMBERS

ARTICLE 553 (LIABILITY OF MEMBER)

         Unless otherwise provided in this Act, the liability of a member shall be limited to the amount of his contribution to the company.


ARTICLE 554 (SHARE OF MEMBER)

         Each member shall have share in the company in proportion to the number of his contribution units.


ARTICLE 555 (INSTRUMENTS OF SHARE)

         A limited liability company may not issue instruments to order or bearer instruments with regard to the respective share of members.


ARTICLE 556 (TRANSFER OF SHARE)


         (1) A member may transfer the whole or a part of his share to any other person only if a resolution of a general members' meeting is made pursuant to Article 585: Provided, That the restriction on transfer may be aggravated by the articles of incorporation.

         (2) If the total number of members exceeds the limit mentioned in
         Article 545, such transfer shall not be effective except in case of testamentary gift.

         (3) Notwithstanding paragraph (1), the articles of incorporation may provide otherwise with regard to the transfer of share between members. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 557 (REQUIREMENT FOR ASSERTING TRANSFER OF SHARE AGAINST COMPANY AND THIRD PERSON)

         The transfer of share shall not be set up against the company and third persons unless the full name and address of the transferee and the number of contribution units subject to the transfer have been entered in the register of members.


ARTICLE 558 (COMMON OWNERSHIP OF SHARE)

         Article 333 shall apply mutatis mutandis where share belongs to two or more persons in common.


ARTICLE 559 (PLEDGING OF SHARE)


         (1) Share may be pledged.

         (2) Articles 556 and 557 shall apply mutatis mutandis to the pledge of share.


ARTICLE 560 (PROVISIONS APPLICABLE MUTATIS MUTANDIS)


         (1) The provisions of Articles 339, 340 (1) and (2), 341, 341-3, 342 and 343 (1) shall apply mutatis mutandis to the share of members. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 6086, Dec. 31, 1999)

         (2) The provision of Article 353 shall apply mutatis mutandis to the notice or peremptory notice to members.


         SECTION 3 MANAGEMENT OF COMPANY

ARTICLE 561 (DIRECTORS)

         A limited liability company shall have one or more directors.


ARTICLE 562 (REPRESENTATION OF COMPANY)


         (1) A director shall represent the company.

         (2) If there are two or more directors, the director who are to represent the company shall be elected at a general members' meeting unless otherwise provided in the articles of incorporation.

         (3) It may be determined by the articles of incorporation or a general members' meeting that two or more directors shall jointly represent the company.

         (4) Article 208 (2) shall apply mutatis mutandis to the cases under paragraph (3).


ARTICLE 563 (REPRESENTATIVE IN ACTION BETWEEN DIRECTOR AND COMPANY)

         If a company files an action against any of its directors or where a director files an action against the company, a person who shall represent the company with regard to such action shall be elected at a general members' meeting.


ARTICLE 564 (DETERMINATION ON MANAGEMENT OF BUSINESS, TRANSACTIONS BETWEEN DIRECTOR AND COMPANY)


         (1) If there are several directors, management of the company's business, appointment or dismissal of a manager and establishment, transfer or closure of branch offices shall be determined by a majority vote of the directors, unless otherwise provided by the articles of incorporation. (Amended by Act No. 3724, Apr. 10, 1984)

         (2) Manager may be elected or removed at a general members' meeting, notwithstanding paragraph (1). (Amended by Act No. 3724, Apr. 10, 1984)

         (3) A director may enter into transactions with the company for his account or for the account of a third person only if he has obtained approval from the auditor or from the general members' meeting in case of absence of the auditor. In this case, Article 124 of the Civil Act shall not apply. (Newly Inserted by Act No. 1212, Dec. 12, 1962)


ARTICLE 564-2 (RIGHT TO INJUNCTION)

         In case where a director acts in violation of Acts and subordinate statutes or the articles of incorporation and thereby an irreparable damage is likely to be caused to the company, the auditor or any member who holds contribution units representing not less than 3/100 of the total amount of capital may demand on behalf of the company that the director stop such an act.
         [This Article Newly Inserted by Act No. 6086, Dec. 31, 1999]


ARTICLE 565 (DERIVATE SUITS BY MEMBERS)


         (1) Any member who holds contribution units representing not less than 3/100 of the total amount of the capital may demand that the company institute an action to enforce the liability of a director. (Amended by Act No. 6086, Dec. 31, 1999)

         (2) The provisions of Articles 403 (2) through (7) and 404 through 406 shall apply mutatis mutandis to the case under paragraph (1). (Amended by Act No. 5591, Dec. 28, 1998)


ARTICLE 566 (KEEPING AND PERUSAL OF DOCUMENTS)


         (1) Directors shall keep at the principal office and at each branch office copies of the articles of incorporation and the minutes of the general members' meetings and shall keep the register of members at the principal office.

         (2) The full name, address and number of contributions unit shall be entered in the register of members.

         (3) Any member or creditor of the company may demand, at any time during business hours, the perusal or copying of the documents set forth in paragraph (1).


ARTICLE 567 (PROVISIONS APPLICABLE MUTATIS MUTANDIS)

         The provisions of Articles 209, 210, 382, 385, 386, 388, 395, 397, 399
         through 401, 407 and 408 shall apply mutatis mutandis to directors of a limited liability company. In this case, the term "board of directors" in Article 397 shall be read as the "general members' meeting". (Amended by Act No. 1212, Dec. 12, 1962; Act No. 5591, Dec. 28, 1998;
         Act No. 6086, Dec. 31, 1999)


ARTICLE 568 (AUDITORS)


         (1) A limited liability company may have one or more auditors in accordance with the articles of incorporation.

         (2) Article 547 shall apply mutatis mutandis where the articles of incorporation provide that the company shall have auditors.


ARTICLE 569 (AUDITOR'S AUTHORITY)

         An auditors may at any time investigate the status of property and the affairs of the company and may request directors to report on the business operation.


ARTICLE 570 (PROVISIONS APPLICABLE MUTATIS MUTANDIS)

         The provisions of Articles 382, 385 (1), 386, 388, 400, 407, 411, 413,
         414 and 565 shall apply mutatis mutandis to auditors.


ARTICLE 571 (CONVOCATION OF GENERAL MEMBERS' MEETING)


         (1) A general members' meeting shall be convened by directors unless otherwise provided in this Act: Provided, That a extraordinary general members' meeting may be convened by auditor. (Amended by Act No. 1212, Dec. 12, 1962)

         (2) In convening a general meeting, a notice in writing shall be dispatched to each member at least one week prior to the date set for such meeting: Provided, That this period may be shortened by the articles of incorporation.

         (3) Articles 363 (2) and 364 shall apply mutatis mutandis to the convocation of a general members' meeting.


ARTICLE 572 (DEMAND FOR CONVOCATION OF GENERAL MEETING BY MINORITY MEMBERS)


         (1) Any member who holds contribution units representing no less than 3/100 of the total amount of the capital may demand the convocation of a general meeting by filing with directors a written application which states the proposed subject-matters of such meeting and the reasons for which it is to be convened. (Amended by Act No. 6086, Dec. 31, 1999)

         (2) Paragraph (1) may be provided otherwise by the articles of incorporation.

         (3) The provisions of Article 366 (2) and (3) shall apply mutatis mutandis in case of paragraph (1).

ARTICLE 573 (OMISSION OF CONVOCATION PROCEDURES)

         A general meeting may be convened without the procedures set forth in
         Article 572, with the consent of all the members.


ARTICLE 574 (QUORUM OF GENERAL MEETING AND METHOD OF RESOLUTION)

         Unless otherwise provided by the articles of incorporation or this Act, all resolutions of a general members' meeting shall be adopted by the presence of members holding a majority of votes and by a majority of affirmative votes of the members present.


ARTICLE 575 (MEMBER'S RIGHT TO VOTE)

         Each member shall have one vote for each contribution unit: Provided, That the articles of incorporation may provide otherwise with regard to the number of votes.


ARTICLE 576 (TRANSFER OF BUSINESS AND EX POST FACTO INCORPORATION)


         (1) A resolution of a general meeting under Article 585 shall be required for a limited liability company to effect the matters set forth in subparagraphs 1 through 3 of Article 374.

         (2) Paragraph (1) shall apply mutatis mutandis where a limited liability company enters, within two years from its coming into existence, into an agreement to acquire, for value equivalent to not less than 1/20 of the capital, a property existing prior to its incorporation, which is purported to be continuously used for purposes of its business.


ARTICLE 577 (RESOLUTION IN WRITING)

         (1) If a resolution of a general meeting is required, resolution in writing may be adopted, with the consent of all the members.

         (2) If all the members have consented in writing to the matters constituting the subject-matter of a resolution, such resolution shall be deemed to have been adopted in writing.

         (3) A resolution in writing shall have the same effect as a resolution of a general meeting.

         (4) The provisions regarding the general meeting shall apply mutatis mutandis to the resolutions in writing.


ARTICLE 578 (PROVISIONS APPLICABLE MUTATIS MUTANDIS)

         The provisions of Articles 365, 367, 368 (3) and (4), 369 (2), 371 (2),
         372, 373 and 376 through 381 shall apply mutatis mutandis to general members' meeting.


ARTICLE 579 (PREPARATION OF FINANCIAL STATEMENTS)


         (1) Directors shall, at each period for the settlement of accounts, prepare the following documents and annexed statements thereto:

         1.Balance sheet;

         2.Income statement; and

         3.Statement of appropriation of retained earnings of statements of disposition of deficit.

         (2) If there are auditors, directors shall submit to auditors the documents under paragraph (1) four weeks before the day set for the ordinary general meeting.

         (3) Auditors shall submit a audit report to directors within three weeks from the day on which they receive the documents under paragraph
         (2).
         [This Article Wholly Amended by Act No. 3724, Apr. 10, 1984]


ARTICLE 579-2 (PREPARATION OF BUSINESS REPORT)


         (1) Directors shall prepare a business report at each period for the settlement of accounts.

         (2) Article 579 (2) and (3) shall apply mutatis mutandis to the business report under paragraph (1).
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 579-3 (KEEPING AND PUBLIC NOTICE OF FINANCIAL STATEMENTS)


         (1) Directors shall keep the documents under Articles 579 and 579-2 and the business report at the principal office of the company for five years from a week before the day set for the ordinary general meeting.

         (2) Article 448 (2) shall apply mutatis mutandis to the documents under paragraph (1).
         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 580 (STANDARD FOR DIVIDEND)

         Unless otherwise provided in the articles of incorporation, a dividend shall be made in proportion to the number of contribution units of each member.

ARTICLE 581 (MEMBER'S RIGHT TO PERUSE ACCOUNT BOOKS)


         (1) Any member who hold contribution units representing no less than 3/100 of the total amount of the capital may demand the perusal or copying of the account books and related documents. (Amended by Act No. 6086, Dec. 31, 1999)

         (2) A company may provide in the articles of incorporation that any member may make the demand under paragraph (1). In this case, the supplementary schedules need not be prepared, regardless of Article 579
         (1). (Amended by Act No. 3724, Apr. 10, 1984)


ARTICLE 582 (INSPECTION OF BUSINESS AFFAIRS AND STATUS OF PROPERTY)


         (1) If there is any dishonest act or any material fact in contravention of any Acts, subordinate statutes or the articles of incorporation in connection with the management of the company's affairs, any member who holds contribution units representing no less than 3/100 of the total amount of the capital may apply to the court for the appointment of an inspector to investigate the affairs of the company and the status of its property. (Amended by Act No. 6086, Dec. 31, 1999)

         (2) The inspector shall report in writing on the results of the investigation to the court.

         (3) The court may, if it deems it necessary after examining the report mentioned in paragraph (2), order auditors, or directors in the absence of auditors, to convene a general members' meeting. In this case,
         Article 310 (2) shall apply mutatis mutandis. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 583 (PROVISIONS APPLICABLE MUTATIS AND MUTANDIS)

         (1) The provisions of Articles 449 (1) and (2), 450, 452, 453, 453-2,
         457-2, 458 through 460, 462, 462-3 and 466 shall apply mutatis mutandis to the accounting of a limited liability company. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 6086, Dec.
         31, 1999)

         (2) The provision of Article 468 shall apply mutatis mutandis to the claims arising out of the relations of employment between a limited liability company and its employees. (Amended by Act No. 6086, Dec. 31,
         1999)


         SECTION 4 AMENDMENT OF ARTICLES OF INCORPORATION

ARTICLE 584 (METHOD OF AMENDMENT OF ARTICLES OF INCORPORATION)

         In order to amend the articles of incorporation, a resolution of a general members' meeting is required.


ARTICLE 585 (SPECIAL RESOLUTION FOR AMENDMENT OF ARTICLES OF INCORPORATION)


         (1) The resolution mentioned in Articles 584 shall be adopted by the affirmative votes of a majority of all the members and of 3/4 of the total votes.

         (2) In the application of paragraph (1), a member who is not allowed to exercise his vote shall not be added to the number of all the members and the vote which may not be exercised shall not be added to the number of the total votes.


ARTICLE 586 (RESOLUTION FOR CAPITAL INCREASE)

         Even where the articles of incorporation does not provide for, the following matters, they may be determined by a resolution for capital increase:

         1.Name of the persons who is to make contribution type and the class, quantity and value of the subject-matter of such contribution in kind and the number of contribution units to be given in consideration thereof;

         2.Type, quantity and value of the property which was agreed to be transferred to the company after the capital increase is effected and the name of the transferor; and

         3.Name of the persons to whom the preemptive right to the capital contribution is granted and the substance of such right.


ARTICLE 587 (GRANTING OF PREEMPTIVE RIGHT IN CASE OF CAPITAL INCREASE)

         If a limited liability company promises to give a specified person the preemptive right to the capital contribution in case of the capital increase in the future, the resolution set forth in Article 585 shall be required.


ARTICLE 588 (MEMBER'S PREEMPTIVE RIGHT TO CAPITAL CONTRIBUTION)

         A member is entitled to subscribe for capital contribution with respect to the capital increase, in proportion to his share: Provided, That it shall not be the case where certain persons who shall subscribe for the capital contribution have been determined by the resolutions mentioned in Articles 586 and 587.


ARTICLE 589 (METHOD OF SUBSCRIPTION FOR CAPITAL CONTRIBUTION)


         (1) In case of the capital increase, any person who intends to subscribe for the capital contribution shall enter the number of contribution units to be subscribed for and his address on an instrument certifying such subscription and he shall write his name and affix his seal or shall sign. (Amended by Act No. 5053, Dec.

         29, 1995)

         (2) A limited liability company shall not offer subscription for the capital contributions by means of advertisement or otherwise.


ARTICLE 590 (STATUS OF NEW SUBSCRIBER OF CONTRIBUTION)

         In case of the capital increase, the person who has subscribed for the capital contribution shall have the same rights as the existing member with regard to the dividend from the time of payment for the capital contribution and of the transfer of property which is the subject-matter of the contribution in kind.


ARTICLE 591 (REGISTRATION OF CAPITAL INCREASE)

         A limited liability company shall effect the registration of alteration due to the capital increase within two weeks at the place of the principal office, from the day on which the payment for the capital contribution or the performance of the contributions in kind in connection with such capital increase has been completed. (Amended by Act No. 5053, Dec. 29, 1995)


ARTICLE 592 (EFFECTUATION OF CAPITAL INCREASE)

         The increase in the capital shall take effect when the registration under Article 591 is effected at the place of the principal office.


ARTICLE 593 (MEMBER'S LIABILITY CONCERNING CONTRIBUTION IN KIND)


         (1) If the actual value of the property mentioned in subparagraphs 1 and 2 of Article 586 as of the capital increase is substantially short of the value determined by the resolution for the capital increase, the members who have agreed to the resolution shall be jointly and severally liable to pay such deficit to the company.

         (2) Articles 550 (2) and 551 (2) shall apply mutatis mutandis in case of paragraph (1). (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 594 (LIABILITY OF DIRECTORS, ETC. CONCERNING UNSUBSCRIBED CAPITAL CONTRIBUTIONS, ETC.)


         (1) If there are contributions which have not yet been subscribed for after the capital increase, directors and auditors shall be deemed to have subscribed for such contributions jointly. (Amended by Act No. 1212, Dec. 12, 1962)

         (2) If full payment of the capital contributions or the transfer of property which is the subject-matter of contribution in kind has not been completed after the capital increase, directors and auditors are jointly and severally liable to pay such incomplete payment or the value of property yet to be transferred. (Amended by Act No. 1212, Dec. 12, 1962)

         (3) Article 551 (3) shall apply mutatis mutandis in case of paragraph
         (1). (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 595 (ACTION FOR NULLIFYING CAPITAL INCREASE)


         (1) The nullity of an capital increase may be asserted only by means of an action which shall be brought only by members, directors or auditors within six months from the day on which the registration under Article 591 has been effected at the place of the principal office. (Amended by Act No. 1212, Dec. 12, 1962)

         (2) Articles 430 through 432 shall apply mutatis mutandis in case of paragraph (1).

ARTICLE 596 (APPLICABLE PROVISIONS)

         Articles 334, 548, and 576 (2) shall apply mutatis mutandis to the increase in the capital. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 597 (APPLICABLE PROVISIONS)

         Articles 439 (1) and (2), 443, 445 and 446 shall apply mutatis mutandis to the reduction of the capital.


         SECTION 5 MERGER AND CHANGE OF ORGANIZATION

ARTICLE 598 (METHOD OF MERGER)

         A resolution of the general members' meeting pursuant to Article 585 shall be required for a merger involving a limited liability company.


ARTICLE 599 (APPOINTMENT OF MEMBERS OF ORGANIZING COMMITTEE)

         The members of the organizing committee pursuant to Article 175 shall be appointed by a resolution of a general members' meeting set forth in
         Article 585.


ARTICLE 600 (MERGER OF LIMITED LIABILITY COMPANY AND STOCK COMPANY)


         (1) A merger between a limited liability company and a stock company, as a result of which a stock company survives or is newly incorporated, shall not take effect unless it has obtained the authorization of the court.

         (2) In case of a merger between a limited liability company and a stock company which has not completed the redemption of the bonds, the surviving company or the company which is to be newly incorporated shall not be a limited liability company.


ARTICLE 601 (SUBROGATION)


         (1) In case of a merger between a limited liability company and a stock company as a result of which a limited liability company survives or is newly incorporated, Article 339 shall apply mutatis mutandis to the pledge over the pre-existing shares of the stock company.

         (2) In case of paragraph (1), a pledge over share shall not be asserted against the company or any other third person unless the number of contribution units and the name and address of the pledgee have been entered in the register of members.


ARTICLE 602 (REGISTRATION OF MERGER)

         In case of a merger involving a limited liability company, the registration of alteration by the limited liability company surviving after the merger, the registration of dissolution by the limited liability company which ceases to exist in consequence of the merger and/or the registration under Article 549 (2) by the limited liability company which is newly incorporated by the merger shall be effected within two weeks at the place of the principal office and within three weeks at the place of each branch office, from the date of the closing of the general members' meeting held pursuant to Article 526 or 527, which are applied mutatis mutandis pursuant to Article 603.


ARTICLE 603 (APPLICABLE PROVISIONS)

         Articles 232, 234, 235, 237 through 240, 443, 522 (1) and (2), 522-2,
         523, 524,

         526 (1) and (2), 527 (1) through (3), and 529 shall apply mutatis mutandis to the merger of a limited liability company. (Amended by Act No. 1212, Dec. 12, 1962; Act No. 3724, Apr. 10, 1984; Act No. 5591,
         Dec. 28, 1998)


ARTICLE 604 (CHANGE OF ORGANIZATION OF STOCK COMPANY TO LIMITED LIABILITY
COMPANY)


         (1) By a resolution adopted at a general meeting by the unanimous consent of all the shareholders, a stock company may change its organization into a limited liability company: Provided, That it shall not be the case where the redemption of the bonds has not been completed.

         (2) In case of the change of organization mentioned in paragraph (1), the total amount of capital shall not exceed the amount of net assets existing in the company.

         (3) The articles of incorporation and any other particulars necessary for the change of organization shall be determined by the resolution mentioned in paragraph (1).

         (4) Article 601 shall apply mutatis mutandis to the change of the organization under paragraph (1).


ARTICLE 605 (LIABILITY OF DIRECTORS AND SHAREHOLDERS FOR SHORTAGE IN AMOUNT OF NET ASSETS)


         (1) If, in case of change of the organization under Article 604, the amount of net assets which exists in the company is short of the total amount of the capital, directors and shareholders at the time of the resolution mentioned in Article 604 (1) shall be liable to pay jointly and severally such amount of shortage to the company.

         (2) Articles 550 (2), and 551 (2) and (3) shall apply mutatis mutandis in case of paragraph (1). (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 606 (REGISTRATION OF CHANGE OF ORGANIZATION)

         When a stock company has changed its organization in accordance with
         Article 604, the registration of the dissolution by the stock company and the registration under Article 549 (2) by the limited liability company shall be effected within two weeks at the place of the principal office and within three weeks at the place of each branch office.


ARTICLE 607 (CHANGE OF ORGANIZATION OF LIMITED LIABILITY COMPANY TO STOCK
COMPANY)


         (1) By a resolution adopted at a general meeting by the unanimous consent of all the members, a limited liability company may change its organization into a stock company.

         (2) In case of paragraph (1), the total amount of the issue price of shares which are to be issued at the time of change of the organization shall not exceed the amount of net assets existing in the company.

         (3) The change of organization under paragraph (1) shall not take effect unless it obtains the authorization of the court.

         (4) If, in the case of a change of organization mentioned in paragraph
         (1), the amount of net assets which exists in the company is short of the total amount of the issue-price of shares which are issued at the time of the change of organization, directors, auditors and members of the company at the time of the resolution under paragraph (1) shall be jointly and severally liable to pay such amount of shortage to the company. In this case, Article 550 (2), and 551 (2) and (3) shall apply mutatis mutandis. (Amended by Act No. 1212, Dec. 12, 1962)

         (5) Articles 340 (3), 601 (1), 604 (3) and 606 shall apply mutatis mutandis to the change of organization under paragraph (1).

ARTICLE 608 (APPLICABLE PROVISIONS)

         Article 232 shall apply mutatis mutandis to the change of organization under Articles 604 and 607. (Amended by Act No. 3724, Apr. 10, 1984)


         SECTION 6 DISSOLUTION AND LIQUIDATION

ARTICLE 609 (REASONS FOR DISSOLUTION)


         (1) A limited liability company shall be dissolved for any of the following reasons: (Amended by Act No. 6488, Jul. 24, 2001)

         1.Reasons set forth in subparagraphs 1, and 4 through 6 of Article 227; and

         2.A resolution of a general members' meeting.

         (2) A resolution mentioned in paragraph (1) 2 shall be adopted according to Article 585.


ARTICLE 610 (CONTINUANCE OF COMPANY)


         (1) Where a company has been dissolved by any of the reasons mentioned in subparagraph 1 of Article 227 or Article 609 (1) 2, the company may continue to exist by such resolution of the general members' meeting as set forth in Article 585.

         (2) Deleted. (by Act No. 6488, Jul. 24, 2001)

ARTICLE 611 (APPLICABLE PROVISIONS)

         Article 229 (3) shall apply mutatis mutandis to the continuance of existence of a company under Article 610.


ARTICLE 612 (DISTRIBUTION OF SURPLUS ASSETS)

         Unless otherwise provided in the articles of incorporation, the surplus assets shall be distributed among the members in proportion to the number of contribution units of each member.


ARTICLE 613 (APPLICABLE PROVISIONS)


         (1) Articles 228, 245, 252 through 255, 259, 260, 264, 520, 531 through
         537, 540 and 541 shall apply mutatis mutandis to a limited liability company. (Amended by Act No. 1212, Dec. 12, 1962)

         (2) Articles 209, 210, 366 (2) and (3), 367, 373 (2), 376, 377, 382
         (2), 386, 388, 399 through 402, 407, 408, 411 through 413, 414 (3),
         450, 466 (2), 539, 562 and 563, 564 (3), 565, 566, 571, 572 (1) and 581
         shall apply mutatis mutandis to the liquidator of a limited liability company. (Amended by Act No. 1212, Dec. 12, 1962; Act No. 3724, Apr. 10, 1984)


         CHAPTER VI FOREIGN COMPANIES

ARTICLE 614 (APPOINTMENT OF REPRESENTATIVE, ESTABLISHMENT OF BUSINESS OFFICE AND REGISTRATIONS THEREOF)


         (1) A foreign company intending to engage in business in the Republic of Korea shall appoint a representative in the Republic of Korea and shall establish a business office.

         (2) In case of paragraph (1), such foreign company shall, in respect of the establishment of its business office, effect the same registration as that of a branch office of a company incorporated in the Republic of Korea either of the same kind or of the kind which it most closely resembles.

         (3) For the registration under paragraph (2), such foreign company shall register the governing law under which it was incorporated and the name and address of its representative in the Republic of Korea.

         (4) Articles 209 and 210 shall apply mutatis mutandis to such representative of a foreign company. (Amended by Act No. 1212, Dec. 12,
         1962)


ARTICLE 615 (STARTING POINT OF RECKONING OF REGISTRATION PERIOD)

         If the matters required to be registered in accordance with Article 614
         (2) and (3) took place in a foreign country, the period for registration shall be reckoned from the day on which a notice thereof arrived.


ARTICLE 616 (PROHIBITION OF CONDUCTING CONTINUOUS TRANSACTIONS BEFORE REGISTRATION)


         (1) A foreign company shall not engage in continuous transactions at the place of its business office before it has effected the registration set forth in Article 614.

         (2) A person who has engaged in transactions in contravention of paragraph (1) shall be jointly and severally liable with the company for such transactions.


ARTICLE 617 (APPLICABLE LAWS)

         A company incorporated in a foreign country shall, if it has established its principal office in the Republic of Korea or its main purpose is to engage in business in the Republic of Korea, be subject to the same provisions as a company incorporated in the Republic of Korea.


ARTICLE 618 (APPLICABLE PROVISIONS)


         (1) Articles 335 through 338, 340 (1), 355 through 357, 478 (1), 479 and 480 shall apply mutatis mutandis to the issuance of share certificates or certificates of bonds and to the transfer or pledging of such shares or the transfer of bonds conducted in the Republic of Korea by a foreign company.

         (2) In case of paragraph (1), the first business office established in the Republic of Korea by a foreign company shall be deemed as its principal office.


ARTICLE 619 (ORDER TO CLOSE BUSINESS OFFICE)


         (1) In case where a foreign company has established its business office, the court may order such business office to be closed, on the application of any interested person or public prosecutor, for any of the following reasons:
         (Amended by Act No. 1212, Dec. 12, 1962)

         1.If the objective of establishment of such business office is illegal;

         2.If such business office has, without justifiable reasons, failed to commence business within one year after the registration of establishment thereof was effected, discontinued business for a period of not less than one year or suspended payment without justifiable reasons; or

         3.If the representative of such foreign company or any other person managing the affairs thereof has violated Acts and subordinate statutes or good morals and other social orders.

         (2) Article 176 (2) through (4) shall apply mutatis mutandis in case of paragraph (1).


ARTICLE 620 (LIQUIDATION OF PROPERTIES EXISTING IN REPUBLIC OF KOREA)


         (1) If the court has ordered a business office of a foreign company to be closed in accordance with Article 619 (1), it may order the institution of proceedings for liquidation in respect of the whole of the company's property existing in the Republic of Korea, upon the application of any interested person or ex officio. In this case, the court shall appoint a liquidator.

         (2) Articles 535 through 537 and 542, except for those which are by nature inapplicable, shall apply mutatis mutandis to the liquidation under paragraph (1).

         (3) Paragraphs (1) and (2) shall apply mutatis mutandis where a foreign company has voluntarily closed its business office.


ARTICLE 621 (STATUS OF FOREIGN COMPANY)

         In connection with the application of other Acts, a foreign company shall be deemed to be a company incorporated in the Republic of Korea either of the same kind or of the kind which it most closely resembles, unless otherwise provided by Acts.


         CHAPTER VII PENAL PROVISIONS

ARTICLE 622 (CRIMES OF SPECIAL MISAPPROPRIATION BY PROMOTERS, DIRECTORS, AND OTHER OFFICERS, ETC.)


         (1) If a promoter, managing member, director, member of audit committee, auditor or acting director under Articles 386 (2), 407 (1), 415 or 567, manager or other employee commissioned to undertake a certain class of matters or specified matters related to the business affairs of the company has obtained, or made a third party obtain, any pecuniary benefit by acting in breach of his duty and has thereby inflicted loss on the company, he shall be punished by an imprisonment not exceeding ten years or to a fine not exceeding thirty million won. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 6086,
         Dec. 31, 1999; Act No. 6086, Dec. 31, 1999)

         (2) The same shall apply where a liquidator, acting liquidator under
         Article 542 (2) and incorporator under Article 175 have committed an act mentioned in paragraph (1).


ARTICLE 623 (CRIMES OF SPECIAL MISAPPROPRIATION BY REPRESENTATIVES OF MEETING OF BONDHOLDERS, ETC.)

         If a representative of a meeting of bondholders or a person who was authorized to execute the resolutions thereof has obtained, or made another person obtain, any pecuniary benefit by acting in breach of his duty and has thereby inflicted loss on the bondholders, he shall be subject to an imprisonment not exceeding seven years or to a fine not exceeding twenty million won. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)


ARTICLE 624 (ATTEMPTED CRIMES OF SPECIAL MISAPPROPRIATION)

         An attempt to commit any of the acts set forth in Articles 622 and 623 shall be punishable.


ARTICLE 625 (CRIMES OF ENDANGERING COMPANY'S PROPERTY)

         If any person set forth in Article 622 (1), inspector, notary public mentioned in Article 298 (3), 299-2, 310 (3) or 313 (2) (including managing attorney of an incorporated law firm and of a joint law & notary office; the same shall apply hereinafter in this Chapter) or appraiser mentioned in Article 299-2, 310 (3), or 422 (1) has committed any of the following offenses, he shall be subject to an imprisonment not exceeding five years or to a fine not exceeding fifteen million won: (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 5591, Dec. 28, 1998)

         1.Making of a false report to, or concealing facts from, the court, the general meeting or promoters in respect of the subscription for shares or capital contribution, payment therefor, performance of contributions in kind, or any matter set forth in Article 290, subparagraph 4 of
         Article 416, or Article 544;

         2.Wrongful acquisition of the ownership of share or shares in the company or of the pledge right with respect thereto, for the account of the company, irrespective of the name they have used in doing so;

         3.Distribution of profits or interests in contravention of Acts, subordinate statutes or the articles of incorporation; and

         4.Disposal of the company's property for speculative transactions, outside the ordinary course of the company's business.


ARTICLE 625-2 (CRIMES OF VIOLATING SHARE ACQUISITION RESTRICTION, ETC.)

         If a person set forth in Article 635 (1) has violated Article 342-2 (1) or (2), he shall be subject to a fine not exceeding twenty million won. [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 626 (CRIMES OF FALSE REPORTING)

         If a director, member of audit committee, auditor or acting director under Articles 386 (2), 407 (1), 415 or 567 has made a false reporting to, or has concealed facts from, the court or the general meeting with respect to the amount of net assets under Article 604 (2) or 607 (2) in case of a change of organization pursuant to Article 604 or 607, he shall be punished by an imprisonment not exceeding five years or to a fine not exceeding fifteen million won. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 6086, Dec. 31, 1999)


ARTICLE 627 (CRIMES OF USING DOCUMENTS CONTAINING MISSTATEMENTS)


         (1) If a person set forth in Article 622 (1), representative of a foreign company or person who is commissioned to offer shares or bonds has used the subscription forms for shares or bonds, prospectus, advertisements or any other documents relating to an offering of shares or bonds, which contained misstatements as to material facts in connection with such offering, he shall be punished by an imprisonment not exceeding five years or to a fine not exceeding fifteen million won.
         (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)

         (2) The same shall apply where a person who offers shares or bonds for sale has used documents related to such sale containing misstatements as to material facts pertaining to such sale.


ARTICLE 628 (CRIMES OF DISGUISED PAYMENT)


         (1) If a person set forth in Article 622 (1) has committed an act of disguising the payment for the subscription price or the fulfillment of the contribution in kind, he shall be subject to an imprisonment not exceeding five years or to a fine not exceeding fifteen million won. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)

         (2) The same shall apply to a person who have consented to or has mediated an act mentioned in paragraph (1).


ARTICLE 629 (CRIMES OF EXCESSIVE ISSUANCE)

         If promoters, directors or acting directors under Article 386 (2) or 407 (1) have issued shares in excess of the total number of shares authorized to be issued by the company, they shall be subject to an imprisonment not exceeding five years or to a fine not exceeding fifteen million won. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)


ARTICLE 630 (CRIMES OF CORRUPTION IN OFFICE BY PROMOTERS, DIRECTORS OR OTHER OFFICERS)


         (1) If a person set forth in Articles 622 and 623, inspector or notary public under Article 298 (3), 299-2, 310 (3) or 313 (2) or appraiser under Article 299-2, 310 (3), or 422 (1) has received, demanded or promised any pecuniary benefit, in response to unlawful solicitation in connection with their duties, he shall be subject to an imprisonment not exceeding five years or to a fine not exceeding fifteen million won. (Amended by Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29, 1995; Act No. 5591, Dec. 28, 1998)

         (2) The same shall apply to a person who has promised, delivered or manifested an intention for delivery of pecuniary benefits mentioned in paragraph (1).


ARTICLE 631 (CRIMES OF BRIBERY IN RELATION TO DISTURBING EXERCISE OF RIGHTS,
ETC.)


         (1) If any person has received, demanded or promised pecuniary benefits in response to unlawful solicitations in connection with the following matters, he shall be subject to an imprisonment not exceeding one year or to a fine not exceeding three million won: (Amended by Act No. 1212, Dec. 12, 1962; Act No. 3724, Apr. 10, 1984; Act No. 5053, Dec. 29,
         1995; Act No. 5591, Dec. 28, 1998; Act No. 6086, Dec. 31, 1999)

         1.Making a statement or exercising voting rights at the inaugural general meeting, general members' meetings, general shareholders' meetings or meetings of bondholders;

         2.Bringing an action set forth in Part 3 or exercising the rights of shareholders representing no less than 1/100 or 3/100 of the total issued and outstanding shares, the rights of bondholders representing no less than 10/100 of the total amount of the bonds or the rights of members having contribution units representing no less than 3/100 of the capital; and

         3.Exercising any right set forth in Article 402 or 424.

         (2) The same shall apply to a person who has promised, delivered or manifested an intention for delivery of pecuniary benefits mentioned in paragraph (1).


ARTICLE 632 (CONCURRENT IMPOSITION OF IMPRISONMENT AND FINE)

         Punishments of Imprisonment and fine set forth in Articles 622 through 631 may be concurrently imposed.


ARTICLE 633 (CONFISCATION AND ADDITIONAL COLLECTION)

         In case of Article 630 (1) or 631 (1), the benefits received by the offender shall be confiscated. If it is wholly or partly impossible to confiscate such, the value thereof shall be collected from the offender.


ARTICLE 634 (CRIMES OF EVADING LIABILITY FOR PAYMENT ON SHARES)

         If a person who has subscribed for shares or contribution units by using another person's name or a fictitious name in order to evade the liability for payment of the subscription price, he shall be subject to an imprisonment not exceeding one year or to a fine not exceeding three million won. (Amended by Act No. 3724. Apr. 10, 1984; Act No. 5053, Dec. 29, 1995)


ARTICLE 634-2 (CRIMES OF GRANTING BENEFITS IN CONNECTION WITH EXERCISE OF

SHAREHOLDER'S RIGHTS)


         (1) If a director, member of audit committee, auditor, acting director under Article 386 (2), 407 (1) or 415, manager or other employee has granted pecuniary benefits on the company's account in connection with the exercise of shareholder's rights, he shall be subject to an imprisonment not exceeding one year or to a fine not exceeding three million won. (Amended by Act No. 5053, Dec. 29, 1995; Act No. 6086, Dec. 31, 1999)

         (2) The same shall apply to a person who has received, or made another person deliver, the benefits under paragraph (1).

         [This Article Newly Inserted by Act No. 3724, Apr. 10, 1984]


ARTICLE 635 (OFFENCES SUBJECT TO FINE FOR NEGLIGENCE)


         (1) If a promoter, incorporator, managing member, director, auditor, member of audit committee, representative of a foreign company, inspector, notary public under Article 298 (3), 299-2, 310 (3) or 313
         (2), appraiser under Article 299-2, 310 (3), or 422 (1), manager, liquidator, transfer agent, company which was commissioned to offer bonds for subscription, its successor or acting director under Article 386 (2), 407 (1), 415, 542 (2) or 567 has committed any of the following offenses, he shall be subject to a fine for negligence not exceeding five million: Provided, That this shall not apply where a criminal penalty is imposed against such an act: (Amended by Act No. 1212, Dec. 12, 1962; Act No. 3724, Dec, 1984; Act No. 5053, Dec. 29,
         1995; Act No. 5591, Dec. 28, 1998; Act No. 6086, Dec. 31, 1999)

         1.Neglecting to effect any of the registrations set forth in this Part;

         2.Neglecting to give any public notices or any other notices prescribed in this Part or making a dishonest public or other notices;

         3.Disturbing any inspection or investigation pursuant to this Part;

         4.Refusal to permit the inspection or copying of documents or to deliver a transcript or an abstract thereof in contravention of this Part, without justifiable reason;

         5.Making a false reporting to, or concealing facts from, the government authorities, general meetings or meetings of bondholders;

         6.Failure to state in share certificates, certificates of bonds or certificates for preemptive rights any of the required particulars or making a misstatement therein;

         7.Failure to effect entry of a change of holders in the register of shareholders, without justifiable reason;

         8.Neglecting to take procedure for the appointment of directors and auditors, if the remaining directors or auditors in office become fewer than the minimum number prescribed in the Acts or in the articles of incorporation;

         9.Failure to state any particulars required to be stated in the articles of incorporation, the register of shareholders or the part of a set thereof, the register of members, the register of bonds or the part of a set thereof, the minutes, the property list, the balance sheet, the business report, the operation report, the income statements, the statements of appropriation of retained earnings or the statements of disposition of deficits, the reports on the settlement of accounts, account books, the supplementary schedules mentioned in Articles 447, 534, 579 (1) or 613 (1) or the audit report or making mis statements therein;

         10.Neglecting or refusing to hand over the business undertaking to a liquidator appointed by the court;

         11.Fixing the unduly prolonged period set forth in Article 247 (3), 535
         (1) or 613 (1), for the purpose of delaying the completion of liquidation;

         12.Neglecting to apply for an adjudication of bankruptcy in contravention of

         Article 254 (4), 542 (1) or 613 (1);

         13.Inviting public subscriptions for contribution in contravention of
         Article 589 (2);

         14.Merger, division, or merger through division of companies, change of organization, disposal of the company's property or reduction of its capital, in contravention of Article 232, 247 (3), 439 (2), 527-5, 530
         (2), 530-9 (4), 530-11 (2), 597, 603 or 608;

         15.Distribution of the properties of a company in contravention of
         Article 260, 542 (1) or 613 (1);

         16.Failure to prepare subscription forms for shares or bonds, certificates of preemptive rights or to state therein the required particulars or making misstatements therein, in contravention of
         Article 302 (2), 347, 420, 420-2, 474 (2) or 514 (1);

         17.Neglecting to take the procedures for cancellation of shares or contribution units or to effect the disposition of pledge rights over the shares or contribution units, in contravention of Article 342 or 560 (1);

         18.Retirement of shares or contribution units in contravention of
         Article 343 (1) or 560 (1);

         19.Issuance of share certificates in contravention of Article 355 (1) and (2) or 618;

         19-2.Failure to enter in the register of shareholders, in contravention of Article 358-2 (2);

         19-3.Failure to make a subject-matter of the general meeting of shareholders the matters which shareholders propose, in contravention of Article 363-2 (1) or 542 (2);

         20.Failure to convene a general meeting in contravention of an order of the court rendered in accordance with Article 365 (1) and (2), 578, 467 (3) or 582 (3) or convening a general meeting at a place other than that set forth in the articles of incorporation or convening such meeting in contravention of Article 363, 364 or 571 (2) and (3);

         20-2.Failure to give the notice or public notice on the contents and method of exercise of the appraisal right or giving a false notice or public notice, in contravention of Article 374 (2), 530 (2), or 530-11
         (2);

         21.Failure to keep books or documents in contravention of Article 396
         (1), 448 (1), 510 (2), 522-2 (1), 527-6 (1), 530-7, 534 (3), 542 (2),
         566 (1), 579 (3), 603 or 613;

         21-2.Refusal of the investigation of the auditor or the member of audit committee without any justifiable reason, in contravention of Article 412-4 (3);

         22.Failure to set aside a reserve or misuse thereof, in contravention of Articles 458 through 460 or 583;

         22-2.Failure to pay the dividend within the period set forth in Article 464-2 (1);

         23.Offeringbonds or failure to redeem old bonds, in contravention of
         Article 470;

         24.Issuance of bond certificates in contravention of Article 478 (1) or 618;

         25.Discharge of any obligation in contravention of Article 536 or 613
         (1);

         26.Failure to comply with an order of the court rendered pursuant to
         Article 619 (1); and

         27.Issuance of instruments in bearer or non-bearer form with respect to contribution units, in contravention of Article 555.

         (2) The same shall apply where a promoter or director has transferred any right deriving from the subscription of shares.

ARTICLE 636 (BUSINESS IN NAME OF COMPANY PRIOR TO ITS REGISTRATION, ETC.)


         (1) A person who has engaged in business in the name of a company before its incorporation shall be subject to a fine for negligence equivalent to two times the sum of the registration tax for the registration of incorporation of the company.

         (2) Paragraph (1) shall apply mutatis mutandis where a person has violated Article 616 (1).


ARTICLE 637 (APPLICATION OF PENAL PROVISIONS TO JURISTIC PERSON)

         If any person set forth in Article 622, 623, 625, 627, 628 or 630 (1) is a juristic person, the penal provisions under this Chapter shall apply to the directors or auditors who have committed such acts or other members or managers who has managed the affairs of the company.


         PART IV INSURANCE

         CHAPTER I COMMON PROVISIONS

ARTICLE 638 (DEFINITION)

         A contract of insurance shall take effect when the parties agree that one shall pay the premium as agreed, and that the other shall provide a certain sum of money or its equivalent in kind upon the occurrence of uncertain events against the property, life or body of the former.


ARTICLE 638-2 (EFFECTUATION OF INSURANCE CONTRACT)

         (1) When an insurer receives from a policyholder a payment of the whole or a part of the amount equivalent to the premium, as well as an application for an insurance contract, it shall dispatch to him a notice on whether it accepts the application or not within thirty days unless otherwise stipulated. If the insured of a personal insurance contract is to undergo a physical examination, however, the period shall run from the day on which he does it.

         (2) If the insurer neglects to dispatch a notice on whether or not it accepts such an application within the period in the paragraph (1), it shall be considered to have accepted the application.

         (3) Where the insurer receives from a policyholder the whole or a part of the amount equivalent to the premium, as well as an application for an insurance contract, if any event specified in the insurance contract has taken place before it accepts the application, it shall assume contractual obligations unless it has any reason to refuse the application: Provided, That this shall not apply where the insured of a personal insurance contract is to undergo a physical examination, but fails to do so.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 638-3 (OBLIGATION TO DELIVER AND SPECIFY STANDARD INSURANCE TERMS)


         (1) When an insurer enters into an insurance contract, it shall deliver the standard insurance terms to the policyholder, and inform him of their important contents.

         (2) If the insurer violates the provisions of paragraph (1), the policyholder may cancel the contract within one month after the contract is made.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 639 (INSURANCE FOR BENEFIT OF THIRD PARTY)

         (1) The policyholder may effect a contract of insurance for the benefit of a third party with or without a mandate of, specified or unspecified, the third party: Provided, That in the case of the non-life insurance contract, if there is no mandate of a third party, the policyholder shall inform the insurer thereof, and if he fails to do so, he may not stand against the insurer by the reason that the third party does not know the fact that the insurance contract was made. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) In the case of paragraph (1), the third party shall be necessarily entitled to the benefits of the contract: Provided, That in case of the non-life insurance contract, if the policyholder has compensated the third party for the loss caused by the occurrence of the insured event, he may claim from the insurer the payment of the insured amount to the extent that it does not infringe upon the third party's right. (Newly Inserted by Act No. 4470, Dec. 31, 1991)

         (3) In the case of paragraph (1), the policyholder is liable for paying the premium to the insurer: Provided, That if the policyholder has been adjudged bankrupt or has delayed the payment of the premium, the third person is also liable for paying the premium in so far as the third party does not waive his rights. (Amended by Act No. 4470, Dec. 31,
         1991)


ARTICLE 640 (DELIVERY OF INSURANCE POLICY)


         (1) When the insurance contract is made the insurer shall prepare an insurance certificate and deliver it to the policyholder without delay, except in case where the policyholder fails to pay the whole premium or its first installment.
         (Amended by Act No. 4470, Dec. 31, 1991)

         (2) Where the existing insurance contract is extended or altered, the insurer may be exempt from the delivery of a insurance certificate by writing down the extension or alteration on the existing insurance certificate. (Newly Inserted by Act No.
         4470, Dec. 31, 1991)

ARTICLE 641 (EFFECT OF OBJECTION AGREEMENT IN RESPECT OF INSURANCE CERTIFICATE)

         The parties to a contract of insurance may agree that they may raise any objection to the correctness of the contents of the insurance certificate within a certain period from the day of the delivery of the insurance certificate. The period shall not be less than one month.


ARTICLE 642 (DEMAND FOR REISSUANCE OF INSURANCE CERTIFICATE)

         If the policyholder has lost or has grossly damaged the insurance certificate, he may demand the insurer to reissue the insurance certificate. The expenses arising out of making the insurance certificate shall be borne by the policyholder.


ARTICLE 643 (RETROACTIVE INSURANCE)

         The parties to the insurance contract may agree that the commencement of cover shall be a certain time prior to the conclusion of the insurance contract.


ARTICLE 644 (EFFECT OF PREEXISTING INSURED EVENTS)

         If, at the time when a contract of insurance is made, the insured events has already occurred or will never occur, such a contract shall be null and void: Provided, That this shall not apply when both parties and the insured are not aware of it.


ARTICLE 645

         Deleted. (by Act No. 4470, Dec. 31, 1991)


ARTICLE 646 (EFFECT OF FACTS KNOWN TO AGENT)

         If the contract of insurance was concluded through an agent, the principal is deemed as having been aware of the facts which the agent knew.


ARTICLE 647 (REQUEST FOR REDUCTION OF PREMIUM UPON CESSATION OF CERTAIN RISKS)

         Where the parties to a insurance contract agreed on the premium in consideration of certain risks, if such risks have ceased to exist during the period of insurance, the policyholder may demand that the premium be reduced for the future.


ARTICLE 648 (REQUEST FOR RETURN OF PREMIUM UPON NULLIFYING OF INSURANCE
CONTRACT)

         Where the whole or a part of a insurance contract is null and void, if the policyholder and the insured have acted in good faith and without gross negligence, the insurer may be demanded to return the whole or a part of the premium. The same shall apply where the policyholder and the beneficiary have acted in good faith and without gross negligence.


ARTICLE 649 (VOLUNTARY TERMINATION OF CONTRACT PRIOR TO OCCURRENCE OF INSURED EVENTS)


         (1) The policyholder may in the future terminate the whole or a part of the contract at any time before the insured events occur: Provided, That in the case of an insurance contract as prescribed in Article 639, the policyholder shall not terminate the contract without obtaining the consent of the third party or carrying the insurance certificate. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) In the case of an insurance policy by which the insured amount is not reduced despite the fact that the insurer has paid out insured event, the policyholder may terminate the insurance contract even after the occurrence of the insured event. (Newly Inserted by Act No. 4470, Dec. 31, 1991)

         (3) In the case of paragraph (1), unless otherwise agreed by the parties, the policyholder may demand the return of any unearned premium. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 650 (EFFECT OF PAYMENT AND DELAY OF PREMIUM)


         (1) The policyholder shall pay the whole premium or its first installment without delay after the conclusion of the contract, and if the policyholder fails to pay it, the contract shall be considered to have been rescinded at the time of the lapse of two months after the contract is made, unless otherwise agreed.

         (2) If premium installments are not paid at an agreed time, the insurer may demand the policyholder to pay them within a reasonable period specified, and if he fails to do so, the insurer may rescinded the contract.

         (3) In the case of a policy effected on behalf of a specified third party, if the policyholder delays the payment of the premium, the insurer shall not rescind or terminate the contract without demanding also the third party to pay it within a reasonable time specified. [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 650-2 (REINSTATEMENT OF INSURANCE CONTRACT)

         Where an insurance contract is terminated under Article 650 (2), and no refund for termination is paid, the policyholder may demand a reinstatement of the contract by paying to the insurer delayed premium together with the agreed interest within a specified period. The provisions of Article 638-2 shall be applicable mutatis mutandis to this case.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 651 (TERMINATION OF CONTRACT DUE TO BREACH OF DUTY OF DISCLOSURE)

         If, at the time of making the insurance contract the policyholder or the insured, by fraud or gross negligence, fails to disclose or not to misrepresent material facts, the insurer may terminate the contract within one month after it knew the non-disclosure or misrepresentation or within three years after the contract was made: Provided, That this shall not apply where at the time of making the insurance contract the insurer knew the nondisclosure or misrepresentation or by gross negligence failed to do so. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 651-2 (EFFECT OF QUESTION IN WRITING)

         Any fact about which the insurer makes written questions shall be presumed to material.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 652 (NOTICE ON ALTERATION OR INCREASE OF RISKS AND TERMINATION OF CONTRACT)


         (1) If, during the cover period, the policyholder or the insured becomes aware of the fact that the possibility of the occurrence of the insured events has been substantially altered or increased, he shall give notice thereof to the insurer without delay. If the policyholder or the insured has neglected to do so, the insurer may terminate the contract within one month after it becomes aware of the fact.

         (2) When the insurer is informed of an alteration or increase of the risks insured under paragraph (1), within one month it may demand an increase in the premium or rescind the contract. (Newly Inserted by Act No. 4470, Dec. 31, 1991)


ARTICLE 653 (INCREASES OF RISKS DUE TO INTENTION OR GROSS NEGLIGENCE OF POLICYHOLDER, ETC. AND TERMINATION OF CONTRACT)

         If, during the cover period, the possibility of the occurrence of insured events has been substantially altered or increased by intention or gross negligence of the policyholder, of the insured, or of the beneficiary, the insurer may request an increase in the premium or terminate the contract within one month after it becomes aware of the fact. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 654 (ADJUDICATION OF INSURER'S BANKRUPTCY AND PROSPECTIVE TERMINATION OF CONTRACT)


         (1) If the insurer has been adjudged bankrupt, the policyholder may terminate the contract.

         (2) The contract of insurance which has not been terminated under the provisions of paragraph (1) shall lose its effect upon the lapse of three months after the adjudgment of bankruptcy. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 655 (TERMINATION OF CONTRACT AND RIGHT TO DEMAND INSURED AMOUNT)

         Even after the insured events have occurred, if the insurer has terminated the contract under the provisions of Articles 650, 651, 652 and 653, it is not liable for paying the insured amount and may demand the return of the insured amount which has been already paid: Provided, That this shall not apply when it was proved that the occurrence of the insured events was not affected by the non-disclosure or misrepresentation or by a substantial alteration or increase of the risks insured. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 656 (PAYMENT OF PREMIUM AND COMMENCEMENT OF LIABILITY OF INSURER)

         Unless otherwise agreed by the parties, the insurer's liability commences from the time when the initial premium has been paid.


ARTICLE 657 (DUTY TO NOTIFY OCCURRENCE OF INSURED EVENTS)

         (1) When the policyholder, the insured or the beneficiary becomes aware of the occurrence of insured events, he shall without delay dispatch the notice thereof to the insurer.

         (2) If the loss is insured by the policyholder, the insured or the beneficiary's neglects of the duty to notify as referred to in paragraph (1), the insurer shall not be liable for indemnification of the increased loss. (Newly Inserted by Act No. 4470, Dec. 31, 1991)


ARTICLE 658 (PAYMENT OF INSURED AMOUNT)

         The insurer shall pay the insured amount to the insured or the beneficiary, if there is an agreed period for such a payment, within the agreed period, or if not, within ten days after determining the insured amount payable without delay on receiving the notification under Article 657 (1).
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 659 (REASONS FOR EXEMPTION OF LIABILITY)


         (1) If the insured events have occurred due to intention or gross negligence of the policyholder, of the insured, or of the beneficiary, the insurer is not liable for paying the insured amount.

         (2) Deleted. (by Act No. 4470, Dec. 31, 1991)


ARTICLE 660 (EXEMPTION OF LIABILITY FOR LOSS CAUSED BY WAR, ETC.)

         If the insured events have been caused by war or other public disturbances, the insurer is not liable for paying the insured amount, unless otherwise agreed by the parties.

ARTICLE 661 (REINSURANCE)

         The insurer may make a contract of reinsurance with another insurer in regard to the liability which the former shall bear by the occurrence of the insured events. The contract of reinsurance shall not affect the validity of the original contract of insurance.


ARTICLE 662 (EXTINCTIVE PRESCRIPTION)

         Two years' absence of the exercise of the rights to demand the payment of the insured amount or the return of the premium or the reserve, or one year's absence of the exercise of the right to demand the payment of the premium, shall make those rights extinguished.


ARTICLE 663 (PROHIBITION OF ENTERING SPECIAL AGREEMENT WHICH IS DISADVANTAGEOUS TO POLICYHOLDER, ETC.)

         The provisions of this Part shall not be changed as being disadvantageous to the policyholder, the insured or the beneficiary through an agreement by the parties: Provided, That this shall not apply in the case of reinsurance, marine insurance and other similar types of insurance. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 664 (APPLICABLE PROVISIONS)

         The provisions of this Part shall apply mutatis mutandis to mutual insurance to the extent that its nature is compatible with those provisions. (Amended by Act No. 4470, Dec. 31, 1991)

         CHAPTER II NON-LIFE INSURANCE

         SECTION 1 COMMON PROVISIONS

ARTICLE 665 (LIABILITY OF INSURER OF NON-LIFE INSURANCE)

         The insurer of a contract of non-life insurance is liable for indemnifying the insured for the loss against his property caused by the occurrence of the insured events.


ARTICLE 666 (NON-LIFE INSURANCE CERTIFICATE)

         The non-life insurance certificate shall contain the following particulars and the insurer shall write it's name and affix his seal or shall sign thereon: (Amended by Act No. 4470, Dec. 31, 1991)

         1.The subject-matter insured;

         2.The nature of the insured events;

         3.The insured amount;

         4.The amount of the premium and the method of its payment;

         5.The time of commencement and termination of the cover period if there is an agreement thereupon;

         6.The reasons for nullity of the contract and forfeiture of the right;

         7.The domicile and full name or trade name of the policyholder;

         8.The date of the contract of insurance; and

         9.The place in, and the date on, which the insurance certificate was made.


ARTICLE 667 (NON-INCLUSION OF LOST PROFITS, ETC.)

         The profit or remuneration which was expected by the insurer but lost by reason of the occurrence of the insured events shall not be included in the amount of loss for which the insurer should indemnify, unless otherwise agreed by the parties.


ARTICLE 668 (SUBJECT-MATTERS OF INSURANCE CONTRACT)

         Only such interests as can be estimated in a monetary sum may be a subject-matter insured contract.


ARTICLE 669 (OVER-INSURANCE)


         (1) If the insured amount substantially exceeds the value of the subject-matter of a insurance contract, the insurer or the policyholder may demand a reduction of the premium and of the insured amount:
         Provided, That the reduction of the premium shall be effective for the future.

         (2) The value mentioned in paragraph (1) shall be determined by reference to the value when a contract is made. (Amended by Act No. 4470, Dec. 31, 1991)

         (3) The provisions of paragraph (1) shall apply where the insurable value has substantially decreased during the cover period.

         (4) In the case of paragraph (1), if the conclusion of the contract was due to a fraud of the policyholder, such a contract shall be null and void: Provided, That the insurer may demand the premium due until it becomes aware of that fact.

ARTICLE 670 (AGREED UPON VALUED POLICY)

         If the insurable value has been determined by the parties, it shall be presumed to have been determined as the value of the insured property at the time of the occurrence of the insured events: Provided, That if the insurable value determined substantially exceeds the value of the insured property at the time of the occurrence of the insured events, the latter shall be the insurable value.


ARTICLE 671 (UNVALUED POLICY)

         If the insurable value has not been determined by the parties, the value of the insured property at the time of the occurrence of the insured events shall be the insurable value.


ARTICLE 672 (DOUBLE INSURANCE)


         (1) Where several insurance contracts have been made simultaneously or successively with regard to the same subject-matter insured contract and the same events, if the total of the insured amounts exceeds the insurable value, the individual insurer has a joint and several liability up to the amount insured by each one. In this case, each insurer's liability for indemnification is subject to the ratio that the amount insured by each one has to the total insured amounts. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) Where several insurance contracts are made with regard to the same subject-matter insured contract and the same events, the policyholder shall notify each insurer of the contents of each insurance contract. (Amended by Act No. 4470, Dec. 31, 1991)

         (3) The provision of Article 669 (4) shall apply mutatis mutandis to the contract of insurance under paragraph (1).

ARTICLE 673 (DOUBLE INSURANCE AND WAIVER OF RIGHT AGAINST ONE OF DOUBLE
INSURERS)

         If several contracts of insurance have been made in accordance with
         Article 672, the waiver of the rights against one insurer shall not affect the rights and duties of the other insurers. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 674 (PARTIAL INSURANCE)

         If only a part of the insurable value has been insured, the insurer shall be liable for indemnification in proportion to the ratio of the insured amount to the insurable value: Provided, That if the parties agreed otherwise, the insurer shall be liable for indemnifying for such loss within the limit of the insured amount. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 675 (LIABILITY FOR INDEMNIFICATION IN CASE OF DESTRUCTION OF SUBJECT-MATTER AFTER OCCURRENCE OF INSURED EVENTS)

         Where a loss to be borne by the insurer occurred against the subject-matter insured, the insurer shall not be relieved of its liability to indemnify for the loss already occurred, even though the subject-matter may have been subsequently destroyed by the occurrence of a event which was not insured by the insurer. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 676 (BASIS FOR DETERMINATION OF AMOUNT OF LOSS)


         (1) The amount of a loss for which an insurer is to indemnify shall be determined according to the value when and where the loss occurred:
         Provided, That if there is an agreement as otherwise determined by parties, the amount of a loss may be calculated on the basis of the value of a new Article of the subject-matter of insurance. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) The expenses required for determining the amount of loss as referred to in paragraph (1) shall be borne by the insurer. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 677 (DEDUCTION OF UNPAID PREMIUM FROM INDEMNITY)

         If there is premium still to be paid, the insurer which is to indemnify for the loss may deduct the unpaid premium from the indemnity amount even if the date of the payment has not arrived.


ARTICLE 678 (EXEMPTION OF LIABILITY FOR INDEMNIFICATION)

         The insurer is not subject to indemnify for any loss caused by the nature, defects or natural wear of the subject-matter of insurance.


ARTICLE 679 (ASSIGNMENT OF SUBJECT-MATTER OF INSURANCE)


         (1) When the insured has assigned the subject-matter of insurance, the assignee shall be presumed to have succeeded to the right and obligation under the contract of insurance. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) In the case as referred to in paragraph (1), the assignor or assignee of the subject-matter of insurance shall without delay notify the insurer of that fact. (Newly Inserted by Act No. 4470, Dec. 31,
         1991)


ARTICLE 680 (DUTY TO PREVENT LOSS)


         (1) The policyholder and the insured shall endeavor to prevent and reduce loss: Provided, That the insurer shall be liable for paying the necessary or beneficial expenses incurred for that purpose and the amount of indemnity even though they exceed the insured amount. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) Deleted. (by Act No. 4470, Dec. 31, 1991)


ARTICLE 681 (SUBROGATION BY INSURER CONCERNING SUBJECT-MATTER OF INSURANCE)

         If the subject-matter of insurance has been totally destroyed, the insurer which has paid the whole insured amount shall acquire the rights of the insured to the subject-matter: Provided, That in case where only a part of the insurable value has been insured, the rights which are to be acquired by the insurer shall be determined according to the ratio of the insured amount to the insurable value.


ARTICLE 682 (SUBROGATION BY INSURER REGARDING THIRD PERSON)

         If the loss has been caused by the act of a third person, the insurer which has paid the insured amount shall acquire, to the extent of the amount paid, the rights of the policyholder or the insured against the third person: Provided, That if the insurer has provided a part of the insured amount payable, it may exercise such rights in so far as the rights of the insured are not prejudiced.


         SECTION 2 FIRE INSURANCE

ARTICLE 683 (LIABILITY OF INSURER OF FIRE INSURANCE)

         The insurer of a contract of fire insurance shall be bound to indemnify for any loss arising from fire.


ARTICLE 684 (INDEMNIFICATION FOR LOSS CAUSED BY MEASURES SUCH AS FIRE EXTINGUISHING, ETC.)

         The insurer shall be bound to indemnify for any loss caused by the measures necessary for extinguishing fire or for decreasing loss.

ARTICLE 685 (FIRE INSURANCE CERTIFICATE)

         A fire insurance certificate shall, in addition to the particulars mentioned in Article 666, contain the following ones:

         1.If a building is the subject-matter of insurance, the location, structure and purpose of the building;

         2.If movables are the subject-matter of insurance, the condition and purpose of the place where they exist; and

         3.If the insurable value, if determined.


ARTICLE 686 (SUBJECT-MATTER OF AGGREGATE GOODS INSURANCE)

         Where aggregate goods are collectively the subject-matter insured, goods of the insured's family and employees shall be also included in the subject-matter insured. In this case, the insurance is deemed as concluded also for the benefit of the insured's family and employee.


ARTICLE 687 (IDEM)

         Where aggregate goods are collectively the subject-matter insured, even if they are frequently replaced during the cover period, the goods existing at the time of the occurrence of the insured events shall be included in the subject-matter insured.


         SECTION 3 TRANSPORT INSURANCE

ARTICLE 688 (LIABILITY OF INSURER OF TRANSPORT INSURANCE)

         Unless otherwise agreed, the insurer of a contract of transport insurance shall be bound to indemnify for any loss which may arise between when the carrier receives the goods and when he delivers them to the consignee.


ARTICLE 689 (INSURABLE VALUE OF TRANSPORT INSURANCE)


         (1) In the insurance of the goods carried, the value of the goods when and where they were dispatched, the freight up to their destination, and other expenses involved shall constitute the insurable value.

         (2) Profits to be expected through the arrival of the goods carried may be included in the insurable value only if there is an agreement to that effect.


ARTICLE 690 (TRANSPORT INSURANCE CERTIFICATE)

         A transport insurance certificate shall, besides the particulars mentioned in Article 666, contain the following ones:

         1.The route and method of the carriage;

         2.The domicile and the name or trade name of the carrier;

         3.The place where the goods are to be received and delivered;

         4.The period allowed for the carriage, if determined; and

         5.The insurable value, if determined.


ARTICLE 691 (INTERRUPTION OR ALTERATION OF CARRIAGE AND EFFECT OF CONTRACT)

         Unless otherwise agreed a contract of transport insurance shall not lose its effect, even though the carriage has been temporarily interrupted, or the route or method of the carriage has been altered, for the purpose of the carriage.


ARTICLE 692 (INTENTION OR GROSS NEGLIGENCE OF CARRIAGE ASSISTANT AND EXEMPTION OF INSURER'S LIABILITY)

         If the insured events have occurred by intention or gross negligence of the consignor or the consignee, the insurer shall not be bound to indemnify for the loss caused by such events.


         SECTION 4 MARINE INSURANCE

ARTICLE 693 (LIABILITY OF INSURER OF MARINE INSURANCE)

         The insurer of a contract of marine insurance shall be bound to indemnify for loss which may be caused by the events connected with sea business. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 694 (INDEMNIFICATION OF GENERAL AVERAGE CONTRIBUTION)

         The insurer shall be liable to compensate the insured for the amount to be contributed by the latter to the general average: Provided, That if the amount of the general average contribution relating to the subject-matter of insurance, exceeds the insurable value, the amount of the surplus contribution shall not be indemnified for. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 694-2 (INDEMNIFICATION FOR SALVAGE)

         The insurer shall be bound to indemnify for salvage charges incurred by the insured in preventing any loss caused by the insured events:
         Provided, That if the salvage contribution of the object of the insurance exceeds the insurable value, the amount of the surplus contribution shall not be compensated. [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 694-3 (INDEMNIFICATION FOR SPECIAL EXPENSES)

         The insurer shall be bound to indemnify for extraordinary expenses incurred for the safety or preservation of the subject-matter of insurance within the limit of the insured amount.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 695 (MARINE INSURANCE CERTIFICATE)

         A marine insurance certificate shall, besides the particulars mentioned in Article 666, contain the following ones: (Amended by Act No. 4470, Dec. 31, 1991)

         1.In case where a ship is insured, the name, nationality, type of the ship, and the scope of navigation;

         2.In case where a cargo is insured, the name, nationality and type of the ship, ports of loading and unloading, and the places of sending and arrival if determined; and

         3.The insurable value, if determined.


ARTICLE 696 (INSURABLE VALUE AND SUBJECT-MATTER OF SHIP INSURANCE)


         (1) In the insurance of a ship, the insurable value shall be the value of the ship at the time when the liability of the insurer commences.

         (2) In the case mentioned in paragraph (1), a ship's appurtenances, fuel, food, and all other things necessary for the navigation of a ship shall be deemed as included in the subject-matter insured. (Amended by Act No. 4470, Dec. 31,

         1991)


ARTICLE 697 (INSURABLE VALUE OF CARGO INSURANCE)

         In the insurance of a cargo, the insurable value shall be the value of the cargo at the time and place of loading together with the expenses incurred for loading and insurance. (Amended by Act No. 1212, Dec. 12,
         1962)


ARTICLE 698 (INSURABLE VALUE OF PROSPECTIVE PROFIT INSURANCE)

         In the insurance of prospective profit or remuneration to be earned upon the arrival of the cargo, if the insurable value has not been determined by the contract, the insured amount shall be presumed to be the insurable value.


ARTICLE 699 (COMMENCEMENT OF COVER PERIOD OF MARINE INSURANCE)


         (1) If a ship is insured for each voyage, the cover period shall commence at the time the shipment of goods or ballast starts.

         (2) If the cargo is insured, the cover period shall commence at the time the loading of goods starts: Provided, That if the place of sending the cargo is determined, the cover period commences at the time the transport starts therefrom.

         (3) If the insurance contract is concluded under paragraph (1) or (2) after the loading of goods or ballast starts, the cover period shall commence at the time of the conclusion of the contract.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 700 (TERMINATION OF COVER PERIOD OF MARINE INSURANCE)

         In the case of paragraph (1) of Article 699, the cover period shall terminate at the time of the unloading of the goods and ballast at the port of arrival, and in case of paragraph (2) of the said Article, it shall terminate upon the delivery of the goods at the port of unloading or the place of arrival: Provided, That where unloading has been delayed by a cause other than an act of god, the cover period shall terminate when such an unloading is generally completed. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 701 (EFFECT OF CHANGE OF VOYAGE)


         (1) If a ship starts on a voyage from a port other than the port of departure as determined in the insurance contract, the insurer shall be discharged from its liability.

         (2) If a ship starts on a voyage for a port other than the port of arrival as determined in the insurance contract, the provisions of paragraph (1) shall be also applicable.

         (3) If the port of arrival as determined in the insurance contract is changed after the liability of the insurer commenced, the insurer shall be discharged from its liability when the change is determined.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 701-2 (DEVIATION FROM COURSE)

         If a ship deviates from the sea route as determined in the insurance contract without any justifiable reason, the insurer shall be discharged from its liability from the time of deviation. This provision shall also apply where the ship has regained her route before the occurrence of loss.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 702 (EFFECT OF DELAY IN DEPARTURE OR VOYAGE)

         If the insured delays departure or voyage without any justifiable reason, the insurer shall be discharged from its liability for any insured events from the time of delay.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 703 (EFFECT OF CHANGE OF SHIP)

         In the case of a cargo insurance, if the ship has been changed due to any cause attributable either to the policyholder or to the insured, the insurer shall be discharged from liability for any insured events from the time of change. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 703-2 (EFFECT OF TRANSFER, ETC. OF SHIP)

         In case where a ship is insured, if any of the following causes exists, the insurance contract shall be terminated: Provided, That this shall not apply if otherwise agreed:

         1.Where the ship is transferred;

         2.Where the class of ship is changed; and

         3.Where the ship is undertaken by new management.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 704 (FLOATING CARGO INSURANCE OF UNDETERMINED SHIP)


         (1) If the ship in which the cargo is to be loaded has not been determined at the time of making the contract of insurance, the policyholder or the insured shall, when he becomes aware of the loading of the cargo, without delay dispatch a notice to the insurer of the name and nationality of the ship, and type, quantity and value of the cargo. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) If the notice as referred to in paragraph (1) has been neglected, the insurer may terminate the contract within one month after it becomes aware of that fact. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 705

         Deleted. (by Act No. 4470, Dec. 31, 1991)


ARTICLE 706 (EXEMPTION OF MARINE INSURER'S LIABILITY)

         The insurer shall not be bound to indemnify for the following losses and expenses: (Amended by Act No. 4470, Dec. 31, 1991)

         1.If the ship or the freight has been insured, any loss arising from the failure, at the time of departure, to make preparations necessary for safe voyage or to have necessary documents on board;

         2.If the cargo has been insured, any loss arising from fraud or gross negligence of the charterer, consignor, or consignee; and

         3.Pilotage dues, port charges, light dues, quarantine fees, and other ordinary expenses incurred for the ship or cargo in the course of the voyage.


ARTICLE 707

         Deleted. (by Act No. 4470, Dec. 31, 1991)


ARTICLE 707-2 (INDEMNIFICATION FOR PARTIAL LOSS OF SHIP)


         (1) If a part of a ship which is damaged, is entirely repaired, the insurer shall be bound to indemnify for the expenses incurred for the repair up to the insured amount in respect of any one casualty.

         (2) If a part of a ship which is damaged is only partially repaired, the insurer shall be bound to indemnify for the expenses incurred for the repair and the depreciation amount arising from the unrepaid damage.

         (3) If a part of a ship which is damaged is not repaired, the insurer shall be bound to indemnify for the depreciation amount arising from the unrepaired damage.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 708 (INDEMNIFICATION FOR PARTIAL DAMAGE OF CARGO)

         Where the cargo insured has arrived at the port of unloading in a damaged condition, the insurer shall be bound to indemnify for the lost part of the insurable value in proportion to the insurable value in a damaged condition as compared with one in a sound condition.


ARTICLE 709 (INDEMNIFICATION FOR DAMAGE DUE TO SALE OF CARGO)


         (1) If the cargo insured has been sold in the course of the voyage by reason of an act of god, the insurer shall be bound to indemnify for the difference between the sale price deducted by the freight and other necessary expenses, and the insurable value.

         (2) If, in the case of paragraph (1), the buyer does not pay the purchase price, the insurer shall make its payment thereof. When he has made such payment, he shall acquire the rights of the insured against the buyer. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 710 (CAUSES FOR ABANDONMENT)

         In the following cases, the insured may abandon the subject-matter of insurance to the insurer and claim the whole insured amount: (Amended by Act No. 4470, Dec. 31, 1991)

         1.Where, as the insured loses the possession of his own ship or cargo due to an insured event, it is unrecoverable, or the expenses of its recovery are expected to exceed its value at the time it is recovered;

         2.Where, as the ship is substantially damaged due to an insured events, the expenses of its repair are expected to exceed its value at the time it is repaired; and

         3.Where, as the cargo is substantially damaged due to an insured event, the total sum of the expenses incurred for its repair and its transportation to the destination are expected to exceed its value at the time it arrives at the destination.


ARTICLE 711 (MISSING SHIP)


         (1) A ship shall be deemed as missing, when it is uncertain for two months whether she exists or not. (Amended by Act No. 4470, Dec. 31,
         1991)

         (2) In the case as referred to in paragraph (1), a total loss shall be presumed. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 712 (CONTINUED CARRIAGE OF CARGO BY ANOTHER SHIP AND EXTINCTION OF RIGHT OF ABANDONMENT)

         If, in the case of subparagraph 2 of Article 710, the master has, without delay, continued the carriage of the cargo by another ship, the insured shall not be allowed to abandon the cargo. (Amended by Act No. 4470, Dec. 31, 1991)

ARTICLE 713 (NOTICE OF ABANDONMENT)


         (1) If the insured elects to effect an abandonment, he shall dispatch a notice thereof to the insurer within a reasonable period. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) Deleted. (by Act No. 4470, Dec. 31, 1991)


ARTICLE 714 (REQUISITES FOR EXERCISE OF RIGHT OF ABANDONMENT)


         (1) An abandonment shall be unconditional.

         (2) An abandonment shall be effected in respect of the whole subject-matter of insurance: Provided, That if the cause of abandonment has arisen only in respect of its part, only that part may be abandoned.

         (3) In case where a part of the insurable value has been insured, an abandonment may be effected only according to the proportion which the insured amount bears to the insurable value.


ARTICLE 715 (NOTICE OF OTHER INSURANCE CONTRACT, ETC.)


         (1) The insured shall, when effecting an abandonment, notify the insurer of the existence either of any other contract of insurance covering the subject-matter insured or of any obligation with which it is charged with, and if any, its type and contents.

         (2) The insurer may refuse to pay the insured amount until it has received the notice mentioned in paragraph (1). (Amended by Act No. 4470, Dec. 31, 1991)

         (3) If the period for the payment of the insured amount has been agreed upon, the period shall be computed from the day on which the notice of paragraph (1) has been received.


ARTICLE 716 (APPROVAL OF ABANDONMENT)

         After the insurer has accepted abandonment, it shall not raise any objection thereto.


ARTICLE 717 (REFUSAL OF ABANDONMENT)

         In case where the insurer has not accepted the abandonment, the insured shall not claim payment of the insured amount unless he proves the cause of abandonment.


ARTICLE 718 (EFFECT OF ABANDONMENT)


         (1) The insurer shall, by virtue of the abandonment, acquire all the rights of the insured subject-matter insured.

         (2) When the insured has effected an abandonment, he shall deliver all the documents relating to the subject-matter insured to the insurer.


         SECTION 5 LIABILITY INSURANCE

ARTICLE 719 (LIABILITY OF INSURER OF LIABILITY INSURANCE)

         If the insured is liable for the loss of a third person caused by an insured event during the cover period, the insurer of a contract of liability insurance shall be bound to indemnify therefor.

ARTICLE 720 (BEARING EXPENSES DEFRAYED BY INSURED TO DEFEND HIMSELF)


         (1) Necessary expenses, judicial or extra-judicial, incurred by the insured to defend himself against the claims of a third person shall be deemed to have been included in the subject-matter of insurance. The insured may demand from the insurer an advance payment of such expenses.

         (2) If the insured can be relieved of the execution of judgment by furnishing a security or a deposit, he may demand the insurer to furnish a security or a deposit within the limit of the insured amount.

         (3) Where the act of paragraph (1) or (2) has been effected by the instruction of the insurer, even if the amount of security or deposit plus the amount of loss exceeds the insured amount, the insurer shall be liable for them. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 721 (SUBJECT-MATTER OF BUSINESS LIABILITY INSURANCE)

         If the liability in respect of the business which the insured manages is the subject-matter of insurance, the liability of the insured's agent or business supervisor against a third person shall be deemed as included in the subject-matter of insurance.


ARTICLE 722 (DUTY OF THE INSURED TO NOTIFY RISK)

         When a third person has demanded the insured to redress damage, he shall, without delay, give notice thereof to the insurer.


ARTICLE 723 (NOTICE OF PAYMENT, ETC. BY INSURED AND PAYMENT OF INSURED AMOUNT)

         (1) When the insured has made a payment to a third person, approval or compromise with a third person and the insured's obligation has been settled by a judgment, the insured shall, without delay, dispatch notice thereof to the insurer.

         (2) Unless otherwise agreed as regards the period, the insurer shall pay the insured amount within ten days from the day on which he has received the notice of paragraph (1).

         (3) Even though there is an agreement by which the insurer is relieved of its liability when the insured has without the consent of the insurer made payment to a third person, approval or compromise with him, the insurer shall not be relieved of its liability to indemnify unless such an act is grossly unreasonable.


ARTICLE 724 (RELATIONS BETWEEN INSURER AND THIRD PERSON)


         (1) The insurer shall not pay the whole or a part of the insured amount to the insured before a third person has been indemnified for any loss caused by accidents attributable to the insured.

         (2) A third person may directed demand the insurer to indemnify for any loss caused by accidents attributable to the insured, within the limit of the insured amount: Provided, That the insurer may stand against the third person with a defense which the insured has in connection with the accidents. (Amended by Act No. 4470, Dec. 31, 1991)

         (3) The insurer shall, upon receiving a request under paragraph (2), without delay notify the insured of it. (Newly Inserted by Act No. 4470, Dec. 31, 1991)

         (4) In the case of paragraph (2), the insured shall, upon a request from the insurer, cooperate in presenting necessary documents and evidence, making testimony, or calling a witness. (Newly Inserted by Act No. 4470, Dec. 31, 1991)

ARTICLE 725 (LIABILITY INSURANCE OF CUSTODIAN)

         If a lessee, or any person who holds in his custody anything belonging to another person, has insured it against damages which he may have to pay, its owner may directly demand the insurer to indemnify for the loss.


ARTICLE 725-2 (SEVERAL LIABILITY INSURANCE)

         where several liability insurance contracts have been simultaneously or successively concluded which are to indemnify for the loss sustained by the insured, who should pay damages to a third person for the same accident, if the total insured amount exceeds the amount of damages paid by the insured to the third person, the provisions of Articles 672 and 673 shall apply mutatis mutandis.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 726 (APPLICATION TO REINSURANCE)

         The provisions of this Section shall apply mutatis mutandis to a contract of reinsurance. (Amended by Act No. 4470, Dec. 31, 1991)


         SECTION 6 AUTOMOBILE INSURANCE

ARTICLE 726-2 (LIABILITY OF INSURER OF AUTOMOBILE INSURANCE)

         The insurer of the automobile insurance contract shall be bound to indemnify for any loss caused by accidents which have occurred while the insured owns, uses or manages an automobile.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]




ARTICLE 726-3 (AUTOMOBILE INSURANCE CERTIFICATE)

         The automobile insurance certificate shall, besides the particulars mentioned in Article 666, contain the following ones:

         1.Names, birth dates or trade names of the owner and other possessors of the automobile;

         2.Registration number, chassis number, type in year and mechanism of the insured automobile; and

         3.Value of the automobile, if determined.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 726-4 (TRANSFER OF AUTOMOBILE)


         (1) If the insured transfers the automobile during the cover period, the transferee shall succeed to the rights and obligations under the insurance contract only in case where the transferee obtains the approval from the insurer.

         (2) When the insurer is notified of the fact of transfer by the transferee, the insurer shall notify without delay whether it accepts or not, and if it fails to do so within ten days after the notification thereof, it shall be considered to have accepted.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


         CHAPTER III PERSONAL INSURANCE

         SECTION 1 COMMON PROVISIONS

ARTICLE 727 (LIABILITY OF INSURER OF PERSONAL INSURANCE)

         The insurer of a contract of personal insurance shall be liable for the payment of the insured amount and other benefits according as the contract of insurance provides, in case the insured events may arise in respect to life or body.


ARTICLE 728 (PERSONAL INSURANCE CERTIFICATE)

         A personal insurance certificate shall, besides the particulars mentioned in Article 666, contain the following ones: (Amended by Act No. 4470, Dec. 31, 1991)

         1.The kind of contract of insurance;

         2.The domicile, full name and birth date of the insured; and

         3.The address, full name and birth date of the beneficiary of insurance, if such a beneficiary has been determined.


ARTICLE 729 (PROHIBITION OF SUBROGATION BY INSURER AGAINST THIRD PERSONS)

         The insurer shall not subrogate and exercise the rights of the policyholder and of the beneficiary arisen through the insurance risks against the third persons: Provided, That in case of accident insurance contract, if there is a special stipulation between parties, the insurer may be subrogated in the position of the insured to exercise of any right of the insured, to the extent that it is unprejudicial to such right. (Amended by Act No. 4470, Dec. 31, 1991)


         SECTION 2 LIFE INSURANCE

ARTICLE 730 (LIABILITY OF INSURER IN LIFE INSURANCE)

         The insurer of a contract of life insurance shall be bound to pay the insured amount agreed upon if the insured events occur in respect of the life of the insured.


ARTICLE 731 (LIFE INSURANCE CONTRACT FOR THIRD PERSON)


         (1) A contract of insurance which cover the death of a third person as an insured event shall require the written consent of the third person at the time the insurance contract is concluded.
         (Amended by Act No. 4470, Dec. 31, 1991)

         (2) The provisions of paragraph (1) shall apply if the rights arising from the contract of insurance have been transferred to the person other than the insured. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 732 (PROHIBITION OF INSURANCE CONTRACT FOR THOSE UNDER 15 YEARS OF AGE, ETC.)

         A contract of insurance which designates the death of a person under 15 years of age, of an insane person or of a mentally incompetent person as an insured event shall be null and void. (Amended by Act No. 1212, Dec. 1212, 1962; Act No. 4470, Dec. 31, 1991)


ARTICLE 732-2 (INSURANCE RISKS CAUSED BY GROSS NEGLIGENCE)

         In the case of an insurance contract covering death as an insured event, the insurer shall not be discharged from its liability, even though the insured event happens by reason of gross negligence of the policyholder, insured or beneficiary.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 733 (RIGHT TO DESIGNATE OR CHANGE BENEFICIARY)


         (1) The policyholder is entitled to designate or change the beneficiary.

         (2) If the policyholder has died without exercising the right of designation mentioned in paragraph (1), the insured shall be the beneficiary, and in case where the policyholder has died without exercising the right of change mentioned in paragraph (1), the right of the beneficiary shall be settled: Provided, That this shall not apply where there is an agreement by which the policyholder's successor may exercise the right mentioned in paragraph (1) in the case of the policyholder's death. (Amended by Act No. 4470, Dec. 31, 1991)

         (3) If the beneficiary has died during the cover period. the policyholder may re-designate any other beneficiary. In such a case, if the policyholder has died without exercising the right of designation, the inheritor of the beneficiary shall be a beneficiary.

         (4) If the insured event occurs before the policyholder exercises the right of designation as referred to in paragraphs (2) and (3), the inheritor of the insured or beneficiary shall be a beneficiary. (Newly Inserted by Act No. 4470, Dec. 31, 1991)


ARTICLE 734 (NOTIFICATION OF RIGHT TO DESIGNATE BENEFICIARY OF INSURANCE, ETC.)


         (1) If, after entering into a contract, the policyholder designates or changes the beneficiary, such a designation or change shall not be asserted against the insurer, unless the insurer has been given a notice thereof.

         (2) The provisions mentioned in Article 731 (1) shall apply mutatis mutandis to the designation or change mentioned in paragraph (1). (Amended by Act No. 1212, Dec. 12, 1962; Act No. 4470, Dec. 31, 1991)


ARTICLE 735 (ENDOWMENT INSURANCE)

         In the contract of insurance by which the death of the insured has been covered as an insured event, it may be agreed that the insured amount shall be paid at the time of the termination of the cover period even if the insured event has not occurred.


ARTICLE 735-2 (ANNUITY INSURANCE)

         The insurer of a life insurance contract may, upon the occurrence of an insured event on the life of the insured, pay the insured amount in installments as an annuity, as the contract provides.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 735-3 (GROUP INSURANCE)


         (1) In case where, according to a covenant, an organization effects a life insurance contract in which the whole or part of its members are the insured, the provisions of Article 731 shall not be applicable.

         (2) When the insurance contract as referred to in paragraph (1) is effected, the insurer shall deliver the insurance certificate only to the policyholder.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 736 (DUTY TO RETURN ACCUMULATION FOR INSURANCE, ETC.)


         (1) When a contract of insurance has been terminated in accordance with the provisions of Articles 649, 650, 651 and 652 through 655, and when the liability for paying the insured amount has been relieved in accordance with the provisions of Articles 659 and 660, the insurer shall pay to the policyholder the amount accumulated for the beneficiary: Provided, That unless the contract provides otherwise, the same shall not apply where the insured event mentioned in Article 659
         (1) has occurred due to the policyholder. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) Deleted. (by Act No. 4470, Dec. 31, 1991)


         SECTION 3 ACCIDENT INSURANCE

ARTICLE 737 (LIABILITY OF INSURER OF ACCIDENT INSURANCE)

         The insurer of a contract of accident insurance shall be liable for the payment of the insured amount and other benefits if the insured event causing the injury of the body occurs.


ARTICLE 738 (ACCIDENT INSURANCE CERTIFICATE)

         When, in the case of an accident insurance, the insured and the policyholder are not the same person, only the official function or position of the insured may be written down on the insurance certificate instead of the particulars mentioned in subparagraph 2 of
         Article 728.


ARTICLE 739 (APPLICABLE PROVISIONS)

         The provisions concerning life insurance except Article 732 shall apply mutatis mutandis to accident insurance.


         PART V MARITIME COMMERCE

         CHAPTER I SHIPS

ARTICLE 740 (DEFINITION OF SHIP)

         A ship mentioned in this Act is one which is used for navigation for the purpose of commercial activities or any other profit-making transactions. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 741 (BOATS AND VESSEL PROPELLED BY OARS)

         The provisions of this Part shall not apply to small boats or to any vessel propelled mainly by oars. (Amended by Act No. 4470, Dec. 31,
         1991)


ARTICLE 742 (ACCESSORY TO SHIP)

         Any Article entered in the ship's inventory of equipments shall be presumed to be an accessory to the ship.


ARTICLE 743 (TRANSFER OF RIGHT RELATING TO SHIP)

         The transfer of the right relating to a ship shall take effect only by an agreement between the parties: Provided, That such transfer shall not be asserted against to a third person unless it has been registered and an entry thereof has been made in the certificate of the ship's nationality.


ARTICLE 744 (ARREST OR PROVISIONAL ARREST OF SHIP)

         No arrest or provisional arrest can be levied on a ship which has completed preparations for commencing a voyage, or on her equipments:
         Provided, That this shall not apply to such obligations which have been incurred for the purpose of making preparations for commencing a voyage.


ARTICLE 745 (SMALL SHIPS)

         The provisions of Articles 743 and 744 shall not apply to any ship of a gross tonnage of less than twenty tons. (Amended by Act No. 4470, Dec. 31, 1991)

         CHAPTER II SHIPOWNER

ARTICLE 746 (SHIPOWNER'S LIMITATION OF LIABILITY)

         The shipowner may limit his liability for the claims falling under any of the following subparagraphs to the amounts as prescribed in Article 747, whatever the basis of liability may be: Provided, That the shipowner shall not be entitled to limit his liability if the loss resulted from his personal act or ommission, committed with the intent to cause such loss, or recklessly and with knowledge that such loss would probably result:

         1.Claims in respect of loss of life or personal injury or loss of or damage to property other than the ship, occurring on board or in direct connection with the operation of the ship;

         2.Claims in respect of loss resulting from delay in the carriage by sea of cargos, passengers or their luggages;

         3.Claims in respect of other loss resulting from infringement of another person's rights other than contractual rights, occurring in direct connection with the operation of the ship other than claims referred to in subparagraphs 1 and 2; and

         4.Claims of a person in respect of measures taken in order to avert or minimize loss for which the person liable may limit in accordance with subparagraphs 1 through 3, and further loss caused by such measures. [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 747 (LIMITS OF LIABILITY)


         (1) The limits of the liability for claims against the shipowner shall be calculated as follows:

         1.The limits of liability in respect of claims for loss of life or personal injury of passengers shall be an amount of 46,666 Units of Account multiplied by the number of passengers which the ship is authorized to carry according to the ship's certificate, but not exceeding 25 million Units of Account.

         2.The limits of liability in respect of claims for loss of life or personal injury of a person other than passengers shall be calculated on the basis of the ship as follows: Provided, That the limits of liability shall be 167,000 Units of Account for a ship with a tonnage of less than 300 tons:

         (a) 333,000 Units of Account for a ship not exceeding 500 tons; and

         (b) For a ship with a tonnage in excess 500 tons, the following amount in addition to that mentioned in (a):

         (i)For each ton from 501 to 3,000 tons, 500 Units of Account;

         (ii)For each ton from 3,001 to 30,000 tons, 333 Units of Account;

         (iii)For each ton from 30,001 to 70,000 tons, 250 Units of Account; and

         (iv)for each ton in excess of 70,000 tons, 167 Units of Account.

         3.The limits of liability in respect of any other claims shall be calculated on the basis of the tonnage of the ship as follows:
         Provided, That the limits of liability shall be 83,000 Units of Account for a ship with a tonnage of less than 300 tons:

         (a) 167,000 Units of Account for a ship not exceeding 500 tons; and

         (b) for a ship with a tonnage in excess 500 tons, the following amount in addition to that mentioned in (a):

         (i)For each ton from 501 to 30,000 tons, 167 Units of Account;

         (ii)For each ton from 30,001 to 70,000 tons, 125 Units of Account; and

         (iii)For each ton in excess of 70,000 tons, 83 Units of Account.

         (2) The limits of liability as referred to in subparagraphs of paragraph (1) shall cover all claims against the shipowner, arising on any distinct occasion.

         (3) The claims for which the shipowner may limit his liability in accordance with Article 746 shall rank rateably with the claims mentioned in each subparagraph.

         (4) If the limits of liability calculated in accordance with paragraph
         (1) 2 is insufficient to pay the claims mentioned therein in full, the limits of liability calculated in accordance with paragraph (1) 3 shall be available for payment of the unpaid balance of claims under subparagraph 2, and such unpaid balance shall rank rateably with the claims mentioned under subparagraph 3 when the claims mentioned under subparagraph 2 and 3 arose from the same accident.

         (5) The Unit of Account referred to paragraph (1) is the Special Drawing Right as defined by the International Monetary Fund. [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 748 (CLAIMS EXCEPTED FROM LIMITATION)

         The shipowner shall not limit his liability for the following claims:
         (Amended by Act No. 5809, Feb. 5, 1999)

         1.Claims by the master, seaman or other employees whose duties are connected with the operations of the ship, including claims of their inheritors, dependents or other person entitled to make such claims against the shipowner;

         2.Claims for rescue from marine accidents or contribution in general average;

         3.Claims for oil pollution damage within the meaning of the International Convention on Civil Liability for Oil Pollution Damage, dated November 29th 1969 or of any amendment or Protocol thereto which is in force;

         4.Claims in respect of the raise, removal, destruction or the rendering harmless of a ship which is sunk, wrecked, stranded or abandoned, including anything that is or has been on board such ship; and

         5.Claims for nuclear damages.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 749 (COUNTERCLAIMS)

         Where the shipowner has a claim against the claimant arising out of the same occurrence, their respective claims shall be set off against each other and the limitation of liability shall only apply to the balance, if any.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 750 (PERSONS ENTITLED TO LIMIT LIABILITY)


         (1) The following persons may limit their liability to the same extent as the shipowner in accordance with the provisions of this Chapter:

         1.Charterer, manager and operator of a ship;

         2.Corporate shipowner and a member with unlimited liability of the persons mentioned in subparagraph 1; and

         3.Master, seaman, pilot, or employee or agent of the shipowner or the persons as referred to in subparagraph 1, who has incurred through his own act the claims as prescribed in subparagraphs of Article 746 for the shipowner or the person as enumerated in subparagraph 1.

         (2) The total amount of the limits of liability of the shipowner and the persons enumerated in paragraph (1) for all of the claims arising from the same accident shall not exceed the limits of liability as prescribed in Article 747 for each ship.

         (3) If a shipowner or one of those as referred to in subparagraphs of paragraph (1) is subject to a decision to commence the procedures on the limitation of liability, other persons who are entitled to limit their liability, may take advantage of such decision.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 751 (TONNAGE OF SHIP FOR LIMITATION ON LIABILITY)

         For the purpose of Article 747 (1), the tonnage of the ship engaged in international navigation shall be the international gross tonnage as set forth in the Vessels Act, and the tonnage of other ships shall be the gross tonnage as prescribed by the said Act.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 752 (PROCEDURES OF LIMITATION OF LIABILITY)


         (1) Any person who desires to limit his liability pursuant to the provisions of this Chapter, shall apply for a commencement of the procedures of limitation of liability to the court within one year after he receives from the creditor a request in writing of an amount exceeding the limit of liability.

         (2) The application for commencement of the procedure of limitation of liability, formation of the limitation fund, public notice, participation in the procedures, distribution of the fund, and other necessary matters shall be set forth by another Act.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 752-2 (LIMITED LIABILITY OF SALVORS)


         (1) The provisions of Articles 746 through 752 shall be applicable mutatis mutandis to limitation of liability for any claim arising in direct connection with salvage operations of salvors. (Amended by Act No. 5809, Feb. 5, 1999)

         (2) Any salvor who has not performed the salvage operation from on board a ship, or has performed only on the ship which has been rescued, shall be considered to be a ship of 1,500 tons with respect to the limits of liability as prescribed in Article 747.

         (3) The limit of liability of a salvor shall be extended to each rescue ship, and in the case as referred to in paragraph (2), to all claims arising from the same accident for each salvor.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 753 (CO-OWNERSHIP OF SHIP: MATTERS RELATING TO USE)


         (1) The matters relating to the use of the ship owned by the co-owners shall be determined by the majority of the share of the co-owner in proportion to the value of the share of the co-owner.

         (2) The matters which alter the contract relating to the co-ownership of a ship shall be determined by the unanimous consent of the co-owners.


ARTICLE 754 (CO-OWNERSHIP OF SHIP: BURDEN OF EXPENSES)

         The co-owner of a ship shall bear the expenses relating to the use of the ship and the obligations which have arisen in respect of such use in proportion to the value of his share.


ARTICLE 755 (APPORTIONMENT OF PROFIT AND LOSS)

         The apportionment of loss and profit shall be performed in proportion to the value of the share of the co-owner of a ship after each voyage has been completed.

ARTICLE 756 (ASSIGNMENT OF SHARE)

         Even if there is a partnership between the co-owners of a ship, each co-owner may transfer his share to another person without obtaining the consent of other co-owners: Provided, That the same shall not apply in the case of a manager of the ship.


ARTICLE 757 (CO-OWNERSHIP OF SHIP: LOSS OF NATIONALITY AND PURCHASE OF QUOTA OR APPLICATION FOR AUCTION)


         (1) When a ship loses the nationality of the Republic of Korea by transfer of the portion of the co-owner of a ship or by losing his nationality, other co-owners may purchase such share at a reasonable price or may apply the court for the auction of such share.

         (2) When a ship which belongs to the ownership of a company loses the nationality of the Republic of Korea through the transfer of any share of the members, in case of "partnership company" the other member, and in case of "limited partnership company", the member with unlimited liability, may purchase such share at a reasonable price.


ARTICLE 758 (RIGHT TO DEMAND PURCHASE OF SHARES BELONGING TO PERSONS WHO OBJECT TO RESOLUTION)


         (1) When the co-owners of a ship have resolved to commence a new voyage or to repair the ship extensively, any co-owner who has an objection thereto may demand of another co-owner for purchase of his share at a reasonable price.

         (2) Any person who intends to effect the demand mentioned in paragraph
         (1) shall dispatch the notice thereof to another co-owner or to a ship manager within three days from the date of resolution, and in case where the person did not participate in the resolution, from the day on which he has received the notice of the resolution. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 759 (TRANSFER OF SHIP DURING VOYAGE, ETC.)

         If a ship in the course of a voyage, or the share on the ship has been transferred, the transferee shall acquire the profit and bear the loss arising from the voyage, unless otherwise agreed upon between the parties.


ARTICLE 760 (APPOINTMENT AND REGISTRATION OF SHIP MANAGER)


         (1) The co-owners of a ship shall appoint a ship manager. The consent of all the co-owners shall be required for the appointment of a ship manager who is not a co-owner. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) The appointment of a ship manager and the termination of his proxy right shall be registered.


ARTICLE 761 (AUTHORITIES OF SHIP MANAGER)


         (1) The ship manager shall have the authority to do all judicial and extra-judicial acts relating to the use of the ship.

         (2) No restriction upon such proxy right of a ship manager shall be asserted against a third person acting in good faith.


ARTICLE 762 (RESTRICTION ON AUTHORITIES OF SHIP MANAGER)

         The ship manager shall not do the following acts unless he has been authorized to so in writing by co-owners of the ship:

         1.The assigning and chartering, or offering as security of the ship;

         2.The commencing of a new voyage;

         3.The obtaining of an insurance coverage on the ship;

         4.The extensive repair of the ship; and

         5.The borrowing of money.


ARTICLE 763 (ENTRY AND KEEPING OF RECORD)

         The ship manager shall keep a record relating to the administration of his duties. All matters relating to the use of the ship shall be entered therein.


ARTICLE 764 (REPORT OF SHIP MANAGER AND APPROVAL THEREOF)

         After the termination of each voyage, the ship manager shall, without delay, prepare the documents relating to the progresses of such voyage and the account, report them to the co-owners of the ship, and obtain their approval.


ARTICLE 765 (RIGHT TO REQUEST REGISTRATION OF LESSEE AND EFFECT OF REGISTRATION)


         (1) The lessee of a ship may request the shipowner to cooperate in effecting the registration of the lease.

         (2) The lease of a ship, if registered, shall be effective against third persons from the time registration has been effected.

ARTICLE 766 (LEASE OF SHIP AND LEGAL RELATION AGAINST THIRD PERSON)


         (1) If the lessee of a ship makes the ship available in navigation for the purpose of engaging in commercial activities and of acquiring profits, the lessee shall, in relation to third persons, have the same rights and duties as the shipowner in connection with matters relating to the use of the ship.

         (2) In the case mentioned in paragraph (1), any preferential right which has arisen in connection with the use of the ship shall be effective even against the shipowner. This shall not, however, apply in cases where the holder of the preferential right was aware that the use was not in conformity with the contract of such use. (Amended by Act No. 4470, Dec. 31, 1991)


         CHAPTER III MASTER

ARTICLE 767 (APPOINTMENT AND DISMISSAL OF MASTER)

         The shipowner may appoint or dismiss the master.


ARTICLE 768 (CLAIM FOR COMPENSATION OF DAMAGE AGAINST UNREASONABLE DISMISSAL OF MASTER)


         (1) If the master is dismissed without reasonable cause by the shipowner, the master may demand the shipowner to compensate for any damage arising therefrom.

         (2) If a master who is also a co-owner of a ship is dismissed against his intention, he may demand of the other co-owners that they purchase his share at a reasonable price.

         (3) If a master intends to make the demand mentioned in paragraph (2), he shall dispatch without delay the notice thereof to the other co-owner or to the ship manager. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 769 (MASTER'S LIABILITY OF CONTINUE PERFORMANCE OF HIS DUTIES)

         If a master is dismissed or his term expires during the voyage, he shall be liable to perform his duties until another master is able to perform such duties or the ship arrives at the port of registry.


ARTICLES 770 AND 771

         Deleted. (by Act No. 4470, Dec. 31, 1991)


ARTICLE 772 (RESPONSIBILITY FOR APPOINTING ANOTHER MASTER IN HIS PLACE)

         If the master is unable to perform his duties by reason of force majeure, he may appoint another master by his own responsibility and require the latter to perform his duties, except as otherwise provided by Acts, subordinate statutes.


ARTICLE 773 (SCOPE OF PROXY RIGHT)


         (1) While away from the port of registry, the master shall have authority to perform all judicial and extra-judicial acts which are necessary for voyage.

         (2) While at the port of registry, the master has authority only to hire and dismiss seamen, except in cases where he has been vested with special authority.


ARTICLE 774 (AUTHORITY IN RESPECT OF SPECIAL ACTS)

         (1) The master shall not do any of the following acts except in order to reimburse expenses for repair of the ship, salvage remuneration, or any other expenses necessary for the continuance of the voyage:
         (Amended by Act No. 5809, Feb. 5, 1999)

         1.Offering ship or her equipment as security;

         2.Borrowing of money; and

         3.Disposing of the whole or a part of the cargo.

         (2) The amount of damages, if the master disposes of the cargo, shall be determined by the value of such cargo at the port of unloading at the time when it should have arrived there: Provided, That any expenses which are not required to be paid shall be deducted from such value.


ARTICLE 775 (RESTRICTION UPON PROXY RIGHT)

         No restriction upon the proxy right of the master shall be asserted against a third person acting in good faith.


ARTICLE 776 (DISPOSITION OF CARGO FOR BENEFIT OF PERSONS INTERESTED)


         (1) If the master disposes of the cargo during the voyage, disposition of the cargo shall be done in such a manner for the best interest of the persons interested.

         (2) In the case mentioned in paragraph (1), the person interested shall be liable against the person who became the creditor on account of such a disposition within the limit of the value of the cargo: Provided, That this shall not apply where such a person has been guilty of negligence. (Amended by Act No. 4470, Dec. 31, 1991)

ARTICLE 777 (AUCTION OF SHIP)

         If the ship has become unrepairable while away from the port of registry, the master may sell the ship by auction with the authorization of the marine authority. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 778 (UNREPAIRABLE CASES)


         (1) A ship shall be deemed to be unrepairable in the following cases:

         1.If the ship cannot be repaired at the place where she lies and cannot proceed to a place where repairs can be effected; and

         2.If the expenses for repair will exceed three-quarters of the value of the ship.

         (2) If the ship has been damaged in the course of a voyage, the value mentioned in paragraph (1) 2, shall be the value at the time of commencement of such voyage; and in other cases, it shall be the value of the ship before she sustained such damage. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 779 (DUTY TO REPORT AND MAKE UP ACCOUNTS)


         (1) The master shall, without delay, report to the shipowner on all important matters relating to the voyage.

         (2) At the end of each voyage, the master shall, without delay, present the statement of the accounts to the shipowner and obtain the shipowner's approval thereof.

         (3) Whenever required by the shipowner, the master shall report on matters relating to the voyage and on the accounts.

         CHAPTER IV CARRIAGE

         SECTION 1 CARRIAGE OF GOODS

         SUB-SECTION 1 COMMON PROVISIONS

ARTICLE 780 (TYPES OF CONTRACT OF CARRIAGE)

         The contracts of carriage of goods shall be divided into the following two categories:

         1.A charter party, the object of which is providing the whole or a part of a ship for the carriage of goods; and

         2.A contract the object of which is carrying separate goods.


ARTICLE 781 (CHARTER PARTY AND WRITTEN CONTRACT OF CARRIAGE)

         A party to a charter party shall, upon demand by the other party, provide a written contract of carriage.


ARTICLE 782 (CHARTER PARTY AND NOTICE OF READINESS FOR LOADING GOODS, PERIOD FOR LOADING GOODS)


         (1) If a charter party has been entered into, the carrier shall, as soon as the preparations necessary for loading the goods have been completed, dispatch notice thereof to the charterer without delay. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) If the period for loading goods is stipulated, such period shall commence from one o'clock p.m. on the day, when the notification as referred to in paragraph (1) is made before noon, and from six o'clock a.m. of the following day, when it is made in the afternoon. This period shall not include the day on which the loading is impossible by force majeure, and the day on which no loading work is done due to custom in the port. (Amended by Act No. 4470, Dec. 31, 1991)

         (3) If any goods have been loaded after the passage of such period as referred to in paragraph (2), the carrier may demand reasonable remuneration. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 783 (NOTICE AND LOADING WHERE THIRD PERSON IS SHIPPER)

         In cases where a third person other than the charterer loads the goods, if it is impossible for the master to ascertain such person or if such person fails to load the goods, the master shall, without delay, dispatch a notice thereof to the charterer. In such cases, the charterer may load the goods only within the period allowed for loading.


ARTICLE 784 (RIGHT TO REQUEST COMMENCEMENT OF VOYAGE OF CHARTERER AND POWER TO COMMENCE VOYAGE OF MASTER)


         (1) The charterer may require the master to commence the voyage even when all the goods have not been loaded.

         (2) The master may, with the lapse of the period allowed for loading, immediately commence the voyage, even though the charterer has not loaded all the goods.

         (3) In cases mentioned in paragraphs (1) and (2), the charterer shall pay the full amount of the freight and any expenses arising from his failure in loading all the goods, and shall, if required by the carrier, provide adequate security. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 785 (TRANSPORT OF SEPARATE ARTICLE AND PROVIDING GOODS)


         (1) If a separate Article is the object of a carriage contract, the shipper shall hand over the goods to the carrier at such time and place as agreed upon between parties or as determined in accordance with the custom of the loading port.

         (2) If the shipper fails to hand over goods to the carrier at such time and place as referred to in paragraph (1), the contract shall be considered to have been rescinded. In this case, the master may immediately commence the voyage, and the shipper shall pay freight in full.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 786 (FURNISHING DOCUMENTS NECESSARY FOR CARRIAGE)

         The charterer or the shipper shall, within the period allowed for loading, furnish the master with the documents necessary for the carriage.


ARTICLE 787 (DUTY TO EXERCISE DUE DILIGENCE AS TO SEAWORTHINESS)

         The carrier shall be liable for damages for any loss of, damages to, or delay of the goods, unless he proves that neither he, nor the crew, nor any of his employees has failed to exercise due diligence in connection with the following particulars at the commencement of the voyage:
         (Amended by Act No. 4470, Dec. 31, 1991)

         1.Make the ship seaworthy;

         2.Properly man, equip and supply the ship; and

         3.Make the holds, refrigerating and cool chambers, and all other parts of the ship in which goods are carried, fit and safe for their reception, carriage and preservation.


ARTICLE 788 (DUTY OF CARE AND DILIGENCE TO GOODS)


         (1) If a carrier fails to prove that he or the crew or other employee of a ship exercised his duty of care in reception, loading, stowage, carriage, keeping, discharging and delivering of the goods, he shall be liable to compensate for damages caused by loss, damage or delay of the goods.

         (2) The carrier shall not be responsible for damage of the goods arising or resulting from act of the master, mariner or pilot, or the employees of the carrier in the navigation or in the management of the ship, or fire. This shall not apply where the fire was caused by actual fault or privity of the carrier.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 789 (CAUSES FOR EXEMPTION FROM LIABILITY)


         (1) Deleted. (by Act No. 4470, Dec. 31, 1991)

         (2) The carrier shall be relieved of the liability for compensation, if he has proved that any fact of the following subparagraphs existed and that any damage of the goods might usually be caused by such fact:
         Provided, That the same shall not apply if it was proved that he has failed to exercise due diligence notwithstanding the fact that he could have avoided such damage if he had exercised the due diligence mentioned in Articles 787 and 788 (1): (Amended by Act No. 4470, Dec. 31, 1991)

         1.Perils or accidents of the sea and other navigable waters;

         2.Act of God;

         3.War, riots, or civil commotions;

         4.Piracy and other similar acts;

         5.Judicial seizure, quarantine restrictions and other restrictions by public authorities;

         6.Act of the shipper or the owner of the goods or his employees;

         7.Strikes, restraint of labor or lockouts;

         8.Saving life or property at sea or any deviation in saving life or property at sea or any reasonable deviation;

         9.Insufficiency of packing of the goods or insufficiency or inadequacy of marks;

         10.Particular nature or latent defects of the goods; and

         11.Latent defects of the ship.


ARTICLE 789-2 (LIMITATION OF LIABILITY)


         (1) The carrier shall not in any case be or become liable for any loss or damage to or in connection with the goods in accordance with Articles 787 through 789 in an amount exceeding the equivalent of 500 Units of Account per package or unit: Provided, That the carrier shall not limit his liability if it is proved that the damage resulted from an act or omission of the carrier done with intent to cause damage, or recklessly and with knowledge that damage would probably result.

         (2) In applying paragraph (1), the number of the package or unit shall be determined as follows:

         1.Where a container or similar article of transport is used to consolidate the goods, the number of packages or units enumerated in the bill of lading or other documents evidencing the contract of carriage as packed in such article of transport shall be deemed the number of packages or units. Except as aforesaid, such article of transport shall be considered the package or unit; and

         2.Where the article of transport itself supplied by a person other than the carrier is lost or damaged, such article of transport shall be deemed a separate package or unit.

         (3) The provisions of paragraphs (1) and (2) shall not apply if, at the time of delivery of the goods to the carrier by the shipper, the nature and value of the goods have been declared by the shipper and inserted in the bill of lading or other documents evidencing the contract of carriage. The carrier shall not be responsible in any event for loss or damage to the goods if the nature or value thereof has been knowingly significantly misstated unless the carrier or his employees were aware of this.

         (4) The provisions of paragraphs (1) through (3) shall not affect the application of Articles 746 through 752.

         (5) The Unit of Account as referred to in paragraph (1) shall have the same meaning as that prescribed in Article 747 (5).
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 789-3 (APPLICATION TO NON-CONTRACTUAL CLAIM)


         (1) The provisions of this Chapter concerning the liability of carrier shall also apply to the carrier's liability in tort.

         (2) If any action against a employee or agent of the carrier in respect of loss or damage of the goods and if such loss or damage occurred during performance of his duties, such employee or agent shall be entitled to avail himself of the defences and limits of liability which the carrier is entitled to invoke.

         Nevertheless, a employee or agent of the carrier shall not be entitled to avail himself of the provisions of this Article, if it is proved that the damage resulted from an act or omission of the employee or agent done with intent to cause damage or recklessly and with knowledge that damage would probably result.

         (3) In the case as referred to in the text of paragraph (2), the aggregate of the amounts recoverable from the carrier, such employees and agents shall in no case exceed the limit as prescribed in Article 789-2 (1).

         (4) The provisions of paragraphs (1) through (3) shall also apply even in case where the claim for damages in respect of the goods is made against the actual carrier other than the carrier or his employees or agents.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 790 (PROHIBITION OF REDUCTION OF CARRIER'S LIABILITY)


         (1) No special agreement between the parties that reduces or exempts any obligation or liability of the carrier in contrary to the provisions of Articles 787 through 789-3, shall be valid. This provision shall also apply to a stipulation transferring the benefit of insurance in respect of the goods to the carrier, or to any stipulations to this effect.

         (2) The provisions of paragraph (1) shall not be applicable to any transport of live animals and transport of the goods on deck after inserting such intention on the bill of lading or the surface of other documents evidencing the contract of carriage.

         (3) Except in case where it is contrary to the provisions of Article 787, the provisions of paragraph (1) shall not be applicable to a charter party: Provided, That in case where a bill of lading is issued pursuant to the charter party, the provisions of paragraph (1) shall be applicable to any obligation or liability of the carrier to any holder of the bill of lading other than the charterer.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]

ARTICLE 791 (DISPOSAL OF UNLAWFUL GOODS LOADED)


         (1) The goods which have been loaded in contravention of any Acts, subordinate statutes or a contract, may, at any time, be unloaded by the master, and if there is any danger that such goods will imperil the ship or other goods, they may be abandoned.

         (2) If the master carries the goods mentioned in paragraph (1), he may demand the maximum freight prevailing for the same types of goods at the time and place of the loading. (Amended by Act No. 4470, Dec. 31,
         1991)

         (3) The provisions of paragraphs (1) and (2) shall not affect any claim for damages by the carrier or any other interested person. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 791-2 (DISPOSAL OF DANGEROUS GOODS)


         (1) Goods of an inflammable, explosive or dangerous nature whereof the carrier had knowledge of their nature and character may, if such goods shall become a danger to the ship or other goods, may at any time before discharge be landed, or destroyed or rendered innocuous by the master.

         (2) The carrier shall be exempted from the liability to compensate for any loss inflicted on the goods by such disposal as referred to in paragraph (1) except its liability to general average contribution. [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 792 (RESCISSION OF CONTRACT OF WHOLE CHARTER PRIOR TO COMMENCEMENT OF VOYAGE, ETC.)

         (1) Prior to the commencement of the voyage, the whole charterer may rescind the contract upon payment of one-half of the freight.

         (2) If, in case of the charter party for a rounder-trip voyage, the whole charterer terminates the charter party prior to the homeward voyage, he shall pay two-thirds of the freight.

         (3) The provision of paragraph (2) shall apply, if, in case where the voyage is to be made from another port to the port of loading, the whole charterer has terminated the charter party before the ship leaves the port of loading. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 793 (SPACE CHARTER AND RESCISSION OF CONTRACT PRIOR TO COMMENCEMENT OF VOYAGE, ETC.)


         (1) The charterer who has chartered a part of a ship, or a shipper, may rescind or terminate the charter party in accordance with Article 792 only when the rescission or the termination is done jointly by other charterers and all shippers together. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) Even if, except in cases mentioned in paragraph (1), the space charterer, or a shipper, has rescinded or terminated the charter party before the commencement of a voyage, he shall pay the full amount of the freight. (Amended by Act No. 4470, Dec. 31, 1991)

         (3) Even before the commencement of a voyage, if the space charterer or a shipper has loaded the whole or a part of the goods, he may not rescind or terminate the charter party without obtaining the consent of the other charterers and shippers.


ARTICLE 794 (DUTY TO PAY INCIDENTAL EXPENSES AND SUBSTITUTED DONATION FOR ANOTHER PERSON)

         (1) Even if a charterer or shipper has rescinded or terminated the charter party in accordance with the provisions of Articles 792 and 793
         (1), he shall not be relieved of the liability to pay any incidental expenses and substituted donation for another person related thereto.

         (2) In the case mentioned in Article 792 (2) and (3), the charterer or the shipper shall pay, in addition to the amount mentioned in paragraph
         (1), the amount of his contribution to general average or rescue from marine accidents in proportion to the value of the goods. (Amended by Act No. 4470, Dec. 31, 1991; Act No. 5809, Feb. 5, 1999)


ARTICLE 795 (EXPENSES OF LOADING AND UNLOADING)

         If, in the cases mentioned in Articles 793 and 794, the whole or a part of the goods have been loaded, the charterer or the shipper shall bear the expenses of such loading and unloading.
         (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 796 (EFFECT OF FAILURE TO LOAD WITHIN PERIOD ALLOWED FOR LOADING)

         The charterer shall be deemed to have rescinded or terminated the charter party if he has failed to load the goods within the period allowed for loading. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 797 (TERMINATION OF CHARTER PARTY AFTER COMMENCEMENT OF VOYAGE)

         After the commencement of a voyage, the charterer or the shipper may not terminate the charter party unless he pays the full amount of the freight, advances, the moorage charges, the amount of his contribution to general average or rescue from marine accidents, and pays compensation for any damages arising from the unloading or provides adequate security therefor. (Amended by Act No. 5809, Feb. 5, 1999)

ARTICLE 798 (CHARTER PARTY AND UNLOADING GOODS)


         (1) If, in case where a charter party has been made, preparations necessary for unloading the goods have been completed, the master shall without delay dispatch notice thereof to the consignee.

         (2) The provisions of Article 782 (2) shall be applicable mutatis mutandis to the calculation of allowed time for unloading the goods. (Amended by Act No. 4470, Dec. 31, 1991)

         (3) If any goods have been unloaded after the passage of such period as referred to in paragraph (2), the carrier may demand reasonable remuneration. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 799 (CARRIAGE OF SEPARATE ARTICLE AND RECEIPT OF GOODS)

         If carriage of a separate Article is the purpose of the contract, the consignee who is notified of the arrival of the goods, shall receive goods without delay at such time and place as agreed between the parties or determined pursuant to the custom of the unloading port. [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 800 (LIABILITY OF CONSIGNEE, MASTER'S RIGHT OF RETENTION)


         (1) When the consignee has received the goods, he shall be liable to pay the freight, the incidental expenses, substituted donation for another person and the moorage charges, the amount of his contribution to general average and rescue from marine accidents in proportion to the value of the goods, in accordance with the purport of the contract of carriage or of the bill of lading.
         (Amended by Act No. 5809, Feb. 5, 1999)

         (2) The master shall not be responsible to deliver the goods except upon payment of the amount in accordance with the provisions mentioned in paragraph (1). (Amended by Act No. 4470, Dec. 31, 1991)



ARTICLE 800-2 (NOTICE OF PARTIAL LOSS OF OR DAMAGE OF GOODS)


         (1) If the consignee finds a partial loss of or damage to the goods, he shall send the carrier a written notice providing a summary thereof without delay after he discovers it: Provided, That if it is impossible to detect such loss or damage immediately, he shall send such notice within three days after discovery thereof.

         (2) If there is no notice as referred to in paragraph (1), the goods shall be presumed to have been delivered to the consignee without any loss or damage.

         (3) The provisions of paragraphs (1) and (2) shall not be applicable in case where the carrier or his employee was aware of such loss or damage.

         (4) If any loss of or damage to the goods has taken place, or there is suspicion, the carrier and consignee shall provide necessary conveniences for the other part's inspection of such goods.

         (5) The special agreement between the parties unfavorable to the consignee in violation of the provisions of paragraphs (1) through (4) shall not be valid.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 801 (FREIGHT)

         If the freight has been fixed on the basis of the weight or volume of the goods, the amount of the freight shall be determined by the weight or volume of such goods at the time of delivery.


ARTICLE 802 (IDEM)

         (1) If the freight has been fixed on the basis of period, the amount of the freight shall be determined by the period from the day on which loading of goods was commenced to the day on which the unloading was completed.

         (2) The period mentioned in paragraph (1) shall not include the period during which by reason of an act of god the ship has anchored at the port of loading or in the course of the voyage, or it has been repaired in the course of the voyage. Such period shall not include the number of days on which the goods have been loaded or unloaded after passage of the period of loading or unloading of the goods, as in the case of
         Article 782 (2) or 798 (2). (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 803 (DEPOSIT, ETC. OF GOODS)


         (1) If the consignee neglects to receive the goods, the master may deposit them, or deliver them to the custom house or other place permitted by the authorities as prescribed by the relevant Acts and subordinate statutes. In this case, the master shall dispatch the notice thereof without delay to the consignee.

         (2) If the consignee cannot be identified, or he refuses to receive the goods, the master shall deposit them, or deliver them to the custom house, or other place permitted by the authorities, and dispatch notice thereof without delay to the charterer or shipper and the consignee, if known

         (3) If the goods are deposited, or delivered to the custom house or other place permitted by the authorities under paragraphs (1) and (2), the goods shall be considered to have been delivered to the holder of the bill of lading or the consignee.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 804 (SHIPOWNER'S RIGHT TO SELL GOODS BY AUCTION)

         (1) In order to obtain payment of the amounts specified in Article 800
         (1), the carrier may, with the permission of the court, sell the goods by auction, and is entitled to receive payment in preference to others. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) A carrier may exercise his right as referred to in paragraph (1) over the goods even after the master has delivered them to the consignee: Provided, That this shall not apply when thirty days have elapsed from the date of delivery or if a third person has acquired possession of such goods.
         (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 805

         Deleted. (by Act No. 4470, Dec. 31, 1991)


ARTICLE 806 (RECONTRACT OF CARRIAGE AND LIABILITY OF SHIPOWNER)

         If a charterer has entered into a contract of carriage with a third person under his own name, the shipowner shall assume the liability as prescribed in Articles 787 and 788 to the third person to the extent that the fulfillment of the contract belongs to the duties of the master.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 807 (REASONS FOR TERMINATION OF CONTRACT OF CARRIAGE)


         (1) A contract of carriage shall be terminated by any of the following reasons:

         1.If the ship has sunk or has been lost;

         2.If the ship has become unrepairable;

         3.If the ship has been captured; and

         4.If the goods have been lost by reason of an act of god.

         (2) If any of the events mentioned in subparagraphs 1 through 3 of paragraph (1) has occurred during the voyage, the charterer or the shipper shall pay freight to the extent of the value of the goods in proportion to the carriage performed. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 808 (RESCISSION OF CONTRACT FOR REASONS STIPULATED IN ACT)


         (1) If the voyage or carriage has become illegal, or if by reason of an act of god fulfilling the purpose of the contract was made has become impossible, either party may rescind the contract.

         (2) If, in case where either of the reasons mentioned in paragraph (1) has occurred in the course of the voyage, the contract has been terminated, the charterer or the shipper shall pay freight in proportion to the carriage performed. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 809 (ACT OF GOD IN RESPECT OF PART OF GOODS)


         (1) If either of the reasons mentioned in Articles 807 (1) 4 and
         Article 808 (1) has occurred in respect to a part of the goods, the charterer or the shipper may load other goods in so far as the liability of the carrier does not increase thereby. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) If the charterer or the shipper desires to exercise the right mentioned in paragraph (1), he shall unload or load the goods without delay. If he has neglected such unloading or loading, he shall pay the full amount of the freight. (Amended by Act No. 4470, Dec. 31, 1991)

ARTICLE 810 (DISPOSAL OF CARGO BY MASTER AND FREIGHT)

         A carrier may demand the full payment of the freight in any of the following cases: (Amended by Act No. 4470, Dec. 31, 1991)

         1.If the master has disposed of the cargo in accordance with the provision of Article 774 (1); and

         2.If the master has disposed of the cargo in accordance with the provision of Article 832.


ARTICLE 811 (TIME-BAR OF CLAIMS AND OBLIGATIONS OF CARRIER)

         Any claims and obligations of the carrier to the shipper, consignor or consignee shall, regardless of the cause of the claims, be extinguished if no legal action is filed within one year after the carrier delivers or should have delivered the goods to the consignee: Provided, That this period may be extended by agreement between the parties.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 812 (APPLICABLE PROVISIONS)

         The provisions of Articles 134, 136 through 140 shall apply mutatis mutandis to the carrier. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 812-2 (DEFINITION OF TIME CHARTER)

         A time charter party shall take effect only after an owner or lessee of a ship stipulates to have a charterer use for a navigation a ship manned by crew and provided with navigational equipments for a specified period, and the charterer stipulates to pay the hire calculated by the period.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]

ARTICLE 812-3 (RIGHT OF TIME CHARTERER TO COMMAND MASTER)


         (1) At any time the charterer shall be entitled to command the master for the use of a ship within the stipulated extent.

         (2) If the master, seaman or other employees of a ship inflicts any loss on the time charterer in contravention of the latter's reasonable orders, the shipowner shall be liable to compensate for it.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 812-4 (LIEN AND AUCTION RIGHT OF SHIPOWNER ON GOODS)


         (1) The provisions of Articles 800 (2) and 804 shall be applicable mutatis mutandis in case where the time charterer fails to pay the shipowner for the hire or advances, or to perform any similar obligations under the time charter party: Provided, That the shipowner shall not oppose to a third person who has acquired in good faith the bill of lading issued by the time charterer.

         (2) The right of the shipowner as referred to in paragraph (1) to the goods shall not be exercised beyond the limit of the hire or freight stipulated by the time charterer on the goods.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 812-5 (ARREARS OF HIRE, TERMINATION OF CONTRACT, ETC.)


         (1) If the time charterer fails to pay the hire by the due date, the shipowner may rescind or terminate the charter party.

         (2) If the shipowner rescinds or terminates the charter party under paragraph

         (1) during navigation of the ship after the time charterer enters into a contract of carriage with a third person and makes a shipment of goods, the shipowner shall have the same liability to carry as the time charterer as to the person interested in the goods.

         (3) If the shipowner notifies in writing those interested in the goods of his intention of rescission or termination of the charter party or continuous transport under paragraph (2), he shall be considered to have established the right of pledge for the purpose of a claim for the hire or freight, which the time charterer holds to those interested in the goods, for securing the hire advances and other similar claims arising from the time charter.

         (4) The provisions of paragraphs (1) to (3) shall not affect the claim for damages by the shipowner or those interested in the goods to the time charterer. [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 812-6 (TIME-BAR OF CLAIM UNDER TIME CHARTER)

         Any claims between the parties arising from the time charter shall be extinguished if no local action is filed within one year after the ship is returned to its owner: Provided, That in this case, the proviso of
         Article 811 shall be applicable mutatis mutandis.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


         SUB-SECTION 2 BILL OF LADING

ARTICLE 813 (ISSUANCE OF BILL OF LADING)


         (1) The carrier shall, upon demand by the charterer or the shipper, provide him with a bill of lading in one or more copies after receipt of the goods. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) The carrier shall, upon demand by the charterer or the shipper, provide him with the on board bill of lading in one or more copies after loading of the goods, or shall indicate such loading on the bill of lading mentioned in paragraph (1). (Amended by Act No. 4470, Dec. 31, 1991)

         (3) The carrier may authorize a master or any other agent to provide the on board bills of lading or to indicate such loading on the bills of lading mentioned in paragraph (2). (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 814 (MATTERS TO BE ENTERED IN BILL OF LADING)


         (1) The bill of lading shall include the following matters, and the carrier shall write his name and affix his seal or sign on the bill of lading:

         1.Name, nationality and tonnage of the ship;

         2.Type, weight or volume of the goods, type, number and marks of packing, which have been notified in writing by the shipper;

         3.External appearances of the goods;

         4.Name or trade name of the charterer or the shipper;

         5.Name or trade name of the consignee or the notify party;

         6.Loading port;

         7.Unloading port;

         8.Freight;

         9.Issuing date and place; and

         10.If several bills of lading are issued, the number thereof.

         (2) If there is any considerable reason to doubt that the weight, volume, number or marks of the goods as referred to in paragraph (1) 2 fail to exactly indicate the goods which the carrier actually received, or if there is no adequate way to confirm it, such entry may be omitted.

         (3) The shipper shall be considered to have warranted the carrier that the information as referred to in paragraph (1) 2 is correct.

         (4) If the carrier has made notification of the goods to the notify party specified in the bill of lading, he shall be considered to have made the notification to the charterer or the shipper, the holder of the bill of lading and other consignee.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


ARTICLE 814-2 (EFFECT OF ENTRY IN BILL OF LADING)

         If the bill of lading is issued in accordance with the provisions of
         Article 814 (1), the carrier shall be presumed to have received or shipped goods as it is entered in the bill of lading: Provided, That the carrier may not oppose a third person who has acquired in good faith the bill of lading.
         [This Article Newly Inserted by Act No. 4470, Dec. 31, 1991]


ARTICLE 815 (DELIVERY OF COPY)

         The charterer or the shipper who has been provided with a bill of lading shall, upon demand by the issuer, write his name and affix his seal or sign on the copy of the bill of lading and deliver it to the issuer. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 816 (MULTIPLE COPIES OF BILL OF LADING AND DELIVERY OF GOODS AT PORT OF UNLOADING)

         (1) At the port of unloading, the master shall not refuse to deliver the goods, even though the holder of only one of multiple copies of the bill of lading demands such delivery.

         (2) If the holder of only one of multiple copies of the bill of lading has taken delivery of the goods in accordance with the provisions of paragraph (1), other copies of bill of lading shall become invalid. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 817 (MULTIPLE COPIES OF BILL OF LADING AND DELIVERY OF GOODS AT PLACES OTHER THAN PORT OF UNLOADING)

         At places other than the port of unloading, the master shall not deliver the goods except upon receipt of all the copies of the bill of lading.


ARTICLE 818 (DEMAND TO DELIVER GOODS BY NUMEROUS HOLDERS AND DEPOSIT)


         (1) If two or more holders of the bill of lading have demanded delivery of the goods, the master shall without delay deposit the goods with the competent authority and dispatch notice thereof to each person who has demanded such delivery.

         (2) If, after the master has delivered a part of the goods in accordance with the provision of Article 816 (1), another holder has demanded delivery of the goods, the provision of paragraph (1) shall apply in respect of the goods remaining. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 819 (RANKS OF NUMEROUS HOLDERS OF BILL OF LADING)


         (1) As to the goods that have been deposited with the competent authority pursuant to the provisions of Article 818, the holder of the bill of lading who has received the bill of lading from the former holder, whose priority is common to several holders of the bill of lading, shall be prior to other holders of the bill of lading. (Amended by Act No. 4470, Dec. 31,
         1991)

         (2) In regards to the bill of lading dispatched to an absentee, the time when a bill of lading has been dispatched shall be deemed to be the time it is delivered.


ARTICLE 820 (APPLICABLE PROVISIONS)

         The provisions of Articles 129, 130, 132 and 133 shall apply mutatis mutandis to the bills of lading. (Amended by Act No. 4470, Dec. 31,
         1991)


         SECTION 2 CARRIAGE OF PASSENGERS

ARTICLE 821 (TICKET IN NAME OF PARTICULAR PASSENGER)

         A ticket in the name of a particular passenger shall not be assigned to another person.


ARTICLE 822 (DUTY OF PROVIDING MEALS)

         Unless otherwise agreed, meals of a passenger during the voyage shall be provided by the carrier. (Amended by Act No. 4470, Dec. 31, 1991)

ARTICLE 823 (DUTY OF PROVIDING LODGING AND MEALS FOR PASSENGERS DURING SHIP REPAIR)


         (1) If a ship has to be repaired in the course of a voyage, the carrier shall provide adequate lodging and meals for passengers during the period of repair: Provided, That this shall not apply in cases where he has provided them with the convenience of a passage to the ports of disembarkation without prejudicing their right thereby. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) In the case mentioned in paragraph (1), a passenger may terminate the contract after paying freight in proportion to the voyage performed. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 824 (DUTY OF FREE CARRIAGE FOR LUGGAGE)

         In the absence of any agreement to the contrary, the carrier shall not demand freight for luggage which a passenger is entitled to accompany pursuant to the contract. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 825 (DELAY OF BOARDING SHIP AND MASTER'S RIGHT TO COMMENCE VOYAGE)


         (1) If a passenger does not get on board at the time fixed for embarkation, the master may commence the voyage immediately. The same shall apply at the port of call during the course of the voyage. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) In the case of paragraph (1), the passenger shall pay the full amount of the freight. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 826 (RESCISSION OF CONTRACT BY PASSENGER AND FREIGHT)

         If, prior to the commencement of the voyage, a passenger rescinds the contract, he shall pay one-half of the freight, and if he rescinds the contract after the commencement of the voyage, he shall pay the full amount of the freight.


ARTICLE 827 (RESCISSION OF CONTRACT FOR REASONS SPECIFICALLY STIPULATED)

         If, prior to the commencement of the voyage, a passenger has become incapable of making the voyage because of death, illness, or any other act of god, the carrier may demand three-tenths of the freight, and if any of such reasons have occurred after the commencement of the voyage, the carrier may, at his option, demand either three-tenths of the freight or freight in proportion to the carriage performed. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 828 (PASSENGER'S DEATH AND DISPOSAL OF HIS LUGGAGE)

         If a passenger dies, the master shall dispose of luggage brought by the deceased in such manner as will be to the best interest of his successors.


ARTICLE 829 (LEGAL REASONS FOR TERMINATION OF CONTRACT)

         A contract of carriage shall be terminated by any of the reasons mentioned in Article 807 (1) 1 through 3. If any of such reasons have occurred during the voyage, the passenger shall pay the freight in proportion to the carriage performed.


ARTICLE 830 (APPLICABLE PROVISIONS)


         (1) The provisions of Articles 148, 787, 790 (1) and 806 shall be applicable mutatis mutandis to the carriage of passengers by sea.

         (2) The provisions of Articles 134, 136, 149 (2), 787 through 791-2, 800, 800-2, 806, 808 and 811 shall be applicable mutatis mutandis to the carriage of the luggages of the passengers that have been entrusted to the carrier.

         (3) The provisions of Articles 150, 789-2 (1) and (4), 789-3, 790 (1),
         806 and 811 shall be applicable mutatis mutandis to the luggage of the passengers that have not been entrusted to the carrier.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]

ARTICLE 831 (IDEM)

         If a charter party is entered into for carrying passengers, the provisions of Articles 781, 782 (1), 783, 784, 786, 787, 790 (1), 791,
         792 through 797, 802, 807, 808 and 811 shall be applicable mutatis mutandis to the relation between the carrier and the charterer.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


         CHAPTER V GENERAL AVERAGE

ARTICLE 832 (REQUIREMENTS OF GENERAL AVERAGE)

         Damage and expenditure which have arisen from any disposition of the ship or the cargo by the master in order to preserve the ship and the cargo from a common peril shall constitute a general average.


ARTICLE 833 (PERSONS WHO BEAR GENERAL AVERAGE)

         General average shall be borne respectively by the different contributing interests in proportion to the ratio that the value of the ship and the cargo preserved from a common peril, one-half of the freight, and the amount of the damages constituting general average bear to one another.


ARTICLE 834 (COMPUTATION OF AMOUNTS TO BE CONTRIBUTED TO GENERAL AVERAGE)

         With regard to the determination of the amount to be contributed to general average the value of the ship shall be its value at the time and place of arrival, and the value of the cargo shall be its value at the time and place of unloading: Provided, That in regard to the cargo, the freight and any other expenses which have been exempted from payment due to the loss of such cargo shall be deducted.

ARTICLE 835 (LIMITED LIABILITY TO GENERAL AVERAGE)

         The persons who are to contribute to general average in accordance with the provisions of Articles 833 and 834 shall be liable only to the extent of the values which exist at the time when the ship has arrived or the cargo has been delivered. (Amended by Act No. 4470, Dec. 31,
         1991)


ARTICLE 836 (COMPUTATION OF DAMAGES CONSTITUTING GENERAL AVERAGE)

         With regard to the determination of the amount of general average, the value of the ship shall be its value at the time and place of arrival, and the value of the cargo shall be its value at the time and place of unloading: Provided, That in regard to the cargo, all the expenses which have been exempted from payment thereof due to the loss of such cargo shall be deducted.


ARTICLE 837 (RIGHT OF SUBROGATION AGAINST PERSON LIABLE)

         If a common peril of the ship and cargo has arisen from any defect of the ship or cargo or from any negligent act, a contributor to the general average may exercise the right of subrogation against the person liable for such peril.


ARTICLE 838 (EXCLUSION FROM CALCULATING CONTRIBUTIONS TO GENERAL AVERAGE)

         The value of the arms installed on board a ship, the wages of the crews, and the food and clothing of the crews and passengers, even if they are preserved, shall not be included in calculating contributions to the general average, and such value shall be included in calculating the value of the general average if they have been lost.


ARTICLE 839 (EXCLUSION FROM DEMAND FOR CONTRIBUTION TO GENERAL AVERAGE)

         (1) The value of any appurtenances not included in the inventory of appurtenances, the goods loaded without a bill of lading or any other document by which the value of the cargo may be determined, or money or the negotiable instruments and any other valuable goods of which the particulars and value are not expressed, if they are preserved, shall be included in calculating contributions to the general average, whereas such value shall not be included in calculating the amount of general average if they are lost.

         (2) The provision of paragraph (1) shall also apply to the goods loaded on deck: Provided, That this shall not apply in cases of coastwise navigation. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 840 (FALSE STATEMENT OF VALUE OF CARGO AND GENERAL AVERAGE)


         (1) If, in the bill of lading or any other document available as a basis for the valuation of the cargo, the value of the cargo has been stated higher than its actual value, in cases where the cargo is preserved, the amount of contributions to the general average shall be determined upon the basis of the value so stated, and in cases where such value has been stated lower than its actual value, the value so stated shall be the amount of general average if the cargo has been lost.

         (2) The provisions of paragraph (1) shall apply mutatis mutandis in cases where a false entry has been made regarding any matters that may affect the value of the cargo. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 841 (RECOVERY OF DAMAGE WHICH IS GENERAL AVERAGE)

         If, after the shipowner, charterer, shipper, or any other person interested has contributed to the amount of general average, the whole or a part of the ship, its appurtenances or the cargo has been restored to the owner thereof, he shall return the amount of money he has received as general average remuneration after deducting therefrom any salvage remuneration and the amount of damage which has arisen from a partial loss or damage.


ARTICLE 842 (TIME-BAR OF GENERAL AVERAGE CLAIM)

         Any claim created by a general average or claim for the subrogation as prescribed in Article 837 shall be extinguished if no legal action is filed within one year after the calculation thereof is completed. In this case, however, the provisions of the proviso of Article 811 shall be applicable mutatis mutandis.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


         CHAPTER VI COLLISION OF VESSELS

ARTICLE 843 (PROVISIONS APPLICABLE TO COLLISION OF VESSELS)

         Where a collision occurs between seagoing vessels or between a seagoing vessels and vessels of inland navigation, the compensation due for damages caused to the vessels, or to any things or persons on board therof, shall be settled in accordance with the provisions in this chapter, in whatever waters the collision takes place. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 844 (COLLISION DUE TO ACT OF GOD)

         If the collision is due to an act of god, or if the causes of the collision are in doubt, the damages shall be borne by those who have suffered them.


ARTICLE 845 (COLLISION CAUSED BY FAULT OF ONE PARTY)

         If the collision is caused by the fault of a crew of one of the vessels, the owner of the vessel in fault shall be liable for compensation due for the damages arising therefrom.

ARTICLE 846 (COLLISION CAUSED BY FAULT OF BOTH PARTIES)


         (1) When the collision is due to the fault of crews of both vessels, the owner of each vessel shall be liable for damages in proportion to the degree of the faults respectively committed, the liability shall be apportioned equally.

         (2) In the cases mentioned in paragraph (1), in respect of damage caused by death or personal injury of third parties, the owners of both vessels shall be jointly and severally liable toward such third parties. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 847 (COLLISION CAUSED BY FAULT OF PILOT)

         Even in case where the collision is caused by the fault of the pilot of a vessel, the owner of such vessel shall be liable for damages in accordance with the provisions of Articles 845 and 846.
         (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 848 (TIME-BAR OF COLLISION CLAIM)

         Action claim for the recovery of damages caused by collision shall be barred if no action is instituted within two years from the date of the collision. In this case, however, the proviso of Article 811 shall be applicable mutatis mutandis.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


         CHAPTER VII RESCUE FROM MARINE ACCIDENTS

ARTICLE 849 (REQUIREMENTS OF RESCUE FROM MARINE ACCIDENTS)

         A person who, without any duty to do so, has salvaged a ship in distress, or its cargo or any other goods on any water surface, may claim reasonable remuneration for the result obtained from such efforts. The same shall apply to a rescue from marine accidents between seagoing ships and ships of inland navigation. (Amended by Act No. 5809, Feb. 5, 1999)


ARTICLE 850 (DETERMINATION OF SALVAGE REMUNERATION)

         In case where there is no special stipulation as to salvage remuneration, and any agreement as to the amount thereof between the parties has not been made, the court shall, upon the application of the parties, determine the amount, taking into consideration the degree of the risk, the labor of salvage, expenses, result of the salvage, efforts to prevent environmental loss and all other circumstances. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 851 (ALTERATION OF STIPULATED SALVAGE REMUNERATION)

         In case where special stipulation has been made as to the amount of the salvage remuneration at the time of marine accidents and such amount is grossly unreasonable, the court may increase or reduce such amount, taking into consideration the circumstances mentioned in Article 850. (Amended by Act No. 4470, Dec. 31, 1991; Act No. 5809, Feb. 5, 1999)


ARTICLE 852 (LIMITATION ON AMOUNT OF SALVAGE REMUNERATION)


         (1) Unless agreed otherwise, the amount of salvage remuneration shall not exceed the value of the thing salvaged.

         (2) If there is in existence a preferential right of higher priority, the amount of the salvage remuneration shall not exceed the amount that remains after deducting the amount of the claim of the person having such preferential right.

         (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 853 (DISTRIBUTION OF SALVAGE REMUNERATION AMONG JOINT SALVORS)


         (1) If two or more persons have together engaged in the salvage, the provision of Article 850 shall apply mutatis mutandis in regard to the proportions of the distribution of the salvage remuneration.

         (2) A person who has engaged in salvaging human life may also share in the distribution of the salvage remuneration in accordance with the provisions of paragraph (1). (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 854 (DISTRIBUTION OF SALVAGE REMUNERATION FOR SALVAGE INSIDE SHIP)


         (1) If a ship has engaged in the salvage and has received remuneration therefor, the amount of damage caused to such ship and the expenses required for the salvage shall be paid to the shipowner, and the balance shall be paid in equal portions to the master and to the seamen.

         (2) As to the distribution of remuneration to be paid to the seamen in accordance with the provisions of paragraph (1), the master shall, prior to the termination of the voyage, draw up a schedule of distribution, taking into consideration the labor of each seaman, the results thereof and the circumstances, and shall notify the seamen thereof. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 855 (CASE OF SALVAGE BY TUGBOAT)

         In regard to the salvage for the tow or the cargo on board the tow by a tugboat, the salvage remuneration shall not be demanded unless any special labor, which shall not be deemed to be the performance of a contract of towage, has been provided.

ARTICLE 856 (REMUNERATION BETWEEN SHIPS BELONGING TO SAME OWNER)

         Even between ships which belong to the same owner, any person who has been engaged in salvage may demand a reasonable remuneration therefor.


ARTICLE 857 (PERSONS WHO SHALL NOT DEMAND SALVAGE REMUNERATION)

         Any of the following persons shall not demand salvage remuneration:
         (Amended by Act No. 5809, Feb. 5, 1999)

         1.The person who worked on board the salvaged ship;

         2.The person who has caused the marine accidents, either intentionally or by negligence;

         3.The person who has forcibly effected salvage, notwithstanding that it was declined for justifiable reasons; and

         4.The person who has concealed or disposed of any goods salvaged without justifiable reasons.


ARTICLE 858 (SALVOR'S PREFERENTIAL RIGHT)


         (1) The claims for remuneration of the person who has been engaged in the salvage shall have a preferential right over the cargo salvaged:
         Provided, That such right shall not be exercised against such cargo after the debtor has delivered it to a third person.

         (2) The provisions relating to the preferential rights of a ship's creditor shall apply mutatis mutandis to the preferential rights mentioned in paragraph (1). (Amended by Act No. 4470, Dec. 31, 1991)

ARTICLE 859 (MASTER'S AUTHORITY CONCERNING PAYMENT OF SALVAGE REMUNERATION)


         (1) The master has authority to do, on behalf of the salvage debtors, all judicial and extra-judicial acts relating to the payment of the salvage remuneration.

         (2) The master may himself become a party to an action relating to salvage remuneration and a final judgment in such action shall be valid as to the debtors of the salvage remuneration. (Amended by Act No. 1212, Dec. 12, 1962)


ARTICLE 860 (TIME-BAR OF SALVAGE CLAIMS)

         Any claim for remuneration of salvage shall be time-barred if no action is instituted within two years from the date when the salvage is finished. In this case, however, the provisions of the proviso of
         Article 811 shall be applicable mutatis mutandis.
         [This Article Wholly Amended by Act No. 4470, Dec. 31, 1991]


                         CHAPTER VIII CLAIMS ON VESSEL

ARTICLE 861 (CLAIM GIVING RISE TO MARITIME LIEN)


         (1) A person who has any of the following claims holds maritime lien on a vessel and the appurtenances of the vessel, on the freight for the voyage during which the claim giving rise to the lien arises, and on the accessories of the vessel and freight: (Amended by Act No. 4470, Dec. 31, 1991)

         1.Law costs incurred in the common interest of the creditors, expenses incurred with respect to public auction of the vessel and the appurtenances, public taxes imposed on the vessel regarding the voyage, pilotage dues and towage dues, and the cost of preservation and watching from the time of the entry of the vessel into the last port;

         2.Claims arising out of the contract of engagement of the master and other persons hired on board;

         3.Remuneration for salvage, and the contribution of the vessel in general average; and

         4.Indemnities for collision or other accidents of navigation, as also for damage caused to works forming part of harbors, docks, and navigable ways, and indemnities for personal injury to passengers or crew.

         (2) A creditor of the vessel who has maritime lien mentioned in paragraph (1) shall have the right to receive priority performance of his claims to the other creditors in respect of the property mentioned in paragraph (1) in accordance with this Act or other Acts. In such case, the provisions relating to the mortgage of the Civil Act shall apply mutatis mutandis in so far as the nature of such right is not incompatible. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 862 (ACCESSARIES OF VESSEL AND FREIGHT)

         The accessories of the vessel and the freight mentioned in Article 861 mean: (Amended by Act No. 4470, Dec. 31, 1991; Act No. 5809, Feb. 5,
         1999)

         1.Compensation due to the shipowner for material damage sustained by the vessel or for loss of freight;

         2.General average contributions due to the shipowner in respect of material damage sustained by the vessel, or in respect of loss of freight; and

         3.Remuneration due to the shipowner for the rescue from marine accidents.


ARTICLE 863 (MARITIME LIEN ON FREIGHT)

         The maritime lien on freight may be exercised only against the freight unpaid and the amount of money that has been paid and possessed by the shipowner or his agent.


ARTICLE 864 (EXCLUSION OF INSURANCE AMOUNT, ETC.)

         The provisions of Article 862 shall not apply to payments due to the shipowner on policies of insurance and any other bounties or national subsidies.


ARTICLE 865 (CLAIMS ARISING FROM CONTRACT OF ENGAGEMENT OF EMPLOYEE OF SHIP)

         The claims mentioned in the provisions of Article 861 (1) 2 shall have preferential rights on the total amount of freight due for all voyage made during the subsistence of the contract of engagement.


ARTICLE 866 (PRIORITY OF MARITIME LIENS)


         (1) Claims secured by a lien and relating to the same voyage rank in the order in which they are set out in subparagraphs of Article 861(1).

         (2) The claims mentioned in Article 861 (1) 3 rank in the inverse order of the dates on which they came into existence. The claims arising from the same accident shall be deemed to have arisen at the same time. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 867 (IDEM)


         (1) In case of concurrence of the claims secured by a lien which have arisen in regard to two or more voyages, a claim arising in respect of a later voyage shall rank prior to a claim arising in respect of an earlier voyage.

         (2) The claims mentioned in Article 865 shall rank equally with claims attaching to the last voyage.


ARTICLE 868 (CLAIMS SAME RANK)

         In case of concurrence of the claims of the same rank in accordance with Articles 865 through 867, they shall be paid concurrently and rateably in proportion to the amount of the claims. (Amended by Act No. 4470, Dec. 31, 1991)


ARTICLE 869 (OVERTAKING NATURE OF MARITIME LIENS)

         The maritime lien of the ship's creditors shall not be affected by the transfer of ownership of the ship.


ARTICLE 870 (TIME-BAR OF MARITIME LIEN)


         (1) The maritime lien of a ship's creditor shall be time-barred if it has not been exercised within one year from the date on which it has arisen. (Amended by Act No. 4470, Dec. 31, 1991)

         (2) Deleted. (by Act No. 4470, Dec. 31 191)


ARTICLE 871 (SHIP MORTGAGE)


         (1) A registered ship may be the object of a ship mortgage.

         (2) A mortgage on a ship shall extend to its appurtenances.

         (3) The provisions relating to the mortgage mentioned in the Civil Act shall apply mutatis mutandis to the ship mortgage.


ARTICLE 872 (CONCURRENCE OF SHIP MORTGAGE, ETC. AND MARITIME LIEN)

         The maritime lien of a ship's creditor shall take precedence over a pledge and mortgage.


ARTICLE 873 (PROHIBITION OF PUTTING REGISTERED SHIP IN PLEDGE)

         Any registered ship shall not be the subject of a pledge.


ARTICLE 874 (APPLICABLE PROVISIONS TO SHIP UNDER CONSTRUCTION)

         The provisions of this Chapter shall apply mutatis mutandis to ships under construction. (Amended by Act No. 4470, Dec. 31, 1991)


         ADDENDA


ARTICLE 1 (MANDATORY PROVISIONS)

         The scope of petty merchants shall be determined by a Cabinet Order.


ARTICLE 2 (IDEM)

         The lakes, rivers, ports and bays under Article 125 shall be determined by a Cabinet Order.

ARTICLE 3 (DEFERMENT OF GIVING PUBLIC NOTICE ON COMMERCIAL REGISTRATION)


         (1) The provisions relating to the public notices mentioned in Article 36 shall no longer apply after a reasonable period. Such period shall be determined by the Supreme Court Regulations.

         (2) If, in the case of the preceding paragraph, the registration has been effected in the period mentioned in the preceding paragraph, public notice shall be deemed to have been made.


ARTICLE 4 (PROHIBITION ON ISSUANCE OF SHARE CERTIFICATE IN BEARER FORM COMPANY TO BE ORGANIZED ONLY BY NATIONALS OF REPUBLIC OF KOREA)

         The stock company which should be organized by only nationals of the Republic of Korea in accordance with the Acts and subordinate statutes, and a stock company having special rights. on the condition that it is to be organized by only nationals of the Republic of Korea, shall not issue share certificates in bearer from. If the above mentioned provisions have been contravened, such share certificates shall be null and void and the last non-bearer shareholder shall be a shareholder.


ARTICLE 5

         Deleted. (by Act No. 3724, Apr. 10, 1984)


ARTICLE 6 (QUALIFICATION OF COMPANY COMMISSIONED TO OFFER BONDS FOR
SUBSCRIPTION)

         No person other than a bank, trust or securities company shall be commissioned to offer bonds for subscription or become a successor of the business under Article 483. (Amended by Act No. 3724, Apr. 10,
         1984)

ARTICLE 7 (METHOD TO DEPOSIT BEARER BOND CERTIFICATE BY HOLDER THEREOF)

         If the holder of bearer bond certificates has not deposited his bond certificates with the public official who is in charge of deposit in accordance with the provisions of Articles 491 (4) and 492 (2) or provisions to be applied mutatis mutandis, he shall deposit such bond certificates in the bank or trust company which is to be designated by the Chief Justice of the Supreme Court. (Amended by Act No. 1212,
         Dec. 12, 1962)


ARTICLE 8 (MANNER OF PUBLIC NOTICE RELATING TO MEETINGS OF BONDHOLDERS)

         The public notice with regard to convocation of meeting of bondholders, payment of redemption amount or execution of resolution of meeting of bondholders relating to payment of redemption amount shall be given of public notice determined by Articles of incorporation of issuing company according to the manner.


ARTICLE 9 (MANDATORY PROVISIONS)

         The Form of the inventory of equipments mentioned in Article 742 shall be determined by a Cabinet Order.


ARTICLE 10 (IDEM)

         The scope of coastal navigations mentioned in the proviso of Article 839 (2) shall be determined by a Cabinet Order.


ARTICLE 11 (IDEM)

         The matters concerning the enforcement of this Act shall be determined by separate Act.

ARTICLE 12 (ENFORCEMENT DATE AND EFFECT OF OLD ACT)


         (1) This Act shall enter into force on Jan. 1, 1963.

         (2) The Commercial Act, Limited Liability Company Act, Act on Implemention Commercial Act, Act for Enforcement of Amendment of the Commercial Act applied in accordance with Article 1 of the Chosun Civil Affairs Ordinance shall be effective until the date of enforcement of this Act.


         ADDENDUM (Act No. 1212, Dec. 12, 1962)

         This Act shall enter into force on January 1, 1963.


         ADDENDA (Act No. 3724, Apr. 10, 1984)


         ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on September 1, 1984.


         ARTICLE 2 (PRINCIPLES OF TRANSITIONAL MEASURES)

         Except as otherwise provided, this Act shall be applicable to the matters which have taken place before the enforcement of this Act:
         Provided, That any effect given by the previous provisions shall not be affected.


         ARTICLE 3 (TRANSITIONAL MEASURES AS TO TRADE BOOKS, ETC.)

         The previous provisions shall apply with respect to trade books and supplementary schedules, which a person who is a merchant when this Act enters into force should prepare before the fixed time under the revised provisions of Article 30 (2) (for the company, this date means the period for settlement of accounts; hereinafter referred to as the same in this Article), to the accounts to be made before and at the fixed time.


ARTICLE 4 (TRANSITIONAL MEASURES AS TO MINIMUM AMOUNT OF CAPITAL OF STOCK
COMPANY)


         (1) A company which has been formed as a stock company before the enforcement of this Act, and the capital of which is less than fifty million won at the enforcement date of this Act, shall increase its capital to fifty million won or more, or alter its organization into a limited liability company within three years from the enforcement date of this Act.

         (2) If the company fails to take such a procedure in the period as prescribed in paragraph (1), it shall be regarded as being dissolved.

         (3) The companies which are as considered to have been dissolved under paragraph (2) but the liquidation of which is not closed, may continue their operation by a special resolution as prescribed in Article 434, according to the procedure in paragraph (1) within one year from the enforcement date of this Act. (Newly Inserted by Act No. 4372, May. 31,
         1991)


ARTICLE 5 (TRANSITIONAL MEASURES AS TO PAR VALUE OF SHARES)


         (1) With respect to the par value of shares of stock company issued formed before the enforcement of this Act, the previous provisions shall be applicable for three years from the enforcement date of this Act regardless of the revised provisions of Article 329 (4).

         (2) A stock company formed before the enforcement of this Act shall consolidate the shares by a resolution under Article 434, in order to make the shares the par value of which is less than five thousand won into those above five thousand won, within three years from the enforcement date of this Act. In this case, the provisions of Articles 440 through 444 shall be applicable mutatis mutandis.


ARTICLE 6 (TRANSITIONAL MEASURES AS TO TRANSFER OF SHARES BEFORE ISSUING SHARE CERTIFICATES)

         The revised provisions of the proviso of Article 335 (2) shall also be applicable to a transfer of shares which has been made without issuing the share certificates before the enforcement of this Act.


ARTICLE 7 (TRANSITIONAL MEASURES AS TO TRANSFER OF SHARES BY DELIVERY OF SHARE CERTIFICATES)


         (1) With respect to a transfer or acquisition of shares before the enforcement of this Act, the previous provisions of Articles 336 and 359 shall be applicable even after the enforcement of this Act:
         Provided, That with regard to a possession of share certificates after the enforcement of this Act, the revised provisions of Article 336 (2) shall be applicable.

         (2) Even though a person who has, after the enforcement of this Act acquired share certificates issued before the enforcement of this Act, has not investigated as to the uninterrupted series of endorsements or the propriety of instrument for conveyance, the failure of such investigation shall not be considered as an act of bad faith or gross negligence, for the purpose of application of the revised provisions of
         Article 359.


ARTICLE 8 (TRANSITIONAL MEASURES AS TO TRANSFER AGENT)


         (1) A transfer agent who was appointed before the enforcement of this Act, under Article 11-6 of the Capital Market Promotion Act, shall be regarded to have been appointed under the revised provisions of Article 337 (2) of this Act.

         (2) The qualification of the transfer agent under this Act shall be determined by a Presidential Decree.


ARTICLE 9 (TRANSITIONAL MEASURES AS TO ACQUIREMENT OF SHARES OF PARENT COMPANY BY SUBSIDIARY COMPANY)


         (1) If a subsidiary company which is subject to Article 342-2, has the shares of a parent company which is subject to the said Article, at the time this Act enters into force, the former shall dispose of such shares within three years from the enforcement date of this Act.

         (2) The provisions of Article 625-2 shall be applicable mutatis mutandis to the case of non-disposition of shares in contravention of the provisions of paragraph (1).


ARTICLE 10 (TRANSITIONAL MEASURES AS TO NON-BEARING OF SHARE CERTIFICATES)

         A measure pertaining to the non-issue of share certificates, which was taken before the enforcement of this Act, under the provisions of
         Article 11-7 of the Capital Market Promotion Act, shall be considered to have been taken under the revised provisions of Article 358-2 of this Act.


ARTICLE 11 (TRANSITIONAL MEASURES AS TO PERIOD OF CLOSURE OF REGISTER OF SHAREHOLDERS AND RECORD DATE)

         If a day within two weeks from the day of enforcement of this Act is determined as the period of closure of shareholders' register or the record date, the previous provisions shall be applicable.

ARTICLE 12 (TRANSITIONAL MEASURES AS TO EXERCISE VOTE IN DISUNITY)

         The revised provisions of Article 368-2 (including the cases to which this Article is applied mutatis mutandis by Articles 308 (2) and 527
         (3)) shall not be applicable to the exercise of a vote at a general shareholders' meeting or inaugural general meeting which is held on a day within two weeks from the enforcement date of this Act.


ARTICLE 13 (TRANSITIONAL MEASURES AS TO ACTION FOR AFFIRMING NON-EXISTENCE OF RESOLUTION OF GENERAL MEETING)

         The revised provisions of Article 380 (including the cases to which this Article is applied mutatis mutandis by Articles 308 (2) and 578) shall also be applicable to the cases pending to the court at the time when this Act enters into force: Provided, That the effect of an action brought before the enforcement of this Act shall not be affected.

ARTICLE 14 (TRANSITIONAL MEASURES AS TO TERM OF OFFICE OF DIRECTORS AND
AUDITORS)

         With respect to the term of office of directors and auditors of a stock company who are in office at the time this Act enters into force, the previous provisions shall be applicable, regardless of the revised provisions of Articles 383 (2) and 410.


ARTICLE 15 (TRANSITIONAL MEASURES AS TO DUTY AND POWER OF AUDITORS)

         With respect to the duty and power of an auditor of a stock company appointed before the enforcement of this Act, and is in office before closing of a ordinary general meeting relating to the period for the settlement of accounts which arrives first after the enforcement of this Act, the previous provisions shall be applicable.

ARTICLE 16 (TRANSITIONAL MEASURES AS TO REPRESENTATIVE OF COMPANY FOR ACTION BETWEEN COMPANY AND Directors)

         With respect to the person who is to represent a company in an action brought by a stock company against a director (including a liquidator, and hereinafter referred to the same in this Article) and vice versa, the previous provisions shall be applicable until the ordinary general meeting relating to the period for the settlement of accounts which arrives first after the enforcement of this Act, is closed.


ARTICLE 17 (TRANSITIONAL MEASURES AS TO ALLOTMENT OF NEW SHARES)

         When a resolution to issue new shares is adopted before the enforcement of this Act, the revised provisions of Article 418 (2) shall not be applicable.


ARTICLE 18 (TRANSITIONAL MEASURES AS TO TIME OF EFFECTING NEW SHARES)

         When a resolution to issue new shares is made before the enforcement of this Act, the time when a person becomes a shareholder shall be determined according to the previous provisions, regardless of the revised provisions of Article 423.


ARTICLE 19 (TRANSITIONAL MEASURES AS TO REDUCTION OF CAPITAL)

         When a resolution concerning the reduction of capital is made before the enforcement of this Act, the fractional shares shall be disposed of according to the previous provisions, regardless of the revised provisions of Article 443 (1).


ARTICLE 20 (TRANSITIONAL MEASURES AS TO TIME TO PAY DIVIDEND)

         The revised provisions of Article 464-2 shall not be applicable to the dividend which has been decided to be paid by a resolution under
         Article 449 (1) before
         the enforcement of this Act.


ARTICLE 21 (TRANSITIONAL MEASURES AS TO ISSUANCE OF CONVERTIBLE BONDS)

         When a resolution to issue convertible bonds has been made before the enforcement of this Act, such bonds shall be issued according to the previous provisions.


ARTICLE 22 (TRANSITIONAL MEASURES AS TO PROHIBITION AGAINST GRANTING BENEFITS)

         The revised provisions of Article 467-2 shall not be applicable to an act performed before the enforcement of this Act.


ARTICLE 23 (TRANSITIONAL MEASURES AS TO DISCLOSURE OF BALANCE SHEET FOR MERGER)

         The revised provisions of Article 522-2 (including the cases to which this Article is applied mutatis mutandis by Article 603) shall not be applicable to a case where the general shareholders' meeting under paragraph (1) of the said Article is to be held on a day within two weeks after the enforcement of this Act.


ARTICLE 24 (TRANSITIONAL MEASURES AS TO TOTAL AMOUNT OF CAPITAL OF LIMITED LIABILITY COMPANIES)


         (1) A company which was a limited liability company before the enforcement of this Act, and whose total amount of capital and amount of one contribution unit at the time of enforcement of this Act are less than the amount as prescribed in the revised provisions of Article 546, shall raise the amount, in the case of the total amount of capital, to ten million won or more, and, in the case of the amount of contribution unit, to five thousand won or more, within three years from the enforcement date of this Act.

         (2) The company which fails to raise its total amount of capital within the period as prescribed in paragraph (1) shall be deemed to have been dissolved.

         (3) The companies which as considered to have been dissolved under paragraph (2), but the liquidation of which is not completed, may continue their operation by a special resolution as prescribed in
         Article 585, according to the procedure as referred to in paragraph (1) within one year from the enforcement date of this Act. (Newly Inserted by Act No. 4372, May. 31, 1991)


ARTICLE 25 (REVISION OF RELEVANT ACTS AND RELATIONS WITH OTHER ACTS)


         (1) through (7) Omitted.

         (8) In the cases where the previous provisions of the Commercial Act are cited in the Acts other than those prescribed in paragraphs (1) through (7), at the time this Act enters into force, if the provisions corresponding to them are included in this Act, such corresponding provisions of this Act shall be considered to have been cited in lieu of the previous provisions.


         ADDENDUM (Act No. 4372, May. 31, 1991)

         This Act shall enter into force on the date of its promulgation.


         ADDENDA (Act No. 4470, Dec. 31, 1991)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on January 1, 1993.

ARTICLE 2 (TRANSITIONAL MEASURES)


         (1) The provisions of Part IV of this Act shall also be applicable to any insurance contract concluded before this Act enters into force:
         Provided, That the effect given by the previous provisions shall not be affected.

         (2) The provisions of Part V of this Act shall not be applicable to any obligation on damages caused by any accident taken place before this Act enters into force, but the previous provisions shall be applicable.


ARTICLE 3 (TRANSITIONAL MEASURES CONCERNING APPLICATION OF LIMITATION TONNAGE)

         In application of Article 751, the gross tonnage shall be applicable in lieu of the international gross tonnage to a ship which is engaged in an international navigation, and fails to be delivered an international tonnage certificate or written international tonnage confirmation by the Administrator of the Korea Maritime and Port Administration under
         Article 13 of the Vessels Act.


ARTICLE 4 (RELATION WITH OTHER ACTS)

         In case where other Acts cite the previous provisions of the Commercial Act at the time this Act enters into force, if the provisions corresponding to them are included in this Act, such corresponding provisions of this Act shall be considered to have been cited in lieu of the previous provisions.


         ADDENDA (Act No. 4796, Dec. 22, 1994)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on January 1, 1995.

ARTICLES 2 THROUGH 4

         Omitted.


         ADDENDA (Act No. 5053, Dec. 29, 1995)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on October 1, 1995.


ARTICLE 2 (PRINCIPLES OF TRANSITIONAL MEASURES)

         Except as provided otherwise by this Act, this Act shall also apply to the matters taken place before this Act enters into force: Provided, That it shall not affect any effect taken pursuant to the previous provisions.


ARTICLE 3 (TRANSITIONAL MEASURES CONCERNING TRADE BOOKS, ETC.)

         The previous provisions shall apply with respect to trade books and supplementary schedules, which a person who is a merchant at the time this Act enters into force should prepare before the fixed time under the revised provision of Article 30 (2) (for the company, this date means the period for settlement of accounts; hereinafter referred to as the same in this Article) which arrives for the first time after the enforcement of this Act, and to the accounts to be made before and at the fixed time.


ARTICLE 4 (TRANSITIONAL MEASURES CONCERNING CLASS OF SHARES HAVING PREFERENTIAL RIGHTS)

         Any class of shares having preferential rights, issued before this Act enters into force, shall be subject to the previous provisions.


ARTICLE 5 (TRANSITIONAL MEASURES CONCERNING TERM OF OFFICE OF AUDITOR)

         The term of any auditor of a stock company, who is in office at the time this Act enters into force, shall be subject to the previous provisions.


ARTICLE 6 (RELATION WITH OTHER ACTS)

         In case where other Acts cite the provisions of the previous Commercial Act at the time this Act enters into force, if the provisions corresponding to them are included in this Act, such corresponding provisions of this Act shall be considered to have been cited in lieu of the previous provisions.


         ADDENDA (Act No. 5591, Dec. 28, 1998)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on the date of its promulgation:
         Provided, That the amended provisions of Article 382-2 shall enter into force six months after its promulgation.


ARTICLE 2 (PRINCIPLES OF TRANSITIONAL MEASURES)

         Except as otherwise prescribed by this Act, this Act shall also apply to matters which took place before this Act enters into force:
         Provided, That it shall not affect any effect taken pursuant to the previous provisions.


ARTICLE 3 (TRANSITIONAL MEASURES CONCERNING MERGER)

         With respect to a merger effected pursuant to a merger contract concluded prior to the enforcement of this Act, the previous provisions shall continue to apply even after this Act enters into force:
         Provided, That the period of institution of an objection by creditors under Articles 232 and 527-5 shall apply to that publicly notified on or after the enforcement date of this Act.


ARTICLE 4 (TRANSITIONAL MEASURES CONCERNING APPLICATION OF PENAL PROVISIONS)

         The application of penal provisions to an act conducted prior to the enforcement of this Act, and to acts conducted after the enforcement of this Act which are subject to the previous provisions under Article 3, shall follow the previous provisions.


ARTICLE 5

         Omitted.


         ADDENDA (Act No. 5809, Feb. 5, 1999)


ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force six months after its promulgation. (Proviso Omitted.)


ARTICLES 2 THROUGH 6 Omitted.


          ADDENDA (Act No. 6086, Dec. 31, 1999)

ARTICLE 1 (ENFORCEMENT DATE)

         This Act shall enter into force on the date of its promulgation.


ARTICLE 2 (PRINCIPLES OF TRANSITIONAL MEASURES)

         Except as otherwise provided, this Act shall also apply to the matters which occurred before the enforcement of this Act: Provided, That this shall be without prejudice to any effect given by the previous provisions.


ARTICLE 3 (TRANSITIONAL MEASURES CONCERNING DIVISION)

         The previous provisions shall continue to govern even after the enforcement of this Act with respect to the division of a corporation effected under a division agreement that was concluded before this Act enters into force.


ARTICLE 4

         Omitted.


         ADDENDA (Act No. 6488, Jul. 24, 2001)

         (1) (Enforcement Date) This Act shall enter into force on the date of its promulgation.

         (2) (Application Examples for Request for Action Cost by Shareholders Instituting Action Who Won the Case) The amended provisions of Article 405 (1) shall apply also to the pending case at the court at the time of enforcement of this Act.

         (3) (General Transitional Measures) This Act shall apply also to the case occurred prior to the enforcement of this Act unless otherwise prescribed by this Act: Provided, That this shall not affect the validity accrued by the previous provisions.


         ADDENDUM (Act No. 6545, Dec. 29, 2001)

         This Act shall enter into force on July 1, 2002.